EXECUTION COPY

STRUCTURED ASSET SECURITIES CORPORATION,
as Depositor,

AURORA LOAN SERVICES LLC,
as Master Servicer,

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

TRUST AGREEMENT

Dated as of August 1, 2007

LEHMAN XS TRUST

MORTGAGE PASS-THROUGH CERTIFICATES,

SERIES 2007-16N

-i-

(continued)

		Page
ARTICLE V. DISTRIBUTIONS TO HOLDERS OF CERTIFICATES		116

Section 5.01.	Distributions Generally	116
Section 5.02.	Distributions from the Certificate Account.	117
Section 5.03.	Allocation of Losses	137
	(a) On each Distribution Date, the aggregate Class Principal Amount of the Certificates shall be reduced by the amount of any Pool 1 Applied Loss Amount for such date, in the following order of priority:	137
Section 5.04.	Advances by Master Servicer, Servicers and Trustee	138
Section 5.05.	Compensating Interest Payments	139
Section 5.06.	Pool 1 Basis Risk Reserve Fund and Pool 2-3 Basis Risk Reserve Fund	139
Section 5.07.	Supplemental Interest Trusts	140
Section 5.08.	Rights of each Swap Counterparty	141
Section 5.09.	Termination Receipts	141
Section 5.10.	Collateral Account	142
Section 5.11.	Class AP-I, Class 2-AP and 3-AP Reserve Funds	142
Section 5.12.	X-I Component Account and X-II Component Account	143
Section 5.13.	The Certificate Insurance Policy	144

ARTICLE VI. CONCERNING THE TRUSTEE; EVENTS OF DEFAULT		147

Section 6.01.	Duties of Trustee	147
Section 6.02.	Certain Matters Affecting the Trustee	150
Section 6.03.	Trustee Not Liable for Certificates	151
Section 6.04.	Trustee May Own Certificates	152
Section 6.05.	Eligibility Requirements for Trustee	152
Section 6.06.	Resignation and Removal of Trustee	152
Section 6.07.	Successor Trustee	153
Section 6.08.	Merger or Consolidation of Trustee	154
Section 6.09.	Appointment of Co-Trustee, Separate Trustee or Custodian	154
Section 6.10.	Authenticating Agents	156
Section 6.11.	Indemnification of Trustee	157

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

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(continued)

Page
ATTACHMENTS
Exhibit A	Forms of Certificates
Exhibit B-1	Form of Initial Certification
Exhibit B-2	Form of Interim Certification
Exhibit B-3	Form of Final Certification
Exhibit B-4	Form of Endorsement
Exhibit C	Request for Release of Documents and Receipt
Exhibit D-l	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit D-2	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit E	Servicing Agreements
Exhibit F	Form of Rule 144A Transfer Certificate
Exhibit G	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit H	Form of ERISA Transfer Affidavit
Exhibit I	[Reserved]
Exhibit J	[Reserved]
Exhibit K	Custodial Agreements
Exhibit L	Form of Exchange Trust Agreement (including Available Combination Schedule)
Exhibit M	Form of Certificate Insurance Policy
Exhibit N	Forms of Swap Agreements
Exhibit O	Forms of Interest Rate Cap Agreements
Exhibit P	[Reserved]
Exhibit Q-1	Additional Form 10-D Disclosure
Exhibit Q-2	Additional Form 10-K Disclosure
Exhibit Q-3	Additional Form 8-K Disclosure
Exhibit Q-4	Additional Disclosure Notification
Exhibit R	Servicing Criteria to be Addressed in Report on Assessment of Compliance
Exhibit S	Transaction Parties
Exhibit T	Form of Back-Up Sarbanes-Oxley Certification
Exhibit U	Form of Back-Up Sarbanes-Oxley Certification to be Provided by the Trustee
Schedule A	Mortgage Loan Schedule
Schedule B	Swap Agreement Scheduled Notional Amounts and Rates of Payment

-vi-

This TRUST AGREEMENT, dated as of August 1, 2007 (the “Agreement”), is by and among STRUCTURED ASSET SECURITIES CORPORATION, a Delaware corporation, as depositor (the “Depositor”), AURORA LOAN SERVICES LLC, as master servicer (the “Master Servicer”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).

PRELIMINARY STATEMENT

The Depositor has acquired the Mortgage Loans from Lehman Brothers Holdings Inc. (the “Seller”), and at the Closing Date is the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee hereunder for inclusion in the Trust Fund. On the Closing Date, the Depositor will acquire the Certificates from the Trust Fund as consideration for its transfer to the Trust Fund of the Mortgage Loans and the other property constituting the Trust Fund. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the conveyance to the Trustee of the Mortgage Loans and the other property constituting the Trust Fund. All covenants and agreements made by the Seller in the Mortgage Loan Sale Agreement and by the Depositor, the Master Servicer and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust Fund are for the benefit of the Holders from time to time of the Certificates and, to the extent provided herein, any NIMS Insurer and the Swap Counterparty. The Depositor, the Trustee and the Master Servicer are entering into this Agreement, and the Trustee is accepting the Trust Fund created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

As provided herein, the Trustee shall elect that the Trust Fund (other than (i) the Pool 1 Basis Risk Reserve Fund and the Pool 2-3 Basis Risk Reserve Fund, (ii) the rights to receive Prepayment Premiums distributable to the Class P Certificates and the Class P Reserve Funds, (iii) the X-I Component Account and X-II Component Account, (iv) the Interest Rate Cap Agreements and the Interest Rate Cap Accounts, (v) the Swap Agreements and the Supplemental Interest Trusts and (vi) the Lower Tier Interests) be treated for federal income tax purposes as comprising six real estate mortgage investment conduits (each a “REMIC” or, in the alternative, the “SWAP I REMIC,” “REMIC I-1,” “REMIC I-2,” the “SWAP II REMIC,” “REMIC II-1” and “REMIC II-2”). Each Group I Certificate and each Class X-I Certificate represents ownership of one or more regular interests in REMIC I-2 for purposes of the REMIC Provisions. In addition, (i) each Group I Certificate represents the right to receive payments with respect to Excess Interest and (ii) each Group I Certificate represents the obligation to make payments in respect of Class I-I Shortfalls.  Each Group II Certificate (other than any Exchange Certificate or Exchangeable Certificate) and each Class X-II Certificate represents ownership of one or more regular interests in REMIC II-2 for purposes of the REMIC Provisions. In addition, (i) each Group II Certificate (other than any Exchange Certificate or Exchangeable Certificate) represents the right to receive payments with respect to Excess Interest and (ii) each Group II Certificate represents the obligation to make payments in respect of Class I-II Shortfalls. The Class R Certificate represents ownership of the sole Class of residual interest in each REMIC for purposes of the REMIC Provisions. Each Exchange Class or Exchangeable Class represents a beneficial interest in a grantor trust created under the Exchange Trust Agreement holding the related Underlying REMIC Certificates.

Mortgage Group I REMICs

REMIC I-2 shall hold as its assets the several Classes of uncertificated REMIC I-1 Regular Interests and each such REMIC I-1 Regular Interest is hereby designated as a regular interest in REMIC I-1. REMIC I-1 shall hold as its assets the several Classes of uncertificated SWAP I REMIC Regular Interests and each such SWAP I REMIC Regular Interest is hereby designated as a regular interest in the SWAP I REMIC. The SWAP I REMIC shall hold as its assets the property of the Trust Fund related to Mortgage Group I other than (i) any Swap Agreement, (ii) any Supplemental Interest Trust, (iii) any Interest Rate Cap Agreement and Interest Rate Cap Account, (iv) the Pool 1 Basis Risk Reserve Fund, (v) the rights to receive Prepayment Premiums distributable to the Class P Certificates and the Class P Reserve Funds, (vi) the X-I Component Account and (vii) the Lower Tier Interests.

The SWAP I REMIC

The following table sets forth (or describes) the Class designations, interest rate and initial principal amount for each Class of SWAP I REMIC Interests:

Class Designation	Initial Principal Balance	Interest Rate
SWI-Z	$56,573,052.680	(1)
SWI2A	$4,942,097.000	(2)
SWI2B	$4,942,097.000	(3)
SWI3A	$4,806,884.000	(2)
SWI3B	$4,806,884.000	(3)
SWI4A	$4,675,408.500	(2)
SWI4B	$4,675,408.500	(3)
SWI5A	$4,547,566.000	(2)
SWI5B	$4,547,566.000	(3)
SWI6A	$4,423,255.500	(2)
SWI6B	$4,423,255.500	(3)
SWI7A	$4,302,378.000	(2)
SWI7B	$4,302,378.000	(3)
SWI8A	$4,184,838.500	(2)
SWI8B	$4,184,838.500	(3)
SWI9A	$4,070,544.000	(2)
SWI9B	$4,070,544.000	(3)
SWI10A	$3,959,402.500	(2)
SWI10B	$3,959,402.500	(3)
SWI11A	$3,851,328.500	(2)
SWI11B	$3,851,328.500	(3)
SWI12A	$3,746,235.000	(2)
SWI12B	$3,746,235.000	(3)
SWI13A	$3,644,040.000	(2)
SWI13B	$3,644,040.000	(3)
SWI14A	$3,544,661.500	(2)
SWI14B	$3,544,661.500	(3)

Class Designation	Initial Principal Balance	Interest Rate
SWI15A	$3,448,022.000	(2)
SWI15B	$3,448,022.000	(3)
SWI16A	$3,354,045.500	(2)
SWI16B	$3,354,045.500	(3)
SWI17A	$3,262,658.000	(2)
SWI17B	$3,262,658.000	(3)
SWI18A	$3,173,786.500	(2)
SWI18B	$3,173,786.500	(3)
SWI19A	$3,087,361.500	(2)
SWI19B	$3,087,361.500	(3)
SWI20A	$3,003,316.000	(2)
SWI20B	$3,003,316.000	(3)
SWI21A	$2,921,582.500	(2)
SWI21B	$2,921,582.500	(3)
SWI22A	$2,842,097.000	(2)
SWI22B	$2,842,097.000	(3)
SWI23A	$2,764,798.000	(2)
SWI23B	$2,764,798.000	(3)
SWI24A	$2,689,624.000	(2)
SWI24B	$2,689,624.000	(3)
SWI25A	$2,616,516.000	(2)
SWI25B	$2,616,516.000	(3)
SWI26A	$2,545,417.000	(2)
SWI26B	$2,545,417.000	(3)
SWI27A	$2,476,270.500	(2)
SWI27B	$2,476,270.500	(3)
SWI28A	$2,409,240.000	(2)
SWI28B	$2,409,240.000	(3)
SWI29A	$2,344,754.500	(2)
SWI29B	$2,344,754.500	(3)
SWI30A	$2,282,306.000	(2)
SWI30B	$2,282,306.000	(3)
SWI31A	$2,220,793.000	(2)
SWI31B	$2,220,793.000	(3)
SWI32A	$2,161,006.000	(2)
SWI32B	$2,161,006.000	(3)
SWI33A	$2,104,086.500	(2)
SWI33B	$2,104,086.500	(3)
SWI34A	$2,048,072.000	(2)
SWI34B	$2,048,072.000	(3)
SWI35A	$1,992,925.000	(2)
SWI35B	$1,992,925.000	(3)
SWI36A	$4,434,729.500	(2)
SWI36B	$4,434,729.500	(3)

Class Designation	Initial Principal Balance	Interest Rate
SWI37A	$1,814,032.000	(2)
SWI37B	$1,814,032.000	(3)
SWI38A	$1,764,905.500	(2)
SWI38B	$1,764,905.500	(3)
SWI39A	$1,717,282.500	(2)
SWI39B	$1,717,282.500	(3)
SWI40A	$1,670,801.000	(2)
SWI40B	$1,670,801.000	(3)
SWI41A	$1,626,268.500	(2)
SWI41B	$1,626,268.500	(3)
SWI42A	$1,583,855.000	(2)
SWI42B	$1,583,855.000	(3)
SWI43A	$1,540,969.000	(2)
SWI43B	$1,540,969.000	(3)
SWI44A	$1,500,575.000	(2)
SWI44B	$1,500,575.000	(3)
SWI45A	$1,460,438.500	(2)
SWI45B	$1,460,438.500	(3)
SWI46A	$1,421,235.500	(2)
SWI46B	$1,421,235.500	(3)
SWI47A	$1,387,224.000	(2)
SWI47B	$1,387,224.000	(3)
SWI48A	$1,354,965.000	(2)
SWI48B	$1,354,965.000	(3)
SWI49A	$1,323,875.000	(2)
SWI49B	$1,323,875.000	(3)
SWI50A	$1,290,056.000	(2)
SWI50B	$1,290,056.000	(3)
SWI51A	$1,256,770.500	(2)
SWI51B	$1,256,770.500	(3)
SWI52A	$9,843,143.500	(2)
SWI52B	$9,843,143.500	(3)
SWI53A	$943,694.500	(2)
SWI53B	$943,694.500	(3)
SWI54A	$919,538.500	(2)
SWI54B	$919,538.500	(3)
SWI55A	$900,983.500	(2)
SWI55B	$900,983.500	(3)
SWI56A	$912,452.000	(2)
SWI56B	$912,452.000	(3)
SWI57A	$912,693.000	(2)
SWI57B	$912,693.000	(3)
SWI58A	$889,201.500	(2)
SWI58B	$889,201.500	(3)

Class Designation	Initial Principal Balance	Interest Rate
SWI59A	$863,588.000	(2)
SWI59B	$863,588.000	(3)
SWI60A	$28,890,804.000	(2)
SWI60B	$28,890,804.000	(3)
SWI-R	(4)	(4)

(1)	The interest rate on the Class SWI-Z Interest shall be a per annum rate equal to the Pool 1 REMIC Net WAC.

(2)
For any Distribution Date, the interest rate on each SWAP I REMIC Regular Interest ending with the designation “A” shall be a per annum rate equal to 2 times the Pool 1 REMIC Net WAC, subject to a maximum rate of 2 times the REMIC Swap I Rate for such Distribution Date.

(3)
For any Distribution Date, the interest rate on each SWAP I REMIC Regular Interest ending with the designation “B” shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Pool 1 REMIC Net WAC over (ii) 2 times the REMIC Swap I Rate for such Distribution Date and (y) 0.00%.

(4)
The Class SWI-R Interest is the sole Class of residual interest in the SWAP I REMIC. The Class SWI-R Interest shall have no principal amount and shall bear no interest. It shall be represented by the Class R Certificate.

REMIC I-1

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC I-1 Interests.

Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LTI1-1A1	(1)	(2)	1-A1
LTI1-1A2	(1)	(2)	1-A2
LTI1-M1I	(1)	(2)	M1-I
LTI1-M2I	(1)	(2)	M2-I
LTI1-M3I	(1)	(2)	M3-I
LTI1-M4I	(1)	(2)	M4-I
LTI1-M5I	(1)	(2)	M5-I
LTI1-M6I	(1)	(2)	M6-I
LTI1-M7I	(1)	(2)	M7-I
LTI1-M8I	(1)	(2)	M8-I
LTI1-X	(1)	(3)	N/A
LTI1-IO	(4)	(4)	N/A
LTI1-R	(5)	(5)	N/A

(1)   The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC I-1 Interests is a per annum rate equal to the weighted average of the interest rates on the SWAP I REMIC Regular Interests for such Distribution Date, provided however, that for any Distribution Date on which the Class LTI1-IO Interest is entitled to a portion of interest accruals on a SWAP I REMIC Regular Interest ending with a designation “A” as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP I REMIC Regular Interest to a cap equal to Swap I LIBOR for such Distribution Date.

(2)   The initial principal amount for each of these REMIC I-1 Interests equals 50% of the initial principal amount of the Corresponding Class of Certificates.

(3)   This interest shall have an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Balance for Mortgage Group I over (ii) the aggregate initial principal balance of the REMIC I-1 Marker Classes.

(4)   The Class LTI1-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LTI1-IO shall be entitled to interest accrued on the SWAP I REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP I REMIC Regular Interest for such Distribution Date over (ii) Swap I LIBOR for such Distribution Date.

Distribution Date	SWAP REMIC Regular Interest
2	Class SWI2A
2-3	Class SWI3A
2-4	Class SWI4A
2-5	Class SWI5A
2-6	Class SWI6A
2-7	Class SWI7A
2-8	Class SWI8A

Distribution Date	SWAP REMIC Regular Interest
2-9	Class SWI9A
2-10	Class SWI10A
2-11	Class SWI11A
2-12	Class SWI12A
2-13	Class SWI13A
2-14	Class SWI14A
2-15	Class SWI15A
2-16	Class SWI16A
2-17	Class SWI17A
2-18	Class SWI18A
2-19	Class SWI19A
2-20	Class SWI20A
2-21	Class SWI21A
2-22	Class SWI22A
2-23	Class SWI23A
2-24	Class SWI24A
2-25	Class SWI25A
2-26	Class SWI26A
2-27	Class SWI27A
2-28	Class SWI28A
2-29	Class SWI29A
2-30	Class SWI30A
2-31	Class SWI31A
2-32	Class SWI32A
2-33	Class SWI33A
2-34	Class SWI34A
2-35	Class SWI35A
2-36	Class SWI36A
2-37	Class SWI37A
2-38	Class SWI38A
2-39	Class SWI39A
2-40	Class SWI40A
2-41	Class SWI41A
2-42	Class SWI42A
2-43	Class SWI43A
2-44	Class SWI44A
2-45	Class SWI45A
2-46	Class SWI46A
2-47	Class SWI47A
2-48	Class SWI48A
2-49	Class SWI49A
2-50	Class SWI50A
2-51	Class SWI51A
2-52	Class SWI52A
2-53	Class SWI53A
2-54	Class SWI54A
2-55	Class SWI55A

Distribution Date	SWAP REMIC Regular Interest
2-56	Class SWI56A
2-57	Class SWI57A
2-58	Class SWI58A
2-59	Class SWI59A
2-60	Class SWI60A

(5) The Class LTI1-R Interest is the sole Class of residual interest in REMIC I-1. It does not have an interest rate or a principal balance. It shall be represented by the Class R Certificate.

REMIC I-2

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC I-2 Interests.

Class Designation	Interest Rate	Initial Class Principal Amount	Class of Related Certificates
LTI2-1A1	(1)	(2)	1-A1
LTI2-1A2	(1)	(2)	1-A2
LTI2-M1I	(1)	(2)	M1-I
LTI2-M2I	(1)	(2)	M2-I
LTI2-M3I	(1)	(2)	M3-I
LTI2-M4I	(1)	(2)	M4-I
LTI2-M5I	(1)	(2)	M5-I
LTI2-M6I	(1)	(2)	M6-I
LTI2-M7I	(1)	(2)	M7-I
LTI2-M8I	(1)	(2)	M8-I
Uncertificated Class X-I Interest	(3)	(3)	N/A
LTI2-IO	(4)	(4)	N/A
Residual I Interest	(5)	(5)	N/A

(1)  The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC I-2 Interests is a per annum rate equal to the Certificate Interest Rate for the Related Certificates, provided that in lieu of the applicable Net Funds Cap and Group I Net WAC set forth in the applicable Certificate Interest Rate, the Pool 1 Net Rate (as adjusted, in the case of any such REMIC I-2 Interest the Class of Related Certificates of which accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis) shall be used.

(2)   The initial principal balance for each of these REMIC I-2 Interests shall equal the initial principal balance of the Related Certificates.

(3)   The Uncertificated Class X-I Interest shall have an initial principal balance equal to the excess of the Cut-off Date Balance of Mortgage Group I over the aggregate initial Certificate Principal Amounts of the Group I Certificates. The Uncertificated Class X-I Interest shall accrue interest on a notional balance equal to the X-I Component Notional Balance at a rate equal to the X-I Component Interest Rate. The Uncertificated Class X-I Interest shall be represented by the Class X-I Certificates.

(4)  The Class LTI2-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LTI1-IO Interest. The Class LTI2-IO Interest shall be represented by the Class X-I Certificates.

(5)   The Residual I Interest is the sole Class of residual interest in REMIC I-2. It does not have an interest rate or a principal balance. It shall be represented by the Class R Certificate.

All calculations of interest on each regular interest in the SWAP I REMIC, REMIC I-1 and REMIC I-2 will be made on an “actual/360” basis.

Mortgage Group II REMICs

REMIC II-2 shall hold as its assets the several Classes of uncertificated REMIC II-1 Regular Interests and each such REMIC II-1 Regular Interest is hereby designated as a regular interest in REMIC II-1. REMIC II-1 shall hold as its assets the several Classes of uncertificated SWAP II REMIC Regular Interests and each such SWAP II REMIC Regular Interest is hereby designated as a regular interest in the SWAP II REMIC. The SWAP II REMIC shall hold as its assets the property of the Trust Fund related to Mortgage Group II other than (i) any Swap Agreement, (ii) any Supplemental Interest Trust, (iii) any Interest Rate Cap Agreement and Interest Rate Cap Account, (iv) the Pool 2-3 Basis Risk Reserve Fund, (v) the rights to receive Prepayment Premiums distributable to the Class P Certificates and the Class P Reserve Funds, (vi) the X-II Component Account and (vii) the Lower Tier Interests.

The SWAP II REMIC

The following table sets forth (or describes) the Class designations, interest rate and initial principal amount for each Class of SWAP II REMIC Interests:

Class Designation	Initial Principal Balance	Interest Rate
SWII-Z	$182,315,230.500	(1)
SWII2A	$17,996,760.500	(2)
SWII2B	$17,996,760.500	(3)
SWII3A	$17,398,278.000	(2)
SWII3B	$17,398,278.000	(3)
SWII4A	$16,819,835.500	(2)
SWII4B	$16,819,835.500	(3)
SWII5A	$16,260,758.500	(2)
SWII5B	$16,260,758.500	(3)
SWII6A	$15,720,394.000	(2)
SWII6B	$15,720,394.000	(3)
SWII7A	$15,198,111.500	(2)
SWII7B	$15,198,111.500	(3)
SWII8A	$14,693,302.500	(2)
SWII8B	$14,693,302.500	(3)
SWII9A	$14,205,378.500	(2)
SWII9B	$14,205,378.500	(3)
SWII10A	$13,733,771.000	(2)
SWII10B	$13,733,771.000	(3)
SWII11A	$13,277,930.500	(2)
SWII11B	$13,277,930.500	(3)
SWII12A	$12,837,327.000	(2)
SWII12B	$12,837,327.000	(3)
SWII13A	$14,835,446.000	(2)
SWII13B	$14,835,446.000	(3)
SWII14A	$14,248,660.500	(2)

Class Designation	Initial Principal Balance	Interest Rate
SWII14B	$14,248,660.500	(3)
SWII15A	$13,685,200.000	(2)
SWII15B	$13,685,200.000	(3)
SWII16A	$13,144,132.000	(2)
SWII16B	$13,144,132.000	(3)
SWII17A	$12,624,562.500	(2)
SWII17B	$12,624,562.500	(3)
SWII18A	$12,125,634.500	(2)
SWII18B	$12,125,634.500	(3)
SWII19A	$11,646,522.500	(2)
SWII19B	$11,646,522.500	(3)
SWII20A	$11,186,436.500	(2)
SWII20B	$11,186,436.500	(3)
SWII21A	$10,744,618.000	(2)
SWII21B	$10,744,618.000	(3)
SWII22A	$10,320,336.500	(2)
SWII22B	$10,320,336.500	(3)
SWII23A	$9,912,894.000	(2)
SWII23B	$9,912,894.000	(3)
SWII24A	$9,521,618.500	(2)
SWII24B	$9,521,618.500	(3)
SWII25A	$10,763,399.500	(2)
SWII25B	$10,763,399.500	(3)
SWII26A	$10,264,384.500	(2)
SWII26B	$10,264,384.500	(3)
SWII27A	$9,788,588.500	(2)
SWII27B	$9,788,588.500	(3)
SWII28A	$9,334,929.000	(2)
SWII28B	$9,334,929.000	(3)
SWII29A	$8,903,294.500	(2)
SWII29B	$8,903,294.500	(3)
SWII30A	$8,492,119.000	(2)
SWII30B	$8,492,119.000	(3)
SWII31A	$8,101,146.000	(2)
SWII31B	$8,101,146.000	(3)
SWII32A	$7,727,483.000	(2)
SWII32B	$7,727,483.000	(3)
SWII33A	$7,373,295.000	(2)
SWII33B	$7,373,295.000	(3)
SWII34A	$7,032,076.500	(2)
SWII34B	$7,032,076.500	(3)
SWII35A	$6,706,564.000	(2)
SWII35B	$6,706,564.000	(3)
SWII36A	$9,714,561.000	(2)

Class Designation	Initial Principal Balance	Interest Rate
SWII36B	$9,714,561.000	(3)
SWII37A	$5,938,169.500	(2)
SWII37B	$5,938,169.500	(3)
SWII38A	$5,663,418.500	(2)
SWII38B	$5,663,418.500	(3)
SWII39A	$5,402,551.000	(2)
SWII39B	$5,402,551.000	(3)
SWII40A	$5,152,696.500	(2)
SWII40B	$5,152,696.500	(3)
SWII41A	$4,915,336.000	(2)
SWII41B	$4,915,336.000	(3)
SWII42A	$4,688,597.000	(2)
SWII42B	$4,688,597.000	(3)
SWII43A	$4,472,356.000	(2)
SWII43B	$4,472,356.000	(3)
SWII44A	$4,266,593.000	(2)
SWII44B	$4,266,593.000	(3)
SWII45A	$4,070,532.000	(2)
SWII45B	$4,070,532.000	(3)
SWII46A	$3,883,409.500	(2)
SWII46B	$3,883,409.500	(3)
SWII47A	$3,705,554.000	(2)
SWII47B	$3,705,554.000	(3)
SWII48A	$3,542,380.000	(2)
SWII48B	$3,542,380.000	(3)
SWII49A	$3,398,450.500	(2)
SWII49B	$3,398,450.500	(3)
SWII50A	$3,272,329.000	(2)
SWII50B	$3,272,329.000	(3)
SWII51A	$3,129,064.500	(2)
SWII51B	$3,129,064.500	(3)
SWII52A	$27,173,273.500	(2)
SWII52B	$27,173,273.500	(3)
SWII53A	$1,677,165.500	(2)
SWII53B	$1,677,165.500	(3)
SWII54A	$1,596,303.500	(2)
SWII54B	$1,596,303.500	(3)
SWII55A	$1,623,213.500	(2)
SWII55B	$1,623,213.500	(3)
SWII56A	$1,731,630.000	(2)
SWII56B	$1,731,630.000	(3)
SWII57A	$2,146,837.000	(2)
SWII57B	$2,146,837.000	(3)
SWII58A	$3,871,991.000	(2)

Class Designation	Initial Principal Balance	Interest Rate
SWII58B	$3,871,991.000	(3)
SWII59A	$19,628,417.000	(2)
SWII59B	$19,628,417.000	(3)
SWII60A	$3,882,481.000	(2)
SWII60B	$3,882,481.000	(3)
SWII-R	(4)	(4)

(1)	The interest rate on the Class SWII-Z Interest shall be a per annum rate equal to the Pool 2-3 Net WAC.

(2)
For any Distribution Date, the interest rate on each SWAP II REMIC Regular Interest ending with the designation “A” shall be a per annum rate equal to 2 times the Pool 2-3 Net WAC, subject to a maximum rate of 2 times the REMIC Swap II Rate for such Distribution Date.

(3)
For any Distribution Date, the interest rate on each SWAP II REMIC Regular Interest ending with the designation “B” shall be a per annum rate equal to the greater of (x) the excess, if any, of (i) 2 times the Pool 2-3 Net WAC over (ii) 2 times the REMIC Swap II Rate for such Distribution Date and (y) 0.00%.

(4)
The Class SWII-R Interest is the sole Class of residual interest in the SWAP II REMIC. The Class SWII-R Interest shall have no principal amount and shall bear no interest. It shall be represented by the Class R Certificate.

REMIC II-1

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC II-1 Interests.

Class Designation	Interest Rate	Initial Class Principal Amount	Corresponding Class of Certificates
LTII1-2A1	(1)	(2)	2-A1
LTII1-2A2	(1)	(2)	2-A2
LTII1-2A3	(1)	(2)	2-A3
LTII1-2A4	(1)	(2)	2-A4
LTII1-3A1	(1)	(2)	3-A1
LTII1-3A2	(1)	(2)	3-A2
LTII1-3A3	(1)	(2)	3-A3
LTII1-M1II	(1)	(2)	M1-II
LTII1-M2II	(1)	(2)	M2-II
LTII1-M3II	(1)	(2)	M3-II
LTII1-M4II	(1)	(2)	M4-II
LTII1-M5II	(1)	(2)	M5-II
LTII1-M6II	(1)	(2)	M6-II
LTII1-M7II	(1)	(2)	M7-II
LTII1-M8II	(1)	(2)	M8-II
LTII1-X	(1)	(3)	N/A
LTII1-IO	(4)	(4)	N/A
LTII1-R	(5)	(5)	N/A

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC II-1 Interests is a per annum rate equal to the weighted average of the interest rates on the SWAP II REMIC Regular Interests for such Distribution Date, provided however, that for any Distribution Date on which the Class LTII1-IO Interest is entitled to a portion of interest accruals on a SWAP II REMIC Regular Interest ending with a designation “A” as described in footnote 4 below, such weighted average shall be computed by first subjecting the rate on such SWAP II REMIC Regular Interest to a cap equal to Swap II LIBOR for such Distribution Date.

(2)	The initial principal amount for each of these REMIC II-1 Interests equals 50% of the initial principal amount of the Corresponding Class of Certificates.

(3)
This interest shall have an initial principal balance equal to the excess of (i) the aggregate Cut-off Date Balance for Mortgage Group II over (ii) the aggregate initial principal balance of the REMIC II-1 Marker Classes.

(4)
The Class LTII1-IO Interest is an interest-only class that does not have a principal balance. For only those Distribution Dates listed in the first column of the table below, the Class LTII1-IO shall be entitled to interest accrued on the SWAP II REMIC Regular Interest listed in the second column below at a per annum rate equal to the excess, if any, of (i) the interest rate for such SWAP II REMIC Regular Interest for such Distribution Date over (ii) Swap II LIBOR for such Distribution Date.

Distribution Date	SWAP REMIC Regular Interest
2	Class SWII2A
2-3	Class SWII3A

Distribution Date	SWAP REMIC Regular Interest
2-4	Class SWII4A
2-5	Class SWII5A
2-6	Class SWII6A
2-7	Class SWII7A
2-8	Class SWII8A
2-9	Class SWII9A
2-10	Class SWII10A
2-11	Class SWII11A
2-12	Class SWII12A
2-13	Class SWII13A
2-14	Class SWII14A
2-15	Class SWII15A
2-16	Class SWII16A
2-17	Class SWII17A
2-18	Class SWII18A
2-19	Class SWII19A
2-20	Class SWII20A
2-21	Class SWII21A
2-22	Class SWII22A
2-23	Class SWII23A
2-24	Class SWII24A
2-25	Class SWII25A
2-26	Class SWII26A
2-27	Class SWII27A
2-28	Class SWII28A
2-29	Class SWII29A
2-30	Class SWII30A
2-31	Class SWII31A
2-32	Class SWII32A
2-33	Class SWII33A
2-34	Class SWII34A
2-35	Class SWII35A
2-36	Class SWII36A
2-37	Class SWII37A
2-38	Class SWII38A
2-39	Class SWII39A
2-40	Class SWII40A
2-41	Class SWII41A
2-42	Class SWII42A
2-43	Class SWII43A
2-44	Class SWII44A
2-45	Class SWII45A
2-46	Class SWII46A
2-47	Class SWII47A
2-48	Class SWII48A
2-49	Class SWII49A
2-50	Class SWII50A

Distribution Date	SWAP REMIC Regular Interest
2-51	Class SWII51A
2-52	Class SWII52A
2-53	Class SWII53A
2-54	Class SWII54A
2-55	Class SWII55A
2-56	Class SWII56A
2-57	Class SWII57A
2-58	Class SWII58A
2-59	Class SWII59A
2-60	Class SWII60A

(5)	The Class LTII1-R Interest is the sole Class of residual interest in REMIC II-1. It does not have an interest rate or a principal balance. It shall be represented by the Class R Certificate.

REMIC II-2

The following table sets forth (or describes) the Class designation, interest rate, and initial principal amount for each Class of REMIC II-2 Interests.

Class Designation	Interest Rate	Initial Class Principal Amount	Class of Related Certificates
LTII2-2A1	(1)	(2)	2-A1
LTII2-2A2	(1)	(2)	2-A2
LTII2-2A3	(1)	(2)	2-A3
LTII2-2A4	(1)	(2)	2-A4
LTII2-3A1	(1)	(2)	3-A1
LTII2-3A2	(1)	(2)	3-A2
LTII2-3A3	(1)	(2)	3-A3
LTII2-M1II	(1)	(2)	M1-II
LTII2-M2II	(1)	(2)	M2-II
LTII2-M3II	(1)	(2)	M3-II
LTII2-M4II	(1)	(2)	M4-II
LTII2-M5II	(1)	(2)	M5-II
LTII2-M6II	(1)	(2)	M6-II
LTII2-M7II	(1)	(2)	M7-II
LTII2-M8II	(1)	(2)	M8-II
Uncertificated Class X-II Interest	(3)	(3)	N/A
LTII2-IO	(4)	(4)	N/A
Residual II Interest	(5)	(5)	N/A

(1)
The interest rate with respect to any Distribution Date (and the related Accrual Period) for each of these REMIC II-2 Interests is a per annum rate equal to the Certificate Interest Rate for the Related Certificates, provided that in lieu of the applicable Net Funds Cap and Group II Net WAC set forth in the applicable Certificate Interest Rate, the Pool 2-3 Net Rate (as adjusted, in the case of any such REMIC II-2 Interest the Class of Related Certificates of which accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis) shall be used.

(2)	The initial principal balance for each of these REMIC II-2 Interests shall equal the initial principal balance of the Related Certificates.

(3)
The Uncertificated Class X-II Interest shall have an initial principal balance equal to the excess of the Cut-off Date Balance of Mortgage Group II over the aggregate initial Certificate Principal Amounts of the Group II Certificates. The Uncertificated Class X-II Interest shall accrue interest on a notional balance equal to the X-II Component Notional Balance at a rate equal to the X-II Component Interest Rate. The Uncertificated Class X-II Interest shall be represented by the Class X-II Certificates.

(4)
The Class LTII2-IO Interest shall have no principal amount and will not have an interest rate, but will be entitled to 100% of the interest accrued with respect to the Class LTII1-IO Interest. The Class LTII2-IO Interest shall be represented by the Class X-II Certificates.

(5)	The Residual II Interest is the sole Class of residual interest in REMIC II-2. It does not have an interest rate or a principal balance. It shall be represented by the Class R Certificate.

All calculations of interest on each regular interest in the SWAP II REMIC, REMIC II-1 and REMIC II-2 will be made on an “actual/360” basis.

The Certificates

The following table sets forth (or describes) the Class designation, Certificate Interest Rate, initial Class Principal Amount (or Class Notional Amount) and minimum denomination for each Class of Certificates comprising interests in the Trust Fund created hereunder. Each Group I Certificate and the Class X-I Certificate represents ownership of regular interests in REMIC I-2. Each Group II Certificate (other than any Exchange Class or Exchangeable Class) and the Class X-II Certificate represents ownership of regular interests in REMIC II-2. Each Exchange Class or Exchangeable Class represents a beneficial interest in a grantor trust created under the Exchange Trust Agreement holding the related Underlying REMIC Certificates.

Class Designation	Interest Rate	Initial Class Principal Amount or Notional Amount	Minimum Denominations
Class 1-A1	(1)	$224,290,000	$25,000
Class 1-A2	(2)	$149,527,000	$25,000
Class 2-A1	(3)	$100,000,000	$25,000
Class 2-A2	(4)	$509,257,000	$25,000
Class 2-A3	(5)	$199,075,000	$25,000
Class 2-A4	(6)	$89,814,000	$25,000
Class 3-A1	(7)	$154,338,000	$25,000
Class 3-A2	(8)	$50,431,000	$25,000
Class 3-A3	(9)	$22,752,000	$25,000
Class AF2	(10)	$249,506,000	$25,000
Class AF3	(11)	$112,566,000	$25,000
Class M1-I	(12)	$7,383,000	$100,000
Class M2-I	(12)	$8,016,000	$100,000
Class M3-I	(12)	$4,641,000	$100,000
Class M4-I	(12)	$4,008,000	$100,000
Class M5-I	(12)	$3,797,000	$100,000
Class M6-I	(12)	$3,797,000	$100,000
Class M7-I	(12)	$5,906,000	$100,000
Class M8-I	(12)	$2,109,000	$100,000
Class M1-II	(13)	$25,453,000	$100,000
Class M2-II	(13)	$23,544,000	$100,000
Class M3-II	(13)	$13,362,000	$100,000
Class M4-II	(13)	$12,726,000	$100,000
Class M5-II	(13)	$12,726,000	$100,000
Class M6-II	(13)	$9,544,000	$100,000
Class M7-II	(13)	$15,908,000	$100,000
Class M8-II	(13)	$6,363,000	$100,000
Class X-I	(14)	(14)	(15)
Class X-II	(16)	(16)	(15)
Class AP-I	(17)	$1,000	$10
Class 2-AP	(17)	$1,000	$10
Class 3-AP	(17)	$1,000	$10
Class C-I	(18)	(18)	(15)
Class C-II	(18)	(18)	(15)
Class R	(19)	(19)	(15)

(1)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.470% (the “1-A1 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Pool 1 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 1 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A1 Certificates will be LIBOR plus 0.940%.

(2)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 1-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.470% (the “1-A2 Margin”) and (ii) the Pool 1 Net Funds Cap for such Distribution Date; provided, that if the Pool 1 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 1 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 1-A2 Certificates will be LIBOR plus 0.940%.

(3)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.400% (the “2-A1 Margin”) and (ii) the Pool 2 Net Funds Cap for such Distribution Date; provided, that if Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A1 Certificates will be LIBOR plus 0.800%.

(4)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.850% (the “2-A2 Margin”) and (ii) the Pool 2 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A2 Certificates will be LIBOR plus 1.700%.

(5)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “2-A3 Margin”) and (ii) the Pool 2 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A3 Certificates will be LIBOR plus 1.900%.

(6)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 2-A4 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “2-A4 Margin”) and (ii) the Pool 2 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 2-A4 Certificates will be LIBOR plus 1.900%.

(7)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A1 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.450% (the “3-A1 Margin”) and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A1 Certificates will be LIBOR plus 0.900%.

(8)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “3-A2 Margin”) and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A2 Certificates will be LIBOR plus 1.900%.

(9)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class 3-A3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “3-A3 Margin”) and (ii) the Pool 3 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class 3-A3 Certificates will be LIBOR plus 1.900%.

(10)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class AF2 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “AF2 Margin”) and (ii) the AF2 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class AF2 Certificates will be LIBOR plus 1.900%.

(11)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class AF3 Certificates is the per annum rate equal to the lesser of (i) LIBOR plus 0.950% (the “AF3 Margin”) and (ii) the AF3 Net Funds Cap for such Distribution Date; provided, that if the Pool 2 and Pool 3 Mortgage Loans and related property are not purchased pursuant to Section 7.01(b) on the Pool 2-3 Initial Optional Termination Date, then with respect to each subsequent Distribution Date the per annum rate calculated pursuant to clause (i) above with respect to the Class AF3 Certificates will be LIBOR plus 1.900%.

(12)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates is the per annum rate equal to the Group I Net WAC less 0.50% per annum, subject to the Pool 1 Net Funds Cap.

(13)
The Certificate Interest Rate with respect to any Distribution Date (and the related Accrual Period) for the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates is the per annum rate equal to the Group II Net WAC less 0.50% per annum, subject to the Group II Subordinate Net Funds Cap.

(14)
For purposes of the REMIC Provisions, the X-I Component of the Class X-I Certificates shall have an initial principal balance equal to the excess of the Cut-off Date Balance of Mortgage Group I over the aggregate initial Certificate Principal Amounts of the Group I Certificates. For each Distribution Date, the X-I Component of the Class X-I Certificates shall be entitled to the X-I Component Current Interest. Unpaid interest on the X-I Component of the Class X-I Certificates shall not itself bear interest. The S-X-I Component of the Class X-I Certificates shall represent an interest-only regular interest in REMIC I-2 and shall represent beneficial ownership of the Group I Supplemental Interest Trust Account, including the Group I Swap Agreement. For purposes of the REMIC Provisions, the C-X-I Component of the Class X-I Certificates shall represent beneficial ownership of the Group I Interest Rate Cap Agreements. For purposes of the REMIC Provisions, the Class X-I Certificates shall also represent beneficial ownership of (i) the Pool 1 Basis Risk Reserve Fund and (ii) an interest in certain notional principal contracts described in Section 10.01 hereof.

(15)
The Class X-I, Class X-II, Class C-I and Class C-II Certificates will each be issued in minimum Percentage Interests of 10% and increments of 1% thereafter. The Cass R Certificate will be issued as a single Certificate evidencing the entire Percentage Interest in such Class.

(16)
For purposes of the REMIC Provisions, the X-II Component of the Class X-II Certificates shall have an initial principal balance equal to the excess of the Cut-off Date Balance of Mortgage Group II over the aggregate initial Certificate Principal Amounts of the Group II Certificates. For each Distribution Date, the X-II Component of the Class X-II Certificates shall be entitled to the X-II Component Current Interest. Unpaid interest on the X-II Component of the Class X-II Certificates shall not itself bear interest. The S-X-II Component of the Class X-II Certificates shall represent an interest-only regular interest in REMIC II-2 and shall represent beneficial ownership of the Group II Supplemental Interest Trust Account, including the Group II Swap Agreement. For purposes of the REMIC Provisions, the C-X-II Component of the Class X-II Certificates shall represent beneficial ownership of the Group II Interest Rate Cap Agreement. For purposes of the REMIC Provisions, the Class X-II Certificates shall also represent beneficial ownership of (i) the Pool 2-3 Basis Risk Reserve Fund and (ii) an interest in certain notional principal contracts described in Section 10.01 hereof.

(17)
The Class AP-I Certificates will be entitled to receive Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 1 Mortgage Loans. The Class 2-AP Certificates will be entitled to receive Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 2 Mortgage Loans. The Class 3-AP Certificates will be entitled to receive Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 3 Mortgage Loans.

(18)
The Class C-I Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class C-I Certificates shall be entitled to receive all reinvestment income on amounts on deposit in the X-I Component Account and amounts on deposit in the X-I Component Account on the Distribution Date as described herein as provided in Section 5.02(j). The Class C-II Certificates will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class C-II Certificates shall be entitled to receive all reinvestment income on amounts on deposit in the X-II Component Account and amounts on deposit in the X-II Component Account on the Distribution Date as described herein as provided in Section 5.02(k).

(19)
The Class R Certificate will be issued without a Certificate Principal Amount and will not bear interest at a stated rate. The Class R Certificate represents ownership of the residual interest in each REMIC.

As of the Cut-off Date, the Mortgage Loans had an aggregate Scheduled Principal Balance of $1,694,576,075.

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer and the Trustee hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01. Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

10-K Filing Deadline: As defined in Section 6.20(d)(i).

1-A1 Margin: As defined in footnote (1) of the Preliminary Statement under the caption “The Certificates.”

1-A2 Margin: As defined in footnote (2) of the Preliminary Statement under the caption “The Certificates.”

2-A1 Margin: As defined in footnote (3) of the Preliminary Statement under the caption “The Certificates.”

2-A2 Margin: As defined in footnote (4) of the Preliminary Statement under the caption “The Certificates.”

2-A3 Margin: As defined in footnote (5) of the Preliminary Statement under the caption “The Certificates.”

2-A4 Margin: As defined in footnote (6) of the Preliminary Statement under the caption “The Certificates.”

3-A1 Margin: As defined in footnote (7) of the Preliminary Statement under the caption “The Certificates.”

3-A2 Margin: As defined in footnote (8) of the Preliminary Statement under the caption “The Certificates.”

3-A3 Margin: As defined in footnote (9) of the Preliminary Statement under the caption “The Certificates.”

Accepted Servicing Practices: With respect to any Mortgage Loan, as applicable, either (x) those customary mortgage servicing practices of prudent mortgage servicing institutions that service or master service mortgage loans of the same type and quality as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, to the extent applicable to the Trustee (as successor master servicer) or the Master Servicer or (y) as provided in the applicable Servicing Agreement, to the extent applicable to the related Servicer.

Accountant: A person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Accrual Period: For the LIBOR Certificates for each Distribution Date, the period beginning on the immediately preceding Distribution Date (or from August 25, 2007 in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date. The LIBOR Certificates shall accrue interest on the basis of a 360-day year and the actual number of days in each Accrual Period. For the Subordinate Certificates, the calendar month immediately preceding the month in which the related Distribution Date occurs. The Subordinate Certificates shall accrue interest on the basis of a 360-day year and twelve 30-day months.

Act: As defined in Section 3.03(c)(i).

Additional Form 10-D Disclosure: As defined in Section 6.20(c)(i).

Additional Form 10-K Disclosure: As defined in Section 6.20(d)(i).

Additional Servicer: Each affiliate of each Servicer that Services any of the Mortgage Loans and each Person who is not an affiliate of the any Servicer, who Services 10% or more of the Mortgage Loans.

Additional Termination Event: As defined in each Swap Agreement.

Advance: An advance of the aggregate of payments of principal and interest (net of the Servicing Fee) on one or more Mortgage Loans that were due on the Due Date in the related Collection Period and not received as of the close of business on the related Determination Date, required to be made by the Servicers pursuant to Section 5.04.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder.

AF2 Margin: As defined in footnote (10) of the Preliminary Statement under the caption “The Certificates.”

AF2 Net Funds Cap: For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the sum of all current interest payable to the Class 2-A3 and Class 3-A2 Certificates for such Distribution Date and the denominator of which is the Class Principal Amount of the Class AF2 Certificates immediately prior to that Distribution Date multiplied by (b) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

AF3 Margin: As defined in footnote (11) of the Preliminary Statement under the caption “The Certificates.”

AF3 Net Funds Cap: For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the sum of all current interest payable to the Class 2-A4 and Class 3-A3 Certificates for such Distribution Date and the denominator of which is the Class Principal Amount of the Class AF3 Certificates immediately prior to that Distribution Date multiplied by (b) a fraction, the numerator of which is 360 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Affected Party: As defined in each Swap Agreement.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Aggregate Voting Interests: The aggregate of the Voting Interests of all the Certificates under this Agreement.

Agreement: This Trust Agreement and all amendments and supplements hereto.

Applicants: As defined in Section 8.02(b).

Applied Loss Amount: The aggregate of the Pool 1 Applied Loss Amount and the Pool 2-3 Applied Loss Amount.

Apportioned Principal Balance: For any Class of Group II Subordinate Certificates for any Distribution Date, the Class Principal Amount of that Class immediately prior to that Distribution Date multiplied by a fraction, the numerator of which is the applicable Pool Subordinate Amount for that date and the denominator of which is the sum of the Pool Subordinate Amounts for each of Pool 2 and Pool 3 for that date.

Appraised Value: With respect to any Mortgage Loan, the amount set forth in an appraisal made in connection with the origination of such Mortgage Loan as the value of the related Mortgaged Property.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Custodian nor the Trustee shall be responsible for determining whether any such assignment is in recordable form.

Aurora: Aurora Loan Services LLC or its successors in interest.

Authenticating Agent: Any authenticating agent appointed by the Trustee pursuant to Section 6.10.

Authorized Officer: Not applicable.

Back-Up Certification: As defined in Section 6.20(d)(iv).

Balance Guaranteed Cap Agreement: Not applicable.

Balance Guaranteed Cap Account: Not applicable.

Balloon Mortgage Loan: Any Mortgage Loan having an original term to maturity that is shorter than its amortization schedule, and a final Scheduled Payment that is disproportionately large in comparison to other Scheduled Payments.

Balloon Payment: The final Scheduled Payment in respect of a Balloon Mortgage Loan.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code, or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Payment: Not applicable.

Basis Risk Reserve Fund: Not applicable.

Basis Risk Shortfall: With respect to any Distribution Date and any Class of Group I and Group II Certificates, the amount by which (x) the amount of interest calculated at the Certificate Interest Rate applicable to such Class for such date, determined without regard to the applicable Net Funds Cap for such date exceeds (y) the applicable Net Funds Cap.

Benefit Plan Opinion: Not applicable.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” As of the Closing Date, the Offered Certificates and the Privately Offered Certificates constitute Book-Entry Certificates.

Bulk PMI Policy: Not applicable.

Business Day: Any day other than (i) a Saturday or a Sunday, (ii) any other day on which the New York Stock Exchange or the Federal Reserve is closed, (iii) a day on which banking institutions in New York City, New York or, if other than New York City, the city in which the Corporate Trust Office of the Trustee is located and the States of Colorado, Massachusetts, Minnesota or New York or the city in which the executive office of the Certificate Insurer is located are closed, (iv) with respect to the Servicer Remittance Date or the Servicer reporting date, the States specified in the definition of “Business Day” in the Servicing Agreements, are authorized or obligated by law or executive order to be closed or (v) a day on which the Certificate Insurer is closed according to its internal holiday policy.

C-X-I Component: The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates from the Group I Interest Rate Cap Agreement.

C-X-II Component: The portion of the Class X-II Certificates representing the right to distributions to the Class X-II Certificates from the Group II Interest Rate Cap Agreement.

Cap Deferred Interest Amount: Not applicable.

Cap Payment Date: For so long as any Interest Rate Cap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day prior to each Distribution Date.

Cap Provider(s): The Interest Rate Cap Provider(s).

Cap Termination Payment: Upon an optional termination pursuant to Section 7.01(b) and to the extent such payments or amounts are related to the Mortgage Pool or Mortgage Pools being terminated, any payment required to be made to the applicable Cap Provider or by the applicable Cap Provider to the Trustee pursuant to the terms of the applicable Interest Rate Cap Agreement, and any unpaid amounts due on previous Cap Payment Dates and accrued interest thereon as provided in the applicable Interest Rate Cap Agreement, as calculated by the applicable Cap Provider and furnished to the Trustee.

Capitalized Interest Account: Not applicable.

Capitalized Interest Amount: Not applicable.

Carryforward Interest: With respect to any Distribution Date and any Class of Group I and Group II Certificates, the sum of (i) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest for such Class from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (ii) interest on such amount for the related Accrual Period at the applicable Certificate Interest Rate. Carryforward Interest shall not include amounts attributable to an allocation of Net Negative Amortization.

Certificate: Any one of the certificates signed and countersigned by the Trustee in substantially the forms attached hereto as Exhibit A.

Certificate Account: The account maintained by the Trustee in accordance with the provisions of Section 4.04.

Certificate Insurance Policy: The Certificate Guaranty Insurance Policy No. D-2007-175, dated the Closing Date, including any endorsements thereto issued by the Certificate Insurer to the Trustee for the benefit of the Holders of the Guaranteed Certificates, a form of which is attached as Exhibit M hereto.

Certificate Insurer: Assured Guaranty Corp., or any successor thereto.

Certificate Insurer Default: The occurrence and continuance of any of the following events:

(a) the Certificate Insurer shall have failed to make a payment required to be made under the Certificate Insurance Policy in accordance with its terms;

(b) the Certificate Insurer shall have (i) filed a petition or commenced a case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or

(c) a court of competent jurisdiction, the Office of the Commissioner of Insurance of the State of New York or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

Certificate Insurer Premium: With respect to any Distribution Date, an amount equal to the product of (a) the Class Principal Amount of the Class 1-A2 Certificates, as applicable, as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date) and (b) the applicable Premium Percentage, multiplied by the actual number of days in the Accrual Period (treating, solely for purposes of such calculation, the initial Accrual Period as beginning on the Closing Date and ending on the day immediately preceding the initial Distribution Date), and divided by 360.

Certificate Interest Rate: With respect to each Class of Certificates and any Distribution Date, the applicable per annum rate set forth or described in the Preliminary Statement hereto.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Principal Amount: With respect to any Certificate (other than the Class C-I, Class C-II, Class X-I, Class X-II and Class R Certificates) and any Distribution Date, the initial Certificate Principal Amount thereof on the Closing Date, less the amount of all principal distributions previously distributed with respect to such Certificate prior to such Distribution Date, in the case of any Group I Certificate, as reduced by any Pool 1 Applied Loss Amount or, in the case of any Group II Certificate, as reduced by any Pool 2-3 Applied Loss Amount, previously allocated thereto, plus, in the case of any Negative Amortization Certificate, any Net Negative Amortization allocated thereto on previous Distribution Dates; provided, however, that on each Distribution Date on which a Subsequent Recovery is distributed, the Certificate Principal Amount of any Group I Certificate that has been reduced by application of a Pool 1 Applied Loss Amount or the Certificate Principal Amount of any Group II Certificate that has been reduced by application of a Pool 2-3 Applied Loss Amount will be increased, in order of seniority, by an amount (to be applied pro rata to all Certificates of such Class) equal to the lesser of (1) any Deferred Amount for each such Class immediately prior to such date and (2) (a) in the case of the holders of Group I Certificates, the total amount of any Subsequent Recovery related to Pool 1 distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of such Certificates and (b) in the case of the holders of Group II Certificates, the total amount of any Subsequent Recovery related to Pool 2 or Pool 3 distributed on such date to Certificateholders, after application (for this purpose) to more senior Classes of such Certificates; provided, further, that to the extent that any Applied Loss Amount was reimbursed under the Certificate Insurance Policy, any Subsequent Recovery otherwise payable on the Guaranteed Certificates shall instead be payable to the Certificate Insurer. The Class C-I, Class C-II, Class X-I, Class X-II and Class R Certificates are issued without Certificate Principal Amounts.

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02.

Certificateholder: The meaning provided in the definition of “Holder.”

Certification Parties: As defined in Section 6.20(d)(iv).

Certifying Person: As defined in Section 6.20(d)(iv).

Class: All Certificates (and, in the case of each REMIC, all interests) bearing the same Class designation.

Class 2-AP Reserve Fund: As defined in Section 5.11(a).

Class 3-AP Reserve Fund: As defined in Section 5.11(a).

Class AP-I Reserve Fund: As defined in Section 5.11(a).

Class C-I Distributable Amount: For each Distribution Date on and prior to the Distribution Date occurring on the X-I Component Account Termination Date, an amount equal to the lesser of (a) aggregate investment earnings on the X-I Component Account for the related Collection Period and (b) the amount on deposit in the X-I Component Account on such Distribution Date, after taking into account any payments made from the X-I Component Account on such Distribution Date to the Class X-I Certificates. On the Distribution Date occurring on the X-I Component Account Termination Date, an amount equal to the entire amount remaining on deposit in the X-I Component Account after making the payments set forth in the preceding sentence.

Class C-II Distributable Amount: For each Distribution Date on and prior to the Distribution Date occurring on the X-II Component Account Termination Date, an amount equal to the lesser of (a) aggregate investment earnings on the X-II Component Account for the related Collection Period and (b) the amount on deposit in the X-II Component Account on such Distribution Date, after taking into account any payments made from the X-II Component Account on such Distribution Date to the Class X-II Certificates. On the Distribution Date occurring on the X-II Component Account Termination Date, an amount equal to the entire amount remaining on deposit in the X-II Component Account after making the payments set forth in the preceding sentence.

Class C-I Mortgage Loan: Any Pool 1 Mortgage Loan that has become a Liquidated Mortgage Loan on or prior to the Collection Period ending on March 1, 2010.

Class C-II Mortgage Loan: Any Pool 2 Mortgage Loan or Pool 3 Mortgage Loan that has become a Liquidated Mortgage Loan on or prior to the Collection Period ending on March 1, 2010.

Class CX Excess Cap Amount: Not applicable.

Class I-I Shortfalls: As defined in Section 10.01(n) hereof.

Class I-II Shortfalls: As defined in Section 10.01(n) hereof.

Class M Certificates: Any of the Subordinate Certificates.

Class Notional Amount: Not applicable.

Class P Certificate: Any Class AP-I, Class 2-AP or Class 3-AP Certificate.

Class P Reserve Funds: The Class AP-I Reserve Fund, 2-AP Reserve Fund and Class 3-AP Reserve Fund.

Class Principal Amount: With respect to each Class of Certificates other than the Class C-I, Class C-II, Class X-I, Class X-II or Class R Certificates, the aggregate of the Certificate Principal Amounts (or related Percentage Interest therein aggregating to 100%) of all Certificates of such Class at the date of determination. With respect to the Class C-I, Class C-II, Class X-I, Class X-II or Class R Certificates, zero.

Class R Certificate: The Class R Certificate executed by the Trustee, and authenticated and delivered by the Certificate Registrar, substantially in the form annexed hereto as Exhibit A and evidencing the ownership of the residual interest in each REMIC created hereunder.

Class X Certificate: Any Class X-I or Class X-II Certificate.

Class XI Current Interest: Not applicable.

Class XI Distributable Amount: Not applicable.

Class XI Interest Rate: Not applicable.

Class XI Notional Balance: Not applicable.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Clearstream: Clearstream Banking Luxembourg, and any successor thereto.

Closing Date: August 31, 2007.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Collection Account: A separate account established and maintained by the Master Servicer pursuant to Section 4.01.

Collection Period: With respect to any Distribution Date, the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

Combination Group: Any combination(s) of Exchange Certificates set forth on Appendix A to the Exchange Trust Agreement.

Commission: The Securities and Exchange Commission.

Compensating Interest Payment: With respect to any Distribution Date and prepayments in full or in part, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls with respect to such Distribution Date required to be paid by a Servicer up to an amount equal to the aggregate of the Servicing Fees received on the Mortgage Loans serviced by it. The Master Servicer shall not be responsible for making any Compensating Interest Payment.

Component: Not applicable.

Component Interest Rate: Not applicable.

Component Principal Amount: Not applicable.

Conventional Loan: Not applicable.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Loan Documents: As to any Cooperative Loan, (i) the Cooperative Shares, together with a stock power in blank; (ii) the original executed Security Agreement and the assignment of the Security Agreement endorsed in blank; (iii) the original executed Proprietary Lease and the assignment of the Proprietary Lease endorsed in blank; (iv) the original executed Recognition Agreement and the assignment of the Recognition Agreement (or a blanket assignment of all Recognition Agreements) endorsed in blank; (v) the executed UCC-1 financing statement with evidence of recording thereon, which has been filed in all places required to perfect the security interest in the Cooperative Shares and the Proprietary Lease; and (vi) executed UCC-3 financing statements (or copies thereof) or other appropriate UCC financing statements required by state law, evidencing a complete and unbroken line from the mortgagee to the Trustee with evidence of recording thereon (or in a form suitable for recordation).

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the Cooperative Shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: A single-family dwelling located in a Cooperative Property.

Corporate Trust Office: The principal corporate trust office of the Trustee is located at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, M.A. 02110, Attention: LXS 2007-16N.

Corresponding Class: For any REMIC I-1 Interest, the Class of Certificates listed opposite such REMIC I-1 Interest in the table entitled “REMIC I-1” in the Preliminary Statement hereto. For any REMIC II-1 Interest, the Class of Certificates listed opposite such REMIC II-1 Interest in the table entitled “REMIC II-1” in the Preliminary Statement hereto.

Credit Score: Not applicable.

Cumulative Loss Trigger Event: Either of the Pool 1 Cumulative Loss Trigger Event or the Pool 2-3 Cumulative Loss Trigger Event.

Current Interest: With respect to any Class of Group I and Group II Certificates and any Distribution Date, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such Class immediately prior to such Distribution Date minus the Net Negative Amortization, if any, allocated to that Class for that Distribution Date in accordance with Section 5.02.

Custodial Account: Any custodial account (other than an Escrow Account) established and maintained by the applicable Servicer pursuant to the applicable Servicing Agreement.

Custodial Agreement: The custodial agreements attached as Exhibit K hereto, and any custodial agreement subsequently executed by the Trustee and acknowledged by the Master Servicer substantially in the form thereof.

Custodian(s): Any custodian appointed by the Trustee pursuant to a Custodial Agreement, and any successor thereto. The initial Custodians are U.S. Bank National Association and LaSalle Bank National Association.

Cut-off Date: With respect to all Mortgage Loans, August 1, 2007.

Cut-off Date Balance: With respect to the Mortgage Loans in a Mortgage Pool on the Closing Date, the Pool Balance as of the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction of the Scheduled Payment that the related Mortgagor is obligated to pay on any Due Date as a result of, or in connection with, any proceeding under Bankruptcy law or any similar proceeding.

Defaulting Party: As defined in each Swap Agreement.

Deferred Amount: For each Distribution Date and for each Class of Group I and Group II Certificates, the sum of (A) the amount by which (x) the aggregate of Pool 1 Applied Loss Amounts (in the case of any Group I Certificate) or Pool 2-3 Applied Loss Amounts (in the case of any Group II Certificate) previously applied in reduction of the Class Principal Amount thereof exceeds (y) the sum of (1) the aggregate of amounts previously distributed in reimbursement thereof and (2) the amount by which the Class Principal Amount of such Class has been increased due to any Subsequent Recovery and (B) for the Group I Senior Certificates and Group II Senior Certificates only, interest accrued on the related amount calculated under clause (A); provided, however, that any Applied Loss Amount allocated to the Class 1-A2 Certificates will not be considered a Deferred Amount to the extent such amounts are paid by the Certificate Insurer as part of a Guaranteed Distribution.

Deferred Interest Cap Account: Not applicable.

Deferred Interest Cap Agreement: Not applicable.

Deferred Interest Cap Provider: Not applicable.

Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under such Mortgage Loan, which valuation results from a proceeding under Bankruptcy law or any similar proceeding.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form.

Deleted Loan REMIC: Not applicable.

Deleted Loan REMIC Interest: Not applicable.

Deleted Loan REMIC Regular Interest: Not applicable.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased from the Trust Fund pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted therefor.

Delinquency Event: Not applicable.

Delinquency Rate: Either of the Pool 1 Delinquency Rate or the Pool 2-3 Delinquency Rate.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor or when the Mortgage Loan has been modified within 12 months prior to the applicable Distribution Date. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Deposit Date: With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Depositor: Structured Asset Securities Corporation, a Delaware corporation, having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to each Distribution Date, the 18th day of the month in which such Distribution Date occurs, or, if such 18th day is not a Business Day, the next succeeding Business Day.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distressed Mortgage Loan: Any Mortgage Loan that at the date of determination is Delinquent in payment for a period of more than 90 days or more without giving effect to any grace period permitted by the relevant Mortgage Note or for which the Servicer has accepted a deed in lieu of foreclosure.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in September 2007.

DTC: As defined in Section 3.01(c).

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note.

Due for Payment: With respect to an Insured Amount, the Distribution Date on which Insured Amounts are due and payable pursuant to the terms of this Agreement; with respect to a Preference Amount, the Business Day on which the documentation required by the Certificate Insurer (as specified in the Certificate Insurance Policy) has been received by the Certificate Insurer.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or depository institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, any NIMS Insurer and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the following obligations or securities:

(i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii) federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii) repurchase agreements collateralized by Direct Obligations or securities guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest short term credit rating categories of each Rating Agency (or the highest short term credit rating of each rating agency, with respect to the X-I Component Account and the X-II Component Account); provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the Pool Balance and the aggregate principal amount of all Eligible Investments in the Certificate Account; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from any Rating Agency;

(v) commercial paper (including both non-interest-bearing discount obligations and interest bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi) a Qualified GIC;

(vii) certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii) any other demand, money market, common trust fund or time deposit or obligation, or interest bearing or other security or investment (including those managed or advised by the Trustee or any Affiliate thereof), (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating assigned by each Rating Agency of any of the Certificates (in the case of the Guaranteed Certificates, determined without regard to the Certificate Insurance Policy) or the NIM Securities and has a short-term rating of at least “A-1” or its equivalent by each Rating Agency. Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which U.S. Bank National Association, in its capacity other than as Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder, servicing agent, and/or custodian or subcustodian, notwithstanding that (x) U.S. Bank National Association, the Trustee, the Master Servicer or any affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) U.S. Bank National Association, the Trustee, the Master Servicer, or any affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time. U.S. Bank National Association or an affiliate thereof is hereby authorized to charge and collect from the Trust Fund such fees as are collected from all investors in such funds for services rendered to such funds (but not to exceed investment earnings thereon); provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, and provided further that in order to be an Eligible Investment any such investment must be a “permitted investment” within the meaning of Section 860G(a)(5) of the Code.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that would satisfy the requirements of the Underwriter’s Exemption, except, in relevant part, for the requirement that the certificates have received a rating at the time of acquisition that is in one of the two highest generic rating categories by at least one of the Rating Agencies.

ERISA-Restricted Certificate: Any Subordinate, Class C-I, Class C-II, Class AP-I, Class 2-AP, Class 3-AP, Class X-I or Class X-II Certificate and any other Certificate as long as the acquisition and holding of such other Certificate is not covered by and exempt under the Underwriter’s Exemption.

Errors and Omission Insurance Policy: The errors or omission insurance policy required to be obtained by the Servicers satisfying the requirements of the Servicing Agreements.

Escrow Account: As defined in Section 9.06(a).

Euroclear: Euroclear Bank, S.A./N.V., as operator of the Euroclear System.

Event of Default: Any one of the conditions or circumstances enumerated in Section 6.14(a).

Excess Interest: On any Distribution Date, (i) for each Class of Group I Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the applicable REMIC Pass-Through Rate; and (ii) for each Class of Group II Certificates, the excess, if any, of (1) the amount of interest such Class of Certificates is entitled to receive on such Distribution Date over (2) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at an interest rate equal to the applicable REMIC Pass-Through Rate.

Excess Principal Allocation Percentage: Not applicable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Exchange Act Signing Party: Either the Depositor or the Master Servicer, to be determined by mutual agreement between such parties.

Exchange Class or Exchange Certificates: The Classes of Certificates identified as such, and issued under, the Exchange Trust Agreement.

Exchangeable Classes or Exchangeable Certificates: The Classes of Certificates identified as such, and issued under, the Exchange Trust Agreement.

Exchange Trust Agreement: The Exchange Trust Agreement dated as of August 1, 2007, entered into by and among the Depositor and the Trustee for the issuance of the Exchange and Exchangeable Certificates, a form of which is attached hereto as Exhibit L.

Exchange Trustee: U.S. Bank National Association, in its capacity as trustee under the Exchange Trust Agreement.

Fannie Mae: Fannie Mae, f/k/a the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Fidelity Bond: The fidelity bond required to be obtained by each Servicer satisfying the requirements of the related Servicing Agreement.

Final Scheduled Distribution Date: September 2047.

Financial Intermediary: Not applicable.

Fitch: Fitch Ratings, Inc.

Form 8-K Disclosure Information: As defined in Section 6.20(e)(i).

Freddie Mac: Freddie Mac, f/k/a the Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Funding Account: Not applicable.

Funding Amount: Not applicable.

General Servicing Fee: Not applicable.

General Servicing Fee Rate: Not applicable.

Ginnie Mae: Ginnie Mae, f/k/a the Government National Mortgage Association, a wholly owned corporate instrumentality of the United States within HUD.

Global Securities: The global certificates representing the Book-Entry Certificates.

Grantor Trust: Not applicable.

Grantor Trust Available Funds: Not applicable.

Grantor Trust Certificates: Not applicable.

Grantor Trust Provisions: Subpart E of Subchapter J of the Code, including Treasury regulation section 301.7701-4(c)(2).

GreenPoint: GreenPoint Mortgage Funding, Inc. or its successors in interest.

Group I Certificates: The Group I Senior Certificates and Group I Subordinate Certificates.

Group I Interest Rate Cap Account: The account described in Section 5.02(m) hereof.

Group I Interest Rate Cap Agreement: Either of (i) the Group I Interest Rate Cap Agreement 1 dated as of August 31, 2007, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the holders of Group I Senior Certificates) and the applicable Interest Rate Cap Provider, which agreement provides for the monthly payment, commencing on the Distribution Date in September 2010 and terminating on the Distribution Date in August 2012, by the applicable Interest Rate Cap Provider, but subject to the conditions set forth therein or (ii) the Group I Interest Rate Cap Agreement 2 dated as of August 31, 2007, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the holders of Group I Senior Certificates) and the applicable Interest Rate Cap Provider, which agreement provides for the monthly payment, commencing on the Distribution Date in April 2011 and terminating on the Distribution Date in June 2012, by the applicable Interest Rate Cap Provider, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, each of which is attached hereto as Exhibit O. The applicable Interest Rate Cap Provider will be obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in September 2010 and ending with the Distribution Date in August 2012 with respect to the Group I Interest Rate Cap Agreement 1 one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR over 6.75% based on a calculated notional amount as described in the Interest Rate Cap Agreement, multiplied by the actual number of days in the Accrual Period (treating, solely for purposes of such calculation, the initial Accrual Period as beginning on the Closing Date and ending on the day immediately preceding the initial Distribution Date), and divided by 360. The applicable Interest Rate Cap Provider will be obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in April 2011 and ending with the Distribution Date in June 2012 with respect to the Group I Interest Rate Cap Agreement 2, one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR over the applicable Strike Rate (as set forth in Exhibit O) in effect for such Distribution Date based on a calculated notional amount as described below for such Distribution Date, multiplied by the actual number of days in such Accrual Period, and divided by 360. The calculated notional amount upon which payments will be based will be the product of (a) the applicable notional amount set forth in Exhibit O and (b) the applicable multiplier set forth in Exhibit O.

Group I Net WAC: For each Distribution Date, an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Pool 1 for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Group I Senior Certificates: The Pool 1 Senior Certificates.

Group I Subordinate Certificates: The Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates.

Group I Subordinate Priority: Distributions to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates, sequentially, in that order.

Group I Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Group I Supplemental Interest Trust,” consisting of the related Swap Agreement, the related Supplemental Interest Trust Account and the right to receive the X-I Component Distributable Amount, as provided in Section 5.07.

Group I Supplemental Interest Trust Amount: With respect to any Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Group I Supplemental Interest Trust Account.

Group I Swap Agreement: The interest rate swap agreement entered into by the Group I Supplemental Interest Trust, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

Group II Certificates: The Group II Senior Certificates and Group II Subordinate Certificates.

Group II Interest Rate Cap Account: The account described in Section 5.02(m) hereof.

Group II Interest Rate Cap Agreement: The Interest Rate Cap Agreement dated as of August 31, 2007, entered into between the Trustee on behalf of the Trust Fund (for the benefit of the holders of Group II Senior Certificates) and the applicable Interest Rate Cap Provider, which agreement provides for the monthly payment, commencing on the Distribution Date in September 2010 and terminating on the Distribution Date in August 2012, by the applicable Interest Rate Cap Provider, but subject to the conditions set forth therein, together with the confirmation and schedules relating thereto, each of which is attached hereto as Exhibit O. The applicable Interest Rate Cap Provider will be obligated to pay to the Trust Fund at least one Business Day prior to each Distribution Date, commencing with the Distribution Date in September 2010 and ending with the Distribution Date in August 2012, one month’s interest calculated at an annual rate equal to the excess, if any, of LIBOR over 6.75% based on a calculated notional amount as described in the Group II Interest Rate Cap Agreement, multiplied by the actual number of days in theAccrual Period (treating, solely for purposes of such calculation, the initial Accrual Period as beginning on the Closing Date and ending on the day immediately preceding the initial Distribution Date), and divided by 360.

Group II Net WAC:  The Net WAC of all of the Mortgage Loans in Pool 2 and Pool 3.

Group II Senior Certificates: The Pool 2 Senior Certificates and Pool 3 Senior Certificates.

Group II Subordinate Certificates: The Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates.

Group II Subordinate Net Funds Cap: For each Distribution Date, the weighted average of the Pool 2 Net Funds Cap (disregarding clause (b) therein) and the Pool 3 Net Funds Cap (disregarding clause (b) therein) weighted on the basis of the Pool Subordinate Amount for each such Mortgage Pool.

Group II Subordinate Priority: Distributions to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates, sequentially, in that order.

Group II Supplemental Interest Trust: The corpus of a trust created pursuant to Section 5.07 of this Agreement and designated as the “Group II Supplemental Interest Trust,” consisting of the related Swap Agreement, the related Supplemental Interest Trust Account and the right to receive the X-II Component Distributable Amount, as provided in Section 5.07.

Group II Supplemental Interest Trust Amount: With respect to any Swap Payment Date, the sum of any Net Swap Payment and any Swap Termination Payment deposited into the Group II Supplemental Interest Trust Account.

Group II Swap Agreement: The interest rate swap agreement entered into by the Group II Supplemental Interest Trust, which agreement provides for, among other things, a Net Swap Payment to be paid pursuant to the conditions provided therein, together with any schedules, confirmations or other agreements relating thereto, attached hereto as Exhibit N.

Guaranteed Certificates: The Class 1-A2 Certificates.

Guaranteed Distribution: With respect to the Guaranteed Certificates, (a) for any Distribution Date, the sum of (i) the Current Interest for the Guaranteed Certificates for such Distribution Date, but excluding therefrom any Net Prepayment Interest Shortfalls, any shortfalls resulting from Net Negative Amortization and any Relief Act Reductions allocable to the Guaranteed Certificates on such Distribution Date, and (ii) the amount of any Applied Loss Amount allocated to the Guaranteed Certificates on such Distribution Date, and (b) for the Distribution Date in September 2047, the aggregate Class Principal Amount of the Guaranteed Certificates to the extent unpaid on such Distribution Date (after giving effect to all distributions to be made on such Distribution Date from sources other than the Certificate Insurance Policy).

Holder or Certificateholder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee, the Master Servicer, a Servicer, any Cap Provider or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee and any NIMS Insurer shall be protected in relying upon any such consent, only Certificates which a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee and any NIMS Insurer may request and conclusively rely on certifications by the Depositor, the Master Servicer, any Servicer or any Cap Provider, in determining whether any Certificates are registered to an Affiliate of the Depositor, the Master Servicer, such Servicer or such Cap Provider, respectively.

HUD: The United States Department of Housing and Urban Development, or any successor thereto.

Indenture: An indenture relating to the issuance of notes secured by the Class P or Class X Certificates (or any portion thereof) which may or may not be guaranteed by a NIMS Insurer.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Initial LIBOR Rate: 5.50% per annum.

Initial One-Year MTA Rate: Not applicable.

Initial Optional Termination Date: Not applicable.

Insolvency Proceeding: Not applicable.

Insurance Fee Rate: Not applicable.

Insurance Policy: Any Primary Mortgage Insurance Policy and any standard hazard insurance policy, flood insurance policy, earthquake insurance policy or title insurance policy relating to the Mortgage Loans or the Mortgaged Properties, to be in effect as of the Closing Date or thereafter during the term of this Agreement.

Insurance Proceeds: Amounts paid by the insurer under any Insurance Policy, other than amounts (i) to cover expenses incurred by or on behalf of a Servicer or the Master Servicer in connection with procuring such proceeds, (ii) to be applied to restoration or repair of the related Mortgaged Property or (iii) required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note.

Insured Amount: With respect to the Guaranteed Certificates and for any Distribution Date, the excess, if any, of Guaranteed Distributions for such Distribution Date over the aggregate amount available to be distributed to the Guaranteed Certificates on such Distribution Date in accordance with the priorities set forth in Section 5.02.

Insured Payment: With respect to any Distribution Date, the aggregate amount actually paid by the Certificate Insurer to the Trustee in respect of (i) Insured Amounts for a Distribution Date and (ii) Preference Amounts for any given Business Day.

Interest Rate Cap Agreement: Any of the Group I Interest Rate Cap Agreements or the Group II Interest Rate Cap Agreement.

Interest Rate Cap Account: Either of the Group I Interest Rate Cap Account or the Group II Interest Rate Cap Account.

Interest Rate Cap Provider(s): ABN AMRO Bank N.V., as cap provider under the Group I Interest Rate Cap Agreements and Swiss Re Financial Products Corporation, as cap provider under the Group II Interest Rate Cap Agreement.

Interest Remittance Amount: With respect to any Distribution Date and any Mortgage Pool, an amount equal to (a) the sum of (1) all interest collected (other than in connection with Payaheads and Prepayment Premiums) or advanced in respect of Scheduled Payments on the related Mortgage Loans during the related Collection Period by any Servicer, the Master Servicer, or the Trustee (solely acting in its capacity as successor master servicer), minus (x) the Servicing Fee with respect to such Mortgage Loans and (y) previously unreimbursed Advances and other amounts due to any Servicer, the Master Servicer or the Trustee (solely acting in its capacity as successor master servicer) to the extent allocable to interest and the allocable portion of previously unreimbursed Servicing Advances with respect to the related Mortgage Loans, (2) any Compensating Interest Payments with respect to the related Mortgage Loans with respect to the related Prepayment Period, (3) the portion of any Purchase Price payable with respect to a First Payment Default Mortgage Loan or Early Payment Default Mortgage Loan, respectively) or Substitution Amount paid with respect to such Mortgage Loans during the related Prepayment Period allocable to interest, and (4) all Net Liquidation Proceeds, Insurance Proceeds and any other recoveries collected with respect to the related Mortgage Loans during the related Prepayment Period, to the extent allocable to interest, as reduced by (b) the amount of other costs, expenses or liabilities related to such Mortgage Pool and reimbursable to the Master Servicer, the Certificate Insurer, any Servicer, the Custodian pursuant to the Custodial Agreement or the Trustee and as increased by (c) the lesser of (1) the aggregate amount set forth in clauses (a) (1) through (5) of the definition of Principal Remittance Amount with respect to the Mortgage Loans in such Mortgage Pool for such Distribution Date and (2) the aggregate amount of Negative Amortization with respect to the Mortgage Loans in such Mortgage Pool during the related Collection Period.

Intervening Assignment: As defined in Section 2.01(b).

IRS: The Internal Revenue Service.

Late Payment Rate: As set forth in the Certificate Insurance Policy.

Latest Possible Maturity Date: The Distribution Date occurring in September 2047.

LBH: Lehman Brothers Holdings Inc., or any successor in interest.

LIBOR: With respect to the first Accrual Period, the Initial LIBOR Rate. With respect to each subsequent Accrual Period, a per annum rate determined on the LIBOR Determination Date in the following manner by the Trustee on the basis of the “Interest Settlement Rate” set by the British Bankers’ Association (the “BBA”) for one-month United States dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such LIBOR Determination Date.

If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.” If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate. In the event that the BBA no longer sets an Interest Settlement Rate, the Trustee will designate an alternative index that has performed, or that the Trustee expects to perform, in a manner substantially similar to the BBA’s Interest Settlement Rate. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel (a copy of which shall be furnished to any NIMS Insurer), which opinion shall be an expense reimbursed from the Certificate Account pursuant to Section 4.04, that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of LIBOR by the Trustee and the Trustee’s subsequent calculation of the Certificate Interest Rate applicable to the LIBOR Certificates for the relevant Accrual Period, in the absence of manifest error, will be final and binding.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificate: Any Offered Certificate other than the Group I Subordinate Certificates and Group II Subordinate Certificates.

LIBOR Determination Date: The second LIBOR Business Day immediately preceding the commencement of each Accrual Period (other than the first Accrual Period) for any LIBOR Certificates.

Liquidated Mortgage Loan: Any defaulted Mortgage Loan as to which the Master Servicer or a Servicer has determined that all amounts that it expects to recover on behalf of the Trust Fund from or on account of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment).

Liquidation Expenses: Expenses that are incurred by the Master Servicer or a Servicer in connection with the liquidation of any defaulted Mortgage Loan and that are not recoverable under the applicable Primary Mortgage Insurance Policy, if any, including, without limitation, foreclosure and rehabilitation expenses, legal expenses and unreimbursed amounts, if any, expended pursuant to Sections 9.06, 9.16 or 9.22.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff, condemnation proceeds, Insurance Proceeds, or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan by foreclosure or deed in lieu of foreclosure, including any amounts remaining in the related Escrow Account.

Loan-to-Value Ratio: With respect to any Mortgage Loan, the ratio of the principal balance of such Mortgage Loan at origination, or such other date as is specified, to the Original Value thereof.

Lower Tier Interest: Any of the SWAP I REMIC Interests, the REMIC I-1 Interests, the SWAP II REMIC Interests and the REMIC II-1 Interests.

M1-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M1-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M1-I Target Amount.

M1-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 75.88% and (y) thereafter, 80.70% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M2-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates and Class M1-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M2-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M2-I Target Amount.

M2-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 80.63% and (y) thereafter, 84.50% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M3-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates and Class M2-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M3-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M3-I Target Amount.

M3-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 83.38% and (y) thereafter, 86.70% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M4-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates, Class M2-I Certificates and Class M3-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M4-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M4-I Target Amount.

M4-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 85.75% and (y) thereafter, 88.60% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M5-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates and Class M4-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M5-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M5-I Target Amount.

M5-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 88.00% and (y) thereafter, 90.40% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M6-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates and Class M5-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M6-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M6-I Target Amount.

M6-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 90.25% and (y) thereafter, 92.20% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M7-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates, Class M5-I Certificates and Class M6-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M7-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M7-I Target Amount.

M7-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 93.75% and (y) thereafter, 95.00% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M8-I Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group I Senior Certificates, Class M1-I Certificates, Class M2-I Certificates, Class M3-I Certificates, Class M4-I Certificates, Class M5-I Certificates, Class M6-I Certificates and Class M7-I Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M8-I Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M8-I Target Amount.

M8-I Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 95.00% and (y) thereafter, 96.00% and (ii) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

M1-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M1-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M1-II Target Amount.

M1-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 75.75% and (y) thereafter, 80.60% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M2-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates) and Class M1-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M2-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M2-II Target Amount.

M2-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 80.38% and (y) thereafter, 84.30% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M3-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates and Class M2-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M3-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M3-II Target Amount.

M3-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 83.00% and (y) thereafter, 86.40% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M4-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates, Class M2-II Certificates and Class M3-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M4-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M4-II Target Amount.

M4-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 85.50% and (y) thereafter, 88.40% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M5-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates and Class M4-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M5-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M5-II Target Amount.

M5-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 88.00% and (y) thereafter, 90.40% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M6-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates and Class M5-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M6-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M6-II Target Amount.

M6-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 89.99% and (y) thereafter, 91.90% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M7-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates, Class M5-II Certificates and Class M6-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M7-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M7-II Target Amount.

M7-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 93.00% and (y) thereafter, 94.40% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

M8-II Principal Distribution Amount: With respect to any Distribution Date on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Amount of the Group II Senior Certificates (other than the Exchangeable Certificates), Class M1-II Certificates, Class M2-II Certificates, Class M3-II Certificates, Class M4-II Certificates, Class M5-II Certificates, Class M6-II Certificates and Class M7-II Certificates, in each case after giving effect to distributions on such Distribution Date and after the allocation of Net Negative Amortization, if any, for such Distribution Date, and (ii) the Class Principal Amount of the Class M8-II Certificates after the allocation of Net Negative Amortization, if any, for such Distribution Date and immediately prior to such Distribution Date exceeds (y) the M8-II Target Amount.

M8-II Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (i) (x) for each distribution prior to the Distribution Date in September 2013, 94.25% and (y) thereafter, 95.40% and (ii) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period immediately prior to such Distribution Date and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

Master Servicer: Aurora Loan Services LLC, or any successor in interest, or if any successor master servicer shall be appointed as herein provided, then such successor master servicer.

Master Servicing Fee: As to any Distribution Date, an amount equal to one-twelfth the product of (a) the Master Servicing Fee Rate and (b) the outstanding principal balance of each Mortgage Loan.

Master Servicing Fee Rate: 0.00% per annum.

Material Defect: As defined in Section 2.02(c).

Maximum Rate: For any Mortgage Loan, the rate specified in the related Mortgage Note which the related mortgage rate will never exceed.

MERS: Mortgage Electronic Registration Systems, Inc., a Delaware corporation, or any successor in interest thereto.

MERS Mortgage Loan: Any Mortgage Loan as to which the related Mortgage, or an Assignment of Mortgage, has been or will be recorded in the name of MERS, as nominee for the holder from time to time of the Mortgage Note.

Monthly Excess Cashflow: Not applicable.

Monthly Excess Interest: Not applicable.

Moody’s: Moody’s Investors Service, Inc., or any successor in interest.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage File: As defined in Section 2.01(b).

Mortgage Group: Any of Mortgage Group I or Mortgage Group II.

Mortgage Group I: Pool 1.

Mortgage Group II: Pool 2 and Pool 3.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Mortgage Loan Sale Agreement: The mortgage loan sale and assignment agreement dated as of August 1, 2007 for the sale of the Mortgage Loans by the Seller to the Depositor.

Mortgage Loan Schedule: The schedule attached hereto as Schedule A, which shall identify each Mortgage Loan, as such schedule may be amended from time to time to reflect the addition of Mortgage Loans to, or the deletion of Mortgage Loans from, the Trust Fund. Such schedule shall set forth, among other things, the following information with respect to each Mortgage Loan: (i) the Mortgage Loan identifying number; (ii) the Mortgagor’s name; (iii) the street address of the Mortgaged Property including the city, state and zip code; (iv) the original principal amount of the Mortgage Loan; (v) the Mortgage Rate at origination; (vi) the monthly payment of principal and interest at origination; (vii) the Seller of such Mortgage Loan to the Depositor; (viii) the Servicer servicing such Mortgage Loan and the applicable Servicing Fee; (ix) the applicable prepayment premium, if any, and the method of calculation and (x) the Custodian with respect to the Mortgage File related to such Mortgage Loan. The Depositor shall be responsible for providing the Trustee and the Master Servicer with all amendments to the Mortgage Loan Schedule.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Pool: Any of Pool 1, Pool 2 or Pool 3.

Mortgage Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on such Mortgage Loan, determined under in the related Mortgage Note as reduced by any Relief Act Reductions.

Mortgaged Property: Either of (x) the fee simple interest in real property, together with improvements thereto including any exterior improvements to be completed within 120 days of disbursement of the related Mortgage Loan proceeds, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease, securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagor: The obligor on a Mortgage Note.

Negative Amortization: With respect to each Distribution Date, the amount of interest on the Mortgage Loans that the related Mortgagors are not obligated to pay as interest (and which shall be added to the Scheduled Principal Balance of each such Mortgage Loan) due to the negative amortization feature of such Mortgage Loans, in each case during the related Collection Period.

Negative Amortization Certificate: Any Certificate other than the Class R Certificate.

Net Funds Cap: Any of the Pool 1 Net Funds Cap, the Pool 2 Net Funds Cap, the Pool 3 Net Funds Cap or the Group II Subordinate Net Funds Cap.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan, the related Liquidation Proceeds net of (i) unreimbursed expenses and (ii) any unreimbursed Advances, if any, received and retained in connection with the liquidation of such Mortgage Loan.

Net Mortgage Rate: With respect to any Mortgage Loan, the Mortgage Rate thereof reduced by the Servicing Fee Rate and any mortgage insurance premium rate, as applicable.

Net Negative Amortization: For any Distribution Date and each Mortgage Pool, the excess, if any, of (i) the Negative Amortization with respect to all Mortgage Loans in such Mortgage Pool for the calendar month prior to that Distribution Date, over (ii) the aggregate amount of all scheduled monthly principal payments received with respect to all Mortgage Loans in such Mortgage Pool during the related Collection Period, prepayments in full and partial prepayments received with respect to all Mortgage Loans in such Mortgage Pool during the related Prepayment Period (including principal received in connection with the repurchase of a Mortgage Loan from the Trust Fund and all other principal received other than scheduled monthly payments) and recoveries in respect of the Mortgage Loans in such Mortgage Pool received during the related Prepayment Period.

Net Prepayment Interest Shortfall: With respect to any Deposit Date and any Class of Certificates, the excess, if any, of any Prepayment Interest Shortfalls with respect to the Mortgage Loans in a Mortgage Pool for such date over (i) any Prepayment Interest Excess with respect to such Mortgage Loans for such date and (ii) any amounts paid with respect to such shortfalls by a Servicer pursuant to the applicable Servicing Agreement or by the Master Servicer.

Net Rate: Not applicable.

Net Swap Payment: With respect to each Distribution Date and either Swap Agreement, the net payment required to be made pursuant to the terms of the related Swap Agreement, which net payment shall not take into account any related Swap Termination Payment, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in such Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Net WAC: For each Mortgage Pool and for each Distribution Date, the weighted average of the Net Mortgage Rates of the Mortgage Loans in such Mortgage Pool at the beginning of the related Collection Period, weighted on the basis of their Scheduled Principal Balances at the beginning of the related Collection Period.

NIM Redemption Amount: As defined in Section 7.01(b).

NIM Securities: Any net interest margin securities issued subsequent to the Closing Date by an owner trust or other special purpose entity, the principal assets of which include some or all of the Class AP-I, Class 2-AP, Class 3-AP, Class X-I and Class X-II Certificates and the payments received thereon, which principal assets back such securities.

NIMS Agreement: Not applicable.

NIMS Insurer: One or more insurers issuing financial guaranty insurance policies in connection with the issuance of NIM Securities.

Non-Book-Entry Certificate: Not applicable.

Non-MERS Mortgage Loan: Any Mortgage Loan other than a MERS Mortgage Loan.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Nonpayment: With respect to any Distribution Date, an Insured Amount that is due for Payment but has not been paid pursuant to this Agreement.

Notice: The telephonic or telegraphic notice, promptly confirmed in writing by telecopy substantially in the form of Exhibit A to the Certificate Insurance Policy, the original of which is subsequently delivered by registered or certified mail, from the Trustee specifying the Insured Amount or Preference Amount which shall be due and owing on the applicable Distribution Date.

Notice of Nonpayment. The notice of claim to be delivered by the Trustee to the Certificate Insurer with respect to any Distribution Date pursuant to Section 5.13(a), which shall be in the form attached to the Certificate Insurance Policy.

Notional Amount: With respect to any Notional Certificate and any Distribution Date, such Certificate’s Percentage Interest of the Class Notional Amount of such Class of Certificates for such Distribution Date.

Notional Certificate: Not applicable.

Offered Certificates: Collectively, the Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class 2-A3, Class 2-A4, Class 3-A1, Class 3-A2, Class 3-A3, Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I, Class M8-I, Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates.

Offering Document: Either of the private placement memorandum, dated August 31, 2007, relating to the Privately Offered Certificates or the Prospectus.

Officer’s Certificate: A certificate signed by the Chairman of the Board, any Vice Chairman, the President, any Vice President or any Assistant Vice President of a Person, and in each case delivered to the Trustee.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee, and who may be in house or outside counsel to the Depositor, the Master Servicer or the Servicer but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or the taxation, or the federal income tax status, of each REMIC.

Optimal Interest Remittance Amount: With respect to each Mortgage Pool for each Distribution Date, the product of (A) (x) the weighted average of the Net Mortgage Rates for the Mortgage Loans in such Mortgage Pool (based on their Scheduled Principal Balances as of the first day of the related Collection Period) divided by (y) 12 and (B) the Pool Balance for such Mortgage Pool as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date).

Original Loan-to-Value Ratio: Not applicable.

Original Value: The lesser of (a) the Appraised Value of a Mortgaged Property at the time the related Mortgage Loan was originated and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price paid for the Mortgaged Property by the Mortgagor at the time the related Mortgage Loan was originated.

Originators: Countrywide Home Loans, Inc., Lehman Brothers Bank, FSB, Quicken Loans, Inc. and GreenPoint.

Overcollateralization Amount: Either of the Pool 1 Overcollateralization Amount or the Pool 2-3 Overcollateralization Amount.

Overcollateralization Deficiency: Not applicable.

Overcollateralization Floor: Not applicable.

Overcollateralization Release Amount: Not applicable.

Payahead: With respect to any Mortgage Loan and any Due Date therefor, any Scheduled Payment received by the Servicer during any Collection Period in addition to the Scheduled Payment due on such Due Date, intended by the related Mortgagor to be applied on a subsequent Due Date or Due Dates.

Paying Agent: Any paying agent appointed pursuant to Section 3.08.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest: With respect to any Certificate, its percentage interest in the undivided beneficial ownership interest in the Trust Fund evidenced by all Certificates of the same Class as such Certificate. With respect to any Certificate other than the Class C-I, Class C-II, Class X-I, Class X-II and Class R Certificates, the Percentage Interest evidenced thereby shall equal the initial Certificate Principal Amount thereof divided by the initial Class Principal Amount of all Certificates of the same Class. With respect to the Class C-I, Class C-II, Class X-I, Class X-II and Class R Certificates, the Percentage Interest evidenced thereby shall be as specified on the face thereof, or otherwise be equal to 100%.

Permitted Servicing Amendment: Any amendment to a Servicing Agreement pursuant to Section 11.03(a)(iii) hereunder in connection with any servicing transfer or transfer of any servicing rights.

Permitted Transferee: As defined in Section 3.03(f).

Person: Any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Placement Agent: Lehman Brothers Inc.

Plan: As defined in Section 3.03(d).

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. 2510.3 101, as modified by Section 3(42) of ERISA.

Policy Payments Account: A separate trust account created and maintained by the Trustee to which payments under the Certificate Insurer Policy are deposited.

Pool 1: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Group I Certificates after giving effect to all Realized Losses incurred with respect to the Pool 1 Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Pool 1 Applied Loss Amount with respect to such date, exceeds (y) the Pool Balance for Pool 1 for such Distribution Date.

Pool 1 Assets: As defined in Section 7.01(b)(i).

Pool 1 Basis Risk Payment: For any Distribution Date and the Group I Certificates, the excess, if any of (A) the sum of (1) any Basis Risk Shortfall for the Group I Certificates for such Distribution Date not otherwise funded out of amounts received on the Group I Interest Rate Cap Agreement and (2) any Unpaid Basis Risk Shortfall for the Group I Certificates for such Distribution Date not otherwise funded out of amounts received on the Group I Interest Rate Cap Agreement over (B) the amount of payments of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls made to the Group I Certificates pursuant to Section 5.02(h)(vi); provided, however, that the amount of the Pool 1 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 1 Monthly Excess Cashflow otherwise distributable in respect of the Class X-I Certificates pursuant to Section 5.02(h)(x) hereof on such Distribution Date (as determined under the definition of “X-I Component Distributable Amount” without regard to the Pool 1 Basis Risk Payment for such Distribution Date).

Pool 1 Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

Pool 1 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 1 Cumulative Loss Trigger Event will have occurred if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 1 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool Balance for Pool 1 as of the Cut-off Date, exceeds the applicable percentages described below with respect to such Distribution Date.

Distribution Date	Loss Percentage
September 2010 through August 2011	0.60% for the first month plus an additional 1/12th of 0.50% for each month thereafter.
September 2011 through August 2012	1.10% for the first month plus an additional 1/12th of 0.45% for each month thereafter.
September 2012 through August 2013	1.55% for the first month plus an additional 1/12th of 0.60% for each month thereafter.
September 2013 through August 2014	2.15% for the first month plus an additional 1/12th of 0.20% for each month thereafter.
September 2014 and thereafter	2.35%

Pool 1 Delinquency Event: With respect to any Distribution Date, a “Pool 1 Delinquency Event” shall occur if the Pool 1 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to September 2013, 24.56%, and, for Distribution Dates during or after September 2013, 30.70% of the Pool 1 Senior Enhancement Percentage for such Distribution Date.

Pool 1 Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 1 that are 60 or more days delinquent (including all Pool 1 Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date), (ii) each Pool 1 Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, (iii) all Pool 1 Mortgage Loans repurchased within 12 months prior to such Distribution Date and (iv) all Pool 1 Mortgage Loans modified within 12 months prior to such Distribution Date, and the denominator of which is the Pool Balance for Pool 1 as of the close of business on the last day of such month.

Pool 1 Initial Optional Termination Date: The Distribution Date following the month in which the Pool Balance for Pool 1 initially declines to less than 10% of the Pool Balance for Pool 1 as of the Cut-off Date.

Pool 1 Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) the Pool 1 Monthly Excess Interest for such date, (y) Pool 1 Overcollateralization Release Amount for such date and (z) that portion, if any, of the Principal Distribution Amount for such date available for distribution pursuant to Sections 5.02(d)(i)(5) and 5.02(d)(ii)(L) hereof.

Pool 1 Monthly Excess Interest: With respect to any Distribution Date, that portion, if any, of the Interest Remittance Amount available for distribution pursuant to Section 5.02(b)(vii) hereof for such date.

Pool 1 Mortgage Loan: A Mortgage in Pool 1 and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Pool 1 Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Pool 1 Net Funds Cap: For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 1 for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 1 and the Certificate Insurer Premium and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by, in the case of the Pool 1 Senior Certificates only, (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Net Rate: The per annum rate set forth in footnote 1 to the description of REMIC I-1 in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP I REMIC Regular Interests as adjusted and as set forth in such footnote).

Pool 1 Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group I Certificates after giving effect to distributions on such Distribution Date.

Pool 1 Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 1 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 1 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group I Certificates resulting from the distribution of the Principal Distribution Amount for Pool 1 on such Distribution Date but prior to allocation of any Pool 1 Applied Loss Amount on such Distribution Date.

Pool 1 Overcollateralization Floor: For any Distribution Date, $2,109,579 (0.50% of the Pool Balance for Pool 1 as of the Cut-off Date).

Pool 1 Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for Pool 1 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 1 Overcollateralization Amount for such Distribution Date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 1 for such date is applied on such Distribution Date in reduction of the aggregate Certificate Principal Amount of the Group I Certificates), exceeds (2) the Pool 1 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1 Purchase Price: With respect to the purchase of a Pool 1 Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan; (d) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws; and (e) the fair market value of all other property being purchased (reduced, in the case of REO Property relating to a Pool 1 Mortgage Loan, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan). The Master Servicer and the Servicer (or the Trustee, in its capacity as successor master servicer, if applicable) shall be reimbursed from the Pool 1 Purchase Price for any Pool 1 Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder in its capacity as successor master servicer), together with any accrued and unpaid compensation due to the Master Servicer, the Servicer or the Trustee hereunder or thereunder.

Pool 1 REMIC Net WAC: For each Distribution Date (and the related Accrual Period), an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 1 for such Distribution Date over (y) the Certificate Insurer Premium for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 1 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 1 Repurchase Price: As defined in Section 7.01(b)(i).

Pool 1 Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Pool 1 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 1 Senior Certificates: The Class 1-A1 and Class 1-A2 Certificates.

Pool 1 Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group I Subordinate Certificates and the Pool 1 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Pool 1 Trigger Event has occurred) and the denominator of which is the Pool Balance for Pool 1 for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 1 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to (a) prior to the Pool 1 Stepdown Date or if a Pool 1 Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amounts for Pool 1 and (b) on or after the Pool 1 Stepdown Date and as long as a Pool 1 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group I Senior Certificates after the allocation of Net Negative Amortization, if any, for each Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the Pool 1 Senior Target Amount.

Pool 1 Senior Priority: For the Pool 1 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 1 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 1 Senior Certificates.

Pool 1 Senior Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in September 2013, 71.50%; and (ii) thereafter, 77.20% and (2) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool Balance for Pool 1 for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 1 Overcollateralization Floor.

Pool 1 Stepdown Date: The later to occur of (x) the Distribution Date in September 2010 and (y) the first Distribution Date on which the Pool 1 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Pool 1 Mortgage Loans during the related Collection Period, but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in September 2013, 28.50% and (ii) on or after the Distribution Date in September 2013, 22.80%.

Pool 1 Target Amount: an amount equal to the Pool Balance for Pool 1 as of such Distribution Date minus the Pool 1 Targeted Overcollateralization Amount for such Distribution Date.

Pool 1 Targeted Overcollateralization Amount: With respect to any Distribution Date (x) prior to the Pool 1 Stepdown Date an amount equal to $8,438,317 (2.00% of the Pool Balance for Pool 1 as of the Cut-off Date), (y) on or after the Pool 1 Stepdown Date, the greater of (1) the lesser of (a) the amount of $8,438,317 and (b) the product of (i) for each distribution prior to the Distribution Date in September 2013, 5.000%, and thereafter, 4.000% and (ii) the Pool Balance for Pool 1 as of the last day of the related Collection Period and (2) the Pool 1 Overcollateralization Floor and (z) on and after the Pool 1 Stepdown Date and for which a Pool 1 Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

Pool 1 Trigger Event: With respect to any Distribution Date, means that either a Pool 1 Delinquency Event or a Pool 1 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool 2: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Mortgage Loan: A Mortgage in Pool 2 and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Pool 2 Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Pool 2 Net Funds Cap: For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 2 for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 2 (based on the applicable Swap Allocation Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 2 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2 Senior Certificates: The Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4 Certificates.

Pool 2 Senior Priority: For the Pool 2 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 2 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 2 Senior Certificates.

Pool 2 Swap Allocation Percentage: For Pool 2, a fraction, the numerator of which is the sum of (a) the aggregate Class Principal Amount of the Pool 2 Senior Certificates and (b) the sum of the Apportioned Principal Balances for the Group II Subordinate Certificates, and the denominator of which is the aggregate Class Principal Amount of the Group II Senior Certificates and the Group II Subordinate Certificates.

Pool 2-3 Aggregate Loan Balance: With respect to any Distribution Date, the total Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 for that Distribution Date.

Pool 2-3 Applied Loss Amount: With respect to any Distribution Date, the amount, if any, by which (x) the aggregate Certificate Principal Amount of the Group II Certificates after giving effect to all Realized Losses incurred with respect to the Pool 2 and Pool 3 Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, but before giving effect to any application of the Pool 2-3 Applied Loss Amount with respect to such date, exceeds (y) the Pool 2-3 Aggregate Loan Balance for such Distribution Date.

Pool 2-3 Assets: As defined in Section 7.01(b)(ii).

Pool 2-3 Basis Risk Payment: For any Distribution Date and the Group II Certificates, the excess, if any of (A) the sum of (1) any Basis Risk Shortfall for the Group II Certificates for such Distribution Date not otherwise funded out of amounts received on the Group II Interest Rate Cap Agreement and (2) any Unpaid Basis Risk Shortfall for the Group II Certificates for such Distribution Date not otherwise funded out of amounts received on the Group II Interest Rate Cap Agreement over (B) the amount of payments of Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls made to the Group II Certificates pursuant to Section 5.02(i)(v); provided, however, that the amount of the Pool 2-3 Basis Risk Payment for any Distribution Date cannot exceed the amount of Pool 2-3 Monthly Excess Cashflow otherwise distributable in respect of the Class X-II Certificates pursuant to Section 5.02(i)(ix) hereof on such Distribution Date (as determined under the definition of “X-II Component Distributable Amount” without regard to the Pool 2-3 Basis Risk Payment for such Distribution Date).

Pool 2-3 Basis Risk Reserve Fund: A fund created as part of the Trust Fund pursuant to Section 5.06 of this Agreement but which is not an asset of any of the REMICs.

Pool 2-3 Cumulative Loss Trigger Event: With respect to any Distribution Date, a Pool 2-3 Cumulative Loss Trigger Event will have occurred if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Pool 2 and Pool 3 Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Pool 2-3 Aggregate Loan Balance as of the Cut-off Date, exceeds the applicable percentages described below with respect to such Distribution Date.

Distribution Date	Loss Percentage
September 2010 through August 2011	0.60% for the first month plus an additional 1/12th of 0.45% for each month thereafter.
September 2011 through August 2012	1.05% for the first month plus an additional 1/12th of 0.45% for each month thereafter.
September 2012 through August 2013	1.50% for the first month plus an additional 1/12th of 0.55% for each month thereafter.
September 2013 through August 2014	2.05% for the first month plus an additional 1/12th of 0.20% for each month thereafter.
September 2014 and thereafter	2.25%

Pool 2-3 Delinquency Event: With respect to any Distribution Date, a “Pool 2-3 Delinquency Event” shall occur if the Pool 2-3 Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds, for Distribution Dates prior to September 2013, 23.93%, and, for Distribution Dates during or after September 2013, 30.30% of the Pool 2-3 Senior Enhancement Percentage for such Distribution Date.

Pool 2-3 Delinquency Rate: For any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans in Pool 2 and Pool 3 that are 60 or more days delinquent (including all Pool 2 and Pool 3 Mortgage Loans 60 or more days delinquent for which the Mortgagor has filed for bankruptcy after the closing date), (ii) each Pool 2 and Pool 3 Mortgage Loan in foreclosure and all REO Properties as of the close of business on the last day of such month, (iii) all Pool 2 and Pool 3 Mortgage Loans repurchased within 12 months prior to such Distribution Date and (iv) all Pool 2 and Pool 3 Mortgage Loans modified within 12 months prior to such Distribution Date, and the denominator of which is the Pool 2-3 Aggregate Loan Balance as of the close of business on the last day of such month.

Pool 2-3 Initial Optional Termination Date: The Distribution Date following the month in which the Pool 2-3 Aggregate Loan Balance initially declines to less than 10% of the Pool 2-3 Aggregate Loan Balance as of the Cut-off Date.

Pool 2-3 Monthly Excess Cashflow: With respect to any Distribution Date, the sum of (x) the Pool 2-3 Monthly Excess Interest for such date, (y) Pool 2-3 Overcollateralization Release Amount for such date and (z) that portion, if any, of the Principal Distribution Amount for such date available for distribution pursuant to Sections 5.02(e)(i)(F) and 5.02(e)(ii)(L) hereof.

Pool 2-3 Monthly Excess Interest: With respect to any Distribution Date, that portion, if any, of the Interest Remittance Amount for Pool 2 and Pool 3 available for distribution pursuant to Section 5.02(c)(iii)(4) hereof for such date.

Pool 2-3 Net Rate: The per annum rate set forth in footnote 1 to the description of REMIC II-1 in the Preliminary Statement hereto (such rate being based on the weighted average of the interest rates on the SWAP II REMIC Regular Interests as adjusted and as set forth in such footnote).

Pool 2-3 Net WAC: For each Distribution Date (and the related Accrual Period), an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the Optimal Interest Remittance Amount for Pool 2 and Pool 3 for such Distribution Date and (2) 12, and the denominator of which is the Pool Balance for Pool 2 and Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date) multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 2-3 Overcollateralization Amount: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (y) the aggregate Class Principal Amount of the Group II Certificates after giving effect to distributions on such Distribution Date.

Pool 2-3 Overcollateralization Deficiency: With respect to any Distribution Date, the amount, if any, by which (x) the Pool 2-3 Targeted Overcollateralization Amount for such Distribution Date exceeds (y) the Pool 2-3 Overcollateralization Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the aggregate Certificate Principal Amount of the Group II Certificates resulting from the distribution of the Principal Distribution Amount for Pool 2 and Pool 3 on such Distribution Date but prior to allocation of any Pool 2-3 Applied Loss Amount on such Distribution Date.

Pool 2-3 Overcollateralization Floor: For any Distribution Date, $6,363,301 (0.50% of the Pool 2-3 Aggregate Loan Balance as of the Cut-off Date).

Pool 2-3 Overcollateralization Release Amount: With respect to any Distribution Date, the lesser of (x) the Principal Remittance Amount for Pool 2 and Pool 3 for such Distribution Date and (y) the amount, if any, by which (1) the Pool 2-3 Overcollateralization Amount for such Distribution Date (calculated for this purpose on the basis of the assumption that 100% of the Principal Remittance Amount for Pool 2 and Pool 3 for such date is applied on such Distribution Date in reduction of the aggregate Certificate Principal Amount of the Group II Certificates), exceeds (2) the Pool 2-3 Targeted Overcollateralization Amount for such Distribution Date.

Pool 2-3 Purchase Price: With respect to the purchase of a Pool 2 or Pool 3 Mortgage Loan or related REO Property pursuant to this Agreement, an amount equal to the sum of (a) 100% of the unpaid principal balance of such Mortgage Loan, (b) accrued interest thereon at the applicable Mortgage Rate, from the date as to which interest was last paid to (but not including) the Due Date in the Collection Period immediately preceding the related Distribution Date; (c) any unreimbursed Servicing Advances with respect to such Mortgage Loan; (d) any costs and damages incurred by the Trust Fund with respect to such Mortgage Loan in connection with any violation of any federal, state or local predatory or abusive lending laws or other similar laws; and (e) the fair market value of all other property being purchased (reduced, in the case of REO Property relating to a Pool 2 or Pool 3 Mortgage Loan, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan). The Master Servicer and the Servicer (or the Trustee, in its capacity as successor master servicer, if applicable) shall be reimbursed from the Pool 2-3 Purchase Price for any Pool 2 and Pool 3 Mortgage Loan or related REO Property for any Advances made or other amounts advanced with respect to such Mortgage Loan that are reimbursable to the Master Servicer or the Servicer under this Agreement or the Servicing Agreement (or to the Trustee hereunder in its capacity as successor master servicer), together with any accrued and unpaid compensation due to the Master Servicer, the Servicer or the Trustee hereunder or thereunder.

Pool 2-3 Repurchase Price: As defined in Section 7.01(b)(ii).

Pool 2-3 Rolling Three Month Delinquency Rate: With respect to any Distribution Date, the average of the Pool 2-3 Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding calendar months.

Pool 2-3 Senior Enhancement Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Group II Subordinate Certificates and the Pool 2-3 Overcollateralization Amount (which amount, for purposes of this definition only, shall not be less than zero and assuming for purposes of this definition that the Principal Distribution Amount has been distributed on such Distribution Date and no Pool 2-3 Trigger Event has occurred) and the denominator of which is the Pool 2-3 Aggregate Loan Balance for such Distribution Date, in each case after giving effect to distributions on such Distribution Date.

Pool 2-3 Senior Principal Distribution Amount: For any Distribution Date, an amount equal to (a) prior to the Pool 2-3 Stepdown Date or if a Pool 2-3 Trigger Event is in effect with respect to such Distribution Date, 100% of the Principal Distribution Amounts for Pool 2 and Pool 3 and (b) on or after the Pool 2-3 Stepdown Date and as long as a Pool 2-3 Trigger Event is not in effect with respect to such Distribution Date, the amount, if any, by which (x) the aggregate Class Principal Amount of the Group II Senior Certificates after the allocation of Net Negative Amortization, if any, for each Distribution Date and immediately prior to distributions on such Distribution Date exceeds (y) the Pool 2-3 Senior Target Amount.

Pool 2-3 Senior Target Amount: With respect to any Distribution Date an amount equal to the lesser of (a) the product of (1) (i) for each distribution prior to the Distribution Date in September 2013, 70.75%; and (ii) thereafter, 76.60% and (2) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period and (b) the amount, if any, by which (1) the Pool 2-3 Aggregate Loan Balance for such Distribution Date determined as of the last day of the related Collection Period exceeds (2) the Pool 2-3 Overcollateralization Floor.

Pool 2-3 Stepdown Date: The later to occur of (x) the Distribution Date in September 2010 and (y) the first Distribution Date on which the Pool 2-3 Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Pool 2 and Pool 3 Mortgage Loans during the related Collection Period, but before giving effect to distributions on any Certificates on such Distribution Date) is greater than or equal to (i) prior to the Distribution Date in September 2013, 29.25% and (ii) on or after the Distribution Date in September 2013, 23.40%.

Pool 2-3 Target Amount: an amount equal to the Pool 2-3 Aggregate Loan Balance as of such Distribution Date minus the Pool 2-3 Targeted Overcollateralization Amount for such Distribution Date.

Pool 2-3 Targeted Overcollateralization Amount: With respect to any Distribution Date (x) prior to the Pool 1 Stepdown Date an amount equal to $29,271,185 (2.30% of the Pool 2-3 Aggregate Loan Balance as of the Cut-off Date), (y) on or after the Pool 2-3 Stepdown Date, the greater of (1) the lesser of (a) the amount of $29,271,185 and (b) the product of (i) for each distribution prior to the Distribution Date in September 2013, 5.75%, and thereafter, 4.60% and (ii) the Pool 2-3 Aggregate Loan Balance as of the last day of the related Collection Period and (2) the Pool 2-3 Overcollateralization Floor and (z) on and after the Pool 2-3 Stepdown Date and for which a Pool 2-3 Trigger Event is in effect, the amount calculated under this definition for the immediately preceding Distribution Date.

Pool 2-3 Trigger Event: With respect to any Distribution Date, means that either a Pool 2-3 Delinquency Event or a Pool 2-3 Cumulative Loss Trigger Event is in effect for such Distribution Date.

Pool 3: The aggregate of the Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Assets: Not applicable.

Pool 3 Mortgage Loan: A Mortgage in Pool 3 and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 or Section 2.05, including without limitation, each Pool 3 Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time.

Pool 3 Net Funds Cap: For each Distribution Date, an annual rate equal to (a) a fraction, expressed as a percentage, the numerator of which is the product of (1) the excess, if any, of (x) the Optimal Interest Remittance Amount for Pool 3 for such Distribution Date over (y) the amount of any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty on the related due date allocable to Pool 3 (based on the applicable Swap Allocation Percentage) and (2) 12, and the denominator of which is the Pool Balance for Pool 3 as of the first day of the related Collection Period (not including for this purpose Mortgage Loans for which prepayments in full have been received and distributed in the month prior to that Distribution Date), multiplied by (b) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

Pool 3 Senior Certificates: The Class 3-A1, Class 3-A2 and Class 3-A3 Certificates.

Pool 3 Senior Priority: For the Pool 3 Senior Certificates, sequentially in the following order: (i) up to the amount of any Net Negative Amortization previously allocated to such Certificates and not repaid, to the Pool 3 Senior Certificates pro rata based on the amount of such unpaid prior allocations of Net Negative Amortization to each class thereof and (ii) pro rata, to the Pool 3 Senior Certificates.

Pool 3 Swap Allocation Percentage: For Pool 3, a fraction, the numerator of which is the sum of (a) the aggregate Class Principal Amount of the Pool 3 Senior Certificates and (b) the sum of the Apportioned Principal Balances for the Group II Subordinate Certificates, and the denominator of which is the aggregate Class Principal Amount of the Group II Senior Certificates and the Group II Subordinate Certificates.

Pool Assets: Not applicable.

Pool Balance: As to each Mortgage Pool and any Distribution Date or the Cut-off Date, the sum of the Scheduled Principal Balances of the Mortgage Loans included in such Mortgage Pool for that date.

Pool Percentage: For Pool 2 or Pool 3 and any Distribution Date, a fraction, the numerator of which is the Pool Balance for such Mortgage Pool for such Distribution Date and the denominator of which is the Pool 2-3 Aggregate Loan Balance for such Distribution Date.

Pool Subordinate Amount: With respect to any Mortgage Pool and any Distribution Date, the excess of the Pool Balance for such Mortgage Pool for the immediately preceding Distribution Date (or on the Cut-off Date in the case of the first Distribution Date) over the aggregate Class Principal Amount of the related Senior Certificates immediately prior to the related Distribution Date.

Preference Amount: Any payment of principal or interest previously distributed to a Holder on a Guaranteed Certificate which would have been covered under the Certificate Insurance Policy as an Insured Amount, which has been deemed a preferential transfer and was previously recovered from its Holder pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

Preference Claim: Not applicable.

Premium Letter: The Premium Letter dated as of August 31, 2007 between the Depositor and the Certificate Insurer.

Premium Percentage: 0.15% per annum.

Prepayment Interest Excess: With respect to any Distribution Date and any Principal Prepayment in full received on the Mortgage Loans serviced by Aurora from the first day through the sixteenth day of the month during which such Distribution Date occurs, all amounts paid in respect of interest at the applicable Net Mortgage Rate on such Principal Prepayment in full.

Prepayment Interest Shortfall: With respect to any Distribution Date and any Principal Prepayment, the difference between (i) one full month’s interest at the applicable Net Mortgage Rate (after giving effect to any applicable Relief Act Reduction) on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: With respect to any Distribution Date and (i) any Principal Prepayment in part received by Aurora, the calendar month immediately preceding the month in which such Distribution Date occurs; (ii) any Principal Prepayments in full for Mortgage Loans serviced by Aurora, the seventeenth day of the calendar month immediately preceding the month in which such Distribution Date occurs through the sixteenth day of the calendar month in which such Distribution Date occurs; and (iii) any Principal Prepayments in full or in part for Countrywide Servicing, the 2nd day of the calendar month immediately preceding the month in which such Distribution Date occurs through the first day of the calendar month in which such Distribution Date occurs.

Prepayment Premiums: With respect to any Distribution Date, all premiums or charges paid by the obligors under the related Mortgage Notes due to Principal Prepayments and required to be remitted to the Custodial Accounts pursuant to the Servicing Agreements and are remitted to the Collection Account during the immediately preceding Prepayment Period, if any.

Primary Mortgage Insurance Policy: Any mortgage guaranty insurance, if any, on an individual Mortgage Loan as evidenced by a policy or certificate, whether such policy is obtained by the originator, the lender or the borrower.

Principal Allocation Percentage: For Pool 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 2 for such Distribution Date and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 2 and Pool 3 for such date. For Pool 3 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the Principal Remittance Amount for Pool 3 for such Distribution Date, and the denominator of which is the aggregate of the Principal Remittance Amounts for Pool 2 and Pool 3 for such date.

Principal Distribution Amount: With respect to any Distribution Date and for Pool 1, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 1 Overcollateralization Release Amount attributable to such Mortgage Pool, based on the Principal Allocation Percentage for such Pool, if any, for such Distribution Date. With respect to any Distribution Date and for Pool 2 and Pool 3, an amount equal to the Principal Remittance Amount for such date for such Mortgage Pool minus the Pool 2-3 Overcollateralization Release Amount attributable to such Mortgage Pool, based on the Principal Allocation Percentage for such Pool, if any, for such Distribution Date.

Principal Prepayment: Any Mortgagor payment of principal (other than a Balloon Payment) or other recovery of principal on a Mortgage Loan that is recognized as having been received or recovered in advance of its scheduled Due Date and applied to reduce the principal balance of the Mortgage Loan in accordance with the terms of the Mortgage Note or the applicable Servicing Agreement.

Principal Remittance Amount: With respect to each Mortgage Pool and any Distribution Date, an amount equal to (a) the sum of (1) all principal collected (other than in connection with Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans in such Mortgage Pool during the related Collection Period whether by a Servicer, the Master Servicer or the Trustee in its capacity as successor master servicer (less unreimbursed Advances due to the Master Servicer, the applicable Servicer or the Trustee, in its capacity as successor master servicer, with respect to the related Mortgage Loans, to the extent allocable to principal, and any unreimbursed Servicing Advances), (2) all Principal Prepayments in full or in part received during the related Prepayment Period with respect to the Mortgage Loans in such Mortgage Pool, (3) the outstanding principal balance of each Mortgage Loan in such Mortgage Pool that was repurchased by the Seller or the Transferor during the related Prepayment Period or any NIMS Insurer (in the case of certain Mortgage Loans 90 days or more delinquent), (4) the principal portion of any Substitution Amount paid with respect to any Deleted Mortgage Loan in such Mortgage Pool during the related Prepayment Period allocable to principal and (5) all Net Liquidation Proceeds, Insurance Proceeds, any Subsequent Recovery and other recoveries collected with respect to the Mortgage Loans in such Mortgage Pool during the related Prepayment Period, to the extent allocable to principal, as reduced (but not by more than the sum of items (1) through (5) above) by the aggregate amount of Negative Amortization with respect to the Mortgage Loans in such Mortgage Pool during the related Collection Period, reduced by (b) other costs, expenses or liabilities reimbursable to the Trustee, the Master Servicer, the Certificate Insurer and any Servicer to the extent provided in this Agreement and the applicable Servicing Agreement or to the Custodian pursuant to the Custodial Agreement, as applicable to each Mortgage Pool from the Interest Remittance Amount described in clause (b) of the definition thereof and not reimbursed therefrom or otherwise.

Privately Offered Certificates: The Class AP-I, Class 2-AP and Class 3-AP Certificates.

Proceeding: Not applicable.

Proprietary Lease: With respect to any Cooperative Unit, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated August 30, 2007 together with the accompanying prospectus dated August 16, 2007, relating to the Offered Certificates.

PTCE: As defined in Section 3.03(d).

Purchase Price: Either of the Pool 1 Purchase Price or the Pool 2-3 Purchase Price.

QIB: As defined in Section 3.03(c).

QIB-Restricted Certificate: Any Class C Certificate.

Qualified GIC: A guaranteed investment contract or surety bond providing for the investment of funds in the Collection Account or the Certificate Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(i) be an obligation of an insurance company or other corporation whose long term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(ii) provide that the Trustee may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(iii) provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Certificates (which in the case of the Guaranteed Certificates shall be determined without regard to the Certificate Insurance Policy) or the NIM Securities, the Trustee shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(iv) provide that the Trustee’s interest therein shall be transferable to any successor trustee hereunder; and

(v) provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Collection Account or the Certificate Account, as the case may be, not later than the Business Day prior to any Distribution Date.

Qualified Insurer: Not applicable.

Qualifying Substitute Mortgage Loan: In the case of a Mortgage Loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement, a Mortgage Loan that, on the date of such substitution, (i) has an outstanding Scheduled Principal Balance (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate Scheduled Principal Balance), after application of all Scheduled Payments due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding Scheduled Principal Balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) has a Mortgage Rate not less than the Mortgage Rate on the Deleted Mortgage Loan, (iii) if applicable, has a maximum Mortgage Rate not less than the maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if applicable, has a minimum Mortgage Rate not less than the minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if applicable, has a gross margin equal to or greater than the gross margin of the Deleted Mortgage Loan, (vi) is not a Cooperative Loan unless the related Deleted Mortgage Loan was a Cooperative Loan, (vii) if applicable, has a next adjustment date not later than the next adjustment date on the Deleted Mortgage Loan, (viii) has the same Due Date as the Deleted Mortgage Loan, (ix) has a remaining stated term to maturity not longer than 18 months and not more than 18 months shorter than the remaining stated term to maturity of the related Deleted Mortgage Loan, (x) is current as of the date of substitution, (xi) has a Loan-to-Value Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (xii) has been underwritten by a Transferor in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xiii) has a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xiv) is secured by the same property type as the Deleted Mortgage Loan, (xv) conforms to each representation and warranty applicable to the Deleted Mortgage Loan made in the Mortgage Loan Sale Agreement, (xvi) has the same or higher lien position as the Deleted Mortgage Loan, (xvii) is covered by a Primary Mortgage Insurance Policy if the Deleted Mortgage Loan was so covered and (xviii) contains provisions covering the payment of Prepayment Premium by the Mortgagor for early prepayment of the Mortgage Loan at least as favorable as the Deleted Mortgage Loan. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate Scheduled Principal Balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (xiii) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (ix) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (xi) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xv) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

Rate of Payment: For each Distribution Date and for either Swap Agreement, the rates of payment set forth in Schedule B hereto.

Rating Agency: Each of Moody’s and S&P.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount equal to (i) the unpaid principal balance of such Mortgage Loan as of the date of liquidation, minus (ii) Liquidation Proceeds received, to the extent allocable to principal, net of amounts that are reimbursable therefrom to the Master Servicer or the Servicer with respect to such Mortgage Loan (other than Advances of principal) including expenses of liquidation. In determining whether a Realized Loss is a Realized Loss of principal, Liquidation Proceeds shall be allocated, first, to payment of expenses related to such Liquidated Mortgage Loan, then to accrued unpaid interest and finally to reduce the principal balance of the Mortgage Loan.

Recognition Agreement: With respect to any Cooperative Loan, an agreement between the related Cooperative Corporation and the originator of such Mortgage Loan to establish the rights of such originator in the related Cooperative Property.

Record Date: With respect to the Book-Entry Certificates other than the Class AP-I, Class 2-AP, Class 3-AP Certificates, Group I Subordinate Certificates and Group II Subordinate Certificates and any Distribution Date, the close of business on the Business Day immediately preceding such Distribution Date. With respect to the Group I Subordinate Certificates and Group II Subordinate Certificates, the close of business on the last Business Day of the month immediately before the month in which the Distribution Date occurs. With respect to the Class C-I, Class C-II, Class X-I, Class X-II, Class AP-I, Class 2-AP, Class 3-AP and Class R Certificates and any Class of Definitive Certificates and any Distribution Date, the last Business Day of the month immediately preceding the month in which the Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date).

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may otherwise be provided by the Commission or its staff from time to time; and all references to any rule, item, section or subsection of, or definition or term contained in, Regulation AB mean such rule, item, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S: Regulation S promulgated under the Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Regulation S Global Security: As defined in Section 3.01(d).

Reimbursement Amount: As to any Distribution Date, the sum of (i) all Insured Payments paid by the Certificate Insurer, but for which the Certificate Insurer has not been reimbursed prior to such Distribution Date pursuant to Section 5.02, plus (ii) interest accrued on such Insured Payments not previously repaid calculated at the Late Payment Rate from the date the Trustee received the related Insured Payments.

Related Certificates: For any REMIC I-2 Interest, the Class of Certificates set forth on the same row in the table under “REMIC I-2” in the Preliminary Statement hereto. For any REMIC II-2 Interest, the Class of Certificates set forth on the same row in the table under “REMIC II-2” in the Preliminary Statement hereto.

Related Exchange or Exchangeable Classes: Not applicable.

Related Mortgage Pool: Not applicable.

Related REMIC I-2 Interest: For any Related Certificates listed in the table under “REMIC I-2” in the Preliminary Statement, the REMIC I-2 Interest set forth on the same row in the table under “REMIC I-2” in the Preliminary Statement hereto.

Related REMIC II-2 Interest: For any Related Certificates listed in the table under “REMIC II-2” in the Preliminary Statement, the REMIC II-2 Interest set forth on the same row in the table under “REMIC II-2” in the Preliminary Statement hereto.

Related Senior Certificates: Not applicable.

Related Underlying REMIC Certificates: Not applicable.

Relevant Servicing Criteria: The Servicing Criteria applicable to each party, as set forth on Exhibit R attached hereto. Multiple parties can have responsibility for the same Relevant Servicing Criteria. With respect to a Servicing Function Participant engaged by the Master Servicer, the Trustee, the Custodian, the Paying Agent or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act: The Servicemembers Civil Relief Act, as amended, and any similar state or local law or regulation.

Relief Act Reduction: With respect to any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon as a result of application of the Relief Act, any amount by which interest collectible on such Mortgage Loan for the Due Date in the related Collection Period is less than interest accrued thereon for the applicable one-month period at the Mortgage Rate without giving effect to such reduction.

REMIC: Each of the SWAP I REMIC, REMIC I-1, REMIC I-2, the SWAP II REMIC, REMIC II-1 and REMIC II-2, as described in the Preliminary Statement hereto.

REMIC I-1: As described in the Preliminary Statement.

REMIC I-1 Interests: Any one of the classes of REMIC I-1 Interests as described in the Preliminary Statement hereto.

REMIC I-1 Marker Classes: Any of the REMIC I-1 Regular Interests other than the Class LTI1-X Interest and other than the Class LTI1-IO Interest.

REMIC I-1 Regular Interests: Each of the REMIC I-1 Interests other than the Class LTI1-R Interest.

REMIC I-2: As described in the Preliminary Statement.

REMIC I-2 Interests: Any one of the classes of REMIC I-2 Interests as described in the Preliminary Statement hereto.

REMIC I-2 Regular Interest: Any of the REMIC I-2 Interests other than the Residual I Interest. Alternatively, any of the REMIC regular interests represented by (i) the rights associated with any Class of Group I Certificates other than the rights to payments in respect of Excess Interest (and disregarding any obligation to make payments in respect of Class I-I Shortfalls), (ii) the Uncertificated Class X-I Interest and (iii) the Class LTI2-IO Interest.

REMIC II-1: As described in the Preliminary Statement.

REMIC II-1 Interests: Any one of the classes of REMIC II-1 Interests as described in the Preliminary Statement hereto.

REMIC II-1 Marker Classes: Any of the REMIC II-1 Regular Interests other than the Class LTII1-X Interest and other than the Class LTII1-IO Interest.

REMIC II-1 Regular Interests: Each of the REMIC II-1 Interests other than the Class LTII1-R Interest.

REMIC II-2: As described in the Preliminary Statement.

REMIC II-2 Interests: Any one of the classes of REMIC II-2 Interests as described in the Preliminary Statement hereto.

REMIC II-2 Regular Interest: Any of the REMIC II-2 Interests other than the Residual II Interest. Alternatively, any of the REMIC regular interests represented by (i) the rights associated with any Class of Group II Certificates other than the rights to payments in respect of Excess Interest (and disregarding any obligation to make payments in respect of Class I-II Shortfalls), (ii) the Uncertificated Class X-II Interest and (iii) the Class LTII2-IO Interest.

REMIC Pass-Through Rate: For any Distribution Date, (i) for any Group I Senior Certificate and its Related REMIC I-2 Interest, the Pool 1 Net Rate for such Distribution Date (as adjusted, in the case of any Class of Certificates or REMIC I-2 Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis); (ii) for any Group I Subordinate Certificate and its Related REMIC I-2 Interest, the Pool 1 Net Rate for such Distribution Date (as adjusted, in the case of any Class of Certificates or REMIC I-2 Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis) minus 0.50%; (iii) for any Group II Senior Certificate and its Related REMIC II-2 Interest, the Pool 2-3 Net Rate for such Distribution Date (as adjusted, in the case of any Class of Certificates or REMIC II-2 Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis); and (iv) for any Group II Subordinate Certificate and its Related REMIC II-2 Interest, the Pool 2-3 Net Rate for such Distribution Date (as adjusted, in the case of any Class of Certificates or REMIC II-2 Interest that accrues interest on the basis of a 360-day year consisting of twelve 30-day months, to reflect accruals on such basis) minus 0.50%.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Swap I Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the rate used to compute the monthly gross amount due to the applicable Swap Counterparty under the Group I Swap Agreement for such Distribution Date (such rate, as described in the Prospectus, being the Rate of Payment set forth in Annex D of the Prospectus).

REMIC Swap II Rate: For each Distribution Date (and the related Accrual Period), a per annum rate equal to the rate used to compute the monthly gross amount due to the applicable Swap Counterparty under the Group II Swap Agreement for such Distribution Date (such rate, as described in the Prospectus, being the Rate of Payment set forth in Annex D of the Prospectus).

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Replacement Receipts: Not applicable.

Replacement Receipts Account: Not applicable.

Reportable Event: As defined in Section 6.20(e)(i).

Reporting Servicer: As defined in Section 6.20(d)(i).

Repurchase Price: Either the Pool 1 Repurchase Price or the Pool 2-3 Repurchase Price.

Required Reserve Fund Amount: Not applicable.

Residual Certificates: The Class R Certificates.

Residual I Interest: An interest in REMIC I-2 that is entitled to all distributions on the Class R Certificate relating to Pool 1 other than distributions in respect of (i) the Class SWI-R Interest and (ii) the Class LTI1-R Interest.

Residual II Interest: An interest in REMIC II-2 that is entitled to all distributions on the Class R Certificate relating to Pool 2 and Pool 3 other than distributions in respect of (i) the Class SWII-R Interest and (ii) the Class LTII1-R Interest.

Responsible Officer: When used with respect to the Trustee, any Vice President, Assistant Vice President, the Secretary, any assistant secretary, or any officer, working in its Corporate Trust Office and having direct responsibility for the administration of this Agreement, and any other officer to whom a matter arising under this Agreement may be referred.

Restricted Certificate: Any Class P, Class X or Class R Certificate.

Restricted Global Security: As defined in Section 3.01(c).

Rolling Three Month Delinquency Rate: Not applicable.

Rules: As defined in Section 6.20(c).

S&P: Standard & Poor’s Ratings Services, a division of The McGraw Hill Companies, Inc., or any successor in interest.

S-X-I Component: The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates from the Group I Swap Agreement.

S-X-II Component: The portion of the Class X-II Certificates representing the right to distributions to the Class X-II Certificates from the Group II Swap Agreement.

Scheduled Notional Amount: For each Distribution Date and for either Swap Agreement, the amounts set forth on Schedule B.

Scheduled Payment: Each scheduled payment of principal and interest (or of interest only, if applicable) to be paid by the Mortgagor on a Mortgage Loan, as reduced (except where otherwise specified herein) by the amount of any related Debt Service Reduction or as a result of any related Deficient Valuation (in each case, excluding all amounts of principal and interest that were due on or before the Cut-off Date whenever received) and, in the case of an REO Property, an amount equivalent to the Scheduled Payment that would have been due on the related Mortgage Loan if such Mortgage Loan had remained in existence.

Scheduled Principal Balance: With respect to (i) any Mortgage Loan as of any Distribution Date, the principal balance of such Mortgage Loan at the close of business on the Cut-off Date after giving effect to principal payments due on or before the Cut-off Date, whether or not received, less an amount equal to principal payments due after the Cut-off Date, and on or before the Due Date in the related Collection Period, whether or not received from the Mortgagor or advanced by the applicable Servicer or the Master Servicer, and all amounts received thereon which are allocable to unscheduled principal payments (including Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation proceeds, in each case to the extent identified and applied prior to or during the related Prepayment Period) and as increased by the amounts of any Negative Amortization with respect to such Mortgage Loan after the Cut-off Date through the Due Date in the related Collection Period and (ii) any REO Property as of any Distribution Date, the Scheduled Principal Balance of the related Mortgage Loan on the Due Date immediately preceding the date of acquisition of such REO Property by or on behalf of the Trustee (reduced by any amount applied as a reduction of principal on the Mortgage Loan). With respect to any Mortgage Loan and the Cut-off Date, as specified in the Mortgage Loan Schedule. The Scheduled Principal Balance of a Liquidated Mortgage Loan shall be zero.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Note that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease.

Seller: Lehman Brothers Holdings Inc. or any successor in interest thereto.

Senior Certificates: The Group I Senior Certificates and Group II Senior Certificates.

Senior Enhancement Percentage: Not applicable.

Senior Principal Distribution Amount: Not applicable.

Senior Priority: Not applicable.

Senior Proportionate Percentage: For Pool 2 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Principal Amounts of each class of the Pool 2 Senior Certificates for such Distribution Date and the denominator of which is the aggregate of the current Class Principal Amounts for the Group II Senior Certificates for such date. For Pool 3 with respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of the current Class Principal Amounts of each class of the Pool 3 Senior Certificates for such Distribution Date and the denominator of which is the aggregate of the current Class Principal Amounts for the Group II Senior Certificates for such date.

Senior Target Amount: Not applicable.

Servicer: Each Servicer that has entered into one of the Servicing Agreements attached as Exhibit E hereto, or any successor in interest. Initially, the Servicers are Aurora and Countrywide Home Loans Servicing LP.

Service(s)(ing): In accordance with Regulation AB, the act of managing or collecting payments on the Mortgage Loans or any other assets of the Trust Fund by an entity that meets the definition of “servicer” set forth in Item 1101 of Regulation AB. For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer Remittance Date: The day in each calendar month on which the applicable Servicer is required to remit payments to the Collection Account, as specified in the related Servicing Agreement, which is the 18th day of each month (or if such 18th day is not a Business Day, the first Business Day immediately following).

Servicing Advances: Expenditures incurred by a Servicer in connection with the liquidation or foreclosure of a Mortgage Loan which are eligible for reimbursement under the applicable Servicing Agreement.

Servicing Agreement: Any of the servicing agreements between a Servicer and the Seller, dated as of August 1, 2007, and attached hereto in Exhibit E, and any other servicing agreement entered into between a successor servicer and the Seller or the Trustee pursuant to the terms hereof.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee: A monthly fee retained out of collections on the Mortgage Loans by the related Servicer as specified in the applicable Servicing Agreement.

Servicing Fee Rate: 0.375% per annum.

Servicing Function Participant: Any Subservicer, Subcontractor or any other Person, other than each Servicer, the Custodian, the Master Servicer, the Paying Agent and the Trustee, that is participating in the servicing function within the meaning of Regulation AB, unless such Person’s activities relate only to 5% or less of the Mortgage Loans.

Similar Law: As defined in Section 3.03(d).

Sponsor: Lehman Brothers Holdings Inc. and any successor in interest thereto.

Stack I REMICs: The SWAP I REMIC, REMIC I-1 and REMIC I-2.

Stack II REMICs: The SWAP II REMIC, REMIC II-1 and REMIC II-2.

Startup Day: The day designated as such pursuant to Section 10.01(b) hereof.

Stepdown Date: Not applicable.

Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by a Servicer, a Custodian, the Master Servicer, a Subservicer or the Trustee that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of the Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to the Mortgage Loans under direction and authority of such Servicer, Custodian, Master Servicer, Subservicer or Trustee.

Subordinate Certificates: Collectively, the Group I Subordinate Certificates and Group II Subordinate Certificates.

Subsequent Recovery: Any amount recovered by any Servicer or the Master Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss was incurred after the liquidation or disposition of such Mortgage Loan.

Subservicer: Any Person that (i) is considered to be a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer or an Additional Servicer, and (iii) is responsible for the performance (whether directly or through subservicers or Subcontractors) of material servicing functions required to be performed by the Servicer or Master Servicer under this Agreement, the Servicing Agreements, the Custodial Agreements or other Servicing agreements entered into with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

Substitution Amount: The amount, if any, by which the Scheduled Principal Balance of a Deleted Mortgage Loan exceeds the Scheduled Principal Balance of the related Qualifying Substitute Mortgage Loan, or aggregate Scheduled Principal Balance, if applicable, plus unpaid interest thereon, and any related unpaid Advances or Servicing Advances or unpaid Servicing Fees, plus any costs and damages incurred by the Trust Fund associated with violation of any federal, state or local predatory or abusive lending laws.

Supplemental Interest Trust: Either of the Group I Supplemental Interest Trust or the Group II Supplemental Interest Trust.

Supplemental Interest Trust Account(s): Each account created pursuant to Section 5.07 of this Agreement.

Supplemental Interest Trust Amount(s): Either of the Group I Supplemental Interest Trust Amount or the Group I Supplemental Interest Trust Amount.

Swap Agreement: Either of the Group I Swap Agreement or the Group II Swap Agreement.

Swap Allocation Payment Amount: Beginning with the Distribution Date in October 2007, the Swap Allocation Payment Amount will be equal to the product of (i) the Swap Allocation Percentage and (ii) Net Swap Payment or Swap Termination Payment for such Date. After the Distribution Date in August 2012, the Swap Allocation Payment Amount will be equal to zero.

Swap Allocation Percentage: Either of the Pool 2 Swap Allocation Percentage or the Pool 3 Swap Allocation Percentage.

Swap Counterparty: ABN AMRO Bank N.V., as swap counterparty under the Group I Swap Agreement and Swiss Re Financial Products Corporation, as swap counterparty under the Group II Swap Agreement.

Swap Counterparty Trigger Event: A Swap Counterparty Trigger Event shall have occurred if any of (i) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (ii) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (iii) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party has occurred.

Swap Default: Any of the circumstances constituting an “Event of Default” under the related Swap Agreement.

Swap Early Termination: The occurrence of an early termination date under the related Swap Agreement.

Swap I LIBOR: With respect to any Distribution Date (and the related Accrual Period), the product of (i) the Floating Rate Option (as defined under “Floating Amounts” in the Group I Swap Agreement) for the related Swap Payment Date and (ii) two, as calculated by the applicable Swap Counterparty and furnished to the Trustee.

Swap II LIBOR: With respect to any Distribution Date (and the related Accrual Period), the product of (i) the Floating Rate Option (as defined under “Floating Amounts” in the Group II Swap Agreement) for the related Swap Payment Date and (ii) two, as calculated by the applicable Swap Counterparty and furnished to the Trustee.

Swap Payment Date: For so long as the Swap Agreement is in effect or any amounts remain unpaid thereunder, the Business Day immediately preceding each Distribution Date.

SWAP I REMIC: As described in the Preliminary Statement.

SWAP I REMIC Interests: Any one of the classes of SWAP I REMIC Interests described in the Preliminary Statement hereto.

SWAP I REMIC Regular Interests: Any of the SWAP I REMIC Interests other than the Class SWI-R Interest.

SWAP II REMIC: As described in the Preliminary Statement.

SWAP II REMIC Interests: Any one of the classes of SWAP II REMIC Interests described in the Preliminary Statement hereto.

SWAP II REMIC Regular Interests: Any of the SWAP II REMIC Interests other than the Class SWII-R Interest.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment required to be made by the Supplemental Interest Trust to the Swap Counterparty, or by the Swap Counterparty to the Supplemental Interest Trust, as applicable, pursuant to the terms of the Swap Agreement, and any unpaid amounts due on previous Swap Payment Dates and accrued interest thereon as provided in the Swap Agreement, as calculated by the Swap Counterparty and furnished to the Trustee.

Target Amount: Not applicable.

Targeted Overcollateralization Amount: Not applicable.

Tax Matters Person: Not applicable.

Telerate Page 3750: The display currently so designated as “Page 3750” on the Moneyline Telerate Service (or such other page selected by the Trustee as may replace Page 3750 on that service for the purpose of displaying daily comparable rates on prices).

Termination Event: As defined in the related Swap Agreement.

Termination Receipts: Not applicable.

Termination Receipts Account: Not applicable.

Title Insurance Policy: A title insurance policy maintained with respect to a Mortgage Loan.

Total Distribution Amount: With respect to any Distribution Date, the sum of (i) the Interest Remittance Amount for all five Mortgage Pools for such date; (ii) the Principal Remittance Amount for all five Mortgage Pools for such date; and (iii) the Prepayment Premiums.

Transfer Agreements: As defined in the Mortgage Loan Sale Agreement.

Transferors: Countrywide Home Loans, Inc., Lehman Brothers Bank, FSB, Quicken Loans, Inc. and GreenPoint.

Trigger Event: With respect to any Distribution Date, means that either a Delinquency Event or a Cumulative Loss Trigger Event is in effect for such Distribution Date.

Trust Fund: The corpus of the Lehman XS Trust, Series 2007-16N created pursuant to this Agreement consisting of the Mortgage Loans, the assignment of the Depositor’s rights under the Transfer Agreements, the Mortgage Loan Sale Agreement and the Servicing Agreements, such amounts as shall from time to time be held in the Pool 1 Basis Risk Reserve Fund, Pool 2-3 Basis Risk Reserve Fund, Collection Account, Certificate Account, any Custodial Account and any Escrow Account, the Insurance Policies, any REO Property and the other items referred to in, and conveyed to the Trustee under, Section 2.01(a), including without limitation, for the benefit of the Guaranteed Certificates only, the Certificate Insurance Policy and the Policy Payments Account. For the avoidance of doubt, the assets of the Trust Fund shall not include the Swap Agreements, the Interest Rate Cap Agreements and the Interest Rate Cap Accounts.

Trust REMIC: Any REMIC created hereunder.

Trustee: U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee or as grantor trustee, as applicable, for the benefit of the related Certificateholders and the Certificate Insurer under this Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee as may from time to time be serving as successor trustee hereunder.

UCC or Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Uncertificated Class X-I Interest: An uncertificated regular interest in REMIC I-2 with an initial principal balance equal to the excess of (i) the aggregate Pool Balance for Pool 1 as of the Cut-off Date over (ii) the aggregate initial principal amounts of the Group II Certificates and bearing interest on a each Distribution Date in an amount equal to the X-I Component Current Interest for such Distribution Date; provided, however, that such interest shall have no obligation or right to make or receive any payments treated as paid or received by the Class X-I Certificates pursuant to interest rate cap agreements or notional principal contracts under Section 10.01 and shall have no rights to receive payments in respect of Class X-I Shortfalls from the Master Servicer as described in Section 10.01.

Uncertificated Class X-II Interest: An uncertificated regular interest in REMIC II-2 with an initial principal balance equal to the excess of (i) the aggregate Pool Balance for Pool 2 and Pool 3 as of the Cut-off Date over (ii) the aggregate initial principal amounts of the Group II Certificates and bearing interest on a each Distribution Date in an amount equal to the X-II Component Current Interest for such Distribution Date; provided, however, that such interest shall have no obligation or right to make or receive any payments treated as paid or received by the Class X-II Certificates pursuant to interest rate cap agreements or notional principal contracts under Section 10.01 and shall have no rights to receive payments in respect of Class X-II Shortfalls from the Master Servicer as described in Section 10.01.

Underlying REMIC Certificates: Each of the rights with respect to each following Class of Certificates, issued hereunder in uncertificated form to the Exchange Trustee (such rights determined for this purpose as if no Exchangeable Certificates existed): Class 2-A3, Class 3-A2, Class 2-A4 and Class 3-A3 Certificates.

Underwriter: Lehman Brothers Inc.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Unpaid Basis Risk Shortfall: With respect to any Distribution Date and any Class of Group I and Group II Certificates, the aggregate of all Basis Risk Shortfalls with respect to such Class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the applicable Certificate Interest Rate (calculated without giving effect to the applicable Net Funds Cap).

Upper Tier REMIC: Not applicable.

Voting Interests: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 92% of all Voting Interests shall be allocated to the Offered Certificates, 1% of all Voting Interests shall be allocated to each Class of the Class C-I, Class C-II, Class X-I, Class X-II, Class AP-I, Class 2-AP, Class 3-AP and Class R Certificates; provided, however, that on and after the date, if any, on which the Certificate Insurer has paid a claim under the Certificate Insurance Policy in respect of any of the Guaranteed Certificates, the Certificate Insurer shall be entitled to exercise all consent, voting and related rights of such Certificates. Voting Interests shall be allocated among such Classes of Certificates (other than the Class C-I, Class C-II, Class X-I, Class X-II, Class AP-I, Class 2-AP and Class 3-AP Certificates) in proportion to their Class Principal Amounts or Class Notional Amounts or Class Notional Amounts and among the Certificates of each Class in proportion to their Percentage Interests. Voting Interests allocated to a Class of Exchange Certificates shall be proportionately allocated to the related Class or Classes of Exchangeable Certificates on the basis of the related exchange proportions.

X-I Component: The portion of the Class X-I Certificates representing the right to distributions to the Class X-I Certificates as described herein.

X-I Component Account: An account established as part of the Trust Fund pursuant to Section 5.12 of this Agreement but which is not an asset of any of the REMICs for the benefit of the X-I Component of the Class X-I Certificates and the Class C-I Certificates.

X-I Component Account Termination Date: The Distribution Date in March 2010.

X-I Component Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period on the X-I Component Notional Balance at the X-I Component Interest Rate.

X-I Component Distributable Amount: On any Distribution Date, the excess of (i) the sum of (x) the excess of (1) the aggregate Cut-off Date Balance for Mortgage Group I over (2) the aggregate initial principal amounts of the Group I Certificates, (y) the aggregate X-I Component Current Interest for such Distribution Date and all prior Distribution Dates and (z) amounts treated as received by the Class X-I Certificates in respect of Class I-I Shortfalls described in Section 10.01(n) over (ii) the sum of (w) the aggregate payments in respect of Excess Interest for the Group I Certificates for such Distribution Date and all prior Distribution Dates (to the extent not derived from proceeds of the Group I Swap Agreement or the Group I Interest Rate Cap Agreements), (x) all prior distributions to the X-I Component of the Class X-I Certificate under Section 5.02(h)(x) hereof, (y) all payments treated as distributed by REMIC I-2 to the Uncertificated Class X-I Interest then paid to the applicable Swap Counterparty as described in Section 10.01(o) and (z) all payments treated as paid by the Group I Certificates to the Class X-I Certificates in respect of Class I-I Shortfalls then paid to the applicable Swap Counterparty as described in Section 10.01(o).

X-I Component Interest Rate: For any Distribution Date, the excess of (i) the weighted average of the interest rates on the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) over (ii) two times the weighted average of the interest rates on the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) (treating for purposes of this clause (ii) the interest rate on each of the REMIC I-1 Marker Classes as being capped at the interest rate of the Related REMIC I-2 Interest of the Corresponding Classes of Certificates (as adjusted, if necessary, to reflect accruals on an “actual/360” basis) and treating the interest rate on the Class LTI1-X Interest as capped at zero). The average described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC I-1 Regular Interests immediately prior to such Distribution Date.

X-I Component Notional Balance: With respect to any Distribution Date (and the related Accrual Period), the aggregate principal balance of the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) immediately prior to such Distribution Date.

X-II Component: The portion of the Class X-II Certificates representing the right to distributions to the Class X-II Certificates as described herein.

X-II Component Account: An account established as part of the Trust Fund pursuant to Section 5.12 of this Agreement but which is not an asset of any of the REMICs for the benefit of the X-II Component of the Class X-II Certificates and the Class C-II Certificates.

X-II Component Account Termination Date: The Distribution Date in March 2010.

X-II Component Current Interest: For any Distribution Date, the interest accrued during the related Accrual Period on the X-II Component Notional Balance at the X-II Component Interest Rate.

X-II Component Distributable Amount: On any Distribution Date, the excess of (i) the sum of (x) the excess of (1) the aggregate Cut-off Date Balance for Mortgage Group II over (2) the aggregate initial principal amounts of the Group II Certificates, (y) the aggregate X-II Component Current Interest for such Distribution Date and all prior Distribution Dates and (z) amounts treated as received by the Class X-II Certificates in respect of Class I-II Shortfalls described in Section 10.01(n) over (ii) the sum of (w) the aggregate payments in respect of Excess Interest for the Group II Certificates for such Distribution Date and all prior Distribution Dates (to the extent not derived from proceeds of the Group II Swap Agreement or the Group II Interest Rate Cap Agreement), (x) all prior distributions to the X-II Component of the Class X-II Certificate under Section 5.02(i)(ix) hereof, (y) all payments treated as distributed by REMIC II-2 to the Uncertificated Class X-II Interest then paid to the applicable Swap Counterparty as described in Section 10.01(o) and (z) all payments treated as paid by the Group II Certificates to the Class X-II Certificates in respect of Class I-II Shortfalls then paid to the applicable Swap Counterparty as described in Section 10.01(o).

X-II Component Interest Rate: For any Distribution Date, the excess of (i) the weighted average of the interest rates on the REMIC II-1 Regular Interests (other than the Class LTII1-IO Interest) over (ii) two times the weighted average of the interest rates on the REMIC II-1 Regular Interests (other than the Class LTII1-IO Interest) (treating for purposes of this clause (ii) the interest rate on each of the REMIC II-1 Marker Classes as being capped at the interest rate of the Related REMIC II-2 Interest of the Corresponding Classes of Certificates (as adjusted, if necessary, to reflect accruals on an “actual/360” basis) and treating the interest rate on the Class LTII1-X Interest as capped at zero). The average described in the preceding sentence shall be weighted on the basis of the respective principal balances of the REMIC II-1 Regular Interests immediately prior to such Distribution Date.

X-II Component Notional Balance: With respect to any Distribution Date (and the related Accrual Period), the aggregate principal balance of the REMIC II-1 Regular Interests (other than the Class LTII1-IO Interest) immediately prior to such Distribution Date.

Section 1.02. Calculations Respecting Mortgage Loans.

Calculations required to be made pursuant to this Agreement with respect to any Mortgage Loan in the Trust Fund shall be made based upon current information as to the terms of the Mortgage Loans and reports of payments received from the Mortgagor on such Mortgage Loans and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer or any Servicer.

Section 1.03. Calculations Respecting Accrued Interest.

Accrued interest, if any, on any Group I Senior Certificate and Group II Senior Certificate shall be calculated based upon a 360-day year and the actual number of days elapsed in each Accrual Period. Accrued interest, if any, on any Group I Subordinate Certificate and Group II Subordinate Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months.

Section 1.04. Rights of the NIMS Insurer.

Each of the rights of any NIMS Insurer set forth in this Agreement shall exist so long as (i) the NIMS Insurer has undertaken to guarantee certain payments of NIM Securities issued pursuant to the Indenture and (ii) the NIM Securities issued pursuant to the Indenture remain outstanding or the NIMS Insurer is owed amounts in respect of its guarantee of payment on such notes; provided, however, the NIMS Insurer shall not have any rights hereunder (except pursuant to Section 11.03 and any rights to indemnification hereunder in the case of clause (ii) below) so long as (i) the NIMS Insurer has not undertaken to guarantee certain payments of notes issued pursuant to the Indenture or (ii) any default has occurred and is continuing under the insurance policy issued by the NIMS Insurer with respect to such notes.

ARTICLE II.

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01. Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02, 2.04, 2.05 and 2.06, in trust, all the right, title and interest of the Depositor in and to the Mortgage Loans. Such conveyance includes, without limitation, the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than payments of principal and interest due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date together with all of the Depositor’s right, title and interest in and to the Collection Account, the Interest Rate Cap Accounts, the Certificate Account and all amounts from time to time credited to and the proceeds of the Certificate Account, any Custodial Accounts, any Escrow Account established pursuant to Section 9.06, the Pool 1 Basis Risk Reserve Fund and the Pool 2-3 Basis Risk Reserve Fund established pursuant to Section 5.06 and all amounts from time to time credited to and the proceeds of each such account, the Class X Account and X-I Component Account established pursuant to Section 5.12 and all amounts from time to time credited to and the proceeds of each such account, any REO Property and the proceeds thereof, the Depositor’s rights under any Insurance Policies related to the Mortgage Loans, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, and any proceeds of the foregoing, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the related Certificates (except that the Certificate Insurance Policy and the Policy Payments Account shall be held in trust for the benefit of the Holders of the Guaranteed Certificates) and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

Concurrently with the execution of this Agreement, the Swap Agreements shall be delivered to the Trustee. In connection therewith, the Depositor hereby directs the Trustee (solely in its capacity as such) and the Trustee is hereby authorized to execute and deliver the Swap Agreements (on behalf of the Supplemental Interest Trusts) for the benefit of, the Certificateholders. The Seller, the Master Servicer, the Depositor, the Servicers and the Certificateholders (by their acceptance of such Certificates) acknowledge and agree that the Trustee is executing and delivering the Swap Agreements solely in its capacity as Trustee of the Supplemental Interest Trusts and the Trust Fund not in its individual capacity. The Trustee shall have no duty or responsibility to enter into any other interest rate swap agreement upon the expiration or termination of a Swap Agreement.

Concurrently with the execution and delivery of this Agreement, the Depositor does hereby assign to the Trustee all of its rights and interest under the Mortgage Loan Sale Agreement, including all rights of the Seller under the Servicing Agreements and each related Transfer Agreement (including the right to enforce the related Early Payment Default Mortgage Loans) but, in each case, only to the extent assigned under the Mortgage Loan Sale Agreement. The Trustee hereby accepts such assignment and delegation, and shall be entitled to exercise all the rights of the Depositor under the Mortgage Loan Sale Agreement as if, for such purpose, it were the Depositor. The foregoing sale, transfer, assignment, set-over, deposit, delegation and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Sellers or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth herein.

Concurrently with the execution of this Agreement, the Certificate Insurance Policy shall be delivered to the Trustee.

(b) In connection with such transfer and assignment, the Depositor does hereby deliver to, and deposit with, or cause to be delivered to and deposited with, the Trustee, and/or a Custodian acting on the Trustee’s behalf, the following documents or instruments with respect to each Mortgage Loan (each a “Mortgage File”) so transferred and assigned:

(i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of the Trustee, as shown on Exhibit B-4 hereto, or in blank (in each case, with all necessary intervening endorsements, as applicable) or with respect to any lost Mortgage Note, a lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

(ii) if applicable, the original of any guarantee, security agreement or pledge agreement executed in connection with the Mortgage Note, assigned to the Trustee;

(iii) with respect to any Mortgage Loan other than a Cooperative Loan, the original recorded Mortgage with evidence of recording indicated thereon and the original recorded power of attorney, with evidence of recording thereon. If, in connection with any Mortgage Loan, the Depositor cannot deliver the Mortgage or power of attorney with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage or power of attorney has been lost, the Depositor shall deliver or cause to be delivered to the Trustee (or the Custodian), in the case of a delay due to recording, a true copy of such Mortgage or power of attorney, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such Mortgage or power of attorney delivered to the Trustee (or its Custodian) is a true copy and that the original of such Mortgage or power of attorney has been forwarded to the public recording office, or, in the case of a Mortgage or power of attorney that has been lost, a copy thereof (certified as provided for under the laws of the appropriate jurisdiction) and a written Opinion of Counsel delivered to the Trustee and the Depositor that an original recorded Mortgage or power of attorney is not required to enforce the Trustee’s interest in the Mortgage Loan;

(iv) the original of each assumption, modification or substitution agreement, if any, relating to the Mortgage Loans, or, as to any assumption, modification or substitution agreement which cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such assumption, modification or substitution agreement has been delivered for recordation, a photocopy of such assumption, modification or substitution agreement, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such assumption, modification or substitution agreement delivered to the Trustee (or the Custodian) is a true copy and that the original of such agreement has been forwarded to the public recording office;

(v) with respect to each Non-MERS Mortgage Loan, an original Assignment of Mortgage, in form and substance acceptable for recording. The related Mortgage shall be assigned either (A) in blank, without recourse or (B) to “U.S. Bank National Association, as Trustee of the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N,” without recourse;

(vi) if applicable, such original intervening assignments of the Mortgage, notice of transfer or equivalent instrument (each, an “Intervening Assignment”), as may be necessary to show a complete chain of assignment from the originator, or, in the case of an Intervening Assignment that has been lost, a written Opinion of Counsel delivered to the Trustee that such original Intervening Assignment is not required to enforce the Trustee’s interest in the Mortgage Loans;

(vii) with respect to any Mortgage Loan other than a Cooperative Loan, the original mortgagee title insurance policy or attorney’s opinion of title and abstract of title, and, if applicable, the original Primary Mortgage Insurance Policy or certificate;

(viii) the original of any security agreement, chattel mortgage or equivalent instrument executed in connection with the Mortgage or as to any security agreement, chattel mortgage or their equivalent instrument that cannot be delivered on or prior to the Closing Date because of a delay caused by the public recording office where such document has been delivered for recordation, a photocopy of such document, pending delivery of the original thereof, together with an Officer’s Certificate of the Depositor certifying that the copy of such security agreement, chattel mortgage or their equivalent instrument delivered to the Trustee (or the Custodian) is a true copy and that the original of such document has been forwarded to the public recording office;

(ix) it is agreed and understood by the Depositor and the Trustee (and the Seller has so represented and recognized in the Mortgage Loan Sale Agreement) that it is not intended that any Mortgage Loan to be included in the Trust Fund be (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) a “High-Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High Cost Home Loan” as defined in the Indiana Home Loan Practices Act effective January 1, 2005;

(x) with respect to any manufactured housing contract, any related manufactured housing sales contract, installment loan agreement or participation interest; and

(xi) with respect to any Cooperative Loan, the Cooperative Loan Documents.

The parties hereto acknowledge and agree that the form of endorsement attached hereto as Exhibit B-4 is intended to effect the transfer to the Trustee, for the benefit of the Certificateholders, of the Mortgage Notes and the Mortgages.

(c) (i) Assignments of Mortgage with respect to each Non-MERS Mortgage Loan other than a Cooperative Loan shall be recorded; provided, however, that such Assignments need not be recorded if, on or prior to the Closing Date, the Depositor delivers, at its own expense, an Opinion of Counsel addressed to the Trustee (which must be Independent counsel) acceptable to the Trustee, the Rating Agencies and any NIMS Insurer, to the effect that recording in such states is not required to protect the Trustee’s interest in the related Non-MERS Mortgage Loans; provided, further, that notwithstanding the delivery of any Opinion of Counsel, the Master Servicer shall cause the Servicer to submit each Assignment of Mortgage for recording upon the occurrence of a bankruptcy, insolvency or foreclosure relating to the Mortgagor under the related Mortgage. Subject to the preceding sentence, as soon as practicable after the Closing Date (but in no event more than three months thereafter except to the extent delays are caused by the applicable recording office), the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause to be properly recorded by such Servicer in each public recording office where the related Mortgages are recorded each Assignment of Mortgage referred to in subsection (b)(v) above with respect to each Non-MERS Mortgage Loan. With respect to each Cooperative Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall cause such Servicer to take such actions as are necessary under applicable law in order to perfect the interest of the Trustee in the related Mortgaged Property.

(ii) With respect to each MERS Mortgage Loan, the Master Servicer, at the expense of the Depositor and with the cooperation of the Servicer, shall cause the Servicer to take such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

(d) In instances where a Title Insurance Policy is required to be delivered to the Trustee or the Custodian on behalf of the Trustee under clause (b)(vii) above and is not so delivered, the Depositor will provide a copy of such Title Insurance Policy to the Trustee, or to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(e) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers to the Trustee, or to the Custodian on behalf of the Trustee, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Collection Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Trustee or the Custodian on behalf of the Trustee shall be held by the Master Servicer or the applicable Servicer in trust for the benefit of the Trustee and the Certificateholders.

(f) The issuing entity is hereby named Lehman XS Trust, Series 2007-16N.

Section 2.02. Acceptance of Trust Fund by Trustee: Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it or by the Custodian on its behalf of the Mortgage Files pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule, subject to review thereof by the Trustee, or by the Custodian on behalf of the Trustee, under this Section 2.02. The Trustee, or the Custodian on behalf of the Trustee, will execute and deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer on the Closing Date an Initial Certification in the form annexed hereto as Exhibit B-1 (or in the form annexed to the Custodial Agreement as Exhibit B-1, as applicable).

(b) Within 45 days after the Closing Date, the Trustee or the Custodian on behalf of the Trustee, will, for the benefit of Holders of the Certificates and any NIMS Insurer, review each Mortgage File to ascertain that all required documents set forth in Section 2.01 have been received and appear on their face to contain the requisite signatures by or on behalf of the respective parties thereto, and shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer an Interim Certification in the form annexed hereto as Exhibit B-2 (or in the form annexed to the applicable Custodial Agreement as Exhibit B-2, as applicable) to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan prepaid in full or any specifically identified in such certification as not covered by such certification), (i) all of the applicable documents specified in Section 2.01(b) are in its possession and (ii) such documents have been reviewed by it and appear to relate to such Mortgage Loan. The Trustee, or the Custodian on behalf of the Trustee, shall determine whether such documents are executed and endorsed, but shall be under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that the same are valid, binding, legally effective, properly endorsed, genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded or are in recordable form or that they are other than what they purport to be on their face. Neither the Trustee nor the Custodian shall have any responsibility for verifying the genuineness or the legal effectiveness of or authority for any signatures of or on behalf of any party or endorser.

(c) If in the course of the review described in paragraph (b) above the Trustee or the Custodian discovers any document or documents constituting a part of a Mortgage File that is missing, does not appear regular on its face (i.e., is mutilated, damaged, defaced, torn or otherwise physically altered) or appears to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule (each, a “Material Defect”), the Trustee, or the Custodian on behalf of the Trustee, discovering such Material Defect shall promptly identify the Mortgage Loan to which such Material Defect relates in the Interim Certification delivered to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer. Within 90 days of its receipt of such notice, the Transferor, or, if the Transferor does not do so, the Depositor shall be required to cure such Material Defect (and, in such event, the Depositor shall provide the Trustee with an Officer’s Certificate confirming that such cure has been effected). If the applicable Transferor or the Depositor, as applicable, does not so cure such Material Defect, the Transferor, or, if the Transferor does not do so, the Depositor, shall, if a loss has been incurred with respect to such Mortgage Loan that would, if such Mortgage Loan were not purchased from the Trust Fund, constitute a Realized Loss, and such loss is attributable to the failure of the Depositor to cure such Material Defect, repurchase the related Mortgage Loan from the Trust Fund at the Purchase Price. A loss shall be deemed to be attributable to the failure of the Depositor to cure a Material Defect if, as determined by the Depositor, upon mutual agreement with the Trustee each acting in good faith, absent such Material Defect, such loss would not have been incurred. Within the two-year period following the Closing Date, the Depositor may, in lieu of repurchasing a Mortgage Loan pursuant to this Section 2.02, substitute for such Mortgage Loan a Qualifying Substitute Mortgage Loan subject to the provisions of Section 2.05. The failure of the Trustee or the Custodian to give the notice contemplated herein within 45 days after the Closing Date shall not affect or relieve the Depositor of its obligation to repurchase any Mortgage Loan pursuant to this Section 2.02 or any other Section of this Agreement requiring the repurchase of Mortgage Loans from the Trust Fund.

(d) Within 180 days following the Closing Date, the Trustee, or the Custodian, shall deliver to the Trustee, the Depositor, the Master Servicer and any NIMS Insurer a Final Certification substantially in the form attached as Exhibit B-3 (or in the form annexed to the Custodial Agreement as Exhibit B-3, as applicable) evidencing the completeness of the Mortgage Files in its possession or control, with any exceptions noted thereto.

(e) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian, the Certificate Insurer or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(f) Each of the parties hereto acknowledges that the Custodian shall perform the applicable review of the Mortgage Loans and respective certifications thereof as provided in this Section 2.02 and in the Custodial Agreement.

(g) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges a receipt of the Mortgage Loan Sale Agreement and the Servicing Agreement.

Section 2.03. Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of Certificateholders, to the Certificate Insurer and to the Master Servicer as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee and the Master Servicer constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

(vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s Title Insurance Policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement.

(b) The representations and warranties of the Transferor with respect to the related Mortgage Loans in the applicable Transfer Agreement, which have been assigned to the Trustee hereunder, were made as of the date specified in the applicable Transfer Agreement (or underlying agreement, if such Transfer Agreement is in the form of an assignment of a prior agreement). To the extent that any fact, condition or event with respect to a Mortgage Loan constitutes a breach of both (i) a representation or warranty of the applicable Transferor under the applicable Transfer Agreement and (ii) a representation or warranty of the Seller under the Mortgage Loan Sale Agreement, the only right or remedy of the Trustee or any Certificateholder hereunder (other than a breach by the Seller of the representations made pursuant to Sections 1.04(b)(xii), 1.04(b)(xvii), 1.04(b)(xviii), 1.04(b)(ix) and 1.04(b)(xx) of the Mortgage Loan Sale Agreement) shall be their rights to enforce the obligations of the applicable Transferor under any applicable representation or warranty made by it. Pursuant to the terms of the Mortgage Loan Sale Agreement, the representations and warranties made by the Seller pursuant to Sections 1.04(b)(xii), 1.04(b)(xvii), 1.04(b)(xviii), 1.04(b)(ix) and 1.04(b)(xx) of the Mortgage Loan Sale Agreement shall be the direct obligations of the Seller. With the exception of the immediately proceeding sentence, the Seller shall not have any other obligation or liability with respect to any breach of a representation or warranty made by it with respect to the Mortgage Loans sold by it if the fact, condition or event constituting such breach also constitutes a breach of a representation or warranty made by the applicable Transferor in the applicable Transfer Agreement, without regard to whether such Transferor fulfills its contractual obligations in respect of such representation or warranty. The Depositor shall have no obligation or liability with respect to any breach of any representation or warranty with respect to the Mortgage Loans (except as set forth in Section 2.03(a)(vi)) under any circumstances.

Section 2.04. Discovery of Breach.

It is understood and agreed that the representations and warranties (i) set forth in Section 2.03, (ii) of the Seller set forth in the Mortgage Loan Sale Agreement and assigned to the Depositor by the Seller under the Mortgage Loan Sale Agreement and to the Trustee by the Depositor hereunder and (iii) of the Transferor and of the Servicer assigned by the Seller to the Depositor pursuant to the Mortgage Loan Sale Agreement and assigned to the Trustee by the Depositor hereunder, shall each survive delivery of the Mortgage Files and the Assignment of Mortgage of each Mortgage Loan to the Trustee and shall continue throughout the term of this Agreement. Upon discovery by any of the Depositor, any NIMS Insurer, the Certificate Insurer, the Master Servicer or the Trustee of a breach of any of such representations and warranties that materially and adversely affects the value of the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties; provided, to the extent that knowledge of such breach with respect to any Mortgage Loan is known by any officer, director, employee or agent of Aurora acting in any capacity other than as Master Servicer hereunder, the Master Servicer shall not be deemed to have knowledge of any such breach until an officer of Aurora acting in a capacity as Master Servicer has actual knowledge thereof. Within 90 days of the discovery of a breach of any representation or warranty given to the Trustee and the Certificate Insurer by the Depositor or given by a Transferor or the Seller and assigned to the Trustee, the Depositor, such Transferor or the Seller, as applicable, shall either (a) cure such breach in all material respects, (b) repurchase such Mortgage Loan or any property acquired in respect thereof from the Trustee at the Purchase Price (or, with respect to Mortgage Loans as to which there is a breach of a representation or warranty set forth in Section 1.04(b)(v) of the Mortgage Loan Sale Agreement, at the purchase price therefor paid by the Seller under the Mortgage Loan Sale Agreement) or (c) within the two-year period following the Closing Date, substitute a Qualifying Substitute Mortgage Loan for the affected Mortgage Loan. In the event of discovery of a breach of any representation and warranty of a Transferor assigned to the Trustee, the Trustee shall enforce its rights under the applicable Transfer Agreement and the Mortgage Loan Sale Agreement for the benefit of Certificateholders. As provided in the Mortgage Loan Sale Agreements, if a Transferor substitutes a mortgage loan for a Deleted Mortgage Loan pursuant to the Transfer Agreement and such substitute mortgage loan is not a Qualifying Substitute Mortgage Loan, then pursuant to the terms of the Mortgage Loan Sale Agreement the Seller will, in exchange for such substitute mortgage loan, (i) pay to the Trust Fund the applicable Purchase Price for the affected Mortgage Loan or (ii) within two years of the Closing Date, substitute a Qualifying Substitute Mortgage Loan.

Section 2.05. Repurchase, Purchase or Substitution of Mortgage Loans.

(a) With respect to any Mortgage Loan repurchased by the Depositor pursuant to this Agreement, by the Seller pursuant to the Mortgage Loan Sale Agreement, or by the Transferor pursuant to the applicable Transfer Agreement, the principal portion of the funds received by the Master Servicer in respect of such repurchase of a Mortgage Loan will be considered a Principal Prepayment and the Purchase Price shall be deposited in the Collection Account or a Custodial Account, as applicable. The Trustee (i) upon receipt of the full amount of the Purchase Price for a Deleted Mortgage Loan, (ii) upon receipt of a written certification from the Master Servicer that it has received the full amount of the Purchase Price for a Deleted Mortgage Loan and has deposited such amount in the Collection Account or (iii) upon receipt of notification from the Custodian that it had received the Mortgage File for a Qualifying Substitute Mortgage Loan substituted for a Deleted Mortgage Loan (and any applicable Substitution Amount), shall release or cause to be released and reassign to the Depositor, the Seller or the Transferor, as applicable, the related Mortgage File for the Deleted Mortgage Loan and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranty, as shall be necessary to vest in such party or its designee or assignee title to any Deleted Mortgage Loan released pursuant hereto, free and clear of all security interests, liens and other encumbrances created by this Agreement, which instruments shall be prepared by the applicable Servicer and the Trustee shall have no further responsibility with respect to the Mortgage File relating to such Deleted Mortgage Loan. The Seller indemnifies and holds the Trust Fund, the Master Servicer, the Trustee, the Certificate Insurer, the Depositor and each Certificateholder harmless against any and all taxes, claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, fees and expenses that the Trust Fund, the Trustee, the Master Servicer, the Certificate Insurer, the Depositor and any Certificateholder may sustain in connection with any actions of the Seller relating to a repurchase of a Mortgage Loan other than in compliance with the terms of this Section 2.05 and the Mortgage Loan Sale Agreement, to the extent that any such action causes an Adverse REMIC Event.

(b) With respect to each Qualifying Substitute Mortgage Loan to be delivered to the Trustee (or the Custodian) pursuant to the terms of this Article II in exchange for a Deleted Mortgage Loan: (i) the Depositor, the Transferor or the Seller, as applicable, must deliver to the Trustee (or the Custodian) the Mortgage File for the Qualifying Substitute Mortgage Loan containing the documents set forth in Section 2.01(b) along with a written certification certifying as to the delivery of such Mortgage File and containing the granting language set forth in Section 2.01(a); and (ii) the Depositor will be deemed to have made, with respect to such Qualifying Substitute Mortgage Loan, each of the representations and warranties made by it with respect to the related Deleted Mortgage Loan. As soon as practicable after the delivery of any Qualifying Substitute Mortgage Loan hereunder, the Master Servicer, at the expense of the Depositor and with the cooperation of the applicable Servicer, shall (i) with respect to a Qualifying Substitute Mortgage Loan that is a Non-MERS Mortgage Loan, cause the Assignment of Mortgage to be recorded by the applicable Servicer if required pursuant to Section 2.01(c), or (ii) with respect to a Qualifying Substitute Mortgage Loan that is a MERS Mortgage Loan, cause to be taken such actions as are necessary to cause the Trustee to be clearly identified as the owner of each such Mortgage Loan on the records of MERS if required pursuant to Section 2.01(c).

(c) Notwithstanding any other provision of this Agreement, the right to substitute Mortgage Loans pursuant to this Article II shall be subject to the additional limitations that no substitution of a Qualifying Substitute Mortgage Loan for a Deleted Mortgage Loan shall be made unless the Trustee and the NIMS Insurer have received an Opinion of Counsel (at the expense of the party seeking to make the substitution) that, under current law, such substitution will not result in an Adverse REMIC Event.

Section 2.06. Grant Clause.

(a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer a first priority security interest to secure repayment of an obligation in an amount equal to the aggregate Class Principal Amount of the Certificates in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and the Supplemental Interest Trust and all proceeds of any and all property constituting the Trust Fund and the Supplemental Interest Trust to secure payment of the Certificates (such security interest being, to the extent of the assets that constitute the Supplemental Interest Trust, pari passu with the security interest as provided in clause (4) below); (3) this Agreement shall constitute a security agreement under applicable law; and (4) each Swap Counterparty shall be deemed, during the term of such agreement and while such agreement is the property of the Trustee, to have a security interest in all of the assets that constitute the related Supplemental Interest Trust, but only to the extent of such Swap Counterparty’s right to payment under the related Swap Agreement (such security interest being pari passu with the security interest as provided in clause (2) above). If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and shall be maintained as such throughout the term of this Agreement. The Depositor shall, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of the Seller, the Depositor or the Trustee, (2) any change of location of the jurisdiction of organization of the Seller or the Depositor, (3) any transfer of any interest of the Seller or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Seller nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee. Before effecting such change, the Seller or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and mediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, the Seller and the Depositor authorizes its immediate or mediate transferee to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III.

THE CERTIFICATES

Section 3.01. The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Principal Amount (or Notional Amount), or in the Percentage Interests, specified herein. Each Class of Group I and Group II Certificates and the Class AP-I, Class 2-AP and Class 3-AP Certificates will be issued in the minimum denominations in Certificate Principal Amount specified in the Preliminary Statement hereto and in integral multiples of $1 in excess thereof. The Class C-I, Class C-II, Class X-I, and Class X-II Certificates shall be maintained in definitive, fully registered form in a minimum denomination equal to 10% of the Percentage Interest of the Class. The Class R Certificate shall be issued as a single Certificate and maintained in definitive, fully registered form in a minimum denomination equal to 100% of the Percentage Interest of such Class. The Certificates may be issued in the form of typewritten certificates.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Each Certificate shall, on original issue, be authenticated by the Trustee upon the order of the Depositor upon receipt by the Trustee of the Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Trustee or the Authenticating Agent, if any, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by the Depositor to the Trustee or the Authenticating Agent for authentication and the Trustee or the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) The Privately Offered Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Act shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for The Depository Trust Company (“DTC”) and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Restricted Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(d) The Privately Offered Certificates sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Certificates in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A hereto added to the forms of such Certificates (each, a “Regulation S Global Security”), which shall be deposited on behalf of the subscribers for such Certificates represented thereby with the Trustee, as custodian for DTC and registered in the name of a nominee of DTC, duly executed and authenticated by the Trustee as hereinafter provided. The aggregate principal amounts of the Regulation S Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee or DTC or its nominee, as the case may be, as hereinafter provided.

(e) The Privately Offered Certificates sold to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act shall be issued initially in the form of one or more Definitive Certificates.

Section 3.02. Registration.

The Trustee is hereby appointed, and hereby accepts its appointment as, Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Master Servicer, any bank or trust company to act as co registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03. Transfer and Exchange of Certificates.

(a) A Certificate (other than a Book-Entry Certificate, which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Trustee or any Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Principal Amount or Percentage Interest as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Principal Amount or Percentage Interest as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates (except as provided in the Exchange Trust Agreement), but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Trustee or the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, QIB-Restricted Certificate or Regulation S Global Security, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein. In addition, each Holder of a Regulation S Global Security shall be deemed to have represented and warranted to the Trustee, the Certificate Registrar and any of their respective successors that: (i) such Person is not a U.S. person within the meaning of Regulation S and was, at the time the buy order was originated, outside the United States and (ii) such Person understands that such Certificates have not been registered under the Act, and that (x) until the expiration of the 40-day distribution compliance period (within the meaning of Regulation S), no offer, sale, pledge or other transfer of such Certificates or any interest therein shall be made in the United States or to or for the account or benefit of a U.S. person (each as defined in Regulation S), (y) if in the future it decides to offer, resell, pledge or otherwise transfer such Certificates, such Certificates may be offered, resold, pledged or otherwise transferred only (A) to a person which the seller reasonably believes is a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Act, that is purchasing such Certificates for its own account or for the account of a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A or (B) in an offshore transaction (as defined in Regulation S) in compliance with the provisions of Regulation S, in each case in compliance with the requirements of this Agreement; and it will notify such transferee of the transfer restrictions specified in this Section.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate and such restrictions applicable to Exchange Certificates shall also apply to Exchangeable Certificates:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor, the Placement Agent or an affiliate (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Act”)) of the Depositor or the Placement Agent or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Act by a transferor that has provided the Trustee with a certificate in the form of Exhibit F hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Trustee a letter of the transferee substantially in the form of Exhibit G hereto.

(d) No transfer of a Senior Certificate will be registered unless the Trustee, the Certificate Registrar and the Depositor receive a representation as set forth in Exhibit H to the effect either (A) that such transferee is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (B) until the termination of the related Swap Agreement, the acquisition and holding of the Senior Certificate will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code.

No Transfer of an ERISA-Restricted Certificate or a Class R Certificate will be registered unless the Trustee, the Certificate Registrar and the Depositor receive (A) a representation as set forth in Exhibit D-1 for Class R Certificates or Exhibit H for ERISA-Restricted Certificates to the effect that such transferee is not an employee benefit plan or other arrangement subject to Title I of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Class R Certificate for, on behalf of, or with any assets of any such Plan, or (B) solely in the case of an ERISA-Restricted Certificate (I) a representation as set forth in Exhibit H for ERISA-Restricted Certificates that, if the Certificate has been the subject of an ERISA-Qualifying Underwriting, such transferee is an insurance company that is acquiring the Certificate with assets contained in an “insurance company general account,” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60, and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (II) solely in the case of an ERISA-Restricted Certificate that is a Definitive Certificate, an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar and the Depositor, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate will not constitute or result in a nonexempt prohibited transaction under ERISA or the Code, or a violation of Similar Law, and will not subject the Trustee, the Certificate Registrar, the Master Servicer, any Servicer or the Depositor to any obligation in addition to those expressly undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Certificate Registrar, the Master Servicer, any Servicer or the Depositor.

The representations set forth in the preceding paragraphs applicable to Exchange Certificates shall also apply to Exchangeable Certificates. Except in the case of Definitive Certificates, the representations set forth in the preceding paragraphs, other than clause (B)(II) in the immediately preceding paragraph, shall be deemed to have been made to the Trustee, the Certificate Registrar and the Depositor by the transferee’s acceptance of a Senior Certificate, ERISA-Restricted Certificate or Class R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any Class of Senior Certificate, ERISA Restricted Certificate or Class R Certificate). The Trustee, the Certificate Registrar and the Depositor shall not have any obligation to monitor transfers of Book-Entry Certificates or Restricted Global Securities that are Senior Certificates, ERISA-Restricted Certificates or Class R Certificates or any liability for transfers of such Certificates in violation of the transfer restrictions.

Notwithstanding any other provision herein to the contrary, any purported transfer of a Senior Certificate, ERISA-Restricted Certificate or Class R Certificate to or on behalf of a Plan without the delivery to the Trustee, the Certificate Registrar and the Depositor of a representation or an Opinion of Counsel satisfactory to the Trustee, the Certificate Registrar and the Depositor as described above shall be void and of no effect and the next preceding permitted beneficial owner will be treated as the beneficial owner of that Certificate, retroactive to the date of transfer to the purported beneficial owner. The Trustee, the Certificate Registrar and the Depositor shall not have any liability to any Person for any registration or transfer of any Senior Certificate, ERISA Restricted Certificate or Class R Certificate that is in fact not permitted by this Section 3.03(d) and the Trustee, the Certificate Registrar and the Depositor shall not have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Trustee, the Certificate Registrar and the Depositor shall be entitled, but not obligated, to recover from any Holder of any Senior Certificate, ERISA Restricted Certificate or Class R Certificate that was in fact a Plan and that held such Certificate in violation of this Section 3.03(d) all payments made on such Senior Certificate, ERISA Restricted Certificate or Class R Certificate at and after the time it commenced such holding. Any such payments so recovered shall be paid and delivered to the last preceding Holder of such Certificate that is not a Plan.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate, except as provided in the Exchange Trust Agreement.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless, in the case of clause (ii), such person is (A) not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-1 representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee an affidavit in substantially the form attached hereto as Exhibit D-2. In addition, the Trustee may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Depositor, the Master Servicer, any NIMS Insurer and the Trustee satisfactory in form and substance to the Depositor, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Trustee shall not be under any liability to any person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the maturity of any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless a Responsible Officer of the Trustee shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Trustee shall be entitled, but not obligated, to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Trustee shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), for making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate, QIB-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

(h) Notwithstanding any provision to the contrary herein, so long as a Global Security representing any Privately Offered Certificate remains outstanding and is held by or on behalf of DTC, transfers of a Global Security representing any such Certificates, in whole or in part, shall only be made in accordance with Section 3.01 and this Section 3.03(h).

(i) Subject to clauses (ii) and (iii) of this Section 3.03(h), transfers of a Global Security representing any Privately Offered Certificate shall be limited to transfers of such Global Security, in whole or in part, to nominees of DTC or to a successor of DTC or such successor’s nominee.

(ii) Restricted Global Security to Regulation S Global Security. If a holder of a beneficial interest in a Restricted Global Security deposited with or on behalf of DTC wishes at any time to exchange its interest in such Restricted Global Security for an interest in a Regulation S Global Security, or to transfer its interest in such Restricted Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Security, such holder, provided such holder is not a U.S. person, may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in the Regulation S Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to be credited a beneficial interest in a Regulation S Global Security in an amount equal to the beneficial interest in such Restricted Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Regulation S Global Security, (II) a written order given in accordance with DTC’s procedures containing information regarding the participant account of DTC and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (III) a certificate in the form of Exhibit V-1 hereto given by the holder of such beneficial interest stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Securities, including that the holder is not a U.S. person, and pursuant to and in accordance with Regulation S, the Trustee, as Certificate Registrar, shall reduce the principal amount of the Restricted Global Security and increase the principal amount of the Regulation S Global Security by the aggregate principal amount of the beneficial interest in the Restricted Global Security to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Regulation S Global Security equal to the reduction in the principal amount of the Restricted Global Security.

(iii) Regulation S Global Security to Restricted Global Security. If a holder of a beneficial interest in a Regulation S Global Security deposited with or on behalf of DTC wishes at any time to transfer its interest in such Regulation S Global Security to a Person who wishes to take delivery thereof in the form of an interest in a Restricted Global Security, such holder may, subject to the rules and procedures of DTC, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Restricted Global Security. Upon receipt by the Trustee, as Certificate Registrar, of (I) instructions from DTC directing the Trustee, as Certificate Registrar, to cause to be credited a beneficial interest in a Restricted Global Security in an amount equal to the beneficial interest in such Regulation S Global Security to be exchanged but not less than the minimum denomination applicable to such holder’s Certificates held through a Restricted Global Security, to be exchanged, such instructions to contain information regarding the participant account with DTC to be credited with such increase, and (II) a certificate in the form of Exhibit V-2 hereto given by the holder of such beneficial interest and stating, among other things, that the Person transferring such interest in such Regulation S Global Security reasonably believes that the Person acquiring such interest in a Restricted Global Security is a QIB, is obtaining such beneficial interest in a transaction meeting the requirements of Rule 144A under the Act and in accordance with any applicable securities laws of any State of the United States or any other jurisdiction, then the Trustee, as Certificate Registrar, will reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Restricted Global Security by the aggregate principal amount of the beneficial interest in the Regulation S Global Security to be transferred and the Trustee, as Certificate Registrar, shall instruct DTC, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Restricted Global Security equal to the reduction in the principal amount of the Regulation S Global Security.

(iv) Other Exchanges. In the event that a Global Security is exchanged for Certificates in definitive registered form without interest coupons, pursuant to Section 3.09(c) hereof, such Certificates may be exchanged for one another only in accordance with such procedures as are substantially consistent with the provisions above (including certification requirements intended to insure that such transfers comply with Rule 144A, comply with Rule 501(a)(1), (2), (3) or (7) or are to non-U.S. persons in compliance with Regulation S under the Act, as the case may be), and as may be from time to time adopted by the Trustee.

(v) Restrictions on U.S. Transfers. Transfers of interests in the Regulation S Global Security to U.S. persons (as defined in Regulation S) shall be limited to transfers made pursuant to the provisions of Section 3.03(h)(iii).

Section 3.04. Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Trustee or the Certificate Registrar.

Section 3.05. Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or any Authenticating Agent or (ii) the Trustee or any Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to any NIMS Insurer and the Trustee or the Authenticating Agent such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor and any Authenticating Agent that such destroyed, lost or stolen Certificate has been acquired by a bona fide purchaser, the Trustee shall execute and the Trustee or any Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Principal Amount. Upon the issuance of any new Certificate under this Section 3.05, the Trustee and Authenticating Agent may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Authenticating Agent) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

Section 3.06. Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book Entry Certificates, the Depositor, the Master Servicer, the Trustee, any NIMS Insurer, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, any NIMS Insurer, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07. Temporary Certificates.

(a) Pending the preparation of Definitive Certificates, upon the order of the Depositor, the Trustee shall execute and shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause Definitive Certificates to be prepared without unreasonable delay. After the preparation of Definitive Certificates, the temporary Certificates shall be exchangeable for Definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Trustee without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and authenticate and deliver in exchange therefor a like aggregate Certificate Principal Amount of Definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as Definitive Certificates of the same Class.

Section 3.08. Appointment of Paying Agent.

(a) The Trustee hereby appoints itself as Paying Agent. The Trustee may appoint a successor Paying Agent acceptable to the NIMS Insurer, for the purpose of making distributions to Certificateholders hereunder. The Trustee shall cause such Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to Certificateholders in an Eligible Account in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to the Certificateholders. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to Certificateholders on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date.

(b) Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers. A Paying Agent shall comply with its reporting obligations under Regulation AB with respect to the Trust Fund in form and substance similar to those of the Trustee pursuant to Section 6.20(d)(iv) and Section 9.25, and the related assessment of compliance and attestation shall cover, at a minimum, the matters indicated as obligations with respect to the Paying Agent on Exhibit R attached hereto; provided that if the Trustee is the Paying Agent, any reporting obligations under Regulation AB specific to the Paying Agent shall be undertaken by the Trustee in the course of its own reporting and not separately, as further specified in Section 6.20(d)(iv) and Section 9.25. In addition, the Paying Agent (if other than the Trustee) shall notify the Sponsor, the Master Servicer and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Paying Agent of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) any merger, consolidation or sale of substantially all of the assets of the Paying Agent and (iii) if the Paying Agent shall become (but only to the extent not previously disclosed) at any time an Affiliate of any of the parties listed on Exhibit S hereto or any of their Affiliates.

(c) Any Paying Agent agrees to indemnify the Depositor, the Trustee (if other than the Paying Agent) and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the failure by such Paying Agent to deliver any information, report or certification when and as required under Section 6.20 and Section 9.25(a), provided, however, that this sentence shall not apply if the Paying Agent is the Trustee. This indemnification shall survive the termination of this Agreement or the termination of such Paying Agent hereunder.

Section 3.09. Book Entry Certificates.

(a) Each Class of Book Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book Entry Certificates. The Book Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a Definitive Certificate representing such Certificate Owner’s interest in the Book Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Depositor, the Master Servicer, the Paying Agent, the Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Book Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book Entry Certificates to the Clearing Agency.

(c) If (i) (A) the Depositor advises the Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Trustee or the Depositor is unable to locate a qualified successor, or (ii) after the occurrence of an Event of Default, Certificate Owners representing beneficial interests aggregating not less than 50% of the Class Principal Amount of a Class of Book Entry Certificates identified as such to the Trustee by an Officer’s Certificate from the Clearing Agency advise the Trustee and the Clearing Agency through the Clearing Agency Participants in writing that the continuation of a book entry system through the Clearing Agency is no longer in the best interests of the Certificate Owners of a Class of Book Entry Certificates, the Trustee shall notify or cause the Certificate Registrar to notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trustee shall issue the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable, with respect to such Definitive Certificates and the Trustee shall recognize the holders of the Definitive Certificates as Certificateholders hereunder.

Section 3.10. Deposit of Underlying REMIC Certificates under the Exchange Trust Agreement.

The Underlying REMIC Certificates shall be issued in uncertificated form to the Underwriter and transferred by the Underwriter to the Exchange Trustee to be held in trust pursuant to terms of the Exchange Trust Agreement.

ARTICLE IV.

ADMINISTRATION OF THE TRUST FUND

Section 4.01. Collection Account.

(a) On the Closing Date, the Master Servicer shall open and shall thereafter maintain a segregated account held in trust (the “Collection Account”), entitled “Aurora Loan Services LLC, as Master Servicer, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N.” The Collection Account shall relate solely to the Certificates issued by the Trust Fund hereunder, and funds in such Collection Account shall not be commingled with any other monies.

(b) The Collection Account shall be an Eligible Account. If an existing Collection Account ceases to be an Eligible Account, the Master Servicer shall establish a new Collection Account that is an Eligible Account within 15 days and transfer all funds and investment property on deposit in such existing Collection Account into such new Collection Account.

(c) The Master Servicer shall give to the Trustee and any NIMS Insurer prior written notice of the name and address of the depository institution at which the Collection Account is maintained and the account number of such Collection Account. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Collection Account to hold such account in the name of the Master Servicer under this Agreement. No later than 2:00 p.m. New York City time on each Deposit Date, the entire amount on deposit in the Collection Account (subject to permitted withdrawals set forth in Section 4.02), other than amounts not included in the Total Distribution Amount for such Distribution Date, shall be remitted to the Trustee for deposit into the Certificate Account by wire transfer in immediately available funds. The Master Servicer, at its option (but with prior notice to the Trustee), may choose to make daily remittances from the Collection Account to the Trustee for deposit into the Certificate Account.

(d) The Master Servicer shall deposit or cause to be deposited into the Collection Account, no later than the second Business Day following the Closing Date, any amounts received with respect to the Mortgage Loans representing Scheduled Payments on the Mortgage Loans due after the Cut-off Date and unscheduled payments received on or after the Cut-off Date and on or before the Closing Date. Thereafter, the Master Servicer shall deposit or cause to be deposited in the Collection Account on the earlier of the applicable Deposit Date and two Business Days following receipt thereof, the following amounts received or payments made by it (other than in respect of principal of and interest on the Mortgage Loans due on or before the Cut-off Date):

(i) all payments on account of principal, including Principal Prepayments, late collections, and any Prepayment Premiums, on the Mortgage Loans;

(ii) all payments on account of interest on the Mortgage Loans, in all cases, net of the Servicing Fee, as applicable, with respect to each such Mortgage Loan, but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21;

(iii) any unscheduled payment or other recovery with respect to a Mortgage Loan not otherwise specified in this paragraph (d), including any Subsequent Recovery, all Net Liquidation Proceeds with respect to the Mortgage Loans and REO Property, and all amounts received in connection with the operation of any REO Property, net of (x) any unpaid Servicing Fees, as applicable, with respect to such Mortgage Loans (but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with Sections 5.04 and 9.21) and (y) any amounts reimbursable to the applicable Servicer with respect to such Mortgage Loan under the related Servicing Agreement and retained by such Servicer;

(iv) all Insurance Proceeds;

(v) all Advances made by the Master Servicer or the applicable Servicer pursuant to Section 5.04 or the related Servicing Agreement;

(vi) all amounts paid by a Servicer with respect to Prepayment Interest Shortfalls; and

(vii) the Purchase Price or Repurchase Price of any Mortgage Loan repurchased by the Depositor, the Seller, the Master Servicer or any other Person and any Substitution Amount related to any Qualifying Substitute Mortgage Loan and any purchase price paid by any NIMS Insurer for the purchase of any Distressed Mortgage Loan under Section 7.04.

(e) Funds in the Collection Account may be invested in Eligible Investments selected by and at the written direction of the Master Servicer, which shall mature not later than one Business Day prior to the Deposit Date (except that if such Eligible Investment is an obligation of the Trustee, then such Eligible Investment shall mature not later than such applicable Deposit Date) and any such Eligible Investment shall not be sold or disposed of prior to its maturity. All such Eligible Investments shall be made in the name of the Master Servicer in trust for the benefit of the Trustee and the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N. All income and gain realized from any Eligible Investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time and shall not be part of the Trust Fund. The amount of any losses incurred in respect of any such investments shall be deposited in such Collection Account by the Master Servicer out of its own funds, without any right of reimbursement therefor, immediately as realized. The foregoing requirements for deposit in the Collection Account are exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments of interest on funds in the Collection Account and payments in the nature of late payment charges, assumption fees, prepayment penalties with respect to mortgages for which the Seller does not own the servicing rights, and other incidental fees and charges relating to the Mortgage Loans (other than Prepayment Premiums) need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer or the applicable Servicer as additional servicing compensation. If the Master Servicer deposits in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

Section 4.02. Application of Funds in the Collection Account.

(a) The Master Servicer may, from time to time, make, or cause to be made, withdrawals from the Collection Account for the following purposes:

(i) to reimburse itself or any Servicer for Advances or Servicing Advances made by it or by such Servicer pursuant to Section 5.04 or the applicable Servicing Agreement; such right to reimbursement pursuant to this sub-clause (i) is limited to amounts received on or in respect of a particular Mortgage Loan (including, for this purpose, Liquidation Proceeds and amounts representing Insurance Proceeds with respect to the property subject to the related Mortgage) which represent late recoveries (net of the Servicing Fee) of payments of principal or interest respecting which any such Advance was made, it being understood, in the case of any such reimbursement, that the Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(ii) to reimburse itself or any Servicer, following a final liquidation of a Mortgage Loan (except as otherwise provided in the applicable Servicing Agreement) for any previously unreimbursed Advances or Servicing Advances made by it or by such Servicer (A) that it or such Servicer determines in good faith will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Advance or Servicing Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan and/or (B) to the extent that such unreimbursed Advances or Servicing Advances exceed the related Liquidation Proceeds or Insurance Proceeds, it being understood, in the case of each such reimbursement, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iii) to reimburse itself or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by it pursuant to Sections 9.20 and 9.22(c) or the applicable Servicing Agreement in good faith in connection with the restoration of damaged property and, to the extent that Liquidation Proceeds after such reimbursement exceed the unpaid principal balance of the related Mortgage Loan, together with accrued and unpaid interest thereon at the applicable Mortgage Rate less the Servicing Fee Rate, as applicable, for such Mortgage Loan to the Due Date next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan and to retain any excess remaining thereafter as additional servicing compensation, it being understood, in the case of any such reimbursement or payment, that such Master Servicer’s or Servicer’s right thereto shall be prior to the rights of the Certificateholders;

(iv) to reimburse itself or any Servicer for expenses incurred by and recoverable by or reimbursable to it or such Servicer pursuant to Sections 9.04, 9.05, 9.06, 9.07(a), 9.16, 9.30 or 11.15 or pursuant to the applicable Servicing Agreement;

(v) to pay to the Depositor, the Seller or the Transferor, as applicable, with respect to each Mortgage Loan or REO Property acquired in respect thereof that has been purchased pursuant to this Agreement, all amounts received thereon and not distributed on the date on which the related repurchase was effected, and to pay to the applicable Person any Advances and Servicing Advances to the extent specified in the definition of Purchase Price;

(vi) subject to Section 5.05, to pay to itself income earned on the investment of funds deposited in the Collection Account;

(vii) to make payments to the Trustee on each Deposit Date for deposit into the Certificate Account in the amount provided in Section 4.04;

(viii) to make payment to itself, the Trustee and others pursuant to any other provision of this Agreement;

(ix) to withdraw funds deposited in error in the Collection Account;

(x) to clear and terminate the Collection Account pursuant to Section 7.02;

(xi) to reimburse the Trustee and a successor master servicer (solely in its capacity as successor master servicer), for any fee or advance occasioned by a termination of the Master Servicer, and the assumption of such duties by the Trustee or a successor master servicer appointed by the Trustee pursuant to Section 6.14, in each case to the extent not reimbursed by the terminated Master Servicer, it being understood, in the case of any such reimbursement or payment, that the right of the Master Servicer or the Trustee thereto shall be prior to the rights of the Certificateholders; and

(xii) to reimburse any Servicer for such amounts as are due thereto under the applicable Servicing Agreement and have not been retained by or paid to such Servicer, to the extent provided in such Servicing Agreement.

If provided in its applicable Servicing Agreement, a Servicer shall be entitled to retain as additional servicing compensation any Prepayment Interest Excess (to the extent not offset by Prepayment Interest Shortfalls).

In the event that the Master Servicer fails on any Deposit Date to remit to the Trustee any amounts required to be so remitted to the Trustee pursuant to sub-clause (viii) by such date, the Master Servicer shall pay the Trustee, for the account of the Trustee, interest calculated at the “prime rate” (as published in the “Money Rates” section of The Wall Street Journal) on such amounts not timely remitted for the period from and including that Deposit Date to but not including the related Distribution Date. The Master Servicer shall only be required to pay the Trustee interest for the actual number of days such amounts are not timely remitted (e.g., one day’s interest, if such amounts are remitted one day after the Deposit Date).

In connection with withdrawals pursuant to sub-clauses (i), (ii), (iii), and (vi) above, the Master Servicer’s, any Servicer’s or such other Person’s entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan. The Master Servicer shall therefore keep and maintain a separate accounting for each Mortgage Loan it master services for the purpose of justifying any withdrawal from the Collection Account it maintains pursuant to such sub-clause (i), (ii), (iii) and (vi).

Any withdrawals described in this section shall be allocated and limited to collections or other recoveries on the related Mortgage Pool and shall be accounted for in such manner.

(b) The Trustee shall afford the NIMS Insurer upon reasonable notice, during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. The Trustee shall cooperate fully with the NIMS Insurer and shall make available to the NIMS Insurer for review and copying at the expense of the NIMS Insurer such books, documents or records as may be requested with respect to the Trustee’s duties hereunder. The NIMS Insurer shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise. The Trustee shall also afford the NIMS Insurer, upon reasonable notice, during normal business hours, access to the Mortgage Files and shall cause the Master Servicer and the Servicer to provide such access to the Mortgage Files.

Section 4.03. Reports to Certificateholders.

(a) On each Distribution Date, the Trustee shall prepare (to the extent based on information provided by the Master Servicer, the Cap Providers or the Swap Counterparty, based on such information) and shall make available to the Certificateholders, the Swap Counterparty, the Certificate Insurer and any NIMS Insurer a written report setting forth the following information by Mortgage Pool (on the basis of Mortgage Loan level information obtained from the Servicers and in the case of clauses (xviii), (xx) and (xxii) below, based on information provided by the Trustee (or the Paying Agent on behalf of the Trustee):

(i) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Group I and Group II Certificates allocable to principal on the Mortgage Loans, including any Subsequent Recovery, Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal in each Mortgage Pool;

(ii) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Group I and Group II Certificates allocable to interest and the calculation thereof;

(iii) the amount, if any, of any distributions to the Holders of the Class C-I, Class C-II, Class AP-I, Class 2-AP, Class 3-AP, Class X-I, Class X-II (including the X-I Component, the X-II Component, the C-X-I Component, the C-X-II Component, the S-X-I Component and the S-X-II Component) and Class R Certificates on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Holders of the Class C-I, Class C-II, Class X-I, Class X-II (including the X-I Component, the X-II Component, the C-X-I Component, the C-X-II Component, the S-X-I Component and the S-X-II Component) and Class R Certificates on all Distribution Dates, stated separately;

(iv) by Mortgage Pool and in the aggregate (A) the aggregate amount of any Advances required to be made as of the end of the month immediately preceding the month in which such Distribution Date occurs by a Servicer or the Master Servicer (or by the Trustee as successor master servicer) with respect to such Distribution Date, (B) the aggregate amount of such Advances actually made, and (C) the amount, if any, by which (A) above exceeds (B) above;

(v) by Mortgage Pool and in the aggregate, the total number of Mortgage Loans, the aggregate Scheduled Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Collection Period, after giving effect to payments allocated to principal reported under clause (i) above;

(vi) the Class Principal Amount (or Class Notional Amount) of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Certificate Principal Amounts due to Pool 1 Applied Loss Amounts or Pool 2-3 Applied Loss Amounts, as applicable;

(vii) by Mortgage Pool and in the aggregate, the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(viii) by Mortgage Pool and in the aggregate, the amount of the Servicing Fees paid during the Collection Period to which such distribution relates;

(ix) by Mortgage Pool and in the aggregate, the number and aggregate Scheduled Principal Balance of Mortgage Loans, as reported to the Trustee by the Master Servicer, (a) remaining outstanding, (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, all as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties (the information in this item (xi) to be calculated utilizing the ABS delinquency method);

(x) by Mortgage Pool and in the aggregate, the aggregate Scheduled Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(xi) with respect to substitution of Mortgage Loans in the preceding calendar month, the Scheduled Principal Balance of each Deleted Mortgage Loan, and of each Qualifying Substitute Mortgage Loan;

(xii) the aggregate outstanding Carryforward Interest, Net Prepayment Interest Shortfalls, Deferred Amounts, Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, if any, for each applicable Class of Certificates, after giving effect to the distribution made on such Distribution Date;

(xiii) the Certificate Interest Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Certificate Interest Rate reflects the application of the applicable Net Funds Cap);

(xiv) by Mortgage Pool and in the aggregate, the Interest Remittance Amount, the Principal Remittance Amount, the Principal Distribution Amount, the Pool 1 Overcollateralization Release Amount and the Pool 2-3 Overcollateralization Release Amount applicable to such Distribution Date;

(xv) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Certificate Account and the amounts actually distributed);

(xvi) the Pool 1 Overcollateralization Amount and Pool 2-3 Overcollateralization Amount after giving effect to the distributions made on such Distribution Date;

(xvii) the amount of any Pool 1 Overcollateralization Deficiency and Pool 2-3 Overcollateralization Deficiency after giving effect to the distributions made in such Distribution Date;

(xviii) the level of LIBOR;

(xix) the amount of any payments made to each Class of Certificates that are treated as payments received in respect of a REMIC I-2 Regular Interest or REMIC II-2 Regular Interest and the amount of any payments to each Class of Certificates that are not treated as payments received in respect of a REMIC I-2 Regular Interest or REMIC II-2 Regular Interest;

(xx) the amount of the monthly Certificate Insurer Premium (and the Aggregate Certificate Insurer Premium if different) due to the Certificate Insurer on the related Distribution Date and the amount of any Insured Amounts paid in respect of the Guaranteed Distributions to the Guaranteed Certificates paid out of the Policy Payment Account under the Certificate Insurance Policy;

(xxi) a statement as to whether any exchanges of Exchangeable Certificates or Exchange Certificates have taken place since the preceding Distribution Date, and, if applicable, the Class of Certificates, certificate balances, including notional balances, certificate interest rates, and any interest and principal paid, including any shortfalls allocated, of any classes of certificates that were received by the Certificateholder as a result of such exchange;

(xxii) the amount of any Net Swap Payment to the Supplemental Interest Trust made pursuant to Section 5.02, any Net Swap Payment to the Swap Counterparty made pursuant to Section 5.02, any Swap Termination Payment to the Supplemental Interest Trust made pursuant to Sections 5.02 and any Swap Termination Payment to the Swap Counterparty made pursuant to Section 5.02; and

(xxiii) the amount of any payments made by the applicable Cap Provider under each Interest Rate Cap Agreement.

In the case of information furnished pursuant to sub-clauses (i), (ii) and (viii) above, the amounts shall (except with respect to the Class X-I and Class X-II Certificates) be expressed as a dollar amount per $1,000 of original principal amount of Certificates.

In addition to the information listed above for any year in which the Depositor is subject to Exchange Act reporting with respect to the Certificates, such Distribution Date report shall also include such other information as is required by Form 10-D, including, but not limited to, the information required by Item 1121 (§ 229.1121) of Regulation AB to the extent that the Trustee shall have received any such information from the Depositor, the Sponsor, the Master Servicer, any Servicer, the Custodian, the Cap Providers or any Subservicer or Subcontractor therefor, as applicable, no later than four Business Days prior to the Distribution Date.

The Trustee will make such report and additional loan level information (and, at its option, any additional files containing the same information in an alternative format) provided to it by the Master Servicer available each month to Certificateholders, the Certificate Insurer, any NIMS Insurer, and the Rating Agencies via the Trustee’s internet website. The Trustee’s internet website shall initially be located at http://trustinvestorreporting.com and assistance in using the website can be obtained by emailing the Trustee’s customer service desk at ct.information.delivery@usbank.com. Such parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way such statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

The Trustee shall provide a “zero settlement file” to Bloomberg L.P. within seven (7) calendar days after the receipt of the collateral data file from the Depositor, but in no event later than the first Distribution Date, which shall contain all of the information in the initial Monthly Report (without giving effect to any distributions); provided, however, that in no event will such zero settlement file contain any mortgagor-specific information.

The foregoing information and reports shall be prepared and determined by the Trustee based solely on Mortgage Loan data provided to the Trustee by the Master Servicer (in a format agreed to by the Trustee and the Master Servicer) no later than 2:00 p.m. Eastern Time four Business Days prior to the Distribution Date or such other time period as set forth in Section 9.23(c). In preparing or furnishing the foregoing information, the Trustee shall be entitled to rely conclusively on the accuracy and completeness of the information or data (i) regarding the Mortgage Loans (including any Early Payment Default Mortgage Loans) and the related REO Property that has been provided to the Master Servicer by the Servicer and to the Trustee by the Master Servicer, (ii) regarding each Interest Rate Cap Agreement that has been provided to the Trustee by the applicable Cap Providers and (iii) regarding each Swap Agreement that has been provided to the Trustee by the applicable Swap Counterparty, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data. The Trustee shall be entitled to conclusively rely on the Mortgage Loan data provided by the Master Servicer and shall have no liability for any errors or omissions in such Mortgage Loan data. The Master Servicer shall be entitled to conclusively rely on the Mortgage Loan data provided by each Servicer and shall have no liability for any errors or omissions in such Mortgage Loan data.

(b) Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company or the Certificate Insurer (which request, if received by the Trustee will be promptly forwarded to the Master Servicer), the Master Servicer shall provide, or cause to be provided, to the extent such information is available to the Master Servicer exercising reasonable efforts to obtain such information (or, to the extent that such information or documentation is not required to be provided by the applicable Servicer under the related Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from such Servicer, and provide) to such Certificateholder such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholder may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to the NIM Securities or an investment in the Certificates; provided, however, that the Master Servicer shall be entitled to be reimbursed by such Certificateholder for the actual expenses incurred in providing such reports and access.

(c) Within 90 days, or such shorter period as may be required by statute or regulation, after the end of each calendar year, the Trustee shall, upon written request, have prepared and shall make available to each Person who at any time during the calendar year was a Certificateholder of record, and to any NIMS Insurer, and make available to Certificate Owners (identified as such by the Clearing Agency) in accordance with applicable regulations, a report summarizing the items provided to the Certificateholders pursuant to Section 4.03(a)(i) and (ii) on an annual basis as may be required to enable such Holders to prepare their federal income tax returns; provided, however that this Section 4.03(c) shall not be applicable where relevant reports or summaries are required elsewhere in this Agreement. Such information shall include the amount of original issue discount accrued on each Class of Certificates and information regarding the expenses of the Trust Fund. The Trustee shall be deemed to have satisfied this requirement if it forwards such information in any other format permitted by the Code. The Master Servicer shall provide the Trustee with such information (to the extent readily available to the Master Servicer) as is necessary for the Trustee to prepare such reports.

(d) The Trustee shall prepare and file with the IRS, on behalf of the Trust Fund, an application for an employer identification number on IRS Form SS-4 or by any other acceptable method. The Trustee shall also file a Form 8811 as required. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned, shall upon request promptly forward a copy of such notice to the Master Servicer and the Depositor. The Trustee shall furnish any other information that is required by the Code and regulations thereunder to be made available to Certificateholders. The Master Servicer shall provide the Trustee with such information (to the extent readily available to the Master Servicer) as is necessary for the Trustee to comply with the foregoing.

Section 4.04. The Certificate Account.

(a) The Trustee shall establish and maintain in its name, as trustee, a trust account (the “Certificate Account”) entitled “Certificate Account, U.S. Bank National Association, as Trustee, in trust for the benefit of the Holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N” until disbursed pursuant to the terms of this Agreement. The Certificate Account shall be an Eligible Account and shall be for the benefit of the Certificateholders and the Certificate Insurer. If the existing Certificate Account ceases to be an Eligible Account, the Trustee shall establish a new Certificate Account that is an Eligible Account within 20 Business Days and transfer all funds and investment property on deposit in such existing Certificate Account into such new Certificate Account. The Certificate Account shall relate solely to the Certificates issued hereunder and funds in the Certificate Account shall be held separate and apart from and shall not be commingled with any other monies including, without limitation, other monies of the Trustee held under this Agreement. The Trustee shall give to the Depositor, Master Servicer and any NIMS Insurer prior written notice of the name and address of the depository institution at which the Certificate Account is maintained and the account number of such Certificate Account.

(b) The Trustee shall deposit or cause to be deposited into the Certificate Account, on the day on which, or, if such day is not a Business Day, the Business Day immediately following the day on which, any monies are remitted by the Master Servicer to the Trustee, all such amounts. The Trustee shall make withdrawals from the Certificate Account only for the following purposes:

(i) to pay itself any investment income earned with respect to funds in the Certificate Account invested in Eligible Investments as set forth in subsection (c) below, and to make payments to itself and others prior to making distributions pursuant to Section 5.02 for any expenses or other indemnification owing to itself and others pursuant to any provision of this Agreement or any Custodial Agreement; provided that such payments are for “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

(ii) to make payment to itself pursuant to any provision of this Agreement, or to reimburse itself or its agents for any amounts reimbursable to it pursuant to Sections 6.11, 6.12 or 7.01; provided that such payments are for “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii);

(iii) to withdraw amounts deposited in the Certificate Account in error;

(iv) to make payments to itself and others pursuant to any provision of this Agreement;

(v) to make distributions to Certificateholders and the Certificate Insurer pursuant to Article V; and

(vi) to clear and terminate the Certificate Account pursuant to Section 7.02.

Any withdrawals described in the preceding sentence shall be allocated and limited to collections or other recoveries on the related Mortgage Pool and shall be accounted for in such manner.

(c) The Trustee may invest, or cause to be invested, funds held in the Certificate Account, which funds, if invested, shall be invested in Eligible Investments (which may be obligations of the Trustee). All such investments must be payable on demand or mature no later than the next Distribution Date, and shall not be sold or disposed of prior to their maturity. All such Eligible Investments will be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be compensation to the Trustee and shall be subject to its withdrawal on order from time to time. The amount of any losses incurred in respect of any such investments shall be paid by the Trustee for deposit in the Certificate Account out of its own funds, without any right of reimbursement therefor, immediately as realized.

Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may and, subject to Section 6.01 and Section 6.02(iv), upon the request of the NIMS Insurer, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

ARTICLE V.

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01. Distributions Generally.

(a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make distributions in accordance with this Article V. Such distributions shall be made by wire transfer if the Certificateholder has provided the Trustee with wire instructions or by check mailed to the address of such Certificateholder as it appears in the books of the Trustee if the Certificateholder has not provided the Trustee with wire instructions in immediately available funds to an account specified in the request and at the expense of such Certificateholder; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Corporate Trust Office. If any payment required to be made on the Certificates or by the Certificate Insurer is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day. Payments to the Certificate Insurer shall in all cases be made by wire transfer in immediately available funds to the account designated by the Certificate Insurer.

(b) All distributions or allocations made with respect to Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates of such Class equally in proportion to their respective initial Class Principal Amounts or initial Class Notional Amounts (or Percentage Interests).

(c) The Trustee shall make payments to Certificateholders and the Swap Counterparty and any other person pursuant to this Article V based solely on the information set forth in the monthly report furnished by the Trustee in accordance with Section 4.03(a), and shall be entitled to conclusively rely on such information and reports, and on the calculations contained therein, when making distributions to Certificateholders and the Swap Counterparty. The Trustee shall have no liability for any errors in such reports or information, and shall not be required to verify, recompute, reconcile or recalculate any such information or data.

Section 5.02. Distributions from the Certificate Account.

(a) On each Distribution Date, the Trustee (or the Paying Agent on behalf of the Trustee) shall withdraw from the Certificate Account the Total Distribution Amount (excluding all Prepayment Premiums) and amounts that are available for payment to the related Swap Counterparty and shall allocate such amount to the interests issued in respect of each REMIC and shall distribute such amount as specified in this Section.

(b) On each Distribution Date (or, in the case of payments to the related Swap Counterparty, the Business Day prior to each Distribution Date), the Trustee shall distribute the Interest Remittance Amount for Pool 1 as follows:

(i) for deposit into the Group I Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (not due to a Swap Counterparty Trigger Event) owed to the related Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(ii) to the Certificate Insurer, the Certificate Insurer Premium with respect to the Class 1-A2 Certificates and such Distribution Date;

(iii) concurrently, to each Class of Group I Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(iv) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A2 Certificates, plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter;

(v) to each Class of Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, Current Interest and any Carryforward Interest for such Classes for such Distribution Date;

(vi) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses related to the Group I Certificates; and

(vii) for application as part of Pool 1 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.02(f), any such Interest Remittance Amount remaining after application pursuant to clauses (i) through (vi) above.

(c) On each Distribution Date (or, in the case of payments to the related Swap Counterparty, the Business Day prior to each Distribution Date), the Interest Remittance Amount for Pool 2 and Pool 3 for such date will be distributed concurrently as follows:

(i) On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for Pool 2 in the following order of priority:

(1) for deposit into the Group II Supplemental Interest Trust Account, the Pool 2 Swap Allocation Payment Amount (not due to a Swap Counterparty Trigger Event) owed to the related Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(2) concurrently, to each Class of Pool 2 Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(3) for application pursuant to Section 5.02(c)(iii), any such Interest Remittance Amount remaining after application pursuant to clauses (1) and (2) above.

(ii) On each Distribution Date, the Interest Remittance Amount for Pool 3 for such date will be distributed in the following order of priority:

(1) for deposit into the Group II Supplemental Interest Trust Account, the Pool 3 Swap Allocation Payment Amount (not due to a Swap Counterparty Trigger Event) owed to the related Swap Counterparty (including amounts remaining unpaid from previous Distribution Dates);

(2) concurrently, to each Class of Pool 3 Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date; provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(3) for application pursuant to Section 5.02(c)(iii), any such Interest Remittance Amount remaining after application pursuant to clauses (1) and (2) above.

(iii) On each Distribution Date, the Trustee will distribute the aggregate of any remaining Interest Remittance Amounts from Sections 5.02(c)(i)(3) and 5.02(c)(ii)(3), as applicable, as follows:

(1) concurrently, to each Class of Group II Senior Certificates, Current Interest and any Carryforward Interest for such Classes for such Distribution Date to the extent not paid on such Distribution Date pursuant to Sections 5.02(c)(i) and 5.02(c)(ii); provided, however, that if funds available are insufficient to pay such amounts, any resulting shortfalls will be allocated pro rata on the basis of Current Interest and Carryforward Interest due such Classes on such Distribution Date;

(2) to each Class of Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, Current Interest and any Carryforward Interest for such Classes for such Distribution Date;

(3) to the Trustee, previously unreimbursed extraordinary costs, liabilities and expenses related to the Group II Certificates; and

(4) for application as part of Pool 2-3 Monthly Excess Cashflow for such Distribution Date, as provided in Section 5.02(g), any such Interest Remittance Amount remaining after application pursuant to clauses (1) through (3) above.

(d) On each Distribution Date (or, in the case of payments to the related Swap Counterparty, the Business Day prior to each Distribution Date), the Trustee shall distribute the Principal Distribution Amount for Pool 1 for such date as follows:

(i) On each Distribution Date (a) prior to the Pool 1 Stepdown Date or (b) with respect to which a Pool 1 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 1 in the following order of priority:

(1) for deposit into the Group I Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the related Swap Counterparty (to the extent not paid previously from the Interest Remittance Amount in accordance with Section 5.02(b));

(2) to the Group I Senior Certificates, in accordance with the Pool 1 Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(3) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A2 Certificates, plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter, to the extent not paid pursuant to Section 5.02(b);

(4) to the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates, sequentially, in that order, in each case until the Class Principal Amount of each such Class has been reduced to zero; and

(5) for application as part of the Pool 1 Monthly Excess Cashflow for such Distribution Date, pursuant to Section 5.02(f), any such Principal Distribution Amount remaining after application pursuant to (1) through (4) above.

(ii) On each Distribution Date (a) on or after the Pool 1 Stepdown Date and (b) with respect to which a Pool 1 Trigger Event is not in effect, the Principal Distribution Amount for Pool 1 for such date will be distributed in the following order of priority:

(A) for deposit into the Group I Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment (unless due to a Swap Counterparty Trigger Event) owed to the related Swap Counterparty (to the extent not paid previously from the Interest Remittance Amount for Pool 1 in accordance with Section 5.02(b));

(B) for so long as any of the Group I Subordinate Certificates are outstanding, to the Group I Senior Certificates, in each case in accordance with the priorities set forth in Section 5.02(d)(i), in an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 1 for such Distribution Date and (y) the Pool 1 Senior Principal Distribution Amount for such Distribution Date until the Class Principal Amount of each such Class has been reduced to zero; or (b) otherwise to the Group I Senior Certificates (in each case in accordance with Section 5.02(d)(i)), the Principal Distribution Amount for the related Mortgage Pool for such Distribution Date;

(C) to the Certificate Insurer, any unreimbursed Insured Payments with respect to the Class 1-A2 Certificates, plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter, to the extent not paid pursuant to Section 5.02(b);

(D) to the Class M1-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates and the Certificate Insurer on such Distribution Date pursuant to clauses (B) and (C) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M1-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(E) to the Class M2-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I Certificates on such Distribution Date pursuant to clauses (B) through (D) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M2-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M3-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I and Class M2-I Certificates on such Distribution Date pursuant to clauses (B) through (E) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M3-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M4-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I, Class M2-I and Class M3-I Certificates on such Distribution Date pursuant to clauses (B) through (F) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M4-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M5-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I, Class M2-I, Class M3-I and Class M4-I Certificates on such Distribution Date pursuant to clauses (B) through (G) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M5-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M6-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I, Class M2-I, Class M3-I, Class M4-I and Class M5-I Certificates on such Distribution Date pursuant to clauses (B) through (H) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M6-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M7-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I and Class M6-I Certificates on such Distribution Date pursuant to clauses (B) through (I) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M7-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(K) to the Class M8-I Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 1 for such Distribution Date over (b) the amount distributed to the Group I Senior Certificates, the Certificate Insurer and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates on such Distribution Date pursuant to clauses (B) through (J) above, and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clause (A) above and (y) the M8-I Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(L) for application as part of the aggregate Pool 1 Monthly Excess Cashflow for such Distribution Date pursuant to Section 5.02(f), any Principal Distribution Amount remaining after application pursuant to clauses (A) through (K) above.

(e) On each Distribution Date (or, in the case of payments to the related Swap Counterparty, the Business Day prior to each Distribution Date), the Trustee shall distribute the Principal Distribution Amount for Pool 2 and Pool 3 for such date, concurrently, as follows:

(i) On each Distribution Date (a) prior to the Pool 2-3 Stepdown Date or (b) with respect to which a Pool 2-3 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group II Certificates equals the Pool 2-3 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 2 in the following order of priority:

(A) for deposit into the Group II Supplemental Interest Trust Account, the Pool 2 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the related Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with Section 5.02(c));

(B) for deposit into the Group II Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty allocable to Pool 3 (to the extent not paid previously from the Interest Remittance Amount in accordance with Section 5.02(c) above, from the Principal Distribution Amount for Pool 3 in accordance with Section 5.02(e)(ii)(A), below, or pursuant to clause 5.02(e)(i)(A) above)

(C) to the Pool 2 Senior Certificates, in accordance with the Pool 2 Senior Priority, in each case until the Class Principal Amount of each such Class has been reduced to zero;

(D) to the Pool 3 Senior Certificates, in accordance with the Pool 3 Senior Priority, after giving effect to distributions in Section 5.02(e)(ii)(C) in each case until the Class Principal Amount of each such class has been reduced to zero;

(E) to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates, sequentially, in that order, in each case until the Class Principal Amount of each such Class has been reduced to zero; and

(F) for application as part of the Pool 2-3 Monthly Excess Cashflow for such Distribution Date, pursuant to Section 5.02(g), any such Principal Distribution Amount remaining after application pursuant to Sections 5.02(e)(i)(A) through (E) above.

(ii) On each Distribution Date (a) prior to the Pool 2-3 Stepdown Date or (b) with respect to which a Pool 2-3 Trigger Event is in effect, until the aggregate Certificate Principal Amount of the Group II Certificates equals the Pool 2-3 Target Amount for such Distribution Date, the Trustee shall distribute the Principal Distribution Amount for Pool 3 in the following order of priority:

(A) for deposit into the Group II Supplemental Interest Trust Account, the Pool 3 Swap Allocation Payment Amount not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with Section 5.02(c));

(B) for deposit into the Group II Supplemental Interest Trust Account, any Net Swap Payment or Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty allocable to Pool 2 (to the extent not paid previously from the Interest Remittance Amount in accordance with Section 5.02(c), from the Principal Distribution Amount for Pool 2 in accordance with clause 5.02(e)(i)(A) or pursuant to clause 5.02(e)(ii)(A) above);

(C) to the Pool 3 Senior Certificates, in accordance with the Pool 3 Senior Priority, in each case until the Class Principal Amount of each such class has been reduced to zero;

(D) to the Pool 2 Senior Certificates, in accordance with the Pool 2 Senior Priority, after giving effect to distributions in Section 5.02(e)(i)(C), in each case until the Class Principal Amount of each such Class has been reduced to zero;

(E) to the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates, sequentially, in that order, in each case until the Class Principal Amount of each such Class has been reduced to zero; and

(F) for application as part of the Pool 2-3 Monthly Excess Cashflow for such Distribution Date, pursuant to Section 5.02(g), any such Principal Distribution Amount remaining after application pursuant to Sections 5.02(e)(ii)(A) through (E) above.

(iii) On each Distribution Date (a) on or after the Pool 2-3 Stepdown Date and (b) with respect to which a Pool 2-3 Trigger Event is not in effect, the Principal Distribution Amount for Pool 2 and Pool 3 for such date will be distributed in the following order of priority:

(A) for deposit into the Group II Supplemental Interest Trust Account, the respective Swap Allocation Payment Amount for such Mortgage Pool owed to the related Swap Counterparty (to the extent not paid previously or from the Interest Remittance Amount in accordance with Section 5.02(c));

(B) for deposit into the Group II Supplemental Interest Trust Account, the allocable portion of any Net Swap Payment or Swap Termination Payment with respect to the other Mortgage Pool in the same Mortgage Group not due to a Swap Counterparty Trigger Event owed to the related Swap Counterparty (to the extent not paid on previous Distribution Dates, from the Interest Remittance Amount in accordance with Section 5.02(c) or pursuant to clause 5.02(e)(iii)(A) above);

(C) (a) so long as any of the Group II Subordinate Certificates are outstanding, to the Pool 2 Senior Certificates and to the Pool 3 Senior Certificates, in each case in accordance with the priorities set forth in Section 5.02(e)(i) and 5.02(e)(ii), concurrently by Principal Allocation Percentage, in an amount equal to the lesser of (x) the Principal Distribution Amount for Pool 2 or Pool 3, as applicable, for such Distribution Date and (y) the Pool 2 Senior Principal Distribution Amount or the Pool 3 Senior Principal Distribution Amount, as applicable, (allocated by Principal Allocation Percentage) for such Distribution Date until the Class Principal Amount of each such Class has been reduced to zero; or (b) otherwise to the Pool 2 Senior Certificates and Pool 3 Senior Certificates, concurrently by Principal Allocation Percentage, (in each case in accordance with Section 5.02(e)(i) and 5.02(e)(ii)), the Principal Distribution Amount for Pool 2 or Pool 3, as applicable, for such Distribution Date;

(D) to the Class M1-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates on such Distribution Date pursuant to clause (C) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M1-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(E) to the Class M2-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II Certificates on such Distribution Date pursuant to clauses (C) and (D) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M2-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(F) to the Class M3-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II and Class M2-II Certificates on such Distribution Date pursuant to clauses (C) through (E) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M3-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(G) to the Class M4-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II, Class M2-II and Class M3-II Certificates on such Distribution Date pursuant to clauses (C) through (F) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M4-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(H) to the Class M5-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II and Class M4-II Certificates on such Distribution Date pursuant to clauses (C) through (G) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M5-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(I) to the Class M6-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II and Class M5-II Certificates on such Distribution Date pursuant to clauses (C) through (H) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M6-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(J) to the Class M7-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3 for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II and Class M6-II Certificates on such Distribution Date pursuant to clauses (C) through (I) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M7-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero;

(K) to the Class M8-II Certificates, an amount equal to the lesser of (x) the excess of (a) the Principal Distribution Amount for Pool 2 and Pool 3, for such Distribution Date over (b) the amount distributed to the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II and Class M7-II Certificates on such Distribution Date pursuant to clauses (C) through (J) above and any Net Swap Payment or Swap Termination Payment paid on such Distribution Date pursuant to clauses (A) and (B) above and (y) the M8-II Principal Distribution Amount for such Distribution Date, until the Class Principal Amount of such Class has been reduced to zero; and

(L) for application as part of the Pool 2-3 Monthly Excess Cashflow for such Distribution Date pursuant to Section 5.02(g), any Principal Distribution Amount remaining after application pursuant to clauses (A) through (K) above.

In the event that Exchange Certificates comprising a Combination Group are exchanged for their related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the principal distributions on each Class of Exchange Certificates in such Combination Group. In addition, Exchangeable Certificates will bear a proportionate share of losses and interest shortfalls allocable to each Class of Exchange Certificates in such Combination Group.

(f) Any Pool 1 Monthly Excess Cashflow will, on each Distribution Date, after distributions are made pursuant to Section 5.02(h), be distributed in the following order of priority:

(i) to the extent unpaid pursuant to Section 5.02(b), sequentially:

(1) pro rata, to the Group I Senior Certificates, Current Interest and Carryforward Interest for such Classes for such Distribution Date;

(2) to the Certificate Insurer any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter;

(3) sequentially to the Group I Subordinate Certificates, Current Interest and Carryforward Interest for such Classes for such Distribution Date;

(ii) for each Distribution Date occurring (a) before the Pool 1 Stepdown Date or (b) on or after the Pool 1 Stepdown Date but for which a Pool 1 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group I Certificates equals the Pool 1 Target Amount for such Distribution Date, in the following order of priority:

(A) after giving effect to principal distributions on such Distribution Date, to the Group I Senior Certificates, in each case in accordance with Section 5.02(d)(i), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B) to the Certificate Insurer any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter;

(C) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(iii) for each Distribution Date occurring on or after the Pool 1 Stepdown Date and for which a Pool 1 Trigger Event is not in effect, in the following order of priority:

(A) after giving effect to principal distributions on such Distribution Date, to the Group I Senior Certificates, in each case in accordance with Section 5.02(d)(i), in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of the Group I Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 1 Senior Target Amount;

(B) to the Certificate Insurer any unreimbursed Insured Payments plus all amounts due to the Certificate Insurer under the Certificate Insurance Policy or the Premium Letter, together with interest thereon at the rate specified in the Premium Letter;

(C) to the Class M1-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I Certificates, after giving effect to distributions on such Distribution Date, equals the M1-I Target Amount;

(D) to the Class M2-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I and Class M2-I Certificates, after giving effect to distributions on such Distribution Date, equals the M2-I Target Amount;

(E) to the Class M3-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I and Class M3-I Certificates, after giving effect to distributions on such Distribution Date, equals the M3-I Target Amount;

(F) to the Class M4-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I and Class M4-I Certificates, after giving effect to distributions on such Distribution Date, equals the M4-I Target Amount;

(G) to the Class M5-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I and Class M5-I Certificates, after giving effect to distributions on such Distribution Date, equals the M5-I Target Amount;

(H) to the Class M6-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I and Class M6-I Certificates, after giving effect to distributions on such Distribution Date, equals the M6-I Target Amount;

(I) to the Class M7-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I and Class M7-I Certificates, after giving effect to distributions on such Distribution Date, equals the M7-I Target Amount; and

(J) to the Class M8-I Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group I Senior Certificates and the Class M1-I, Class M2-I, Class M3-I, Class M4-I, Class M5-I, Class M6-I, Class M7-I and Class M8-I Certificates, after giving effect to distributions on such Distribution Date, equals the M8-I Target Amount;

(iv) to the Pool 1 Basis Risk Reserve Fund, the amount of any Pool 1 Basis Risk Payment and then from the Pool 1 Basis Risk Reserve Fund, in the following order of priority:

(A) from any proceeds received under the Group I Interest Rate Cap Agreements, first, to the Group I Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, pro rata in accordance with such shortfalls, and second, to the C-X-I Component of the Class X-I Certificates on such Distribution Date;

(B) pro rata, to the Group I Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, in proportion to such shortfalls, to the extent not paid pursuant to Sections 5.02(f)(iv)(A) and 5.02(h);

(C) to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date;

(D) for addition to amounts distributable pursuant to Section 5.02(f)(vi), any amounts remaining in the Pool 1 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying clauses (A) through (C) above for such Distribution Date;

(v)  (a) first, in proportion to their respective Deferred Amounts, to the Group I Senior Certificates and (b) second, to the Group I Subordinate Certificates, in accordance with the Group I Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vi) to the Group I Supplemental Interest Trust for distribution pursuant to Section 5.02(h)(ix) and 5.02(h)(x); and

(vii) to the Residual Certificate, any remaining amount.

(g) Any Pool 2-3 Monthly Excess Cashflow will, on each Distribution Date, after distributions are made pursuant to Section 5.02(i), be distributed in the following order of priority:

(i) pro rata, to the Group II Senior Certificates, Current Interest and Carryforward Interest for such Classes for such Distribution Date, to the extent unpaid, pursuant to 5.02(c)(iii)(1) above, and sequentially to the Group II Subordinate Certificates Current Interest and Carryforward Interest for such Classes for such Distribution Date, to the extent unpaid, pursuant to 5.02(c)(iii)(2) above;

(ii) for each Distribution Date occurring (a) before the Pool 2-3 Stepdown Date or (b) on or after the Pool 2-3 Stepdown Date but for which a Pool 2-3 Trigger Event is in effect, then until the aggregate Certificate Principal Amount of the Group II Certificates equals the Pool 2-3 Target Amount for such Distribution Date, in the following order of priority:

(A) after giving effect to principal distributions on such Distribution Date, to the Group II Senior Certificates, pro rata, based upon the Senior Proportionate Percentage, in each case in accordance with Section 5.02(e)(i) and Section 5.02(e)(ii), in reduction of their respective Class Principal Amounts, until the Class Principal Amount of each such Class has been reduced to zero; and

(B) to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, until the Class Principal Amount of each such Class has been reduced to zero;

(iii) for each Distribution Date occurring on or after the Pool 2-3 Stepdown Date and for which a Pool 2-3 Trigger Event is not in effect, in the following order of priority:

(A) pro rata, based upon the Senior Proportionate Percentage, after giving effect to principal distributions on such Distribution Date, to the Group II Senior Certificates, in each case in accordance with Sections 5.02(e)(i) and 5.02(e)(ii), in reduction of their respective Class Principal Amounts, until the aggregate Class Principal Amount of such Group II Senior Certificates, after giving effect to distributions on such Distribution Date, equals the Pool 2-3 Senior Target Amount;

(B) to the Class M1-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II Certificates, after giving effect to distributions on such Distribution Date, equals the M1-II Target Amount;

(C) to the Class M2-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II and Class M2-II Certificates, after giving effect to distributions on such Distribution Date, equals the M2-II Target Amount;

(D) to the Class M3-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II and Class M3-II Certificates, after giving effect to distributions on such Distribution Date, equals the M3-II Target Amount;

(E) to the Class M4-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II and Class M4-II Certificates, after giving effect to distributions on such Distribution Date, equals the M4-II Target Amount;

(F) to the Class M5-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II and Class M5-II Certificates, after giving effect to distributions on such Distribution Date, equals the M5-II Target Amount;

(G) to the Class M6-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II and Class M6-II Certificates, after giving effect to distributions on such Distribution Date, equals the M6-II Target Amount;

(H) to the Class M7-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II and Class M7-II Certificates, after giving effect to distributions on such Distribution Date, equals the M7-II Target Amount; and

(I) to the Class M8-II Certificates, in reduction of their Class Principal Amount, until the aggregate Class Principal Amount of the Group II Senior Certificates and the Class M1-II, Class M2-II, Class M3-II, Class M4-II, Class M5-II, Class M6-II, Class M7-II and Class M8-II Certificates, after giving effect to distributions on such Distribution Date, equals the M8-II Target Amount;

(iv) to the Pool 2-3 Basis Risk Reserve Fund, the amount of any Pool 2-3 Basis Risk Payment and then from the Pool 2-3 Basis Risk Reserve Fund, in the following order of priority:

(A) from any proceeds received under the Group II Interest Rate Cap Agreement, first, to the Group II Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such class and such Distribution Date, pro rata in accordance with such shortfalls, and second, to the C-X-II Component of the Class X-II Certificates on such Distribution Date;

(B) pro rata, to the Group II Senior Certificates, the amount of any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date, in proportion to such shortfalls, to the extent not paid pursuant to Sections 5.02(g)(iv)(A) and 5.02(i)(v);

(C) to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, any applicable Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and such Distribution Date;

(D) for addition to amounts distributable pursuant to Section 5.02(g)(vi), any amounts remaining in the Pool 2-3 Basis Risk Reserve Fund in excess of amounts required to be on deposit therein after satisfying clauses (A) through (C) above for such Distribution Date;

(v)  (a) first, in proportion to their respective Deferred Amounts, to the Group II Senior Certificates and (b) second, to the Group II Subordinate Certificates, in accordance with the Group II Subordinate Priority, any Deferred Amount for each such Class and such Distribution Date;

(vi) to the Group II Supplemental Interest Trust for distribution pursuant to Sections 5.02 (i)(viii) and 5.02(i)(ix); and

(vii) to the Residual Certificate, any remaining amount.

(h) On each Distribution Date (or, with respect to clauses (i), (ii) and (ix) below, on the related Swap Payment Date), the Trustee shall distribute the Group I Supplemental Interest Trust Amount, together with any investment earnings on deposit in the related Supplemental Interest Trust Account, before distributions are made pursuant to Section 5.02(f), for such date as follows:

(i) to the related Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Group I Swap Agreement for the related Distribution Date;

(ii) to the related Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the related Swap Counterparty pursuant to the Group I Swap Agreement;

(iii) to the Group I Senior Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, for each such Class for such Distribution Date, in the priority described in Section 5.02(b)(iii);

(iv) to the Certificate Insurer any unreimbursed Insured Payments plus all other amounts due to the Certificate Insurer under the Premium Letter or the Certificate Insurance Policy, together with interest thereon at the rate specified in the Premium Letter;

(v) to the Group I Senior Certificates, an amount equal to the lesser of (A) the remaining amount available for distribution and (B) the product of (i) the applicable Scheduled Notional Amount, (ii) the excess, if any, of (x) the lesser of (1) 1-Month LIBOR and (2) 6.720% over (y) the applicable Rate of Payment for such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360, to pay certain amounts necessary to maintain the Pool 1 Overcollateralization Target Amount set forth in Sections 5.02(f)(ii) and 5.02(f)(iii);

(vi) to the Group I Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date, for application pursuant to the priorities set forth in Section 5.02(f)(iv)(A);

(vii) in proportion to their respective Deferred Amounts, to the Group I Senior Certificates, any Deferred Amount for each such Class and such Distribution Date;

(viii) if applicable, for application to the purchase of a replacement interest rate swap agreement;

(ix) to the related Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Group I Swap Agreement; and

(x) to the X-I Component of the Class X-I Certificates, the X-I Component Distributable Amount for such Distribution Date and to the S-X-I Component of the Class X-I Certificates any remaining Group I Supplemental Interest Trust Amount.

Notwithstanding the foregoing, the sum of the amounts distributed on all Distribution Dates pursuant to Sections 5.02(h)(v) and Section 5.02(h)(vii) shall not exceed the aggregate amount of Realized Losses on Pool 1 Mortgage Loans incurred from the Cut-off Date through the last day of the related Collection Period.

(i) On each Distribution Date (or, with respect to clauses (i), (ii) and (viii) below, on the related Swap Payment Date), the Trustee shall distribute the Group II Supplemental Interest Trust Amount, together with any investment earnings on deposit in the related Supplemental Interest Trust Account, before distributions are made pursuant to Section 5.02(g), for such date as follows:

(i) to the related Swap Counterparty, any Net Swap Payment owed to the Swap Counterparty pursuant to the Group II Swap Agreement for the related Distribution Date;

(ii) to the related Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the related Swap Counterparty pursuant to the Group II Swap Agreement;

(iii) to the Group II Senior Certificates, Current Interest and any Carryforward Interest for each such Class for such Distribution Date, in the priority described in Section 5.02(c)(iii)(1);

(iv) to the Group II Senior Certificates, an amount equal to the lesser of (A) the remaining amount available for distribution and (B) the product of (i) the applicable Scheduled Notional Amount, (ii) the excess, if any, of (x) the lesser of (1) 1-Month LIBOR and (2) 6.720% over (y) the applicable Rate of Payment for such Distribution Date and (iii) a fraction, the numerator of which is the actual number of days in the related Accrual Period and the denominator of which is 360, to pay certain amounts necessary to maintain the Pool 2-3 Overcollateralization Target Amount set forth in Sections 5.02(g)(ii) and 5.02(g)(iii);

(v) to the Group II Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls for each such Class and for such Distribution Date, for application pursuant to the priorities set forth in Section 5.02(g)(iv)(A);

(vi) in proportion to their respective Deferred Amounts, to the Group II Senior Certificates, any Deferred Amount for each such Class and such Distribution Date;

(vii) if applicable, for application to the purchase of a replacement interest rate swap agreement;

(viii) to the related Swap Counterparty, any unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Group II Swap Agreement; and

(ix) to the X-II Component of the Class X-II Certificates, the X-II Component Distributable Amount for such Distribution Date and to the S-X-II Component of the Class X-II Certificates any remaining Group II Supplemental Interest Trust Amount.

Notwithstanding the foregoing, the sum of the amounts distributed on all Distribution Dates pursuant to Sections 5.02(i)(iv) and Section 5.02(i)(vi) shall not exceed the aggregate amount of Realized Losses on Pool 2 and Pool 3 Mortgage Loans incurred from the Cut-off Date through the last day of the related Collection Period.

(j) (1) On each Distribution Date on and prior to the X-I Component Account Termination Date, the Trustee shall withdraw the Class C-I Distributable Amount for such Distribution Date from the X-I Component Account, pursuant to Section 5.12 herein, and shall distribute such amount to the Class C-I Certificates.

(2) On each Distribution Date on or prior to the X-I Component Account Termination Date, the Trustee shall withdraw amounts on deposit in the X-I Component Account and distribute such amounts to the Class X-I Certificates, an amount equal to the excess, if any, of the sum of Realized Losses attributable to the Class C-I Mortgage Loans over the sum of all amounts distributed pursuant to this Section 5.02(j)(2) on prior Distribution Dates to the Class X-I Certificates.

(k) (1) On each Distribution Date on and prior to the X-II Component Account Termination Date, the Trustee shall withdraw the Class C-II Distributable Amount for such Distribution Date from the X-II Component Account, pursuant to Section 5.12 herein, and shall distribute such amount to the Class C-II Certificates.

(2) On each Distribution Date on or prior to the X-II Component Account Termination Date, the Trustee shall withdraw amounts on deposit in the X-II Component Account and distribute such amounts to the Class X-II Certificates, an amount equal to the excess, if any, of the sum of Realized Losses attributable to the Class C-II Mortgage Loans over the sum of all amounts distributed pursuant to this Section 5.02(k)(2) on prior Distribution Dates to the Class X-II Certificates.

(l) On each Distribution Date, the Trustee (or Paying Agent, as applicable) shall distribute (i) to the Holders of the Class AP-I Certificates any Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 1 Mortgage Loans, (ii) to the Holders of the Class 2-AP Certificates any Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 2 Mortgage Loans and (iii) to the Holders of the Class 3-AP Certificates any Prepayment Premiums paid by borrowers upon voluntary full or partial prepayment of the Pool 3 Mortgage Loans.

(m) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Group I Senior Certificates, the Group I Interest Rate Cap Account and for the benefit of the holders of the Group II Senior Certificates, the Group II Interest Rate Cap Account. The Trustee shall deposit all amounts received on each Interest Rate Cap Agreement into the related Interest Rate Cap Account. Each Interest Rate Cap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement. On each Distribution Date, the Trustee shall distribute the amounts in the Group I Interest Rate Cap Account and the Group II Interest Rate Cap Account pursuant to Sections 5.02(f)(iv) and 5.03(g)(iv) hereof.

(n) Any Net Negative Amortization related to Pool 1 will be allocated to the Group I Senior Certificates and the Group I Subordinate Certificates, pro rata, according to the Class Principal Amount of each such class of Certificates, in reduction of the amount of interest otherwise distributable to such classes of Certificates; provided, however, that to the extent the amount of Net Negative Amortization allocated to such Certificates exceeds the amount of Current Interest accrued on the Related REMIC I-2 Interest of such Certificates, then such excess Net Negative Amortization shall be allocated to the Class X-I Certificates to the extent payments would otherwise be made to the Class X-I Certificates in respect of the Uncertificated Class X-I Interest and then, if necessary, among such related Certificates in proportion to, and up to, the amount of any remaining interest otherwise distributable on the Related REMIC I-2 Interest of such related Certificates.

Any Net Negative Amortization related to Pool 2 and Pool 3 will be allocated to the Group II Senior Certificates and the Group II Subordinate Certificates, pro rata, according to the Class Principal Amount of each such class of related Senior Certificates or Apportioned Principal Balance of the Group II Subordinate Certificates, in reduction of the amount of interest otherwise distributable to such classes of Certificates; provided, however, that to the extent the amount of Net Negative Amortization allocated to such Certificates exceeds the amount of Current Interest accrued on the Related REMIC II-2 Interest of such Group II Senior Certificates or Apportioned Principal Balance thereof, in the case of the Group II Subordinate Certificates, then such excess Net Negative Amortization shall be allocated to the Class X-II Certificates to the extent payments would otherwise be made to the Class X-II Certificates in respect of the Uncertificated Class X-II Interest and then, if necessary, among such related Certificates in proportion to, and up to, the amount of any remaining interest otherwise distributable on the Related REMIC II-2 Interest of such Certificates.

The amount of the reduction of Current Interest distributable to each Class of Certificates attributable to Net Negative Amortization will be added to the Class Principal Amount of that Class.

Section 5.03. Allocation of Losses.

(a) On each Distribution Date, the aggregate Class Principal Amount of the Certificates shall be reduced by the amount of any Pool 1 Applied Loss Amount for such date, in the following order of priority:

(i) to the Class M8-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii) to the Class M7-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iii) to the Class M6-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iv) to the Class M5-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(v) to the Class M4-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vi) to the Class M3-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vii) to the Class M2-I Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(viii) to the Class M1-I Certificates, until the Class Principal Amount of such Class has been reduced to zero; and

(ix) (a) sequentially, first, to the Class 1-A2 Certificates and second, to the Class 1-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero; provided, however, that certain losses allocated to the Class 1-A2 Certificates will be covered by the Certificate Insurance Policy.

(b) On each Distribution Date, the aggregate Class Principal Amount of the Certificates shall be reduced by the amount of any Pool 2-3 Applied Loss Amount for such date, in the following order of priority:

(i) to the Class M8-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ii) to the Class M7-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iii) to the Class M6-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(iv) to the Class M5-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(v) to the Class M4-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vi) to the Class M3-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(vii) to the Class M2-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(viii) to the Class M1-II Certificates, until the Class Principal Amount of such Class has been reduced to zero;

(ix) concurrently, on the basis of Realized Lossees on the related Mortgage Pool, (a) sequentially, first, to the Class 2-A4 Certificates, second, to the Class 2-A3 Certificates and third, pro rata, to the Class 2-A1 and Class 2-A2 Certificates and (b) sequentially, first, to the Class 3-A3 Certificates, second, to the Class 3-A2 Certificates and third, to the Class 3-A1 Certificates, in each case until their respective Class Principal Amounts have been reduced to zero.

Section 5.04. Advances by Master Servicer, Servicers and Trustee.

(a) Subject to Section 9.07, Advances shall be made in respect of each Determination Date as provided herein. If, on any Determination Date, any Servicer determines that any Scheduled Payments due during the related Collection Period (other than Balloon Payments) and relating to any of the Mortgage Loans have not been received, such Servicer shall advance such amount to the extent provided in the related Servicing Agreement. If the applicable Servicer fails to remit Advances required to be made under the related Servicing Agreement, the Master Servicer shall itself make, or shall cause the successor Servicer to make, such Advance; provided, however, that required Advances remitted by the applicable Servicer or the Master Servicer may be reduced by an amount, if any, to be set forth in an Officer’s Certificate to be delivered to the Trustee on such Determination Date, which if advanced the Master Servicer or the applicable Servicer has determined would not be recoverable from amounts received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds or otherwise. If the Master Servicer determines that an Advance is required, it shall on the Deposit Date immediately following such Determination Date either (i) remit to the Trustee from its own funds (or funds advanced by the applicable Servicer) for deposit in the Certificate Account immediately available funds in an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.04, used by the Master Servicer to make such Advance, and remit such immediately available funds to the Trustee for deposit in the Certificate Account or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any funds being held in the Collection Account for future distribution to Certificateholders and so used shall be replaced by the Master Servicer from its own funds by remittance to the Trustee for deposit in the Certificate Account on or before any future Deposit Date to the extent that funds in the Certificate Account on such Deposit Date shall be less than payments to Certificateholders required to be made on the related Distribution Date. The Master Servicer and the Servicers shall be entitled to be reimbursed from the Collection Account for all Advances made by it as provided in Section 4.02. Notwithstanding anything to the contrary herein, in the event the Master Servicer determines in its reasonable judgment that an Advance is non-recoverable, the Master Servicer shall be under no obligation to make such Advance. The Trustee shall be entitled to conclusively rely upon any determination by the Master Servicer that an Advance, if made, would constitute a non-recoverable Advance.

(b) In the event that the Master Servicer or any Servicer fails for any reason to make an Advance required to be made pursuant to this Section 5.04 on or before the Deposit Date, the Trustee, solely in its capacity as successor master servicer pursuant to Section 6.14, shall, on or before the related Distribution Date, deposit in the Certificate Account an amount equal to the excess of (a) Advances required to be made by the Master Servicer or any Servicer that would have been deposited in such Certificate Account over (b) the amount of any Advance made by the Master Servicer or such Servicer with respect to such Distribution Date; provided, however, that the Trustee shall be required to make such Advance only if it is not prohibited by law from doing so and it has determined that such Advance would be recoverable from amounts to be received with respect to such Mortgage Loan, including late payments, Liquidation Proceeds, Insurance Proceeds, or otherwise. The Trustee shall be entitled to be reimbursed from the Certificate Account for Advances made by it pursuant to this Section 5.04 as if it were the Master Servicer.

Section 5.05. Compensating Interest Payments.

The Master Servicer shall not be responsible for making any Compensating Interest Payments not made by the Servicers. Any Compensating Interest Payments made by the Servicers shall be a component of the Interest Remittance Amount.

Section 5.06. Pool 1 Basis Risk Reserve Fund and Pool 2-3 Basis Risk Reserve Fund.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust (i) for the benefit of the holders of the Group I Certificates, a Pool 1 Basis Risk Reserve Fund and (ii) for the benefit of the holders of the Group II Certificates, a Pool 2-3 Basis Risk Reserve Fund. The Pool 1 Basis Risk Reserve Fund and Pool 2-3 Basis Risk Reserve Fund shall each be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) [Reserved]

(c) Funds in the Pool 1 Basis Risk Reserve Fund and Pool 2-3 Basis Risk Reserve Fund shall be invested in Eligible Investments. The Class X-I Certificates shall evidence ownership of the Pool 1 Basis Risk Reserve Fund and the Class X-II Certificates shall evidence ownership of the Pool 2-3 Basis Risk Reserve Fund for federal income tax purposes and LBH, on behalf of the Holders thereof, shall direct the Trustee, in writing, as to investment of amounts on deposit therein. LBH shall be liable for any losses incurred on such investments. In the absence of written instructions from LBH as to the investment of funds on deposit in the Pool 1 Basis Risk Reserve Fund or Pool 2-3 Basis Risk Reserve Fund, such funds shall remain uninvested.

Section 5.07. Supplemental Interest Trusts.

(a) Two separate trusts are hereby established (each a “Supplemental Interest Trust”), the corpus of which shall be held by the Trustee, in trust, for the benefit of the holders of the related Certificates and the applicable Swap Counterparty. The Trustee, as trustee of each Supplemental Interest Trust, shall establish two accounts (each a “Supplemental Interest Trust Account”). The Supplemental Interest Trust Accounts shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) The Trustee shall deposit into the related Supplemental Interest Trust Account any Net Swap Payment and any Swap Termination Payment required pursuant to Sections 5.02(b), 5.02(c), 5.02(d) and 5.02(e), any amounts received from the applicable Swap Counterparty under the related Swap Agreement and any amounts required pursuant to Sections 5.02(f)(vi) and 5.02(g)(vi), and shall distribute from each Supplemental Interest Trust Account any Net Swap Payment required pursuant to Sections 5.02(h)(i) and 5.02(i)(i) or Swap Termination Payment required pursuant to Sections 5.02(h)(ii) and 5.02(i)(ii).

(c) Funds in each Supplemental Interest Trust Account shall be invested in Eligible Investments. Any earnings on such amounts shall be distributed on each Distribution Date pursuant to Sections 5.02(h) and 5.02(i). The S-X-I Component of the Class X-I Certificates shall evidence ownership of the Group I Supplemental Interest Trust Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The S-X-II Component of the Class X-II Certificates shall evidence ownership of the Group II Supplemental Interest Trust Account for federal income tax purposes and the Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. The Class X-I and Class X-II Certificateholders shall be liable for any losses incurred on such investments. In the absence of written instructions from the Class X-I and X-II Certificateholders, as applicable, as to investment of funds on deposit in the related Supplemental Interest Trust Account, such funds shall be invested in the First American Government Obligations Fund or comparable investment vehicle. Any amounts on deposit in either Supplemental Interest Trust Account in excess of the related Supplemental Interest Trust Amount on any Distribution Date shall be held for distribution pursuant to Sections 5.02(h) and 5.02(i) on the following Distribution Date.

(d) Upon termination of the Trust Fund, any amounts remaining in the Supplemental Interest Trust Accounts shall be distributed pursuant to the priorities set forth in Sections 5.02(h) and 5.02(i).

(e) [Reserved]

(f) To the extent that the Supplemental Interest Trusts are determined to be separate legal entities from the Trustee, any obligation of the Trustee under either Swap Agreement shall be deemed to be an obligation of the related Supplemental Interest Trust.

Section 5.08. Rights of each Swap Counterparty.

Each Swap Counterparty shall be deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto and shall have the right, upon designation of an “Early Termination Date” (as defined in the related Swap Agreement), to enforce its rights under this Agreement, which rights include but are not limited to the obligation of the Trustee (A) to deposit any Net Swap Payment and any Swap Termination Payment required pursuant to Sections 5.02(b), 5.02(c), 5.02(d) and 5.02(e), into the related Supplemental Interest Trust Account, (B) to deposit any amounts required pursuant to Section 5.07(b) into the related Supplemental Interest Trust Account, (C) to pay any Net Swap Payment required pursuant to Sections 5.02(h)(i) and 5.02(i)(i) or Swap Termination Payment required pursuant to Sections 5.02(h)(ii) and 5.02(i)(ii) to the related Swap Counterparty and (D) to establish and maintain each Supplemental Interest Trust Account, to make such deposits thereto, investments therein and distributions therefrom as are required pursuant to Section 5.07. For the protection and enforcement of the provisions of this Section each Swap Counterparty shall be entitled to such relief as can be given either at law or in equity.

Section 5.09. Termination Receipts.

In the event of an “Early Termination Event” as defined under the applicable Swap Agreement, (i) any Swap Termination Payment made by the related Swap Counterparty to the related Supplemental Interest Trust and paid pursuant to Sections 5.02(h)(viii) and 5.02(i)(vii) (“Termination Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Termination Receipts Account”) and (ii) any amounts received from a replacement swap counterparty (“Replacement Receipts”) will be deposited in a segregated non-interest bearing account which shall be an Eligible Account established by the Trustee (the “Replacement Receipts Account”). The Trustee shall invest, or cause to be invested, funds held in the Termination Receipts Account and the Replacement Receipts Account in time deposits of the Trustee as permitted by clause (ii) of the definition of Eligible Investments or as otherwise directed in writing by a majority of the Certificateholders. All such investments must be payable on demand or mature on a Swap Payment Date or such other date as directed by the Certificateholders. All such Eligible Investments will be made in the name of the Trustee of the applicable Supplemental Interest Trust (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be deposited in the Termination Receipts Account or the Replacement Receipts Account, as applicable, and all losses, if any, shall be borne by the related account.

Unless otherwise permitted by the Rating Agencies as evidenced in a written confirmation, the Depositor shall arrange for replacement Swap Agreement(s) and the Trustee shall promptly, with the assistance and cooperation of the Depositor, use amounts on deposit in the Termination Receipts Account, if necessary, to enter into replacement swap agreement(s) which shall be executed and delivered by the Trustee on behalf of the related Supplemental Interest Trust upon receipt of written confirmation from each Rating Agency that such replacement swap agreement(s) will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency.

Amounts on deposit in the Replacement Receipts Account shall be held for the benefit of the related Swap Counterparty and paid to such Swap Counterparty if the applicable Supplemental Interest Trust is required to make a payment to such Swap Counterparty following an event of default or termination event with respect to the applicable Supplemental Interest Trust under the related Swap Agreement. Any amounts not so applied shall, following the termination or expiration of the related Swap Agreement, be paid to the S-X-I Component of the Class X-I Certificates or the S-X-II Component of the Class X-II Certificates, as applicable. Neither the Termination Receipts Account nor the Replacement Receipts Account shall be the asset of any REMIC.

Section 5.10. Collateral Account.

In the event that either Swap Counterparty is required to post collateral pursuant to a downgrade event under the Swap Agreement, the Trustee, on behalf of the Trust Fund, is hereby authorized to establish on the Closing Date, a Collateral Account for the deposit of such monies. Funds in the Collateral Account shall not be commingled with any other monies and shall not be invested. Funds in the Collateral Account will be administered pursuant to the Credit Support Annex of the Swap Agreement. The Collateral Account shall not be an asset of any REMIC. On the first Distribution Date immediately following any Swap Payment Date as to which a shortfall exists with respect to a Net Swap Payment or a Swap Termination Payment owed by the applicable Swap Counterparty as a result of its failure to make payments pursuant to the related Swap Agreement, amounts necessary to cover such shortfall shall be removed from the Collateral Account and distributed as all or a portion of such Net Swap Payment or Swap Termination Payment pursuant to Section 5.02.

Section 5.11. Class AP-I, Class 2-AP and 3-AP Reserve Funds.

(a) The Trustee shall establish and maintain three segregated trust accounts that are Eligible Accounts, which shall be titled “Class AP-I Reserve Fund, U.S. Bank National Association, as trustee, in trust for the registered holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N” (the “Class AP-I Reserve Fund”), “Class 2-AP Reserve Fund, U.S. Bank National Association, as trustee, in trust for the registered holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N” (the “Class 2-AP Reserve Fund”) and “Class 3-AP Reserve Fund, U.S. Bank National Association, as trustee, in trust for the registered holders of Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N” (the “Class 3-AP Reserve Fund”). The Trustee shall credit each of the Class AP-I Reserve Fund, Class 2-AP Reserve Fund and the Class 3-AP Reserve Fund with $1000 remitted for such purpose on the Closing Date to the Trustee by LBH. Funds deposited in the Class AP-I Reserve Fund, Class 2-AP Reserve Fund and the Class 3-AP Reserve Fund shall be held in trust by the Trustee on behalf of the Certificateholders until distributed pursuant to Section 5.11(c).

(b) Funds in each of the Class AP-I Reserve Fund, Class 2-AP Reserve Fund and the Class 3-AP Reserve Fund shall remain uninvested.

(c) Holder thereof shall direct the Trustee, in writing, as to investment of amounts on deposit therein. On the Distribution Date in September 2012, the Trustee shall distribute $1000 from the Class AP-I Reserve Fund to the Holders of the Class AP-I Certificates. On the Distribution Date in September 2012, the Trustee shall distribute $1000 from the Class 2-AP Reserve Fund to the Holders of the Class 2-AP Certificates. On the Distribution Date in September 2012, the Trustee shall distribute $1000 from the Class 3-AP Reserve Fund to the Holders of the Class 3-AP Certificates.

(d) None of the assets of the Class P Reserve Funds shall be an asset of any of the REMICs.

Section 5.12. X-I Component Account and X-II Component Account.

(a) On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the holders of the Class X-I and Class X-II Certificates, the X-I Component Account and the X-II Component Account, respectively. No later than the first date on which any NIM Securities are issued, the Depositor may deposit a dollar amount into the X-I Component Account and the X-II Component Account. The X-I Component Account and the X-II Component Account shall be Eligible Accounts, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including, without limitation, other moneys of the Trustee held pursuant to this Agreement.

(b) Funds in the X-I Component Account and the X-II Component Account may be invested in Eligible Investments having fixed maturities described in clauses (i), (iv), (v) or (vii) of the definition thereof by the Trustee at the direction of the holders of the Class C-I and Class C-II Certificates, respectively, maturing on or prior to the next succeeding Distribution Date. No Eligible Investments shall be acquired or disposed of for the primary purpose of recognizing gains or decreasing losses from market value changes. Any funds held in the X-I Component Account and the X-II Component Account that are not invested shall be held in cash. In the absence of such written direction, all funds in the X-I Component Account and the X-II Component Account shall remain uninvested. Any investment earnings on such amounts in the X-I Component Account and the X-II Component Account shall be payable to the holders of the Class C-I and Class C-II Certificates, respectively. The Trustee shall account for each of the X-I Component Account and the X-II Component Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Class C-I and Class C-II Certificates shall evidence ownership of the X-I Component Account and the X-II Component Account, respectively, for federal tax purposes and the Holders thereof shall direct the Trustee in writing as to the investment of amounts therein. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 5.12(b) (other than as obligor on any such investments). Upon termination of the X-I Component Account and the X-II Component Account, any amounts remaining in the X-I Component Account and the X-II Component Account shall be distributed to the Holders of the Class C-I and Class C-II Certificates, respectively, in the same manner as if distributed pursuant to Sections 5.02(j)(1) and 5.02(k)(1) hereof.

(c) On each Distribution Date on or prior to the X-I Component Account Termination Date and X-II Component Account Termination Date, amounts on deposit in the X-I Component Account and the X-II Component Account will be withdrawn and applied to make payments on the Class X-I, Class X-II, Class C-I and Class C-II Certificates, as provided in Sections 5.02(j) and 5.02(k) of this Agreement. Any amounts that the Trustee is not required to distribute from the in the X-I Component Account and the X-II Component Account pursuant to Sections 5.02(j) and 5.02(k) of this Agreement shall remain on deposit in the X-I Component Account and the X-II Component Account.

(d) The X-I Component Account and the X-II Component Account shall terminate on the earlier of (i) the X-I Component Account Termination Date and the X-II Component Account Termination Date, respectively, or (ii) the Distribution Date on which the amount on deposit in the X-I Component Account and the X-II Component Account, respectively, is reduced to zero.

Section 5.13. The Certificate Insurance Policy.

(a) If the Trustee determines that an Insured Amount is required to be made by the Certificate Insurer on such Distribution Date, the Trustee shall determine the amount of any such Insured Amount and shall give written notice to the Certificate Insurer by completing a Notice of Nonpayment in the form of Exhibit A to the Certificate Insurance Policy and submitting such Notice of Nonpayment by 12:00 noon, New York City time prior to the third Business Day before the related Distribution Date as a claim for an Insured Amount. The Trustee’s responsibility for delivering a Notice of Nonpayment to the Certificate Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information provided to it by the Master Servicer.

In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on a Guaranteed Certificate has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall promptly notify the Certificate Insurer in writing, as appropriate, and the fiscal agent, if any, and the Trustee shall make a claim on the Certificate Insurance Policy in accordance with the provisions thereof to obtain payment by the Certificate Insurer of such voided scheduled payment. In addition, the Trustee shall mail notice to all Holders of the Guaranteed Certificates so affected that, in the event that any such Holder’s scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Certificate Insurance Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Certificate Insurer and the appropriate fiscal agent, if any, its records listing the payments on the affected Guaranteed Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

(b) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish the Policy Payments Account over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Policy Payments Account and distribute such amount only for the purposes of making payments to Holders of the Guaranteed Certificates in respect of the Guaranteed Distributions (or other amounts payable pursuant to the second paragraph of subsection (a) above on the Guaranteed Certificates by the Certificate Insurer pursuant to the Certificate Insurance Policy) for which the related claim was made under the Certificate Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Guaranteed Certificates entitled to such payments in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Section 5.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Certificate Account. However, any payments made on the Guaranteed Certificates from funds in the Policy Payments Account shall be noted as provided in subsection (e) below. Funds held in the Policy Payments Account shall not be invested by the Trustee.

(c) Any funds received from the Certificate Insurer for deposit into the Policy Payments Account pursuant to the Certificate Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under such Certificate Insurance Policy shall be applied by the Trustee directly to the payment in full (i) of the Insured Amounts due on such Distribution Date on the Guaranteed Certificates or (ii) of other amounts to which payments under the Certificate Insurance Policy are to be applied. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Guaranteed Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trustee or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day after each Distribution Date (other than the final Distribution Date to the extent of funds remaining in the Policy Payments Account required to be paid to Holders of the Guaranteed Certificates) shall be remitted promptly to the Certificate Insurer pursuant to the written instruction of the Certificate Insurer.

(d) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to the Trustee by the Certificate Insurer and deposited into the Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Guaranteed Certificates (B) any Applied Loss Amount allocated to the Guaranteed Certificates and (C) payments in respect of Preference Amounts. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three Business Days’ prior notice to the Trustee. Any Insured Amounts disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall be considered payment by the Certificate Insurer and not by the Trust Fund with respect to the Guaranteed Certificates and the Certificate Insurer will be entitled to receive the related Reimbursement Amount as provided in Section 5.02.

(e) The Trustee acknowledges, and each Holder of a Guaranteed Certificate by their acceptance of such Certificate agree, that, without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer pays Insured Amounts or Preference Amounts, directly or indirectly, on account of principal of or interest on any such Class of Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Class to receive the related Reimbursement Amount as provided in Section 5.02. The Holders of each Guaranteed Certificate, by acceptance of their respective Classes of Certificates assign their rights as Holders of such Class of Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Certificate Insurance Policy. Each of the Depositor and Trustee agrees to such subrogation and, further agrees to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer are necessary to evidence such subrogation and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Guaranteed Certificates under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer’s rights as subrogee for payments distributable pursuant to Section 5.02, any payment with respect to distributions to the Guaranteed Certificates that is made with funds received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Class of Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Amount of such Class of Certificates or Current Interest thereon, within the meaning of Article V.

(f) The Trustee shall promptly notify the Certificate Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Guaranteed Certificates. Each Holder of a Guaranteed Certificate, by its purchase of its respective Class of Certificate, and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of a Guaranteed Certificate in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(g) The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon the termination of the Trust Fund pursuant to Article VII hereof.

ARTICLE VI.

CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01. Duties of Trustee.

(a) The Trustee, except during the continuance of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee. If an Event of Default (of which a Responsible Officer of the Trustee shall have actual knowledge) has occurred and has not otherwise been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs, unless the Trustee is acting as Master Servicer, in which case it shall use the same degree of care and skill as the Master Servicer hereunder.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are, on their face, in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer, the Cap Providers, the Swap Counterparty or any Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform on its face to the form required by this Agreement in a material manner the Trustee shall notify the Person providing such resolutions, certificates, statements, opinions, reports or other documents of the non-conformity, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificateholders and any NIMS Insurer and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificateholders and any NIMS Insurer.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits). No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the consent or direction of the Holders of Certificates as provided in Section 6.18 hereof;

(ii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default (other than resulting from a failure by the Master Servicer to remit funds or to furnish information to the Trustee when required to do so) unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the address provided in Section 11.07, and such notice references the Holders of the Certificates and this Agreement or the Certificate Insurer under the Certificate Insurance Policy;

(iii) The Trustee shall not be responsible for the acts or omissions of any Servicer, Custodian or the Master Servicer, it being understood that this Agreement shall not be construed to render any of them agents of one another; and

(iv) The Trustee shall not be responsible for the acts or omissions of  the Master Servicer or the Certificate Insurer.

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall promptly remit to the Master Servicer upon receipt any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee and makes reference to this series of Certificate or this Agreement, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of any NIMS Insurer, the Certificate Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer or any Servicer under this Agreement or any Servicing Agreement except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement, except with respect to the Trustee, during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

(g) The Trustee shall not be held liable by reason of any insufficiency in any account (including without limitation the Collection Account and the Certificate Account) held by or on behalf of the Trustee resulting from any investment loss on any Eligible Investment included therein (except to the extent that the Trustee is the obligor and has defaulted thereon).

(h) Except as otherwise provided herein, the Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Collection Account or the Certificate Account, or (D) to confirm or verify the contents of any reports or certificates of the Master Servicer, any Servicer, the Swap Counterparty, the Cap Providers or the Depositor delivered to the Trustee pursuant to this Agreement believed by the Trustee to be genuine and to have been signed or presented by the proper party or parties.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

(k) This Agreement shall not be construed to render the Trustee an agent of the Master Servicer or any Servicer.

(l) For so long as the Depositor is subject to Exchange Act reporting requirements for the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N transaction, the Trustee shall give prior written notice to the Sponsor, the Master Servicer and the Depositor of the appointment of any Subcontractor by it and a written description (in form and substance satisfactory to the Sponsor and the Depositor) of the role and function of each Subcontractor utilized by the Trustee, specifying (A) the identity of each such Subcontractor and (B) which elements of the servicing criteria set forth under Item 1122(d) of Regulation AB will be addressed in assessments of compliance provided by each such Subcontractor.

(m) The Trustee shall notify the Sponsor, the Master Servicer and the Depositor within five (5) calendar days of knowledge thereof (i) of any legal proceedings pending against the Trustee, of the type described in Item 1117 (§ 229.1117) of Regulation AB, (ii) of any merger, consolidation or sale of substantially all of the assets of the Trustee and (iii) if the Trustee shall become (but only to the extent not previously disclosed) at any time an affiliate of any of the parties listed on Exhibit S hereto or any of their affiliates. On or before March 1st of each year, the Depositor shall distribute the information in Exhibit S to the Trustee.

Section 6.02. Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 6.01:

(i) The Trustee may request, and may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv) Unless an Event of Default shall have occurred and be continuing, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by any NIMS Insurer, the Certificate Insurer (in the event that there is no NIMS Insurer) or the Holders of at least a majority in Class Principal Amount (or Percentage Interest) of each Class of Certificates; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability or payment of such estimated expenses from any NIMS Insurer, the Certificate Insurer (in the event that there is no NIMS Insurer) or the Certificateholders, as applicable, as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(v) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(vi) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificateholders, any NIMS Insurer or the Certificate Insurer (in the event that there is no NIMS Insurer) pursuant to the provisions of this Agreement, unless such Certificateholders, the Certificate Insurer (in the event that there is no NIMS Insurer) or any NIMS Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

(vii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(viii) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

Section 6.03. Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Exchange Trust Agreement, the Swap Agreements, the Certificate Insurance Policy, the Interest Rate Cap Agreements or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor or for the use or application of any funds deposited into the Collection Account, the Certificate Account, any Escrow Account or any other fund or account maintained with respect to the Certificates. The Trustee shall not be responsible for the legality or validity of this Agreement or the Exchange Trust Agreement, the Swap Agreements, the Interest Rate Cap Agreements or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. Except as otherwise provided herein, the Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04. Trustee May Own Certificates.

The Trustee and any Affiliate or agent of the Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05. Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be (i) an institution whose accounts are insured by the FDIC, (ii) a corporation or national banking association, organized and doing business under the laws of any State or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority and (iii) not an Affiliate of the Master Servicer or any Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06.

Section 6.06. Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor, any NIMS Insurer, the Swap Counterparty and the Master Servicer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee acceptable to any NIMS Insurer by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee, one copy to the Certificate Insurer and one copy to each of the Master Servicer, the Swap Counterparty and any NIMS Insurer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor or any NIMS Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located, (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating or (v) the Trustee shall fail to provide the information required pursuant to Section 6.01(l) or (m) or Section 9.25 hereof, then the Depositor, any NIMS Insurer or the Master Servicer shall remove the Trustee and the Depositor shall appoint a successor trustee acceptable to any NIMS Insurer and the Master Servicer by written instrument, one copy of which instrument shall be delivered to each of the Trustee so removed, the successor trustee, the Master Servicer, the Certificate Insurer, the Swap Counterparty and any NIMS Insurer.

(c) The Holders of more than 50% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates (or any NIMS Insurer in the event of failure of the Trustee to perform its obligations hereunder) may at any time upon 30 days’ written notice to the Trustee and the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney in fact duly authorized (or by any NIMS Insurer), one copy of which instrument shall be delivered to each of the Depositor, the Trustee, the Swap Counterparty, the Certificate Insurer, the Master Servicer and any NIMS Insurer; and the Depositor shall thereupon appoint a successor trustee in accordance with this Section mutually acceptable to the Depositor, the Master Servicer and any NIMS Insurer.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon (i) the payment of all unpaid amounts owed to the Trustee and (ii) the acceptance of appointment by the successor trustee as provided in Section 6.07.

Section 6.07. Successor Trustee.

(a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor, the Master Servicer and any NIMS Insurer, the Swap Counterparty and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee (or its custodian) shall deliver to the successor trustee (or assign to the Trustee its interest under the Custodial Agreement, to the extent permitted thereunder) all Mortgage Files and documents and statements related to each Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Master Servicer and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section, the predecessor trustee shall mail notice of the succession of such trustee hereunder to the Certificate Insurer and all Holders of Certificates at their addresses as shown in the Certificate Register and to any Rating Agency. The expenses of such mailing shall be borne by the predecessor trustee.

Section 6.08. Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that such Person shall be eligible under the provisions of Section 6.05. As a condition to the succession to the Trustee under this Agreement by any Person (i) into which the Trustee may be merged or consolidated, or (ii) which may be appointed as a successor to the Trustee, the Trustee shall notify the Depositor and the Master Servicer, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 6.09. Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Amount (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and any NIMS Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The obligation of the Trustee to make Advances pursuant to Section 5.04 and 6.14 shall not be affected or assigned by the appointment of a co-trustee. Prior to the appointment hereunder of any co-trustee, separate trustee, or custodian pursuant to this Section 6.09, such Person shall enter into an agreement, in form and substance satisfactory to the Depositor, the Master Servicer and the Trustee, relating to the satisfaction of such Person of its reporting obligations under Regulation AB with respect to the Trust Fund. The Trustee shall not be responsible for any action or omission of any separate trustee, co-trustee or custodian. Notwithstanding the foregoing, if such co-custodian or co-trustee is determined to be a Servicing Function Participant, no such co-custodian or co-trustee shall be vested with any powers, rights and remedies under this Agreement unless such party has agreed to comply with all Regulation AB requirements set forth under this Agreement or the Custodial Agreement, as applicable.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee or the Certificateholders evidencing more than 50% of the Aggregate Voting Interests of the Certificates may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Master Servicer and any NIMS Insurer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee’s obligations hereunder.

(g) The Trustee shall pay the reasonable compensation of the co-trustees requested by the Trustee to be so appointed (which compensation shall not reduce any compensation payable to the Trustee) and, if paid by the Trustee, shall be a reimbursable expense pursuant to Section 6.12.

(h) Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Trustee shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Seller, the Master Servicer and the Depositor and (b) requiring any such Subcontractor to provide to the Trustee an assessment of compliance as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b), which reports the Trustee shall include in its assessment and attestation reports. The Trustee shall indemnify the Depositor and the Master Servicer and any director, officer, employee or agent of each of the Depositor and the Master Servicer and hold them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon (i) the failure by the Trustee to give notice of the engagement of any Subcontractor or (ii) the failure by such Subcontractor engaged by the Trustee to provide the Trustee or the Master Servicer and the Depositor, either directly or indirectly through the Trustee, an assessment of compliance as provided in Section 9.25(a) and an attestation report as provided in Section 9.25(b). This indemnity shall survive the termination of this Agreement or the earlier resignation or removal of the Trustee.

Section 6.10. Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities and acceptable to any NIMS Insurer.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, any NIMS Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, any NIMS Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and any NIMS Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee. Any Authenticating Agent shall be entitled to reasonable compensation for its services and, if paid by the Trustee, it shall be a reimbursable expense pursuant to Section 6.12.

Section 6.11. Indemnification of Trustee.

The Trustee and its respective directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense incurred in connection with any legal proceeding or incurred without negligence or willful misconduct on their part (it being understood that the negligence or willful misconduct of any Custodian shall not constitute negligence or willful misconduct on the part of the Trustee or its directors, officers, employees or agents for such purpose), arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or under the Exchange Trust Agreement, or in connection with the performance of their duties hereunder, the Mortgage Loan Sale Agreement, the Interest Rate Cap Agreements, the Certificate Insurance Policy, the Swap Agreements, any Transfer Agreement, any Servicing Agreement or any Custodial Agreement, including any applicable fees and expenses payable pursuant to Section 6.12 and the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor, the Master Servicer and the Holders written notice thereof promptly after the Trustee shall have knowledge thereof; provided that failure to so notify shall not relieve the Trust Fund of the obligation to indemnify the Trustee; however, any reasonable delay by the Trustee to provide written notice to the Depositor, the Master Servicer and the Holders promptly after the Trustee shall have obtained knowledge of a claim shall not relieve the Trust Fund of the obligation to indemnify the Trustee under this Section 6.11;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Depositor in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12. Fees and Expenses of Trustee and Custodian.

The Trustee shall be entitled to (i) receive, and is authorized to pay itself, the amount of income or gain earned from investment of funds in the Certificate Account and (ii) reimbursement of all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with this Agreement (including fees and expenses of its counsel and all persons not regularly in its employment and any amounts described in Section 10.01 to which the Trustee is entitled as provided therein), except for expenses, disbursements and advances that either (i) do not constitute “unanticipated expenses” within the meaning of Treasury Regulations Section 1.860G-1(b)(3)(ii) or (ii) arise from its negligence, bad faith or willful misconduct. The Custodian shall receive compensation and reimbursement or payment of its expenses under the Custodial Agreement as provided therein; provided that, to the extent required under Section 6 or Section 20 of the Custodial Agreement, the Trustee is hereby authorized to pay such compensation or reimbursement from amounts on deposit in the Certificate Account prior to any distributions to Certificateholders pursuant to Section 5.02 hereof.

Section 6.13. Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

Section 6.14. Events of Default; Trustee To Act; Appointment of Successor.

(a) The occurrence of any one or more of the following events shall constitute an “Event of Default”:

(i) Any failure by the Master Servicer to furnish to the Trustee the Mortgage Loan data sufficient to prepare the reports described in Section 4.03(a) which continues unremedied for a period of two (2) Business Days after the date upon which written notice of such failure shall have been given to such Master Servicer by the Trustee or to such Master Servicer and the Trustee by any NIMS Insurer, the Certificate Insurer (in the event that there is no NIMS Insurer) or Holders of not less than 25% of the Class Principal Amount of each Class of Certificates affected thereby; or

(ii) Any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days (or 15 days, in the case of failure to maintain any Insurance Policy required to be maintained pursuant to this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by any NIMS Insurer, the Certificate Insurer (in the event that there is no NIMS Insurer) or Holders of not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each Class of Certificates affected thereby; or

(iii) A decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Master Servicer, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days or any Rating Agency reduces or withdraws or threatens to reduce or withdraw the rating of the Certificates because of the financial condition or loan servicing capability of such Master Servicer; or

(iv) The Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

(v) The Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

(vi) The Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets, or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer as specified in Section 9.27 hereof; or

(vii) If a representation or warranty set forth in Section 9.14 hereof shall prove to be incorrect as of the time made in any respect that materially and adversely affects the interests of the Certificateholders, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 30 days after the date on which written notice of such incorrect representation or warranty shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of not less than 50% of the Aggregate Voting Interests of the Certificates or by any NIMS Insurer or the Certificate Insurer (in the event that there is no NIMS Insurer); or

(viii) A sale or pledge of any of the rights of the Master Servicer hereunder or an assignment of this Agreement by the Master Servicer or a delegation of the rights or duties of the Master Servicer hereunder shall have occurred in any manner not otherwise permitted hereunder and without the prior written consent of the Trustee, any NIMS Insurer, the Certificate Insurer (in the event that there is no NIMS Insurer) and Certificateholders holding not less than 50% of the Aggregate Voting Interests of the Certificates; or

(ix) The Master Servicer has notice or actual knowledge that a Servicer at any time is not either a Fannie Mae- or Freddie Mac- approved Seller/Servicer, and the Master Servicer has not terminated the rights and obligations of such Servicer under the Servicing Agreement and replaced such Servicer with a Fannie Mae- or Freddie Mac-approved servicer within 60 days of the date the Master Servicer receives such notice or acquires such actual knowledge; or

(x) After any receipt of notice from the Trustee, the Certificate Insurer (in the event that there is no NIMs Insurer) or any NIMS Insurer, any failure of the Master Servicer to remit to the Trustee any payment required to be made to the Trustee for the benefit of Certificateholders under the terms of this Agreement, including any Advance, on any Deposit Date, which failure continues unremedied for a period of one Business Day after the date upon which such written notice of such failure shall have been given to the Master Servicer by the Trustee.

If an Event of Default described in clauses (i) through (ix) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as any such Event of Default shall not have been remedied within any period of time prescribed by this Section, the Trustee, by notice in writing to the Master Servicer may, and shall, if so directed by Certificateholders evidencing not less than 25% of the Class Principal Amount (or Class Notional Amount or Percentage Interest) of each Class of Certificates affected thereby or any NIMS Insurer or the Certificate Insurer (in the event that there is no NIMs Insurer), terminate all of the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. If an Event of Default described in clause (x) of this Section 6.14 shall occur, then, in each and every case, subject to applicable law, so long as such Event of Default shall not have been remedied within the time period prescribed by clause (x) of this Section 6.14, the Trustee, by notice in writing to the Master Servicer, the NIMS Insurer or the Certificate Insurer (in the event that there is no NIMs Insurer), shall promptly terminate all the rights and obligations of the Master Servicer hereunder and in and to the Mortgage Loans and the proceeds thereof. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer, and only in its capacity as Master Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee and pursuant to and under the terms of this Agreement; provided, however, the parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of the Master Servicer’s obligations to the Trustee, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the defaulting Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The defaulting Master Servicer agrees to cooperate with the Trustee in effecting the termination of the defaulting Master Servicer’s responsibilities and rights hereunder as Master Servicer including, without limitation, notifying the Servicers of the assignment of the master servicing function and providing the Trustee or its designee all documents and records in electronic or other form reasonably requested by it to enable the Trustee or its designee to assume the defaulting Master Servicer’s functions hereunder and the transfer to the Trustee for administration by it of all amounts which shall at the time be or should have been deposited by the defaulting Master Servicer in the Collection Account maintained by such defaulting Master Servicer and any other account or fund maintained with respect to the Certificates or thereafter received with respect to the Mortgage Loans. The Master Servicer being terminated (or the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) as a result of an Event of Default shall bear all costs of a master servicing transfer, including but not limited to those of the Trustee reasonably allocable to specific employees and overhead, legal fees and expenses, accounting and financial consulting fees and expenses, and costs of amending the Agreement, if necessary.

The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund, if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor Master Servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively. If the terminated Master Servicer does not pay such reimbursement within thirty (30) days of its receipt of an invoice therefor, such reimbursement shall be an expense of the Trust Fund and the Trustee shall be entitled to withdraw such reimbursement from amounts on deposit in the Certificate Account pursuant to Section 4.04(b); provided that the terminated Master Servicer shall reimburse the Trust Fund for any such expense incurred by the Trust Fund.

Notwithstanding the termination of its activities as Master Servicer, each terminated Master Servicer shall continue to be entitled to reimbursement to the extent provided in Section 4.02(a)(i), (ii), (iii), (v), (vii), (ix) and (x) to the extent such reimbursement relates to the period prior to such Master Servicer’s termination.

If any Event of Default shall occur of which a Responsible Officer of the Trustee has actual knowledge, the Trustee, shall promptly notify any NIMS Insurer, the Certificate Insurer, the Swap Counterparty and each Rating Agency of the nature and extent of such Event of Default. The Trustee shall immediately give written notice to the Master Servicer upon the Master Servicer’s failure to remit funds on the Deposit Date.

(b) On or after the time the Master Servicer (and the Trustee, if notice is sent by any NIMS Insurer or the Certificate Insurer (in the event that there is no NIMS Insurer)) receives a notice of termination from the Trustee pursuant to Section 6.14(a) or the Trustee receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 9.28, the Trustee, within 90 days of such notice unless another master servicer acceptable to the NIMS Insurer or the Certificate Insurer (in the event that there is no NIMS Insurer) shall have been appointed, shall be the successor in all respects to the Master Servicer in its capacity as such under this Agreement and the transactions set forth or provided for herein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer hereunder, including the obligation to make Advances; provided, however, that any failure to perform such duties or responsibilities caused by the Master Servicer’s failure to provide information required by this Agreement shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no responsibility for any act or omission of the Master Servicer prior to the issuance of any notice of termination. The Trustee shall have no liability relating to the representations and warranties of the Master Servicer set forth in Section 9.14. In the Trustee’s capacity as such successor, the Trustee shall have the same limitations on liability herein granted to the Master Servicer. As compensation therefor, the Trustee shall be entitled to receive all compensation payable to the Master Servicer under this Agreement, including the Master Servicing Fee. The Trustee shall be entitled to be reimbursed from the Master Servicer (or by the Trust Fund if the Master Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of master servicing from the predecessor master servicer, including, without limitation, any costs or expenses associated with the complete transfer of all master servicing data and the completion, correction or manipulation of such master servicing data as may be required by the Trustee to correct any errors or insufficiencies in the master servicing data or otherwise to enable the Trustee to master service the Mortgage Loans properly and effectively.

(c) Notwithstanding the above, the Trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act or if any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer) so requests in writing to the Trustee, request the Depositor to appoint, petition a court of competent jurisdiction to appoint, or appoint on its own behalf any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution acceptable to the NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer) having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in this Agreement, as the successor to such Master Servicer in the assumption of all of the responsibilities, duties or liabilities of a master servicer, like the Master Servicer hereunder. Any entity designated by the Trustee as a successor master servicer may be an Affiliate of the Trustee; provided, however, that, unless such Affiliate meets the net worth requirements and other standards set forth herein for a successor master servicer, the Trustee in its individual capacity shall agree, at the time of such designation, to be and remain liable to the Trust Fund for such Affiliate’s actions and omissions in performing its duties hereunder. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted to the Master Servicer hereunder. The Trustee and such successor shall take such actions, consistent with this Agreement, as shall be necessary to effectuate any such succession and may make other arrangements with respect to the servicing to be conducted hereunder which are not inconsistent herewith. The Master Servicer shall cooperate with the Trustee and any successor master servicer in effecting the termination of the Master Servicer’s responsibilities and rights hereunder including, without limitation, notifying Mortgagors of the assignment of the master servicing functions and providing the Trustee and successor master servicer, as applicable, all documents and records in electronic or other form reasonably requested by it to enable it to assume the Master Servicer’s functions hereunder and the transfer to the Trustee or such successor master servicer, as applicable, all amounts which shall at the time be or should have been deposited by the Master Servicer in the Collection Account and any other account or fund maintained with respect to the Certificates or thereafter be received with respect to the Mortgage Loans. Neither the Trustee nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, (ii) the failure of the Master Servicer to cooperate as required by this Agreement, (iii) the failure of the Master Servicer to deliver the Mortgage Loan data to the Trustee or such successor master servicer as required by this Agreement or (iv) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. No successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the terminated Master Servicer to deliver, or any delay in delivering cash, documents or records to it, or (ii) the failure of the terminated Master Servicer to cooperate as required by this Agreement.

Section 6.15. Additional Remedies of Trustee Upon Event of Default.

During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 6.14, shall have the right, in its own name and as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of any NIMS Insurer, the Certificate Insurer and the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filings of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy, and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

Section 6.16. Waiver of Defaults.

More than 50% of the Aggregate Voting Interests of Certificateholders (with the consent of any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer)) may waive any default or Event of Default by the Master Servicer in the performance of its obligations hereunder, except that a default in the making of any required deposit to the Certificate Account that would result in a failure of the Trustee to make any required payment of principal of or interest on the Certificates may only be waived with the consent of 100% of the affected Certificateholders and with the consent of any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer). Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

Section 6.17. Notification to Holders.

Upon termination of the Master Servicer or appointment of a successor to the Master Servicer, in each case as provided herein, the Trustee shall promptly mail notice thereof by first class mail to the Certificate Insurer and to the Certificateholders at their respective addresses appearing on the Certificate Register, the Swap Counterparty and any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer). The Trustee shall also, within 45 days after the occurrence of any Event of Default known to a Responsible Officer of the Trustee, give written notice thereof to any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer) and the Certificateholders, unless such Event of Default shall have been cured or waived prior to the issuance of such notice and within such 45 day period.

Section 6.18. Directions by Certificateholders and Duties of Trustee During Event of Default.

Subject to the provisions of Section 8.01 hereof, during the continuance of any Event of Default, Holders of Certificates evidencing not less than 25% of the Class Principal Amount (or Percentage Interest) of each Class of Certificates affected thereby may, with the consent of any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer), direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer or any successor master servicer from its rights and duties as master servicer hereunder) at the request, order or direction of any of the Certificateholders, or any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer), unless such Certificateholders, or any NIMS Insurer (or the Certificate Insurer in the event that there is no NIMS Insurer), shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby; and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability for which it is not indemnified to its satisfaction or be unjustly prejudicial to the non assenting Certificateholders.

Section 6.19. Action Upon Certain Failures of the Master Servicer and Upon Event of Default.

In the event that a Responsible Officer of the Trustee shall have actual knowledge of any action or inaction of the Master Servicer that would become an Event of Default upon the Master Servicer’s failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer and the Swap Counterparty. For all purposes of this Agreement, in the absence of actual knowledge by a Responsible Officer of the Trustee, the Trustee shall not be deemed to have knowledge of any failure of the Master Servicer or any other Event of Default unless notified in writing by the Depositor, the Master Servicer or the Certificateholders.

Section 6.20. Preparation of Tax Returns and Other Reports.

(a) The Trustee shall prepare or cause to be prepared on behalf of the Trust Fund, based upon information calculated in accordance with this Agreement pursuant to instructions given by the Depositor, and the Trustee shall file federal tax returns, all in accordance with Article X hereof. The Trustee shall prepare and file required state income tax returns and such other returns as may be required by applicable law relating to the Trust Fund, and, if required by state law, and shall file any other documents to the extent required by applicable state tax law (to the extent such documents are in the Trustee’s possession). The Trustee shall forward copies to the Depositor of all such returns and Form 1099 supplemental tax information and such other information within the control of the Trustee as the Depositor may reasonably request in writing, and shall distribute to each Certificateholder such forms and furnish such information within the control of the Trustee as are required by the Code and the REMIC Provisions to be furnished to them, and will prepare and distribute to Certificateholders Form 1099 (supplemental tax information) (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Master Servicer shall indemnify the Trustee for any liability of or assessment against the Trustee arising out of or based upon any error in any of such tax or information returns arising out of or based upon errors in the information provided by such Master Servicer.

(b) The Trustee shall prepare and file with the IRS, on behalf of each REMIC created hereby, an application on IRS Form SS-4. The Trustee, upon receipt from the IRS of the Notice of Taxpayer Identification Number Assigned for each REMIC, shall promptly forward copies of such notices to the Master Servicer and the Depositor. The Trustee will file an IRS Form 8811 for all REMICs created hereunder. The Trustee shall have no obligation to verify the information in any Form 8811 or Form SS-4 filing.

(c) Reports Filed on Form 10-D.

(i) Within 15 days after each Distribution Date (or, if applicable, within such shorter period of time as is required under the rules of the Commission as in effect from time to time (the “Rules”)) during each year in which the Trust Fund is subject to Exchange Act reporting requirements, the Trustee shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Distribution Date Statement attached thereto. Any disclosure in addition to the Distribution Date Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit Q-1 hereto, within five calendar days after the related Distribution Date, (A) certain parties to the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N transaction, as identified in Exhibit Q-1, shall provide to the Trustee, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable, and included with such Additional Form 10-D Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Q-4, (B) the Trustee shall forward to the Depositor, the form and substance of the Additional Form 10-D Disclosure, and (C) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

(iii) After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-D includes Additional Form 10-D Disclosure, then the Form 10-D shall also be electronically distributed to the Depositor for review and approval. No later than two Business Days prior to the 15th calendar day after the related Distribution Date, a senior officer of the Exchange Act Signing Party shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in subsection (f)(ii) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-D. Each party to this Agreement acknowledges that the performance by the Trustee of its duties under this Section 6.20(c) related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(c). The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(d) Reports Filed on Form 10-K.

(i) Unless and until a Form 15 suspension notice shall have been filed, on or prior to the 90th calendar day after the end of each fiscal year of the Trust Fund or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust Fund ends on December 31st of each year), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust Fund a Form 10-K, in form and substance as required by the Exchange Act. To facilitate the Trustee’s preparation of the Form 10-K, the Depositor shall provide to the Trustee, no later than 30 days prior to the 10-K Filing Deadline, a template of the Form 10-K in an Edgar-compatible format. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee within the applicable time frames set forth in this Agreement and in the Servicing Agreement and the Custodial Agreement, (A) an annual compliance statement for the Servicer, each Additional Servicer and the Master Servicer, as described under Section 9.26 hereof and in the Servicing Agreement, (B)(I) the annual reports on assessment of compliance with servicing criteria for the Servicer, the Custodian, each Additional Servicer, the Master Servicer, any Servicing Function Participant, the Paying Agent (if other than the Trustee) and the Trustee (each, a “Reporting Servicer”), as described under Section 9.25(a) hereof and in the Servicing Agreement and Custodial Agreement, and (II) if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in the Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s report on assessment of compliance with servicing criteria described under Section 9.25(a) hereof or in the Servicing Agreement or Custodial Agreement is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (C)(I) the registered public accounting firm attestation report for each Reporting Servicer, as described under Section 9.25(b) hereof and in the Servicing Agreement and Custodial Agreement and (II) if any registered public accounting firm attestation report described under Section 9.25(b) hereof or in the Servicing Agreement or Custodial Agreement identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (D) a Sarbanes-Oxley Certification. Any disclosure or information in addition to (A) through (D) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraph and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

(ii) As set forth on Exhibit Q-2 hereto, no later than March 15 of each year that the Trust Fund is subject to the Exchange Act reporting requirements, commencing in 2008, (A) certain parties to the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N transaction, as identified in Exhibit Q-2, shall provide to the Trustee, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, and include with such Additional Form 10-K Disclosure, an Additional Disclosure Notification in the form attached hereto as Exhibit Q-4, (B) the Trustee shall forward to the Depositor, the form and substance of the Additional Form 10-K Disclosure, and (C) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-2 of their duties under this paragraph or proactively solicit or procure from such parties any Form 10-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

(iii) After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party and the Form 10-K includes Additional Form 10-K Disclosure, then the Form 10-K shall also be electronically distributed to the Depositor for review and approval. No later than the close of business New York City time on the 4th Business Day prior to the 10-K Filing Deadline, a senior officer of the Exchange Act Signing Party shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in subsection (f) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such report with the Commission, the Trustee will make available on its internet website a final executed copy of each Form 10-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(d) related to the timely preparation and filing of Form 10-K is contingent upon such parties (and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(d), Section 9.25(a), Section 9.25(b) and Section 9.26. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(iv) Each Form 10-K shall include the Sarbanes-Oxley Certification. The Trustee (including in its capacity as Paying Agent, if applicable), the Paying Agent (if other than the Trustee) and, if the Depositor is the Exchange Act Signing Party, the Master Servicer, shall, and the Trustee (including in its capacity as Paying Agent, if applicable), the Paying Agent (if other than the Trustee) and the Master Servicer (if applicable) shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust Fund is subject to the reporting requirements of the Exchange Act (each, a “Back-Up Certification”), in the form attached hereto as Exhibit T (or, in the case of (x) the Paying Agent (if other than the Trustee), such other form as agreed to between the Paying Agent and the Exchange Act Signing Party, and (y) the Trustee, the form attached hereto as Exhibit U), upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely. The senior officer of the Exchange Act Signing Party shall serve as the Certifying Person on behalf of the Trust Fund. In the event the Master Servicer, the Trustee, the Paying Agent or any Servicing Function Participant engaged by such parties is terminated or resigns pursuant to the terms of this Agreement, such party or Servicing Function Participant shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 6.20(d)(iv) with respect to the period of time it was subject to this Agreement.

(v) Each person (including their officers or directors) that signs any Form 10-K Certification shall be entitled to indemnification from the Trust Fund for any liability or expense incurred by it in connection with such certification, other than any liability or expense attributable to such Person’s own bad faith, negligence or willful misconduct. The provisions of this subsection shall survive any termination of this Agreement and the resignation or removal of such Person.

(e) Reports Filed on Form 8-K.

(i) During any year in which the Trust Fund is subject to Exchange Act reports, within four Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”) or such later date as may be required by the Commission, and if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust Fund any Form 8-K, as required by the Exchange Act; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be determined and prepared by and at the direction of the Depositor pursuant to the following paragraphs and the Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

(ii) As set forth on Exhibit Q-3 hereto, for so long as the Trust Fund is subject to the Exchange Act reporting requirements, no later than Noon New York City time on the 2nd Business Day after the occurrence of a Reportable Event (A) certain parties to the Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N transaction, as identified in Exhibit Q-3, shall provide to the Trustee, to the extent known by a Responsible Officer thereof, in EDGAR-compatible form (which may be Word or Excel documents easily convertible to EDGAR format), or in such other form as otherwise agreed upon by the Trustee and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, and include with such Form 8-K Disclosure Information, an Additional Disclosure Notification in the form attached hereto as Exhibit Q-4, (B) the Trustee shall forward to the Depositor, the form and substance of the Form 8-K Disclosure Information, and (C) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information. The Trustee has no duty under this Agreement to monitor or enforce the performance by the parties listed on Exhibit Q-3 of their duties under this paragraph or proactively solicit or procure from such parties any Form 8-K Disclosure Information. The Sponsor will be responsible for any reasonable fees and expenses assessed or incurred by the Trustee in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

(iii) After preparing the Form 8-K, the Trustee shall forward electronically, no later than Noon New York city time on the 3rd Business Day after the Reportable Event, a draft copy of the Form 8-K to the Exchange Act Signing Party for review and approval. If the Master Servicer is the Exchange Act Signing Party, then the Form 8-K shall also be electronically distributed to the Depositor for review and approval. No later than Noon New York City time on the 4th Business Day after the Reportable Event, a senior officer of the Exchange Act Signing Party shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in subsection (f) of this Section 6.20. Promptly (but no later than one Business Day) after the deadline for filing such form with the Commission, the Trustee will, make available on its internet website a final executed copy of each Form 8-K. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(e) related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 6.20(e). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(f) Delisting; Amendments; Late Filings.

(i) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, unless otherwise directed by the Depositor, the Trustee shall prepare and file a Form 15 relating to the automatic suspension of reporting in respect of the Trust Fund under the Exchange Act.

(ii) In the event that the Trustee becomes aware that it will be unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trustee will immediately notify the Depositor. In the case of Form 10-D and 10-K, the parties to this Agreement and the Servicer will cooperate to prepare and file a Form 12b-25 and a 10-D/A and 10-K/A as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the Trustee will notify the Depositor and the Servicer and such parties will cooperate to prepare any necessary 8-K/A, 10-D/A or 10-K/A. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by a senior officer of the Exchange Act Signing Party. The parties to this Agreement acknowledge that the performance by the Trustee of its duties under this Section 6.20(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(g) Any party that signs any Exchange Act report that the Trustee is required to file shall provide to the Trustee prompt notice of the execution of such Exchange Act report along with the name and contact information for the person signing such report and shall promptly deliver to the Trustee the original executed signature page for such report. In addition, each of the parties agrees to provide to the Trustee such additional information related to such party as the Trustee may reasonably request, including evidence of the authorization of the person signing any certification or statement, financial information and reports, and such other information related to such party or its performance hereunder.

(h) The Depositor and the Master Servicer, by mutual agreement, shall determine which of the Depositor or the Master Servicer shall be the initial Exchange Act Signing Party. Upon such determination, the Depositor shall timely notify the Trustee, and such notice shall provide contact information for the Exchange Act Signing Party. If the Depositor and Master Servicer, at any time, mutually agree to change the identity of the Exchange Act Signing Party, the Depositor shall provide timely notice to the Trustee of any such change.

(i) The Trustee shall promptly send copies of each periodic report filed on Form 8-K, Form 10-D or other applicable form, each annual report on Form 10-K, and each Form 15 Suspension Notification, together in each case with the acceptance confirmation receipt from EDGAR, to McKee Nelson LLP and to the Depositor (i) by e-mail to the e-mail addresses provided in writing by each of McKee Nelson LLP and the Depositor, respectively and (ii) to McKee Nelson LLP at 1919 M Street, N.W., Washington, D.C. 20036, and to the Depositor at the address specified in Section 11.07, in each case to the attention of a designated contact specified by each of McKee Nelson LLP and the Depositor, respectively.

Section 6.21. Reporting Requirements of the Commission.

Each of the parties hereto acknowledges and agrees that the purpose of Sections 6.01, 6.20, 9.25(a) and 9.25(b) of this Agreement is to facilitate compliance by the Sponsor, the Master Servicer and the Depositor with the provisions of Regulation AB, as such may be amended or clarified from time to time. Therefore, each of the parties agrees that (a) the obligations of the parties hereunder shall be interpreted in such a manner as to accomplish compliance with Regulation AB, (b) the parties’ obligations hereunder will be supplemented and modified as necessary to be consistent with any such amendments, interpretive advice or guidance, convention or consensus among active participants in the asset-backed securities markets, advice of counsel, or otherwise in respect of the requirements of Regulation AB and (c) the parties shall comply with reasonable requests made by the Sponsor, the Depositor, the Master Servicer or the Trustee for delivery of additional or different information as the Sponsor, the Depositor, the Master Servicer or the Trustee may determine in good faith is necessary to comply with the provisions of Regulation AB, provided that such information is available without unreasonable effort or expense and within such timeframe as may be reasonably requested.

Section 6.22. Indemnification by the Trustee.

The Trustee (including in its capacity as Paying Agent) agrees to indemnify the Depositor and the Master Servicer, and each of their respective directors, officers, employees and agents and the Trust Fund and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon the engagement of any Subcontractor in violation of Section 6.01(l) or any failure by the Trustee to deliver when and as required the information pursuant to Section 6.01(m), the disclosure applicable to the Trustee pursuant to Sections 6.20(c)(ii), 6.20(d)(ii) and 6.20(e)(ii), the certification applicable to the Trustee pursuant to Section 6.20(d)(iv) or any assessment of compliance pursuant to Section 9.25(a). This indemnification shall survive the termination of this Agreement or the termination of the Trustee hereunder.

ARTICLE VII.

PURCHASE OF MORTGAGE LOANS AND
TERMINATION OF THE TRUST FUND

Section 7.01. Purchase of Mortgage Loans; Termination of the Trust Fund Upon Purchase or Liquidation of Mortgage Loans.

(a) The respective obligations and responsibilities of the Trustee and the Master Servicer created hereby (other than the obligation of the Trustee to make payments to Certificateholders and the Swap Counterparty as set forth in Section 7.02, the obligation of the Master Servicer to make a final remittance to the Trustee pursuant to Section 4.01, and the obligations of the Master Servicer to the Trustee pursuant to Sections 9.10 and 9.14) shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale of the property held by the Trust Fund in accordance with Section 7.01(b) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) (i) For Pool 1 on any Distribution Date occurring on or after the Pool 1 Initial Optional Termination Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller, which consent shall not be unreasonably withheld, has the option to cause each of the Stack I REMICs to adopt a plan of complete liquidation and to purchase the Pool 1 Mortgage Loans and any REO Property related to Pool 1 (the “Pool 1 Assets”) for a price equal to the Pool 1 Repurchase Price, pursuant to Section 7.03 hereof. Upon exercise of such option, the Pool 1 Assets shall be sold to the Master Servicer at a price (the “Pool 1 Repurchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 1 on the day of such purchase plus interest accrued thereon at the Mortgage Rate with respect to such Mortgage Loan to the Due Date in the Collection Period immediately preceding the Distribution Date on which the proceeds of such sale will be distributed to the holders of the Group I Certificates, (ii) the fair market value of any REO Property related to the Pool 1 Mortgage Loans and any other property related to the Pool 1 Mortgage Loans held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase), (iii) any unreimbursed Servicing Advances and other amounts to be reimbursed pursuant to the immediately following sentence related to the Pool 1 Mortgage Loans and (iv) any Cap Termination Payment or Swap Termination Payment related to any of the Group I Certificates payable to the Cap Provider or Swap Counterparty, as applicable, as a result of a termination pursuant to this Section 7.01; provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Pool 1 Repurchase Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities related to the Pool 1 Mortgage Loans, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”); and provided, further, that if any Cap Termination Payment or Swap Termination Payment is payable to the Cap Provider or Swap Counterparty, as applicable, the Master Servicer may only exercise its option if the Cap Provider or Swap Counterparty, as applicable, does not object thereto in writing in a timely manner. The Master Servicer, the Servicer, the Trustee and the Custodian shall be reimbursed from the Pool 1 Repurchase Price for any Mortgage Loan in Pool 1 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 1 that are reimbursable to any such entity under this Agreement, the related Servicing Agreement or the Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer or the Trustee hereunder or the applicable Servicer or the Custodian, to the extent such amounts relate to the Mortgage Loans in Pool 1. If the Master Servicer fails to exercise such right, the NIMS Insurer will have the option to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or it is owed any amounts in connection with its guaranty of the NIM Securities. Following receipt of such notice from the NIMS Insurer, the Master Servicer shall advise the NIMS Insurer whether it will exercise the option under this Section 7.01(b) for its own account and using its own funds, or whether it will exercise such option in its own name but for the NIMS Insurer’s account and utilizing the NIMS Insurer’s funds. If the Master Servicer exercises such option for the NIMS Insurer’s account, the NIMS Insurer will remit the Pool 1 Repurchase Price to the Master Servicer one Business Day prior to the day the Master Servicer is required to remit the Pool 1 Repurchase Price to the Trustee. Following its receipt from the NIMS Insurer of the entire Pool 1 Repurchase Price and its subsequent remittance to the Trustee of the entire Pool 1 Repurchase Price, the Master Servicer will convey to the NIMS Insurer all of the rights it receives from the Trustee with respect to the related Mortgage Loans as a result of such remittance. Subject to Section 7.03, the Trustee shall distribute the assets of the Trust Fund related to Pool 1 on the Distribution Date on which the repurchase occurred. If the NIMS Insurer directs the Master Servicer to exercise such right as described above, then (i) the Master Servicer shall cause each related REMIC to adopt a plan of complete liquidation as described above and (ii) the NIMS Insurer shall remit the Pool 1 Repurchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with the purchase of the Pool 1 Mortgage Loans and REO Property related to Pool 1 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims arising out of or based upon the Master Servicer’s or Trustee’s purchase of the Pool 1 Assets at the direction of the NIMS Insurer at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, only an amount not to exceed to the Pool 1 Repurchase Price, reduced by the portion thereof consisting of any Swap Termination Payment (such portion, the “Pool 1 Swap Optional Termination Payment”), shall be made available for distribution to the Certificates. The Pool 1 Swap Optional Termination Payment shall be withdrawn by the Trustee from the Collection Account and remitted to the related Supplemental Interest Trust for payment to the Swap Counterparty. The Pool 1 Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC. In addition, the Certificate Insurer shall have the option to cure certain payment defaults as specified in the Group I Swap Agreement.

(ii) For Pool 2 and Pool 3 on any Distribution Date occurring on or after the Pool 2-3 Initial Optional Termination Date, the Master Servicer, with the prior written consent of any NIMS Insurer and the Seller, which consent shall not be unreasonably withheld, has the option to cause each of the Stack II REMICs to adopt a plan of complete liquidation and to purchase the Pool 2 and Pool 3 Mortgage Loans and any REO Property related to Pool 2 and Pool 3 (the “Pool 2-3 Assets”) for a price equal to the Pool 2-3 Repurchase Price, pursuant to Section 7.03 hereof. Upon exercise of such option, the Pool 2-3 Assets shall be sold to the Master Servicer at a price (the “Pool 2-3 Repurchase Price”) equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan in Pool 2 and Pool 3 on the day of such purchase plus interest accrued thereon at the Mortgage Rate with respect to such Mortgage Loan to the Due Date in the Collection Period immediately preceding the Distribution Date on which the proceeds of such sale will be distributed to the holders of the Group II Certificates, (ii) the fair market value of any REO Property related to the Pool 2 and Pool 3 Mortgage Loans and any other property related to the Pool 2 and Pool 3 Mortgage Loans held by any REMIC, such fair market value to be determined by an independent appraiser or appraisers mutually agreed upon by the Master Servicer, any NIMS Insurer and the Trustee (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding principal balance of the related Mortgage Loan plus interest accrued thereon at the applicable Net Mortgage Rate to the date of such purchase), (iii) any unreimbursed Servicing Advances and other amounts to be reimbursed pursuant to the immediately following sentence related to the Pool 2 and Pool 3 Mortgage Loans and (iv) any Cap Termination Payment or Swap Termination Payment related to any of the Group II Certificates payable to the Cap Provider or Swap Counterparty, as applicable, as a result of a termination pursuant to this Section 7.01; provided, however, if there are any NIM Securities outstanding, the Master Servicer may only exercise its option after receiving the prior written consent of the holders of such NIM Securities and, if such consent is given, the Pool 2-3 Repurchase Price shall also include an amount equal to the sum of (1) any accrued interest on the NIM Securities related to the Pool 2 and Pool 3 Mortgage Loans, (2) the unpaid principal balance of any such NIM Securities and (3) any other reimbursable expenses owed by the issuer of the NIM Securities (the “NIM Redemption Amount”); and provided, further, that if any Cap Termination Payment or Swap Termination Payment is payable to the Cap Counterparty or Swap Counterparty, the Master Servicer may only exercise its option if the Cap Counterparty or Swap Counterparty does not object thereto in writing in a timely manner. The Master Servicer, the Servicer, the Trustee and the Custodian shall be reimbursed from the Repurchase Pool 2-3 Repurchase Price for any Mortgage Loan in Pool 2 and Pool 3 or related REO Property for any Advances made or other amounts advanced with respect to the Mortgage Loans in Pool 2 and Pool 3 that are reimbursable to any such entity under this Agreement, the related Servicing Agreement or the Custodial Agreement, together with any accrued and unpaid compensation and any other amounts due to the Master Servicer or the Trustee hereunder or the applicable Servicer or the Custodian, to the extent such amounts relate to the Mortgage Loans in Pool 2 and Pool 3. If the Master Servicer fails to exercise such right, the NIMS Insurer will have the option to direct the Master Servicer to exercise such option so long as it is insuring the NIM Securities or it is owed any amounts in connection with its guaranty of the NIM Securities. Following receipt of such notice from the NIMS Insurer, the Master Servicer shall advise the NIMS Insurer whether it will exercise the option under this Section 7.01(b) for its own account and using its own funds, or whether it will exercise such option in its own name but for the NIMS Insurer’s account and utilizing the NIMS Insurer’s funds. If the Master Servicer exercises such option for the NIMS Insurer’s account, the NIMS Insurer will remit the Pool 2-3 Repurchase Price to the Master Servicer one Business Day prior to the day the Master Servicer is required to remit the Pool 2-3 Repurchase Price to the Trustee. Following its receipt from the NIMS Insurer of the entire Pool 2-3 Repurchase Price and its subsequent remittance to the Trustee of the entire Pool 2-3 Repurchase Price, the Master Servicer will convey to the NIMS Insurer all of the rights it receives from the Trustee with respect to the related Mortgage Loans as a result of such remittance. The Certificate Insurer shall be reimbursed from the Pool 2-3 Repurchase Price for any Reimbursement Amount due to the Certificate Insurer under the Premium Letter or the Certificate Insurance Policy. Subject to Section 7.03, the Trustee shall distribute the assets of the Trust Fund related to Pool 2 and Pool 3 on the Distribution Date on which the repurchase occurred. If the NIMS Insurer directs the Master Servicer to exercise such right as described above, then (i) the Master Servicer shall cause each related REMIC to adopt a plan of complete liquidation as described above and (ii) the NIMS Insurer shall remit the Pool 2-3 Repurchase Price in immediately available funds to the Master Servicer at least three Business Days prior to the applicable Distribution Date and, upon receipt of such funds from the NIMS Insurer, the Master Servicer shall promptly deposit such funds in the Collection Account. The NIMS Insurer shall be obligated to reimburse the Master Servicer and the Trustee for their reasonable out-of-pocket expenses incurred in connection with the purchase of the Pool 2 and Pool 3 Mortgage Loans and REO Property related to Pool 2 and Pool 3 at the direction of the NIMS Insurer and shall indemnify and hold harmless the Master Servicer and the Trustee for any losses, liabilities or expenses resulting from any claims arising out of or based upon the Master Servicer’s or Trustee’s purchase of the Pool 2-3 Assets at the direction of the NIMS Insurer at the direction of the NIMS Insurer, except to the extent such losses, liabilities or expenses arise out of or result from the Master Servicer’s or Trustee’s, as the case may be, negligence, bad faith or willful misconduct. Notwithstanding anything herein to the contrary, only an amount not to exceed to the Pool 2-3 Repurchase Price, reduced by the portion thereof consisting of any Swap Termination Payment (such portion, the “Pool 2-3 Swap Optional Termination Payment”), shall be made available for distribution to the Certificates. The Pool 2-3 Swap Optional Termination Payment shall be withdrawn by the Trustee from the Collection Account and remitted to the related Supplemental Interest Trust for payment to the Swap Counterparty. The Pool 2-3 Swap Optional Termination Payment shall not be part of any REMIC and shall not be paid into any account which is part of any REMIC.

(iii) Upon the later of the exercise by the Master Servicer of the initial purchase option with respect to (a) Pool 1 or (b) Pool 2 and Pool 3, the Trust Fund will be terminated.

(iv) For purposes of the REMIC provisions, any NIM Redemption Amount or Cap Termination Payment shall not be treated as having been paid into any REMIC.

Section 7.02. Procedure Upon Termination of Trust Fund.

(a) Notice of any termination pursuant to the provisions of Section 7.01 (or the retirement of Certificates related to Pool 1 or Pool 2 and Pool 3, as applicable), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Certificateholders and any NIMS Insurer, mailed upon (x) no later than five Business Days after the Trustee has received notice from the Master Servicer of its intent to exercise its right to cause the termination of the Trust Fund pursuant to Section 7.01(b) (or the retirement of Certificates related to Pool 1, or Pool 2 and Pool 3, as applicable, to the extent that not all of the Mortgage Pools are terminated pursuant to such Section 7.01(b)) or (y) upon final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the related Certificates at the Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the related Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Master Servicer, the Swap Counterparty and the Certificate Registrar at the time such notice is given to Holders of the related Certificates. The Master Servicer shall give notice to the Swap Counterparty on the date the Master Servicer elects its option pursuant to Section 7.01(b). Upon any termination pursuant to Section 7.01(b), the duties of the Certificate Registrar with respect to the applicable Certificates shall terminate and the Trustee shall terminate or request the Master Servicer to terminate, the Collection Account it maintains, the Certificate Account and any other account or fund maintained with respect to the related Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section.

(c) Any reasonable expenses incurred by the Trustee in connection with any termination or liquidation of the Trust Fund (or a Mortgage Pool thereof) shall be reimbursed from proceeds received from the liquidation of the related Mortgage Pool or Mortgage Pools.

Section 7.03. Additional Trust Fund Termination Requirements.

Any sale pursuant to Section 7.01(b) shall be effected in accordance with the following additional requirements, unless the Trustee seeks (at the request of the party exercising the option to repurchase all of the Mortgage Loans pursuant to Section 7.01(b)), and subsequently receives, an Opinion of Counsel (at the expense of such requesting party), addressed to the Trustee and any NIMS Insurer to the effect that the failure of the Trust Fund to comply with the requirements of this Section 7.03 will not (I) result in the imposition of taxes on any REMIC under the REMIC Provisions or (II) cause any REMIC established hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i) On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates and shall pay any Swap Termination Payment owed to the Swap Counterparty on the related Swap Payment Date (to the extent not paid on previous Swap Payment Dates) in accordance with Section 5.02 and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the Trust Fund (and each related REMIC) shall terminate at that time;

(ii) In the case of a sale of the assets of Pool 1:

(A) The Trustee shall sell all of the assets of Pool 1 for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of each of the Stack I REMICs; and

(B) The Trustee shall attach a statement to the final Federal income tax return for each of the Stack I REMICs stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold such assets.

(iii) In the case of a sale of the assets of Pool 2 and Pool 3:

(A) The Trustee shall sell all of the assets of Pool 2 and Pool 3 for cash and, within 90 days of such sale, shall distribute the proceeds of such sale to the Certificateholders in complete liquidation of each of the Stack II REMICs; and

(B) The Trustee shall attach a statement to the final Federal income tax return for each of the Stack II REMICs stating that pursuant to Treasury Regulation § 1.860F-1, the first day of the 90-day liquidation period for each such REMIC was the date on which the Trustee sold such assets.

Section 7.04. Optional Purchase Right of NIMS Insurer

The NIMS Insurer may purchase any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase plus any unreimbursed Advances, Servicing Advances, Servicing Fees or Trustee Fees and any unreimbursed expenses of the Trustee allocable to such Distressed Mortgage Loan. Any such purchase shall be accomplished by the NIM Insurer’s remittance of the purchase price for the Distressed Mortgage Loan to the Master Servicer for deposit into the Collection Account.

ARTICLE VIII.

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01. Limitation on Rights of Holders

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Master Servicer or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02. Access to List of Holders

(a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Trustee, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Trustee to the most recent list of Certificateholders held by the Trustee or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Master Servicer, the Certificate Registrar and the Trustee, that none of the Depositor, the Master Servicer, the Certificate Registrar, the Paying Agent or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03. Acts of Holders of Certificates

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owner, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, the Certificate Registrar and the Paying Agent and, where expressly required herein, to the Master Servicer. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Master Servicer, if made in the manner provided in this Section. Each of the Trustee and the Master Servicer shall promptly notify the other of receipt of any such instrument by it, and shall promptly forward a copy of such instrument to the other.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and none of the Trustee, the Master Servicer, the Paying Agent or the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX.

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS
BY THE MASTER SERVICER

Section 9.01. Duties of the Master Servicer

The Certificateholders, by their purchase and acceptance of the Certificates, appoint Aurora Loan Services LLC, as Master Servicer. For and on behalf of the Depositor, the Trustee and the Certificateholders, the Master Servicer shall master service the Mortgage Loans in accordance with the provisions of this Agreement and the provisions of the Servicing Agreements.

Section 9.02. Master Servicer Fidelity Bond and Master Servicer Errors and Omissions Insurance Policy

(a) The Master Servicer, at its expense, shall maintain in effect a Master Servicer Fidelity Bond and a Master Servicer Errors and Omissions Insurance Policy, affording coverage with respect to all directors, officers, employees and other Persons acting on such Master Servicer’s behalf, and covering errors and omissions in the performance of the Master Servicer’s obligations hereunder. The Master Servicer Errors and Omissions Insurance Policy and the Master Servicer Fidelity Bond shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, and if the Master Servicer receives notice that such policy is or shall be cancelled, it shall immediately notify the NIMS Insurer. The Master Servicer shall provide the Trustee and any NIMS Insurer upon request, with a copy of such policy and fidelity bond. The Master Servicer shall (i) require each Servicer to maintain an Errors and Omissions Insurance Policy and the Servicer Fidelity Bond in accordance with the provisions of the applicable Servicing Agreement, (ii) cause each Servicer to provide to the Master Servicer certificates evidencing that such policy and bond is in effect and to furnish to the Master Servicer any notice of cancellation, non-renewal or modification of the policy or bond received by it, as and to the extent provided in the applicable Servicing Agreement, and (iii) furnish copies of such policies and of the certificates and notices referred to in clause (ii) to the Trustee upon request. The Fidelity Bond and Errors and Omissions Insurance Policy may be obtained and maintained in blanket form.

(b) The Master Servicer shall promptly report to the Trustee any material changes that may occur in the Master Servicer Fidelity Bond or the Master Servicer Errors and Omissions Insurance Policy and shall furnish to the Trustee, on request, certificates evidencing that such bond and insurance policy are in full force and effect. The Master Servicer shall promptly report to the Trustee all cases of embezzlement or fraud, if such events involve funds relating to the Mortgage Loans. The total losses, regardless of whether claims are filed with the applicable insurer or surety, shall be disclosed in such reports together with the amount of such losses covered by insurance. If a bond or insurance claim report is filed with any of such bonding companies or insurers, the Master Servicer shall promptly furnish a copy of such report to the Trustee. Any amounts relating to the Mortgage Loans collected by the Master Servicer under any such bond or policy shall be promptly remitted by the Master Servicer to the Trustee for deposit into the Certificate Account. Any amounts relating to the Mortgage Loans collected by a Servicer under any such bond or policy shall be remitted to the Master Servicer to the extent provided in the applicable Servicing Agreement.

Section 9.03. Master Servicer’s Financial Statements and Related Information

For each year this Agreement is in effect, the Master Servicer shall submit to the Trustee, each Rating Agency and the Depositor a copy of its corporate parent’s audited financial statements on or prior to March 31 of each year, beginning March 31, 2008. Such financial statements shall include comparative balance sheets, income statements, statement of changes in shareholder’s equity, statements of cash flows, a consolidating schedule showing consolidated subsidiaries and any related notes required pursuant to generally accepted accounting principles, certified by a nationally recognized firm of Independent Accountants to the effect that such financial statements were examined and prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the preceding year.

Section 9.04. Power to Act; Procedures.

(a) The Master Servicer shall master service the Mortgage Loans and shall have full power and authority, subject to the REMIC Provisions and the provisions of Article X hereof, and each Servicer shall have full power and authority (to the extent provided in the applicable Servicing Agreement) to do any and all things that it may deem necessary or desirable in connection with the servicing and administration of the Mortgage Loans, including but not limited to the power and authority (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages, (iii) to collect any Insurance Proceeds and Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan, in each case, in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable; provided that the Master Servicer shall not take, or knowingly permit any Servicer to take, any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, or the Certificateholders under this Agreement. The Master Servicer further is authorized and empowered by the Trustee, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Servicer (to the extent permitted in the applicable Servicing Agreement), when the Master Servicer or a Servicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan with MERS, or cause the removal from the registration of any Mortgage Loan on the MERS system, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. The Master Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan and shall not make or knowingly permit any Servicer to make any modification, waiver or amendment of any term of any Mortgage Loan that would cause an Adverse REMIC Event. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Servicer, and each Servicer, to the extent such authority is delegated to such Servicer under the applicable Servicing Agreement, is hereby authorized and empowered by the Trustee when the Master Servicer or a Servicer, as the case may be, believes it appropriate in its best judgment and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, to execute and deliver, on behalf of itself and the Certificateholders, the Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. The Trustee shall execute, upon request, any powers of attorney furnished to it by the Master Servicer empowering the Master Servicer or such Servicer to execute and deliver instruments of satisfaction or cancellation, or of partial or full release or discharge, and to foreclose upon or otherwise liquidate Mortgaged Property, and to appeal, prosecute or defend in any court action relating to the Mortgage Loans or the Mortgaged Property, in accordance with the applicable Servicing Agreement and this Agreement, and the Trustee shall execute and deliver such other documents, as the Master Servicer may request, necessary or appropriate to enable the Master Servicer to master service the Mortgage Loans and carry out its duties hereunder and to allow each Servicer to service the Mortgage Loans, in each case in accordance with Accepted Servicing Practices (and the Trustee shall have no liability for misuse of any such powers of attorney by the Master Servicer or the applicable Servicer). If the Master Servicer or the Trustee has been advised that it is likely that the laws of the state in which action is to be taken prohibit such action if taken in the name of the Trustee or that the Trustee would be adversely affected under the “doing business” or tax laws of such state if such action is taken in its name, then upon request of the Trustee the Master Servicer shall join with the Trustee in the appointment of a co-trustee pursuant to Section 6.09 hereof. In the performance of its duties hereunder, the Master Servicer shall be an independent contractor and shall not, except in those instances where it is taking action in the name of the Trustee, be deemed to be the agent of the Trustee. Notwithstanding anything to the contrary, the Master Servicer shall not without the Trustee’s written consent: (i) initiate any action, suit or proceeding solely under the Trustee’s name without indicating the Master Servicer’s representative capacity or (ii) take any action with the intent to cause, and which actually does cause, the Trustee to be registered to do business in any state.

(b) In master servicing and administering the Mortgage Loans, the Master Servicer shall employ procedures, and shall exercise the same care that it customarily employs and exercises master servicing and administering loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with this Agreement. Consistent with the foregoing, the Master Servicer may, and may permit the Servicer to, in its discretion (i) waive any late payment charge (but not any Prepayment Premium, except as set forth below) and (ii) extend the due dates for payments due on a Mortgage Note; provided, however, that the maturity of any Mortgage Loan shall not be extended past the final Scheduled Distribution Date. In the event of any extension described in clause (ii) above, the Master Servicer shall make or cause the applicable Servicer (if required by the related Servicing Agreement) to make Advances on the related Mortgage Loan in accordance with the provisions of Section 5.04 on the basis of the amortization schedule of such Mortgage Loan with modification thereof by reason of such extension. Notwithstanding anything to the contrary in this Agreement, the Master Servicer shall not make or knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan unless: (1) such Mortgage Loan is in default or default by the related Mortgagor is, in the reasonable judgment of the Master Servicer or the applicable Servicer, reasonably foreseeable, (2) in the case of a waiver of a Prepayment Premium (a) if such waiver would maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan or (b) if the prepayment is not the result of a refinancing by the Servicer or any of its Affiliates (i) the collection of the Prepayment Premium would be in violation of applicable laws or (ii) the collection of such Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters and (3) such modification, waiver or amendment would not cause an Adverse REMIC Event.

Section 9.05. Enforcement of Servicers’ and Master Servicer’s Obligations.

(a) Each Servicing Agreement requires the applicable Servicer to service the Mortgage Loans in accordance with the provisions thereof. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a Servicer on behalf of the Master Servicer. Any fees, costs, expenses and other amounts payable to such Servicer shall be deducted from amounts remitted to the Master Servicer by the Servicer to the extent permitted by the applicable Servicing Agreement and shall not be an obligation of the Trust Fund, the Trustee or the Master Servicer.

(b) The Master Servicer shall not be required to (i) take any action with respect to the servicing of any Mortgage Loan that the applicable Servicer is not required to take under the related Servicing Agreement and (ii) cause a Servicer to take any action or refrain from taking any action if the related Servicing Agreement does not require such Servicer to take such action or refrain from taking such action; in both cases notwithstanding any provision of this Agreement that requires the Master Servicer to take such action or cause such Servicer to take such action.

(c) The Master Servicer, for the benefit of the Trustee and the Certificateholders, shall use its reasonable best efforts to enforce the obligations of each Servicer under the related Servicing Agreement, and shall, upon obtaining actual knowledge of the failure of a Servicer to perform its obligations in accordance therewith, to the extent that such non-performance of such obligations would have a material adverse effect on a Mortgage Loan, the Trust Fund or the Certificateholders (determined in the case of the Guaranteed Certificates without regard to the Certificate Insurance Policy), terminate the rights and obligations of such Servicer thereunder and either act as servicer of the related Mortgage Loans or cause the other parties hereto to enter into a Servicing Agreement (and such parties hereby agree to execute and deliver any such successor Servicing Agreement), with a successor Servicer. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor initially (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, (ii) from a specific recovery of costs, expenses or attorneys’ fees against the party against whom such enforcement is directed, and then, (iii) to the extent that such amounts are insufficient to reimburse the Master Servicer for the costs of such enforcement, from the Collection Account.

(d) The Master Servicer shall be entitled to conclusively rely on any certifications or other information provided by the Servicers under the terms of the applicable Servicing Agreement, in its preparation of any certifications, notifications, filings or reports, in accordance with the terms hereof or as may be required by applicable law or regulation.

Section 9.06. Collection of Taxes, Assessments and Similar Items.

(a) To the extent provided in the applicable Servicing Agreement, the Master Servicer shall cause each Servicer to establish and maintain one or more custodial accounts at a depository institution (which may be a depository institution with which the Master Servicer or the Servicer establishes accounts in the ordinary course of its servicing activities), the accounts of which are insured to the maximum extent permitted by the FDIC (each, an “Escrow Account”) and to deposit therein any collections of amounts received with respect to amounts due for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, Payaheads, if applicable, or any comparable items for the account of the Mortgagors. Withdrawals from any Escrow Account may be made (to the extent amounts have been escrowed for such purpose) only in accordance with the Servicing Agreements. Each Servicer shall be entitled to all investment income not required to be paid to Mortgagors on any Escrow Account maintained by such Servicer. The Master Servicer shall make (or cause to be made) to the extent provided in the applicable Servicing Agreement advances to the extent necessary in order to effect timely payment of taxes, water rates, assessments, Standard Hazard Insurance Policy premiums or comparable items in connection with the related Mortgage Loan (to the extent that the Mortgagor is required, but fails, to pay such items), provided that it or the applicable Servicer has determined that the funds so advanced are recoverable from escrow payments, reimbursement pursuant to Section 4.02 or otherwise.

(b) Costs incurred by the Master Servicer or by the Servicers in effecting the timely payment of taxes and assessments on the properties subject to the Mortgage Loans may be added to the amount owing under the related Mortgage Note where the terms of the Mortgage Note so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders. Such costs, to the extent that they are unanticipated, extraordinary costs, and not ordinary or routine costs shall be recoverable as a Servicing Advance by the Master Servicer pursuant to Section 4.02.

Section 9.07. Termination of Servicing Agreements; Successor Servicers.

(a) The Master Servicer shall be entitled to terminate the rights and obligations of any Servicer under the applicable Servicing Agreement in accordance with the terms and conditions of such Servicing Agreement and without any limitation by virtue of this Agreement; provided, however, that in the event of termination of any Servicing Agreement by the Master Servicer or a related Servicer, the Master Servicer shall either act as Servicer of the related Mortgage Loans or provide for the servicing of the Mortgage Loans by a successor Servicer to be appointed as provided in the related Servicing Agreement.

The parties acknowledge that notwithstanding the preceding sentence, there may be a transition period, not to exceed 90 days, in order to effect the transfer of servicing to a successor Servicer. The Master Servicer shall be entitled to be reimbursed from each Servicer (or by the Trust Fund, if such Servicer is unable to fulfill its obligations hereunder) for all costs associated with the transfer of servicing from the predecessor servicer, including without limitation, any costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data, as may be required by the Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Master Servicer to service the Mortgage Loans properly and effectively.

(b) If the Master Servicer acts as a successor Servicer, it will not assume liability for the representations and warranties of the Servicer, if any, that it replaces. The Master Servicer shall use reasonable efforts to have the successor Servicer assume liability for the representations and warranties made by the terminated Servicer in the related Servicing Agreement, and in the event of any such assumption by the successor Servicer, the Trustee or the Master Servicer, as applicable, may, in the exercise of its business judgment, release the terminated Servicer from liability for such representations and warranties.

(c) If the Master Servicer acts as a successor servicer, it will have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable. To the extent that the Master Servicer is unable to find a successor servicer that is willing to service the Mortgage Loans for the Servicing Fee because of the obligation of the servicer to make Advances regardless of whether such Advance is recoverable, the applicable Servicing Agreement may be amended to provide that the successor servicer shall have no obligation to make an Advance if it determines in its reasonable judgment that such Advance is non-recoverable and provides an Officer’s Certificate to such effect to the Master Servicer and the Trustee.

Section 9.08. Master Servicer Liable for Enforcement.

Notwithstanding any Servicing Agreement, the Master Servicer shall remain obligated and liable to the Trustee and the Certificateholders in accordance with the provisions of this Agreement, to the extent of its obligations hereunder, without diminution of such obligation or liability by virtue of such Servicing Agreements. The Master Servicer shall use commercially reasonable efforts to ensure that the Mortgage Loans are serviced in accordance with the provisions of this Agreement and shall use commercially reasonable efforts to enforce the provisions of each Servicing Agreement for the benefit of the Certificateholders. The Master Servicer shall be entitled to enter into any agreement with the Servicers for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification. Except as expressly set forth herein, the Master Servicer shall have no liability for the acts or omissions of any Servicer in the performance by such Servicer of its obligations under the related Servicing Agreement.

Section 9.09. No Contractual Relationship Between the Servicer, Any NIMS Insurer and Trustee or Depositor.

Any Servicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Servicer in its capacity as such and not as an originator shall be deemed to be between such Servicer, the Seller and the Master Servicer, and the Trustee and the Depositor shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to such Servicer except as set forth in Section 9.10 hereof, but shall have rights thereunder as third party beneficiaries.

Section 9.10. Assumption of Servicing Agreement by the Trustee.

(a) In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of any Event of Default under this Agreement), after a period not to exceed ninety days after the issuance of any notice of termination pursuant to Section 6.14 or Section 9.28, as applicable, the Trustee, or a successor master servicer appointed by it, with the prior written consent of the Certificate Insurer and in accordance with Section 6.14, shall assume all of the rights and obligations of such Master Servicer hereunder and under each Servicing Agreement entered into with respect to the Mortgage Loans. The Trustee, its designee or any successor master servicer appointed by the Trustee with the prior written consent of the Certificate Insurer shall be deemed to have assumed all of the Master Servicer’s interest herein and therein to the same extent as if such Servicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations of the Master Servicer under such Servicing Agreement accruing prior to its replacement as Master Servicer, and shall be liable to the Trustee, and hereby agrees to indemnify and hold harmless the Trustee from and against all costs, damages, expenses and liabilities (including reasonable attorneys’ fees) incurred by the Trustee as a result of such liability or obligations of the Master Servicer and in connection with the Trustee’s assumption (but not its performance, except to the extent that costs or liability of the Trustee are created or increased as a result of negligent or wrongful acts or omissions of the Master Servicer prior to its replacement as Master Servicer) of the Master Servicer’s obligations, duties or responsibilities thereunder; provided that the Master Servicer shall not indemnify or hold harmless the Trustee against negligent or willful misconduct of the Trustee.

(b) The Master Servicer that has been terminated shall, upon request of the Trustee but at the expense of such Master Servicer or at the expense of the Trust Fund, deliver to the assuming party all documents and records relating to each Servicing Agreement and the related Mortgage Loans and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Servicing Agreement to the assuming party.

Section 9.11. Due-on-Sale Clauses; Assumption Agreements; Easements.

(a) To the extent provided in the applicable Servicing Agreement, to the extent Mortgage Loans contain enforceable due on sale clauses, and to the extent that the Master Servicer has knowledge of the conveyance of a Mortgaged Property, the Master Servicer shall use its reasonable best efforts to cause the Servicers to enforce such clauses in accordance with the applicable Servicing Agreement. If applicable law prohibits the enforcement of a due on sale clause or such clause is otherwise not enforced in accordance with the applicable Servicing Agreement, and, as a consequence, a Mortgage Loan is assumed, the original Mortgagor may be released from liability in accordance with the applicable Servicing Agreement.

(b) The Master Servicer or the related Servicer, as the case may be, shall be entitled to approve a request from a Mortgagor for the granting of an easement thereon in favor of another Person or any alteration or demolition of the related Mortgaged Property if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be materially adversely affected thereby. Any fee collected by the Master Servicer or the related Servicer for processing such a request will be retained by the Master Servicer or such Servicer as additional servicing compensation.

Section 9.12. Release of Mortgage Files.

(a) Upon (i) becoming aware of the payment in full of any Mortgage Loan or (ii) the receipt by the Master Servicer of a notification that payment in full has been or will be escrowed in a manner customary for such purposes, the Master Servicer shall, or shall cause the applicable Servicer to, promptly notify the Trustee (or the Custodian) by a certification (which certification shall include a statement to the effect that all amounts received in connection with such payment that are required to be deposited in the Collection Account maintained by the Master Servicer pursuant to Section 4.01 hereof have been or will be so deposited) of a Servicing Officer and shall request (on the form attached hereto as Exhibit C or on the form attached to the Custodial Agreement) the Trustee or the Custodian, to deliver to the applicable Servicer the related Mortgage File; provided, however, that in lieu of sending a hard copy certification of a Servicing Officer, the Master Servicer may, or may cause the applicable Servicer to, deliver the request for release in a mutually agreeable electronic format, and to the extent that such a request, on its face, originates from a Servicing Officer, no original signature shall be required. Upon receipt of such certification and request, the Trustee or the Custodian, shall promptly release the related Mortgage File to the Servicer and neither the Trustee nor the Custodian shall have any further responsibility with regard to such Mortgage File. Upon any such payment in full, the Master Servicer is authorized, and the applicable Servicer, to the extent such authority is provided for under the related Servicing Agreement, is authorized, to give, as agent for the Trustee, as the mortgagee under the Mortgage that secured the Mortgage Loan, an instrument of satisfaction (or assignment of mortgage without recourse) regarding the Mortgaged Property subject to the Mortgage, which instrument of satisfaction or assignment, as the case may be, shall be delivered to the Person or Persons entitled thereto against receipt therefor of such payment, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction or assignment, as the case may be, shall be chargeable to the Collection Account.

(b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan and in accordance with Accepted Servicing Practices and the applicable Servicing Agreement, the Trustee shall execute such documents as shall be prepared and furnished to the Trustee by the Master Servicer, or by the applicable Servicer (in form reasonably acceptable to the Trustee) and as are necessary to the prosecution of any such proceedings. The Trustee or the Custodian, shall, upon request of the Master Servicer, or of the applicable Servicer, and delivery to the Trustee or the Custodian, of a trust receipt signed by a Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File held in its possession or control to the Master Servicer (or the applicable Servicer). Such trust receipt shall obligate the Master Servicer or applicable Servicer to return the Mortgage File to the Trustee or the Custodian, as applicable, when the need therefor by the Master Servicer or applicable Servicer no longer exists unless (i) the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released by the Trustee or the Custodian, as applicable, to the Master Servicer (or the applicable Servicer) or (ii) the Mortgage File has been delivered directly or through a Servicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered directly or through a Servicer to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose of such delivery.

Section 9.13. Documents, Records and Funds in Possession of Master Servicer To Be Held for Trustee.

(a) The Master Servicer shall transmit, or shall cause the applicable Servicer to transmit, to the Trustee such documents and instruments coming into the possession of the Master Servicer or such Servicer from time to time as are required by the terms hereof or of the related Servicing Agreement to be delivered to the Trustee or the Custodian. Any funds received by the Master Servicer or by a Servicer in respect of any Mortgage Loan or which otherwise are collected by the Master Servicer or a Servicer as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan shall be held for the benefit of the Trustee and the Certificateholders subject to the Master Servicer’s right to retain or withdraw from the Collection Account the Master Servicing Fee and other amounts provided in this Agreement and to the right of each Servicer to retain its Servicing Fee and other amounts as provided in the Servicing Agreement. The Master Servicer shall, and shall (to the extent provided in the applicable Servicing Agreement) cause each Servicer to, provide access to information and documentation regarding the Mortgage Loans to the Trustee, its agents and accountants and any NIMS Insurer, at any time upon reasonable request and during normal business hours, and to Certificateholders that are savings and loan associations, banks or insurance companies, the Office of Thrift Supervision, the FDIC and the supervisory agents and examiners of such Office and Corporation or examiners of any other federal or state banking or insurance regulatory authority if so required by applicable regulations of the Office of Thrift Supervision or other regulatory authority, such access to be afforded without charge but only upon reasonable request in writing and during normal business hours at the offices of the Master Servicer designated by it. In fulfilling such a request the Master Servicer shall not be responsible for determining the sufficiency of such information. The Master Servicer shall afford the NIMS Insurer, and shall (to the extent provided in the Servicing Agreement) cause the Servicer to afford the NIMS Insurer, upon reasonable advance notice, during normal business hours access to all records related to their respective rights and obligations hereunder and access to officers of the Master Servicer and the Servicer responsible for such obligations.

(b) All Mortgage Files and funds collected or held by, or under the control of, the Master Servicer, or any Servicer, in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds, shall be held by the Master Servicer, or by such Servicer, for and on behalf of the Trustee and the Certificateholders and shall be and remain the sole and exclusive property of the Trustee; provided, however, that the Master Servicer and each Servicer shall be entitled to setoff against, and deduct from, any such funds any amounts that are properly due and payable to the Master Servicer or such Servicer under this Agreement or the applicable Servicing Agreement and shall be authorized to remit such funds to the Trustee in accordance with this Agreement.

(c) The Master Servicer hereby acknowledges that concurrently with the execution of this Agreement, the Trustee shall own or, to the extent that a court of competent jurisdiction shall deem the conveyance of the Mortgage Loans from the Seller to the Depositor not to constitute a sale, the Trustee shall have a security interest in the Mortgage Loans and in all Mortgage Files representing such Mortgage Loans and in all funds and investment property now or hereafter held by, or under the control of, a Servicer or the Master Servicer that are collected by such Servicer or the Master Servicer in connection with the Mortgage Loans, whether as scheduled installments of principal and interest or as full or partial prepayments of principal or interest or as a Subsequent Recovery, Liquidation Proceeds or Insurance Proceeds or otherwise, and in all proceeds of the foregoing and proceeds of proceeds (but excluding any fee or other amounts to which such Servicer is entitled under the applicable Servicing Agreement, or the Master Servicer or the Depositor is entitled to hereunder); and the Master Servicer agrees that so long as the Mortgage Loans are assigned to and held by the Trustee or the Custodian, all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Master Servicer or any Servicer shall be held by the Master Servicer or such Servicer for and on behalf of the Trustee as the Trustee’s agent and bailee for purposes of perfecting the Trustee’s security interest therein as provided by the applicable Uniform Commercial Code or other applicable laws.

(d) The Master Servicer agrees that it shall not, and shall not authorize any Servicer to, create, incur or subject any Mortgage Loans, or any funds that are deposited in any Custodial Account, Escrow Account or the Collection Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Mortgage Loan or any funds collected on, or in connection with, a Mortgage Loan.

Section 9.14. Representations and Warranties of the Master Servicer.

(a) The Master Servicer hereby represents and warrants to the Depositor, the Certificate Insurer and the Trustee, for the benefit of the Certificateholders, as of the Closing Date that:

(i) it is validly existing and in good standing under the laws of the State of Delaware, and as Master Servicer has full power and authority to transact any and all business contemplated by this Agreement and to execute, deliver and comply with its obligations under the terms of this Agreement, the execution, delivery and performance of which have been duly authorized by all necessary company action on the part of the Master Servicer;

(ii) the execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not (A) violate the Master Servicer’s certificate of formation or limited liability company agreement, (B) violate any law or regulation or any administrative decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Master Servicer’s ability to perform its obligations under this Agreement;

(iii) this Agreement constitutes, assuming due authorization, execution and delivery hereof by the other respective parties hereto, a legal, valid and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights in general, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(iv) the Master Servicer is not in default with respect to any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency to the extent that any such default would materially and adversely affect its performance hereunder;

(v) the Master Servicer is not a party to or bound by any agreement or instrument or subject to any certificate of formation or limited liability company agreement provision, or any other company restriction or any judgment, order, writ, injunction, decree, law or regulation that may materially and adversely affect its ability as Master Servicer to perform its obligations under this Agreement or that requires the consent of any third person to the execution of this Agreement or the performance by the Master Servicer of its obligations under this Agreement;

(vi) no litigation is pending or, to the best of the Master Servicer’s knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement;

(vii) the Master Servicer, or an Affiliate thereof the primary business of which is the servicing of conventional residential mortgage loans, is a Fannie Mae- or Freddie Mac-approved seller/servicer;

(viii) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Master Servicer of or compliance by the Master Servicer with this Agreement or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations and orders (if any) as have been obtained;

(ix) the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer;

(x) the Master Servicer has obtained an Errors and Omissions Insurance Policy and a Fidelity Bond in accordance with Section 9.02 each of which is in full force and effect, and each of which provides at least such coverage as is required hereunder; and

(xi) the information about the Master Servicer under the heading “The Master Servicer” in the Prospectus relating to the Master Servicer does not include an untrue statement of a material fact and does not omit to state a material fact, with respect to the statements made, necessary in order to make the statements in light of the circumstances under which they were made not misleading.

(b) It is understood and agreed that the representations and warranties set forth in this Section 9.14 shall survive the execution and delivery of this Agreement. The Master Servicer shall indemnify the Depositor, the Certificate Insurer and the Trustee and hold them harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses arising out of or based upon any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Master Servicer’s representations and warranties contained in Section 9.14(a). It is understood and agreed that the enforcement of the obligation of the Master Servicer set forth in this Section to indemnify the Depositor, the Certificate Insurer and the Trustee as provided in this Section constitutes the sole remedy (other than as set forth in Section 6.14) of the Depositor, the Certificate Insurer and the Trustee, respecting a breach of the foregoing representations and warranties. Such indemnification shall survive any termination of the Master Servicer as Master Servicer hereunder, and any termination of this Agreement.

Any cause of action against the Master Servicer relating to or arising out of the breach of any representations and warranties made in this Section shall accrue upon discovery of such breach by any of the Depositor, the Master Servicer, the Certificate Insurer, any NIMS Insurer or the Trustee or notice thereof by any one of such parties to the other parties. Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits).

(c) It is understood and agreed that the representations and warranties of the Depositor set forth in Sections 2.03(a)(i) through (vi) shall survive the execution and delivery of this Agreement. The Depositor shall indemnify the Master Servicer and hold it harmless against any loss, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Depositor’s representations and warranties contained in Sections 2.03(a)(i) through (vi) hereof. It is understood and agreed that the enforcement of the obligation of the Depositor set forth in this Section to indemnify the Master Servicer as provided in this Section constitutes the sole remedy hereunder of the Master Servicer respecting a breach by the Depositor of the representations and warranties in Sections 2.03(a)(i) through (vi) hereof.

Any cause of action against the Depositor relating to or arising out of the breach of the representations and warranties made in Sections 2.03(a)(i) through (vi) hereof shall accrue upon discovery of such breach by either the Depositor or the Master Servicer or notice thereof by any one of such parties to the other parties.

Section 9.15. Opinion.

On or before the Closing Date, the Master Servicer shall cause to be delivered to the Depositor, the Seller, the Certificate Insurer and the Trustee one or more Opinions of Counsel, dated the Closing Date, in form and substance reasonably satisfactory to the Depositor and Lehman Brothers Inc., as to the due authorization, execution and delivery of this Agreement by the Master Servicer and the enforceability thereof.

Section 9.16. Standard Hazard and Flood Insurance Policies.

For each Mortgage Loan (other than a Cooperative Loan), the Master Servicer shall maintain, or cause to be maintained by each Servicer, standard fire and casualty insurance and, where applicable, flood insurance, all in accordance with the provisions of this Agreement and the Servicing Agreement, as applicable. It is understood and agreed that such insurance shall be with insurers meeting the eligibility requirements set forth in the applicable Servicing Agreement and that no earthquake or other additional insurance is to be required of any Mortgagor or to be maintained on property acquired in respect of a defaulted loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

Pursuant to Section 4.01, any amounts collected by the Master Servicer, or by any Servicer, under any insurance policies maintained pursuant to this Section 9.16 or the applicable Servicing Agreement (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or released to the Mortgagor in accordance with such Servicing Agreement) shall be deposited into the Collection Account, subject to withdrawal pursuant to Section 4.02. Any cost incurred by the Master Servicer or any Servicer in maintaining any such insurance if the Mortgagor defaults in its obligation to do so shall be added to the amount owing under the Mortgage Loan where the terms of the Mortgage Loan so permit; provided, however, that the addition of any such cost shall not be taken into account for purposes of calculating the distributions to be made to Certificateholders and shall be recoverable by the Master Servicer or such Servicer pursuant to Section 4.02.

Section 9.17. Presentment of Claims and Collection of Proceeds.

The Master Servicer shall cause each Servicer (to the extent provided in the applicable Servicing Agreement) to, prepare and present on behalf of the Trustee and the Certificateholders all claims under the Insurance Policies with respect to the Mortgage Loans, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured’s claim) as shall be necessary to realize recovery under such policies. Any proceeds disbursed to the Master Servicer (or disbursed to the Servicer and remitted to the Master Servicer) in respect of such policies or bonds shall be promptly deposited in the Collection Account or any Custodial Account upon receipt, except that any amounts realized that are to be applied to the repair or restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the Master Servicer’s or the applicable Servicer’s normal servicing procedures need not be so deposited (or remitted).

Section 9.18. Maintenance of the Primary Mortgage Insurance Policies.

(a) The Master Servicer shall not take, or knowingly permit any Servicer (consistent with the applicable Servicing Agreement) to take, any action that would result in noncoverage under any applicable Primary Mortgage Insurance Policy of any loss which, but for the actions of such Master Servicer or such Servicer, would have been covered thereunder. To the extent that coverage is available, the Master Servicer shall use its best reasonable efforts to keep in force and effect, or to cause each Servicer to keep in force and effect (to the extent that the Mortgage Loan requires the Mortgagor to maintain such insurance), primary mortgage insurance applicable to each Mortgage Loan in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable. The Master Servicer shall not, and shall not knowingly permit any Servicer to, cancel or refuse to renew any such Primary Mortgage Insurance Policy that is in effect at the date of the initial issuance of the Certificates and is required to be kept in force hereunder except in accordance with the provisions of this Agreement and the applicable Servicing Agreement, as applicable.

(b) The Master Servicer agrees, to the extent provided in the related Servicing Agreement, to cause each Servicer to present, on behalf of the Trustee and the Certificateholders, claims to the insurer under any Primary Mortgage Insurance Policies and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Primary Mortgage Insurance Policies respecting defaulted Mortgage Loans. Pursuant to Section 4.01, any amounts collected by the Master Servicer or any Servicer under any Primary Mortgage Insurance Policies shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 4.02.

Section 9.19. Trustee To Retain Possession of Certain Insurance Policies and Documents.

The Trustee (or the Custodian) shall retain possession and custody of the originals of the Primary Mortgage Insurance Policies or certificate of insurance if applicable and any certificates of renewal as to the foregoing as may be issued from time to time as contemplated by this Agreement. Until all amounts distributable in respect of the Certificates have been distributed in full and the Master Servicer otherwise has fulfilled its obligations under this Agreement, the Trustee (or the Custodian) shall also retain possession and custody of each Mortgage File in accordance with and subject to the terms and conditions of this Agreement. The Master Servicer shall promptly deliver or cause the applicable Servicer to deliver to the Trustee (or the Custodian), upon the execution or receipt thereof the originals of the Primary Mortgage Insurance Policies and any certificates of renewal thereof, and such other documents or instruments that constitute portions of the Mortgage File that come into the possession of the Master Servicer or a Servicer from time to time.

Section 9.20. Realization Upon Defaulted Mortgage Loans.

(a) The Master Servicer shall use its reasonable best efforts to, or to cause the applicable Servicer to, foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, all in accordance with the applicable Servicing Agreement. Alternatively, the Master Servicer may take, or authorize the applicable Servicer to take, other actions in respect of a defaulted Mortgage Loan, which may include (i) accepting a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permitting a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (ii) arranging for a repayment plan or (iii) agreeing to a modification in accordance with Section 9.04. In connection with such foreclosure or other conversion or action, the Master Servicer shall, consistent with Section 9.18, follow such practices and procedures as it shall reasonably determine to be in the best interests of the Trust Fund and the Certificateholders and which shall be consistent with its customary practices in performing its general mortgage servicing activities; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or other conversion or action in a manner that is consistent with the provisions of this Agreement. Neither the Master Servicer, nor any Servicer, shall be required to expend its own funds or incur other reimbursable charges in connection with any foreclosure, or attempted foreclosure which is not completed, or toward the correction of any default on a related senior mortgage loan, or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to the Certificateholders after reimbursement to itself for such expenses or charges and (ii) that such expenses and charges will be recoverable to it through Liquidation Proceeds or Insurance Proceeds (as provided in Section 4.02).

(b) Notwithstanding the foregoing provisions of this Section 9.20 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund or the Certificateholders would be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or “operator” of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has obtained the prior written consent of the NIMS Insurer.

Section 9.21. Compensation to the Master Servicer.

The Master Servicer shall be entitled to withdraw from the Collection Account, subject to Section 5.05, the Master Servicing Fee to the extent permitted by Section 4.02. Servicing compensation in the form of assumption fees, if any, late payment charges, as collected, if any, or otherwise (but not including any Prepayment Premium) shall be retained by the Master Servicer (or the applicable Servicer) and shall not be deposited in the Collection Account. If the Master Servicer does not retain or withdraw the Master Servicing Fee from the Collection Account as provided herein, the Master Servicer shall be entitled to direct the Trustee to pay the Master Servicing Fee to such Master Servicer by withdrawal from the Certificate Account to the extent that payments have been received with respect to the applicable Mortgage Loan. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder and shall not be entitled to reimbursement therefor except as provided in this Agreement. Pursuant to Section 4.01(e), all income and gain realized from any investment of funds in the Collection Account shall be for the benefit of the Master Servicer as compensation. The provisions of this Section 9.21 are subject to the provisions of Section 6.14.

Section 9.22. REO Property.

(a) In the event the Trust Fund acquires ownership of any REO Property in respect of any Mortgage Loan, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer shall use its reasonable best efforts to sell, or cause the applicable Servicer, to the extent provided in the related Servicing Agreement, to sell any REO Property as expeditiously as possible and in accordance with the provisions of this Agreement and such Servicing Agreement, as applicable, but in all events within the time period, and subject to the conditions set forth in Article X hereof. Pursuant to its efforts to sell such REO Property, the Master Servicer shall protect and conserve, or cause the applicable Servicer to protect and conserve, such REO Property in the manner and to such extent required by the related Servicing Agreement, subject to Article X hereof.

(b) The Master Servicer shall deposit or cause to be deposited all funds collected and received by it, or recovered from the Servicer, in connection with the operation of any REO Property in the Collection Account.

(c) The Master Servicer and the applicable Servicer, upon the final disposition of any REO Property, shall be entitled to reimbursement for any related unreimbursed Advances and other unreimbursed advances as well as any unpaid Master Servicing Fees or Servicing Fees from Liquidation Proceeds received in connection with the final disposition of such REO Property; provided, that (without limitation of any other right of reimbursement that the Master Servicer or any Servicer shall have hereunder) any such unreimbursed Advances as well as any unpaid Master Servicing Fees or Servicing Fees may be reimbursed or paid, as the case may be, prior to final disposition, out of any net rental income or other net amounts derived from such REO Property.

(d) The Liquidation Proceeds from the final disposition of the REO Property, net of any payment to the Master Servicer and the applicable Servicer as provided above, shall be deposited in the Collection Account on or prior to the Determination Date in the month following receipt thereof (and the Master Servicer shall provide written notice to the Trustee upon such deposit) and be remitted by wire transfer in immediately available funds to the Trustee for deposit into the Certificate Account on the next succeeding Deposit Date.

Section 9.23. Notice to the Sponsor, the Depositor and the Trustee.

(a) The Master Servicer shall promptly notify the Trustee, the Sponsor, the Depositor and the Certificate Insurer of any legal proceedings pending against the Master Servicer of the type described in Item 1117 (§ 229.1117) of Regulation AB.

(b) On or before March 1st of each year, the Depositor shall distribute the information in Exhibit S to the Master Servicer. If the Master Servicer shall become at any time an affiliate of any of the parties listed on Exhibit S hereto or any of their affiliates who have been identified to the Master Servicer in writing, the Master Servicer shall notify the Trustee, the Sponsor and the Depositor of such affiliation by March 15 of each year (but only to the extent that the Master Servicer has not previously notified the Trustee, the Sponsor or the Depositor of such affiliation.)

(c) Not later than four Business Days prior to the Distribution Date of each month, the Master Servicer shall provide to the Trustee, the Sponsor and the Depositor notice of the occurrence of any material modifications, extensions or waivers of terms, fees, penalties or payments relating to the Mortgage Loans during the related Collection Period or that have cumulatively become material over time (Item 1121(a)(11) of Regulation AB) along with all information, data, and materials related thereto as may be required to be included in the related Distribution Report on Form 10-D, in each case solely as reported to the Master Servicer by the applicable Servicer. The parties to this Agreement acknowledge that the performance by the Master Servicer of its duties under this Section 9.23(c) related to the timely preparation and delivery of such information is contingent upon each applicable Servicer strictly observing all requirements and deadlines in the performance of their duties under their related Servicing Agreements. The Master Servicer shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely deliver all such information where such failure results from the Master Servicer’s inability or failure to obtain or receive, on a timely basis, any information from any Servicer needed to prepare or deliver such information, which failure does not result from the Master Servicer’s own negligence, bad faith or willful misconduct.

Section 9.24. Reports to the Trustee.

(a) Not later than 30 days after each Distribution Date, the Master Servicer shall, upon request, forward to the Trustee and any NIMS Insurer a statement, deemed to have been certified by a Servicing Officer, setting forth the status of the Collection Account maintained by the Master Servicer as of the close of business on the related Distribution Date, indicating that all distributions required by this Agreement to be made by the Master Servicer have been made (or if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate of deposits into and withdrawals from the Collection Account maintained by the Master Servicer. Copies of such statement shall be provided by the Master Servicer, upon request, to the Depositor, Attention: Contract Finance, to the Certificate Insurer and to any Certificateholders (or by the Trustee at the Master Servicer’s expense if the Master Servicer shall fail to provide such copies to the Certificateholders (unless (i) the Master Servicer shall have failed to provide the Trustee with such statement or (ii) the Trustee shall be unaware of the Master Servicer’s failure to provide such statement)).

(b) Not later than two Business Days following each Distribution Date, the Master Servicer shall deliver to one Person designated by the Depositor, in a format consistent with other electronic loan level reporting supplied by the Master Servicer in connection with similar transactions, “loan level” information with respect to the Mortgage Loans as of the related Determination Date, to the extent that such information has been provided to the Master Servicer by the Servicers or by the Depositor.

(c) All information, reports and statements prepared by the Master Servicer under this Agreement shall be based upon information supplied to the Master Servicer by the Servicers without independent verification thereof and the Master Servicer shall be entitled to rely on such information.

Section 9.25. Assessment of Compliance and Attestation Reports.

(a) Assessment of Compliance

(i) On or before March 15th of each calendar year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee, each at its own expense, shall furnish, and each such party shall cause any Servicing Function Participant engaged by it to furnish, each at its own expense, to the Sponsor, the Depositor, the Master Servicer, the Certificate Insurer and the Trustee, a report on an assessment of compliance with the Relevant Servicing Criteria that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.20(d), including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such party’s assessment of compliance with the Relevant Servicing Criteria as of and for such period. If the Trustee and the Paying Agent are the same party, the Relevant Servicing Criteria of the Paying Agent shall be included in the Trustee’s report. The Master Servicer shall furnish to the Trustee a copy of each assessment of compliance provided to it by the Custodian pursuant to the Custodial Agreement and by each Servicer pursuant to the related Servicing Agreement, to the extent that the Trustee is not entitled to receive such assessments pursuant to each such applicable agreement.

(ii) When the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee (or any Servicing Function Participant engaged by it) submit their assessments to the Trustee and the Master Servicer, such parties will also at such time include the assessment (and attestation pursuant to subsection (b) of this Section 9.25) of each Servicing Function Participant engaged by it and shall indicate to the Trustee what Relevant Servicing Criteria will be addressed in any such reports prepared by any such Servicing Function Participant.

(iii) Promptly after receipt of each report on assessment of compliance, the Trustee shall confirm that the assessments, taken as a whole, address all applicable Servicing Criteria and taken individually address the Relevant Servicing Criteria (and disclose the inapplicability of the Servicing Criteria not determined to be Relevant Servicing Criteria) for each party as set forth on Exhibit R and on any similar exhibit set forth in the applicable Servicing Agreement in respect of any Servicer, and the Custodial Agreement in respect of the Custodian, and shall notify the Depositor of any exceptions. By way of clarification and for the avoidance of doubt, it is acknowledged that the Trustee shall rely exclusively on Exhibit R to determine such applicable Servicing Criteria and Relevant Servicing Criteria, as the case may be, and shall not otherwise be reporting on the content of or sufficiency of such assessments.

(b) Attestation Reports

(i) On or before March 15th of each calendar year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee shall, at its own expense, cause a firm of independent public accountants (who may also render other services to the Master Servicer, Paying Agent or Trustee), which is a member of the American Institute of Certified Public Accountants, to furnish to the Sponsor, the Master Servicer, the Certificate Insurer, the Trustee and the Depositor a report to the effect that such firm attests to, and reports on, the assessment made by such asserting party pursuant to Section 6.01(l) above, which report shall be made in accordance with standards for attestation engagements issued or adopted by the PCAOB. In addition, on or before March 15th of each calendar year in which the Depositor is required to file reports with respect to the Trust Fund in accordance with the Exchange Act and the rules and regulations of the Commission, beginning with March 15, 2008, the Master Servicer, the Paying Agent (if other than the Trustee) and the Trustee shall cause any Subservicer or Subcontractor with respect to the Trustee to furnish to the Sponsor and the Depositor an assessment of compliance and attestation report. If the Trustee and the Paying Agent are the same party, the attestation report caused to be furnished by the Trustee shall also address the Relevant Servicing Criteria of the Paying Agent.

(ii) Promptly after receipt of such report from the Master Servicer, the Paying Agent, the Trustee or any Servicing Function Participant engaged by such parties, the Trustee shall confirm that each assessment submitted pursuant subsection (a) of this Section 9.25 is coupled with an attestation meeting the requirements of this Section and notify the Depositor of any exceptions.

(c) The Trustee’s, the Paying Agent’s and the Master Servicer’s obligation to provide assessments of compliance and attestations under this Section 9.25 shall terminate upon the filing of a Form 15 suspension notice on behalf of the Trust Fund. After the occurrence of such event, and provided the Depositor is not otherwise provided with such reports or copies of such reports, the Trustee, the Paying Agent and the Master Servicer shall be obligated to provide a copy of such reports, by March 15 of each year, to the Depositor.

Section 9.26. Annual Statement of Compliance with Applicable Servicing Criteria.

The Master Servicer shall deliver (and the Master Servicer shall cause any Additional Servicer engaged by it to deliver) to the Sponsor, the Depositor, the Certificate Insurer and the Trustee on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Section 9.27. Merger or Consolidation.

Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor to the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or resulting Person to the Master Servicer shall be a Person that shall be qualified and approved to service mortgage loans for Fannie Mae or Freddie Mac and shall have a net worth of not less than $15,000,000. Notwithstanding the foregoing, as a condition to the succession to the Master Servicer under this Agreement by any Person (i) into which the Master Servicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Master Servicer, the Master Servicer shall notify the Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, of such succession or appointment and shall furnish to the Depositor in writing and in form and substance reasonably satisfactory to the Depositor, all information reasonably necessary for the Trustee to accurately and timely report, pursuant to Section 6.20, the event under Item 6.02 of Form 8-K pursuant to the Exchange Act (if such reports under the Exchange Act are required to be filed under the Exchange Act).

Section 9.28. Resignation of Master Servicer.

Except as otherwise provided in Sections 9.27 and 9.29 hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it or the Trustee determines that the Master Servicer’s duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it and cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel that shall be Independent to such effect delivered to the Trustee and the NIMS Insurer. No such resignation shall become effective until a period of time not to exceed 90 days after the Trustee and the NIMS Insurer receives written notice thereof from the Master Servicer and until the Trustee shall have assumed, or a successor master servicer shall have been appointed by the Trustee, such successor master servicer being acceptable to the NIMS Insurer, and until such successor shall have assumed, the Master Servicer’s responsibilities and obligations under this Agreement. Notice of such resignation shall be given promptly by the Master Servicer and the Depositor to the Trustee.

Section 9.29. Assignment or Delegation of Duties by the Master Servicer.

Except as expressly provided herein, the Master Servicer shall not assign or transfer any of its rights, benefits or privileges hereunder to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer hereunder; provided, however, that the Master Servicer shall have the right without the prior written consent of the Trustee or the Depositor to delegate or assign to or subcontract with or authorize or appoint an Affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder. In no case, however, shall any such delegation, subcontracting or assignment to an Affiliate of the Master Servicer relieve the Master Servicer of any liability hereunder. Notice of such permitted assignment shall be given promptly by the Master Servicer to the Depositor and the Trustee. If, pursuant to any provision hereof, the duties of the Master Servicer are transferred to a successor master servicer, the entire amount of the Master Servicing Fees and other compensation payable to the Master Servicer pursuant hereto, including amounts payable to or permitted to be retained or withdrawn by the Master Servicer pursuant to Section 9.21 hereof, shall thereafter be payable to such successor master servicer.

Notwithstanding the foregoing, for so long as reports are required to be filed with the Commission under the Exchange Act with respect to the Trust, the Master Servicer shall not utilize any Subcontractor for the performance of its duties hereunder if such Subcontractor would be “participating in the servicing function” within the meaning of Item 1122 of Regulation AB without (a) giving notice to the Trustee and the Depositor and (b) requiring any such Subcontractor to provide to the Master Servicer an attestation report as provided for in Section 9.25(b) and an assessment of compliance as provided in Section 9.25(a), which reports the Master Servicer shall include in its attestation report and assessment of compliance.

Section 9.30. Limitation on Liability of the Master Servicer and Others.

(a) The Master Servicer undertakes to perform such duties and only such duties as are specifically set forth in this Agreement.

(b) No provision of this Agreement shall be construed to relieve the Master Servicer from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that the duties and obligations of the Master Servicer shall be determined solely by the express provisions of this Agreement, the Master Servicer shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement; no implied covenants or obligations shall be read into this Agreement against the Master Servicer and, in absence of bad faith on the part of the Master Servicer, the Master Servicer may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement.

(c) None of the Master Servicer, the Seller, any NIMS Insurer or the Depositor or any of the directors, officers, employees or agents of any of them shall be under any liability to the Trustee or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Master Servicer, the Seller, any NIMS Insurer or the Depositor or any such person against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of its duties or by reason of reckless disregard for its obligations and duties under this Agreement. The Master Servicer, the Seller, any NIMS Insurer and the Depositor and any director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Master Servicer, the Seller, any NIMS Insurer and the Depositor and any director, officer, employee or agent of any of them may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer shall be under no obligation to appear in, prosecute or defend any legal action that is not incidental to its duties to master service the Mortgage Loans in accordance with this Agreement and that in its opinion may involve it in any expenses or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund and the Master Servicer shall be entitled to be reimbursed therefor out of the Collection Account it maintains as provided by Section 4.02.

Section 9.31. Indemnification; Third Party Claims.

The Master Servicer agrees to indemnify the Depositor, the Sponsor, the Certificate Registrar, the Paying Agent, the Certificate Insurer and the Trustee (and each of their respective directors, officers, employees and agents) and hold each of them harmless against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liability, fees and expenses that the Depositor, the Sponsor, the Certificate Insurer, the Certificate Registrar, the Paying Agent or the Trustee may sustain arising out of or based upon (a) any material breach by the Master Servicer of any of its obligations hereunder, including particularly its obligations to provide any report under Section 9.25(a), Section 9.25(b) or Section 9.26 or any information, data or materials required to be included in any Exchange Act report, provided, however, that in no event shall the Master Servicer be liable for any special, consequential, indirect or punitive damages pursuant to this Section 9.31, even if advised of the possibility of such damages, (b) any material misstatement or omission on any information, data, or materials provided by the Master Servicer, or (c) the negligence, bad faith or willful misconduct of the Master Servicer in connection with its performance hereunder. The Depositor, the Sponsor, the Certificate Insurer, the Certificate Registrar, the Paying Agent and the Trustee shall immediately notify the Master Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Depositor, the Sponsor, the Certificate Insurer or the Trustee to indemnification hereunder, whereupon the Master Servicer shall assume the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. This indemnification shall survive the termination of this Agreement or the termination of the Master Servicer as a party to this Agreement.

Section 9.32. Special Servicing of Delinquent Mortgage Loans.

If permitted under the terms of any Servicing Agreement, the Seller may appoint, pursuant to the terms of such Servicing Agreement and with the written consent of the Depositor, the Master Servicer, the Trustee and the NIMS Insurer, a Special Servicer to special service any Distressed Mortgage Loans. Any applicable Termination Fee related to the termination of the Servicer and the appointment of any Special Servicer shall be paid by the Seller. Any fees paid to any such Special Servicer shall not exceed the applicable Servicing Fee Rate.

Section 9.33. Allocation to Related Mortgage Pool.

Payments described in this Article IX made from the Trust Fund shall be allocated and limited to collections or other recoveries on the related Mortgage Pool or Mortgage Pools and shall be accounted for in such manner.

ARTICLE X.

REMIC ADMINISTRATION

Section 10.01. REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement and this Section 10.01 shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement and this Section 10.01. For purposes of such designations, the interest rate of any regular interest that is computed by taking into account the weighted average of the Net Mortgage Rates of the Mortgage Loans shall be reduced to take into account any expense paid by the Trust to the extent that (i) such expense was not taken into account in computing the Net Mortgage Rate of any Mortgage Loan or any Net Funds Cap, (ii) such expense does not constitute an “unanticipated expense” of a REMIC within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii) and (iii) the amount of such expense was not taken into account in computing the interest rate of a more junior Class of regular interests.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC and Grantor Trust, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC or Grantor Trust that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement from the Certificate Account of the expenses to the extent (x) provided in clause (i) above and (y) with respect to each REMIC, such expenses are “unanticipated expenses” within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(ii). Any reimbursement described in the preceding sentence shall be allocated and limited to collections or other recoveries on the related Mortgage Pool and shall be accounted for in such manner.

(d) The Trustee shall prepare, the Trustee shall sign, and the Trustee will file, all of each REMIC’s federal and state tax and information returns as such REMIC’s direct representative. The Trustee shall prepare, sign and file all of the tax or information returns in respect of each Grantor Trust. The Trustee shall comply with such requirement by filing Form 1041. The expenses of preparing and filing such returns shall be borne by the Trustee.

(e) The Trustee or its designee shall perform on behalf of the Trust Fund and each REMIC and Grantor Trust all reporting and other tax compliance duties that are the responsibility of the Trust Fund or such REMIC or Grantor Trust under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

(f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action, within their respective control and scope of their duties, or cause any REMIC to take any action necessary to create or maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action, within their respective control and scope of their duties, that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee, the NIMS Insurer and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not result in an Adverse REMIC Event. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee, the NIMS Insurer, the Master Servicer or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee, the NIMS Insurer or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, out of other amounts held in the Collection Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC, as the case may be.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to Qualifying Substitute Mortgage Loans.

(j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) Upon the request of any Rating Agency or any NIMS Insurer, the Trustee shall deliver an Officer’s Certificate to the Rating Agency and to the NIMS Insurer stating, without regard to any actions taken by any party other than the Trustee, the Trustee’s compliance with provisions of this Section 10.01.

(l) The Class AP-I Certificates shall be neither regular interests nor residual interests in any REMIC created hereunder. It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Prepayment Premiums that are distributable to the Class AP-I Certificates and the related Class P Reserve Fund shall constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the rights to receive such Prepayment Premiums and such Class P Reserve Fund and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class AP-I Certificates. The rights of Holders of the Class AP-I Certificates to receive distributions from the proceeds of such Prepayment Premiums and such Class P Reserve Fund, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

The Class 2-AP Certificates shall be neither regular interests nor residual interests in any REMIC created hereunder. It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Prepayment Premiums that are distributable to the Class 2-AP Certificates and the related Class P Reserve Fund shall constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the rights to receive such Prepayment Premiums and such Class P Reserve Fund and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class 2-AP Certificates. The rights of Holders of the Class 2-AP Certificates to receive distributions from the proceeds of such Prepayment Premiums and such Class P Reserve Fund, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

The Class 3-AP Certificates shall be neither regular interests nor residual interests in any REMIC created hereunder. It is the intention of the parties hereto that the segregated pool of assets consisting of any collections of Prepayment Premiums that are distributable to the Class 3-AP Certificates and the related Class P Reserve Fund shall constitute a grantor trust for federal income tax purposes. The Trustee, by its execution and delivery hereof, acknowledges the assignment to it of the rights to receive such Prepayment Premiums and such Class P Reserve Fund and declares that it holds and will hold such assets in trust for the exclusive use and benefit of all present and future Holders of the Class 3-AP Certificates. The rights of Holders of the Class 3-AP Certificates to receive distributions from the proceeds of such Prepayment Premiums and such Class P Reserve Fund, and all ownership interests of such Holders in and to such distributions, shall be as set forth in this Agreement.

(m) The SWAP I REMIC shall consist of all of the assets of the Trust Fund related to Pool 1(other than (i) any Swap Agreement and any Supplemental Interest Trust, (ii) any Interest Rate Cap Agreement and Interest Rate Cap Account, (iii) the Lower Tier Interests, (iv) the grantor trusts described in Section 10.01 hereof, (v) the Pool 1 Basis Risk Reserve Fund, (vi) the rights to receive Prepayment Premiums distributable to the Class P Certificates and the Class P Reserve Funds and (vii) the X-I Component Account. The SWAP I REMIC Regular Interests shall be designated as the regular interests in the SWAP I REMIC, and the Class SWI-R Interest shall be designated as the sole class of residual interest in the SWAP I REMIC. Each of the SWAP I REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement.

REMIC I-1 shall consist of the SWAP I REMIC Regular Interests. The REMIC I-1 Regular Interests shall be designated as the regular interests in REMIC I-1, and the Class LTI1-R Interest shall be designated as the sole class of residual interest in REMIC I-1. Each of the REMIC I-1 Regular Interests shall have the characteristics set forth in the Preliminary Statement.

The assets of REMIC I-2 shall be the REMIC I-1 Regular Interests. The REMIC I-2 Regular Interests shall be designated as the regular interests in REMIC I-2 and the Residual I Interest shall be designated as the sole class of residual interest in REMIC I-2. For federal income tax purposes, the interest rate on each REMIC I-2 Regular Interest (other than the Uncertificated Class X-I Interest and other than the Class LTI2-IO Interest) shall be subject to a cap equal to the REMIC Pass-Through Rate.

The SWAP II REMIC shall consist of all of the assets of the Trust Fund related to Pool 2 and Pool 3 (other than (i) any Swap Agreement and any Supplemental Interest Trust, (ii) any Interest Rate Cap Agreement and Interest Rate Cap Account, (iii) the Lower Tier Interests, (iv) the grantor trusts described in Section 10.01 hereof, (v) the Pool 2-3 Basis Risk Reserve Fund, (vi) the rights to receive Prepayment Premiums distributable to the Class P Certificates and the Class P Reserve Funds and (vii) the X-II Component Account. The SWAP II REMIC Regular Interests shall be designated as the regular interests in the SWAP II REMIC, and the Class SWII-R Interest shall be designated as the sole class of residual interest in the SWAP II REMIC. Each of the SWAP II REMIC Regular Interests shall have the characteristics set forth in the Preliminary Statement.

REMIC II-1 shall consist of the SWAP II REMIC Regular Interests. The REMIC II-1 Regular Interests shall be designated as the regular interests in REMIC II-1, and the Class LTII1-R Interest shall be designated as the sole class of residual interest in REMIC II-1. Each of the REMIC II-1 Regular Interests shall have the characteristics set forth in the Preliminary Statement.

The assets of REMIC II-2 shall be the REMIC II-1 Regular Interests. The REMIC II-2 Regular Interests shall be designated as the regular interests in REMIC II-2 and the Residual II Interest shall be designated as the sole class of residual interest in REMIC II-2. For federal income tax purposes, the interest rate on each REMIC II-2 Regular Interest (other than the Uncertificated Class X-II Interest and other than the Class LTII2-IO Interest) shall be subject to a cap equal to the REMIC Pass-Through Rate.

The beneficial ownership of the residual interest in each REMIC shall be represented by the Class R Certificate. None of any such interests shall have a principal balance or bear interest.

(n) It is intended that the rights of each Class of Group I Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the holders of the Class X-I Certificates in favor of the holders of each Class of the Group I Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC I-2 held by the holders of the Group I Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Group I Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on any Interest Rate Cap Agreement, from payments on any Swap Agreement, from payments in respect of Class I-I Shortfalls or from payments in respect of Class X-I Shortfalls as set forth in Section 10.01(p), will be treated as distributed by REMIC I-2 to the Class X-I Certificates in respect of the Uncertificated Class X-I Interest pro rata and then paid to the relevant Class of Group I Certificates pursuant to the related interest cap agreement. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(n).

It is intended that the beneficial owners of the Group I Certificates shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class X-I Certificates. Pursuant to each such notional principal contract, all beneficial owners of the Group I Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X-I Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Related REMIC I-2 Interest corresponding to such Class of Group I Certificates over (ii) the amount payable on such Class of Group I Certificates on such Distribution Date (such excess, a “Class I-I Shortfall”). A Class I-I Shortfall shall be allocated to each Class of Group I Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC Pass-Through Rate” for the applicable Net Funds Cap and Group I Net WAC set forth in the definition thereof, exceeds the amount of interest payable on such Certificate for the related Accrual Period. A Class I-I Shortfall payable from principal collections shall be allocated to the most subordinate Class of Group I Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the beneficial owner of the Class X-I Certificates shall be treated as having agreed to make payments in respect of Excess Interest to the beneficial holders of the Group I Certificates in accordance with the terms of this Agreement. Any payments to the Group I Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment by beneficial owners of Group I Certificates of a Class I-I Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in REMIC I-2 and as having been paid by such beneficial owners to the Class X-I Certificates pursuant to the notional principal contract. Thus, each Group I Certificate and each Class X-I Certificate shall be treated as representing not only ownership of regular interests in REMIC I-2, but also ownership of an interest in (and obligations with respect to) a notional principal contract.

It is intended that the rights of each Class of Group II Certificates to receive payments in respect of Excess Interest shall be treated as a right in interest rate cap contracts written by the holders of the Class X-II Certificates in favor of the holders of each Class of Group II Certificates and such shall be accounted for as property held separate and apart from the regular interests in REMIC II-2 held by the holders of the Group II Certificates. This provision is intended to satisfy the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with REMIC interests to be separately respected and shall be interpreted consistently with such regulation. On each Distribution Date, to the extent that any of the Group II Certificates receive payments in respect of Excess Interest, such amounts, to the extent not derived from payments on any Interest Rate Cap Agreement, from payments on any Swap Agreement, from payments in respect of Class I-II Shortfalls or from payments in respect of Class X-II Shortfalls as set forth in Section 10.01(p), will be treated as distributed by REMIC II-2 to the Class X-II Certificates in respect of the Uncertificated Class X-II Interest pro rata and then paid to the relevant Class Group II Certificates pursuant to the related interest cap agreement. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(n).

It is intended that the beneficial owners of the Group II Certificates shall be treated as having entered into a notional principal contract with respect to the beneficial owners of the Class X-II Certificates. Pursuant to each such notional principal contract, all beneficial owners of the Group II Certificates shall be treated as having agreed to pay, on each Distribution Date, to the beneficial owners of the Class X-II Certificates an aggregate amount equal to the excess, if any, of (i) the amount payable on such Distribution Date on the Related REMIC II-2 Interest corresponding to such Class of Group II Certificates over (ii) the amount payable on such Class Group II Certificates on such Distribution Date (such excess, a “Class I-II Shortfall”). A Class I-II Shortfall shall be allocated to each Class of Group II Certificates to the extent that interest accrued on such Class for the related Accrual Period at the Certificate Interest Rate for a Class, computed by substituting “REMIC Pass-Through Rate” for the applicable Net Funds Cap and Group II Net WAC set forth in the definition thereof, exceeds the amount of interest payable on such Certificate for the related Accrual Period. A Class I-II Shortfall payable from principal collections shall be allocated to the most subordinate Class of Group II Certificates with an outstanding principal balance to the extent of such balance. In addition, pursuant to such notional principal contract, the beneficial owner of the Class X-II Certificates shall be treated as having agreed to make payments in respect of Excess Interest to the beneficial holders of the Group II Certificates in accordance with the terms of this Agreement. Any payments to the Group II Certificates in light of the foregoing shall not be payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1). However, any payment by beneficial owners of Group II Certificates of a Class I-II Shortfall shall be treated for tax purposes as having been received by the beneficial owners of such Certificates in respect of their interests in REMIC II-2 and as having been paid by such beneficial owners to the Class X-II Certificates pursuant to the notional principal contract. Thus, each Group II Certificate and each Class X-II Certificate shall be treated as representing not only ownership of regular interests in REMIC II-2, but also ownership of an interest in a notional principal contract; and each Group II Certificate and each Class X-II Certificate shall be treated as representing not only ownership of regular interests in REMIC II-2, but also obligations with respect to a notional principal contract.

(o) The parties hereto intend that the Uncertificated Class X-I Interest, the uncertificated Class LTI2-IO Interest, the Group I Interest Rate Cap Agreements, the Group I Swap Agreement, the Group I Supplemental Interest Trust, the right to receive payments in respect of Class I-I Shortfalls from the holders of the Group I Certificates, the Pool 1 Basis Risk Reserve Fund, the right to receive payments in respect of Class X-I Shortfalls as set forth in Section 10.01(p) and the obligation of the holders of the Class X-I Certificates to pay amounts of Excess Interest to the holders of the Group I Certificates shall be treated as a “grantor trust” under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class X-I Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Group I Certificates and Class X-I Certificates as may be applicable under the Code. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(o).

The parties intend that all amounts paid to the applicable Swap Counterparty under the Group I Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class X-I Certificates first, out of funds deemed received in respect of the Class LTI2-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class X-I Interest and third, out of funds deemed received in respect of Class I-I Shortfalls described in Section 10.01(n), and the provisions hereof shall be interpreted consistently with this intention.

The Group I Supplemental Interest Trust shall be an “outside reserve fund” for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class X-I Certificates shall be the beneficial owners of the Group I Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

The parties hereto intend that the Uncertificated Class X-II Interest, the uncertificated Class LTII2-IO Interest, the Group II Interest Rate Cap Agreement, the Group II Swap Agreement, the Group II Supplemental Interest Trust, the right to receive payments in respect of Class I-II Shortfalls from the holders of the Group II Certificates, the Pool 2-3 Basis Risk Reserve Fund, the right to receive payments in respect of Class X-II Shortfalls as set forth in Section 10.01(p) and the obligation of the holders of the Class X-II Certificates to pay amounts of Excess Interest to the holders of the Group II Certificates shall be treated as a “grantor trust” under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall (i) furnish or cause to be furnished to the holders of the Class X-II Certificates information regarding their allocable share, if any, of the income with respect to such grantor trust, (ii) file or cause to be filed with the Internal Revenue Service Form 1041 (together with any necessary attachments) and such other forms as may be applicable and (iii) comply with such information reporting obligations with respect to payments from such grantor trust to the holders of Group II Certificates and Class X-II Certificates as may be applicable under the Code. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(o).

The parties intend that all amounts paid to the applicable Swap Counterparty under the Group II Swap Agreement shall be deemed for federal income tax purposes to be paid by the Class X-II Certificates first, out of funds deemed received in respect of the Class LTII2-IO Interest, second, out of funds deemed received in respect of the Uncertificated Class X-II Interest and third, out of funds deemed received in respect of Class I-II Shortfalls described in Section 10.01(n), and the provisions hereof shall be interpreted consistently with this intention.

The Group II Supplemental Interest Trust shall be an “outside reserve fund” for federal income tax purposes and not an asset of any REMIC. Furthermore, the Holders of the Class X-II Certificates shall be the beneficial owners of the Group II Supplemental Interest Trust for all federal income tax purposes, and shall be taxable on all income earned thereon.

(p) The excess, if any, of amounts payable with respect to the REMIC regular interests held by REMIC I-2 over the amounts payable with respect to the REMIC I-2 Regular Interests with respect to each Accrual Period shall, solely for purposes of the REMIC Provisions, be deemed earned by the Master Servicer as an additional fee, which amount shall be deemed paid by the Master Servicer to the holders of the Class X-I Certificates. It is intended that the rights of the holders of the Class X-I Certificates to receive such deemed payments (“Class X-I Shortfalls”) shall be treated as rights in respect of an interest rate cap contract written by the Master Servicer in favor of the holders of the Class X-I Certificates and shall be accounted for as property separate and apart from any REMIC regular interest represented by the Class X-I Certificates. This provision is intended to comply with the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. The holders of the Class X-I Certificates agree by their acceptance of such Certificates, that they will take tax reporting positions that allocate no more than a nominal value to the right to receive deemed payments in respect of Class X-I Shortfalls. The Master Servicer and Trustee shall agree to take tax reporting positions consistent with the allocations by the holders of the Class X-I Certificates of no more than a nominal value to the right to receive deemed payments in respect of Class X-I Shortfalls. For information reporting purposes, it will be assumed that such rights have no value. Each payment deemed made to the Class X-I Certificates in respect of Class X-I Shortfalls shall be treated for federal income tax purposes as having been paid to the Master Servicer as an additional servicing fee and then paid by the Master Servicer to the Holders of the Class X-I Certificates. The Trustee and Master Servicer agree and each holder or beneficial owner of a Class X-I Certificate agrees, by virtue of its acquisition of such Certificate or beneficial interest, to adopt tax reporting positions consistent with the payments deemed made to the Class X-I Certificates in respect of Class X-I Shortfalls as payments in respect of interest rate cap agreements written by the Master Servicer. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(p).

The excess, if any, of amounts payable with respect to the REMIC regular interests held by REMIC II-2 over the amounts payable with respect to the REMIC II-2 Regular Interests with respect to each Accrual Period shall, solely for purposes of the REMIC Provisions, be deemed earned by the Master Servicer as an additional fee, which amount shall be deemed paid by the Master Servicer to the holders of the Class X-II Certificates. It is intended that the rights of the holders of the Class X-II Certificates to receive such deemed payments (“Class X-II Shortfalls”) shall be treated as rights in respect of an interest rate cap contract written by the Master Servicer in favor of the holders of the Class X-II Certificates and shall be accounted for as property separate and apart from the REMIC regular interests represented by the Class X-II Certificates. This provision is intended to comply with the requirements of Treasury Regulations Section 1.860G-2(i) for the treatment of property rights coupled with regular interests to be separately respected and shall be interpreted consistently with such regulation. The holders of the Class X-II Certificates agree by their acceptance of such Certificates, that they will take tax reporting positions that allocate no more than a nominal value to the right to receive deemed payments in respect of Class X-II Shortfalls. The Master Servicer and Trustee shall agree to take tax reporting positions consistent with the allocations by the holders of the Class X-II Certificates of no more than a nominal value to the right to receive deemed payments in respect of Class X-II Shortfalls. For information reporting purposes, it will be assumed that such rights have no value. Each payment deemed made to the Class X-II Certificates in respect of Class X-II Shortfalls shall be treated for federal income tax purposes as having been paid to the Master Servicer as an additional servicing fee and then paid by the Master Servicer to the Holders of the Class X-II Certificates. The Trustee and Master Servicer agree and each holder or beneficial owner of a Class X-II Certificate agrees, by virtue of its acquisition of such Certificate or beneficial interest, to adopt tax reporting positions consistent with the payments deemed made to the Class X-II Certificates in respect of Class X-II Shortfalls as payments in respect of interest rate cap agreements written by the Master Servicer. The Trustee is hereby directed to perform its duties and obligations in accordance with this Section 10.01(p).

(q) Payments in the nature of expenses, reimbursements and indemnifications made from the Trust Fund shall be allocated and limited to collections or other recoveries on the related Mortgage Pool or Mortgage Pools (if applicable) and shall be accounted for in such manner.

(r) The Trustee shall treat the X-I Component Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holder of the Class C-I Certificates and that is not an asset of any REMIC.

The Trustee shall treat the X-II Component Account as an outside reserve fund within the meaning of Treasury Regulation 1.860G-2(h) that is owned by the Holder of the Class C-II Certificates and that is not an asset of any REMIC.

(s) The SWAP I REMIC: On each Distribution Date, the Trustee shall first pay or charge as an expense of the SWAP I REMIC all expenses of the Trust Fund relating to Pool 1 for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount for Pool 1 (net of expenses described in the preceding paragraph) with respect to each of the SWAP I REMIC Regular Interests based on the interest rates for such interests set forth in the Preliminary Statement hereto.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount with respect to Pool 1 with respect to the SWAP I REMIC Regular Interests, first to the Class SWI-Z Interest until its principal balance is reduced to zero, and then sequentially, to the other SWAP I REMIC Regular Interests in ascending order of their numerical Class designation, and, with respect to each pair of Classes having the same numerical designation, in equal amounts to each such Class, until the principal balance of each such Class is reduced to zero. All losses on the Mortgage Loans in Pool 1 shall be allocated among the SWAP I REMIC Regular Interests in the same manner that principal distributions are allocated. Increases in principal amount as a result of Subsequent Recoveries with respect to the Mortgage Loans in Pool 1 shall be allocated among the SWAP I Regular Interests in the reverse fashion from the manner in which losses are allocated. Increases in principal amount as a result of Net Negative Amortization with respect to the Mortgage Loans in Pool 1 for any Distribution Date shall be allocated among the SWAP I REMIC Regular Interests, first to the Class SWI-Z Interest up to an amount equal to the accrued interest thereon for such Distribution Date, and then sequentially, to the other SWAP I REMIC Regular Interests in ascending order of their numerical Class designation, and, with respect to each pair of Classes having the same numerical designation, in equal amounts to each such Class, up to an amount equal to the accrued interest thereon for such Distribution Date. Any amounts remaining in the SWAP I REMIC after the aforementioned distributions shall be distributed to the Class SWI-R Interest.

REMIC I-1: All payments received by REMIC I-1 with respect to the SWAP I REMIC Regular Interests shall be paid to the REMIC I-1 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTI1-R Interest.

On each Distribution Date,

(i) interest shortfalls with respect to the Mortgage Loans in Pool 1 (other than interest shortfalls attributable to Negative Amortization) shall be allocated to the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) pro rata based on the interest otherwise accrued thereon;

(ii) the principal balance of each REMIC I-1 Regular Interest shall be increased by the amount of interest accrued thereon (net of interest shortfalls allocated thereto pursuant to the immediately preceding clause (i));

(iii) cash received by REMIC I-1 with respect to the SWAP I REMIC Regular Interests shall be distributed first to the Class LTI1-IO Interest in reduction of their principal balances so that their principal balances are as close as possible to zero. Any remaining cash shall be distributed to, and losses with respect to the Pool 1 Mortgage Loans shall be allocated to:

first, to the Class LTI1-M8I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

second, to the Class LTI1-M7I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

third, to the Class LTI1-M6I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fourth, to the Class LTI1-M5I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fifth, to the Class LTI1-M4I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

sixth, to the Class LTI1-M3I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

seventh, to the Class LTI1-M2I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

eighth, to the Class LTI1-M1I Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

ninth, to the Class LTI1-1A2 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

tenth, to the Class LTI1-1A1 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class; and

eleventh, to the Class LTI1-X Interest in reduction of its principal balance so that its principal balance is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 1 and (y) 50% of the Pool 1 Overcollateralization Amount.

If on any Distribution Date there is an increase in the Certificate Principal Amount of any Group I Certificate as a result of the proviso in the definition of Certificate Principal Amount, then there shall be a corresponding increase in the principal amount of the REMIC I-1 Regular Interests (other than the Class LTI1-IO Interest) allocated as follows:

first, to each of the REMIC I-1 Regular Interests (other than the Class LTI1-X Interest and other than the Class LTI1-IO Interest) so that the principal balance of each such interest is as close as possible to 50% of the principal balance of its Corresponding Class; and

second, to the Class LTI1-X Interest so that the principal balance of such interest is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 1 and (y) 50% of the Pool 1 Overcollateralization Amount.

(t) The SWAP II REMIC: On each Distribution Date, the Trustee shall first pay or charge as an expense of the SWAP II REMIC all expenses of the Trust Fund relating to Pool 2 and Pool 3 for such Distribution Date, other than any Net Swap Payment or Swap Termination Payment required to be made from the Trust Fund.

On each Distribution Date the Trustee shall distribute the aggregate Interest Remittance Amount for Pool 2 and Pool 3 (net of expenses described in the preceding paragraph) with respect to each of the SWAP II REMIC Regular Interests based on the interest rates for such interests set forth in the Preliminary Statement hereto.

On each Distribution Date, the Trustee shall distribute the aggregate Principal Remittance Amount with respect to Pool 2 and Pool 3 with respect to the SWAP II REMIC Regular Interests, first to the Class SWII-Z Interest until its principal balance is reduced to zero, and then sequentially, to the other SWAP II REMIC Regular Interests in ascending order of their numerical Class designation, and, with respect to each pair of Classes having the same numerical designation, in equal amounts to each such Class, until the principal balance of each such Class is reduced to zero. All losses on the Mortgage Loans in Pool 2 and Pool 3 shall be allocated among the SWAP II REMIC Regular Interests in the same manner that principal distributions are allocated. Increases in principal amount as a result of Subsequent Recoveries with respect to the Mortgage Loans in Pool 2 and Pool 3 shall be allocated among the SWAP II Regular Interests in the reverse fashion from the manner in which losses are allocated. Increases in principal amount as a result of Net Negative Amortization with respect to the Mortgage Loans in Pool 2 and Pool 3 for any Distribution Date shall be allocated among the SWAP II REMIC Regular Interests, first to the Class SWII-Z Interest up to an amount equal to the accrued interest thereon for such Distribution Date, and then sequentially, to the other SWAP II REMIC Regular Interests in ascending order of their numerical Class designation, and, with respect to each pair of Classes having the same numerical designation, in equal amounts to each such Class, up to an amount equal to the accrued interest thereon for such Distribution Date. Any amounts remaining in the SWAP II REMIC after the aforementioned distributions shall be distributed to the Class SWII-R Interest.

REMIC II-1: All payments received by REMIC II-1 with respect to the SWAP II REMIC Regular Interests shall be paid to the REMIC II-1 Regular Interests until the principal balance of all such interests have been reduced to zero and any losses allocated to such interests have been reimbursed. Any excess amounts shall be distributed to the Class LTII1-R Interest.

On each Distribution Date,

(i) interest shortfalls with respect to the Mortgage Loans in Pool 2 and Pool 3 (other than interest shortfalls attributable to Negative Amortization) shall be allocated to the REMIC II-1 Regular Interests (other than the Class LTII1-IO Interest) pro rata based on the interest otherwise accrued thereon;

(ii) the principal balance of each REMIC II-1 Regular Interest shall be increased by the amount of interest accrued thereon (net of interest shortfalls allocated thereto pursuant to the immediately preceding clause (i));

(iii) cash received by REMIC II-1 with respect to the SWAP II REMIC Regular Interests shall be distributed first to the Class LTII1-IO Interest in reduction of their principal balances so that their principal balances are as close as possible to zero. Any remaining cash shall be distributed to, and losses with respect to the Pool 2 and Pool 3 Mortgage Loans shall be allocated to:

first, to the Class LTII1-M8II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

second, to the Class LTII1-M7II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

third, to the Class LTII1-M6II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fourth, to the Class LTII1-M5II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fifth, to the Class LTII1-M4II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

sixth, to the Class LTII1-M3II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

seventh, to the Class LTII1-M2II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

eighth, to the Class LTII1-M1II Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

ninth, to the Class LTII1-3A3 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

tenth, to the Class LTII1-3A2 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

eleventh, to the Class LTII1-2A4 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

twelfth, to the Class LTII1-2A3 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

thirteenth, to the Class LTII1-2A2 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fourteenth, to the Class LTII1-3A1 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class;

fifteenth, to the Class LTII1-2A1 Interest in reduction of its principal balance so that its principal balance is as close as possible to 50% of the principal balance of its Corresponding Class; and

sixteenth, to the Class LTII1-X Interest in reduction of its principal balance so that its principal balance is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 and (y) 50% of the Pool 2-3 Overcollateralization Amount.

If on any Distribution Date there is an increase in the Certificate Principal Amount of any Group II Certificate as a result of the proviso in the definition of Certificate Principal Amount, then there shall be a corresponding increase in the principal amount of the REMIC II-1 Regular Interests (other than the Class LTII1-IO Interest) allocated as follows:

first, to each of the REMIC II-1 Regular Interests (other than the Class LTII1-X Interest and other than the Class LTII1-IO Interest) so that the principal balance of each such interest is as close as possible to 50% of the principal balance of its Corresponding Class; and

second, to the Class LTII1-X Interest so that the principal balance of such interest is as close as possible to the sum of (x) 50% of the aggregate Scheduled Principal Balance of the Mortgage Loans in Pool 2 and Pool 3 and (y) 50% of the Pool 2-3 Overcollateralization Amount.

(u) Notwithstanding the priority and sources of payments set forth in Article 5 hereof or otherwise, the Trustee shall account for all distributions with respect to a Class of Certificates in amounts that differ from those payable pursuant to the regular interest or regular interests in REMIC I-2 or REMIC II-2 corresponding to such Class as amounts paid or received (as appropriate) pursuant to the interest rate cap contracts or notional principal contracts provided for in this Section. In no event shall any such amounts be treated as payments with respect to a “regular interest” in a REMIC within the meaning of Code Section 860G(a)(1).

Section 10.02. Prohibited Transactions and Activities. None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMIC holding such Mortgage Loan pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Certificate Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution), a copy of which shall be provided to any NIMS Insurer, that such disposition, acquisition, substitution, or acceptance will not (a) result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates, or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

Section 10.03. Indemnification with Respect to Certain Taxes and Loss of REMIC Status. Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the NIMS Insurer, the Holder of the related Residual Certificate or the Trust Fund, as applicable, against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Depositor, the Class X-I, Class X-II or Class R Certificateholder, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability pursuant to this Section 10.03 (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or any Servicing Agreement, (2) for any Losses other than arising out of a negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

Section 10.04. REO Property.

(a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, except to the extent provided in the applicable Servicing Agreement, knowingly permit any Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Master Servicer has advised, or has caused such Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not result in an Adverse REMIC Event.

(b) The Master Servicer shall cause the applicable Servicer (to the extent provided in the related Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the applicable Servicer to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Master Servicer has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If the Master Servicer has received such an extension, then the Master Servicer, acting on the Trustee’s behalf hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If the Master Servicer has not received such an extension and the Master Servicer or the applicable Servicer, acting on behalf of the Trustee hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer or such Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall cause such Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be such Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three year period or the Extended Period, as the case may be.

ARTICLE XI.

MISCELLANEOUS PROVISIONS

Section 11.01. Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 11.02. Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 11.03. Amendment.

(a) This Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, with the consent of the NIMS Insurer, but without the consent of either Swap Counterparty (except to the extent that the rights or obligations of (1) either Swap Counterparty hereunder or (2) the Swap Counterparty under the related Swap Agreement (or the ability of the Trustee on behalf of the related Supplemental Interest Trust to perform fully and timely its obligations under the related Swap Agreement), are affected thereby, in which case prior written consent of the applicable Swap Counterparty is required) and without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder (without regard to the Certificate Insurance Policy). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee, the Swap Counterparty and the NIMS Insurer shall be provided with an Opinion of Counsel addressed to the Trustee, the Swap Counterparty and the NIMS Insurer (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee and the NIMS Insurer receive written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor)(determined in the case of the Guaranteed Certificates, without regard to the Certificate Insurance Policy).

(b) This Agreement may also be amended from time to time by the Depositor, the Master Servicer, the NIMS Insurer and the Trustee, but without the consent of the Swap Counterparties (except to the extent that the rights or obligations of (1) either Swap Counterparty hereunder or (2) the Swap Counterparty under the related Swap Agreement (or the ability of the Trustee on behalf of the related Supplemental Interest Trust to perform fully and timely its obligations under the related Swap Agreement are affected thereby, in which case the prior written consent of the Swap Counterparty is required) with the consent of the Holders of not less than 66 2/3% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee receives an Opinion of Counsel addressed to the Trustee and the NIMS Insurer, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Amount (or Percentage Interest) of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Amount or Class Notional Amount (or Percentage Interest) of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the NIMS Insurer, the Depositor, the Swap Counterparty and to the Rating Agencies.

(d) It shall not be necessary for the consent of Holders under this Section 11.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

(e) Notwithstanding anything to the contrary in any Servicing Agreement, the Trustee shall not consent to any amendment of any Servicing Agreement unless (i) such amendment is effected pursuant to the standards provided in this Section with respect to amendment of this Agreement and (ii) except for a Permitted Servicing Amendment, any such amendment pursuant to Section 11.03(a)(iii) shall not be materially inconsistent with the provisions of such Servicing Agreement.

(f) Notwithstanding anything to the contrary in this Section 11.03, this Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee to the extent necessary, in the judgment of the Depositor and its counsel, to comply with the Rules, Regulation AB and any related rules and regulations.

(g) Notwithstanding the foregoing, the Certificate Insurer’s written consent shall be required (such consent not to be unreasonably withheld) with respect to any amendment that might have a material adverse effect in any respect on the rights and interests of the Certificate Insurer hereunder as evidenced by an Opinion of Counsel addressed to the Certificate Insurer (at the expense of the party requesting such amendment); provided, however, that in no event shall such consent be required for amendments made pursuant to Section 11.03(a)(iv) or for amendments that relate solely to the Pool 2 Mortgage Loans and/or Pool 3 Mortgage Loans or the Certificates related thereto.

Section 11.04. Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Principal Amount or Class Notional Amount (or Percentage Interest), Certificates owned by the Depositor, the Master Servicer, the Trustee, the Servicer or Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Master Servicer, the Trustee, any Servicer or any Affiliate thereof.

Section 11.05. Provision of Information.

(a) For so long as any of the Certificates of any series or Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Act, each of the Depositor, the Master Servicer and the Trustee agree to cooperate with each other to provide to any Certificateholders, and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b) The Trustee shall make available to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, (i) a copy (excluding exhibits) of any report on Form 8-K, Form 10-D or Form 10-K filed with the Commission pursuant to Section 6.20(c), (d) or (e) and (ii) a copy of any other document incorporated by reference in the Prospectus (to the extent that the Trustee has such documents in its possession or such documents are reasonably obtainable by the Trustee). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

(c) On each Distribution Date, the Trustee shall make available on its website or otherwise deliver to the Depositor a copy of the report delivered to Certificateholders pursuant to Section 4.03.

Section 11.06. Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 11.07. Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Structured Asset Securities Corporation, 745 Seventh Avenue, 13th Floor, New York, New York 10019, Attention: Mortgage Finance, LXS 2007-16N, (b) in the case of the Seller, Lehman Brothers Holdings Inc., 745 Seventh Avenue, 13th Floor, New York, New York 10019, Attention: Mortgage Finance, LXS 2007-16N, (c) in the case of the Trustee, U.S. Bank National Association, One Federal Street, Boston, M.A. 02110, Attention: Corporate Trust Services, (d) in the case of the NIMS Insurer, if any, as set forth in the Indenture, (e) in the case of either Swap Counterparty, at the address therefore set forth in the applicable Swap Agreement, (f) in the case of the Master Servicer, Aurora Loan Services LLC, 10350 Park Meadows Drive, Littleton, Colorado 80124; Attention: Master Servicing, LXS 2007-16N and (g) in the case of the Certificate Insurer, Assured Guaranty Corp., 1325 Avenue of the Americas, New York, New York 10019, Attention: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N, Class 1-A2 Certificates or, as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 11.07.

Section 11.08. Severability of Provisions

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 11.09. Indulgences; No Waivers

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 11.10. Headings Not To Affect Interpretation

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 11.11. Benefits of Agreement

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder, each Swap Counterparty and its successors and assigns under the related Swap Agreement, the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 5.08 and in Section 11.16.

Section 11.12. Special Notices to the Rating Agencies, the Certificate Insurer, the Swap Counterparties and NIMS Insurer

(a) The Depositor shall give prompt notice to the Rating Agencies, the Certificate Insurer, each Swap Counterparty and the NIMS Insurer of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 11.03;

(ii) any Assignment by the Master Servicer of its rights hereunder or delegation of its duties hereunder;

(iii) the occurrence of any Event of Default described in Section 6.14;

(iv) any notice of termination given to the Master Servicer pursuant to Section 6.14 and any resignation of the Master Servicer hereunder;

(v) the appointment of any successor to any Master Servicer pursuant to Section 6.14;

(vi) the making of a final payment pursuant to Section 7.02; and

(vii) any termination of the rights and obligations of any Servicer under any Servicing Agreement.

(b) All notices to the Rating Agencies provided for this Section shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

If to S&P, to:

Standard & Poor’s
55 Water Street
New York, New York 10041

If to Moody’s:

Moody’s Investors Service, Inc.
99 Church Street
New York, New York 10007

(c) The Trustee shall provide or make available to the Rating Agencies and the NIMS Insurer reports prepared pursuant to Section 4.03. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency such information as such Rating Agency may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

Section 11.13. Conflicts

To the extent that the terms of this Agreement conflict with the terms of any Servicing Agreement, such Servicing Agreement shall govern unless such provisions shall adversely affect the Trustee, the Trust Fund or the Certificate Insurer or the status of any REMIC created hereunder as a REMIC, provided that nothing in this Section 11.13 shall be construed to limit the rights or obligations of the Master Servicer under Section 9.05 of this Agreement.

Section 11.14. Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 11.15. Transfer of Servicing

The Seller agrees that it shall provide written notice to the Master Servicer, the NIMS Insurer, the Certificate Insurer and the Trustee thirty days prior to any proposed transfer or assignment by the Seller of its rights under any Servicing Agreement or of the servicing thereunder from time to time with respect to any Mortgage Loan or group of Mortgage Loans, or delegation of its rights or duties thereunder or any portion thereof to any other Person other than the initial Servicer under such Servicing Agreement; provided, however, that the Seller shall not be required to provide prior notice of any transfer of servicing that occurs within three months following the Closing Date to an entity that is a Servicer on the Closing Date. In addition, the ability of the Seller to transfer or assign its rights and delegate its duties under a Servicing Agreement or to transfer the servicing thereunder, from time to time with respect to any Mortgage Loan or group of Mortgage Loans, to a successor servicer shall be subject to the following conditions:

(i) Satisfaction of the conditions to such transfer as set forth in the Servicing Agreement including, without limitation, receipt of written consent of the Master Servicer to such transfer;

(ii) Receipt of the written consent of any NIMS Insurer, such consent not to be unreasonably withheld;

(iii) Such successor servicer must be qualified to service loans for Fannie Mae or Freddie Mac, and must be a member in good standing of MERS;

(iv) Such successor servicer must satisfy the seller/servicer eligibility standards in the applicable Servicing Agreement, exclusive of any experience in mortgage loan origination and must be reasonably acceptable to the Master Servicer, whose approval shall not be unreasonably withheld;

(v) Such successor servicer must execute and deliver to the Trustee and the Master Servicer an agreement, in form and substance reasonably satisfactory to the Trustee and the Master Servicer, that contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed and observed by the applicable Servicer under the related Servicing Agreement or such successor servicer shall execute and deliver to the Trustee and the Master Servicer a servicing agreement which contains customary and reasonable servicing provisions and which will not cause either Rating Agency to qualify, withdraw or downgrade the then-current rating of any of the Certificates or, (i) in the case of a transfer of servicing to a party that is already a Servicer pursuant to this Agreement, an agreement to add the related Mortgage Loans to the Servicing Agreement already in effect with such Servicer and (ii) in the case of a transfer of servicing to a Special Servicer pursuant to Section 9.32 herein, a special servicing agreement in the form of that attached to the applicable Servicing Agreement;

(vi) If the successor servicer is not a Servicer of Mortgage Loans at the time of the transfer, there must be delivered to the Trustee and the Master Servicer a letter from each Rating Agency to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates (determined in the case of Guaranteed Certificates, without regard to the Certificate Insurance Policy); and

(vii) The Seller shall, at its cost and expense, take such steps, or cause the transferring Servicer to take such steps, as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the specified Mortgage Loans to such successor or replacement servicer, including, but not limited to, the following: (A) to the extent required by the terms of the Mortgage Loans and by applicable federal and state laws and regulations, the Seller shall cause the prior Servicer to timely mail to each obligor under a Mortgage Loan any required notices or disclosures describing the transfer of servicing of the Mortgage Loans to the successor or replacement servicer; (B) prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transmit to any related insurer notification of such transfer of servicing; (C) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to deliver to the successor or replacement servicer all Mortgage Loan Documents and any related records or materials; (D) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to transfer to the successor or replacement servicer, or, if such transfer occurs after a Servicer Remittance Date but before the next succeeding Deposit Date, to the Trustee, all funds held by the prior Servicer in respect of the Mortgage Loans; (E) on or prior to the effective date of such transfer of servicing, the Seller shall cause the prior Servicer to, after the effective date of the transfer of servicing to the successor or replacement servicer, continue to forward to such successor or replacement servicer, within one Business Day of receipt, the amount of any payments or other recoveries received by the prior Servicer, and to notify the successor or replacement servicer of the source and proper application of each such payment or recovery; and (F) the Seller shall cause the prior Servicer to, after the effective date of transfer of servicing to the successor or replacement servicer, continue to cooperate with the successor or replacement servicer to facilitate such transfer in such manner and to such extent as the successor or replacement servicer may reasonably request. Notwithstanding the foregoing, the prior Servicer shall be obligated to perform the items listed above to the extent provided in the applicable Servicing Agreement.

Section 11.16. Third Party Rights

The NIMS Insurer and the Certificate Insurer shall be each deemed a third-party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

Section 11.17. Matters Relating to the Certificate Insurance Policy

(a) All notices, statements, reports, certificates or opinions required by this Agreement to be sent by any other party hereto to the Class 1-A2 Certificateholders shall also be sent by the Trustee to the Certificate Insurer at the following address:

Assured Guaranty Corp.
1325 Avenue of the Americas
New York, New York 10019
Attention: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N, Class 1-A2 Certificates

or such other address as the Certificate Insurer may hereafter furnish to the Depositor and the Trustee.

(b) Notwithstanding any provision to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the interest of such parties as set forth herein, the Certificate Insurer receive the benefit of Sections 4.03, 5.02, 5.13, 9.14, 9.31, 11.03, 11.12 and this Section 11.17 as an intended third party beneficiary of this Agreement to the extent of such provisions.

(c) No purchase of the property of the Trust Fund pursuant to Section 7.01(b) shall occur if such purchase would result in a draw on the Certificate Insurance Policy, unless the Certificate Insurer has consented to such purchase.

(d) All references herein to the rating of the Certificates shall be without regard to the Certificate Insurance Policy.

[SIGNATURE PAGE IMMEDIATELY FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Trustee and the Master Servicer have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

STRUCTURED ASSET SECURITIES CORPORATION, as Depositor

By:
Name: Michael C. Hitzmann
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

AURORA LOAN SERVICES LLC, as Master Servicer

By:
Name: Michele Olds
Title: Vice President

Accepted and agreed to by:

LEHMAN BROTHERS HOLDINGS INC.

By:
Name: Ellen Kiernanz
Title: Authorized Signatory

EXHIBIT A

FORMS OF CERTIFICATES

[Intentionally Omitted]

A-1

EXHIBIT B-1

FORM OF INITIAL CERTIFICATION

Date

U.S. Bank National Association
One Federal Street
Boston, M.A. 02110
Attention: Corporate Trust Services

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation, as Depositor
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-16N

[NIMS Insurer, if applicable]

[Certificate Insurer, if applicable]

Re:
Trust Agreement dated as of August 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee with respect to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

Ladies and Gentlemen:

In accordance with Section 2.02(a) of the Trust Agreement, subject to review of the contents thereof, the undersigned, as Custodian, hereby certifies that it has received the documents listed in Section 2.01(b) of the Trust Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Schedule A, to the Trust Agreement, subject to any exceptions noted on Schedule I hereto.

Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is subject in all respects to the terms of Section 2.02 of the Trust Agreement and the Trust Agreement sections cross-referenced therein.

[Custodian]
By:
Name:
Title:

B-1-1

EXHIBIT B-2

FORM OF INTERIM CERTIFICATION

Date

U.S. Bank National Association
One Federal Street
Boston, M.A. 02110
Attention: Corporate Trust Services

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation, as Depositor
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-16N

[NIMS Insurer, if applicable]

[Certificate Insurer, if applicable]

Re:
Trust Agreement dated as of August 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee with respect to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

Ladies and Gentlemen:

In accordance with Section 2.02(b) of the Trust Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears regular on its face and appears to relate to the Mortgage Loan identified in such document.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement including, but not limited to, Section 2.02(b).

[Custodian]
By:
Name:
Title:

B-2-1

EXHIBIT B-3

FORM OF FINAL CERTIFICATION

Date

U.S. Bank National Association
One Federal Street
Boston, M.A. 02110
Attention: Corporate Trust Services

Aurora Loan Services LLC, as Master Servicer
10350 Park Meadows Drive
Littleton, Colorado 80124

Structured Asset Securities Corporation, as Depositor
745 Seventh Avenue, 13th Floor
New York, New York 10019
Attention: Mortgage Finance, LXS 2007-16N

[NIMS Insurer, if applicable]

[Certificate Insurer, if applicable]

Re:
Trust Agreement dated as of August 1, 2007 (the “Trust Agreement”), by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee with respect to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

Ladies and Gentlemen:

In accordance with Section 2.02(d) of the Trust Agreement, the undersigned, as Custodian on behalf of the Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01(b) of the Trust Agreement.

The undersigned hereby certifies that as to each Mortgage Loan identified in the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed in Section 2.01(b) of the Trust Agreement and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in items (i) through (vi) of the Mortgage Loan Schedule is correct.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Trust Agreement. This Certificate is qualified in all respects by the terms of said Trust Agreement.

[Custodian]
By:
Name:
Title:

B-3-1

EXHIBIT B-4

FORM OF ENDORSEMENT

Pay to the order of U.S. Bank National Association, as trustee (the “Trustee”), under a Trust Agreement dated as of August 1, 2007, among Structured Asset Securities Corporation, as depositor, Aurora Loan Services LLC, as master servicer, and the Trustee, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N, without recourse.

[current signatory on note]

By: Name:
Title:

B-4-1

EXHIBIT C

REQUEST FOR RELEASE OF DOCUMENTS AND RECEIPT

Date

[Addressed to Trustee
or, if applicable, Custodian]

In connection with the administration of the mortgages held by you as Trustee under a certain Trust Agreement dated as of August 1, 2007 by and among Structured Asset Securities Corporation, as Depositor, U.S. Bank National Association, as Trustee, and Aurora Loan Services LLC, as Master Servicer (the “Trust Agreement”), the undersigned Servicer hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

1.
Mortgage Loan paid in full. (The Servicer hereby certifies that all amounts received in connection with the loan have been or will be credited to the Certificate Account pursuant to the Trust Agreement.)

2.	The Mortgage Loan is being foreclosed.

3.
Mortgage Loan substituted. (The Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Mortgage File pursuant to the Trust Agreement.)

4.	Mortgage Loan repurchased. (The Servicer hereby certifies that the applicable Purchase Price has been credited to the Certificate Account pursuant to the Trust Agreement.)

5.	Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Trust Agreement and will be returned to you within ten (10) days of our receipt of the Mortgage File, except if the Mortgage Loan has been paid in full, or repurchased or substituted for a Qualifying Substitute Mortgage Loan (in which case the Mortgage File will be retained by us permanently) and except if the Mortgage Loan is being foreclosed (in which case the Mortgage File will be returned when no longer required by us for such purpose).

Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement.

[Name of Servicer]
By:
Name:
Title: Servicing Officer

C-1

EXHIBIT D-1

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)

) ss.:

COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1. That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2. That the Purchaser’s Taxpayer Identification Number is [ ].

3. That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4. That the Purchaser is not, and on _______________ [date of transfer] will not be, an employee benefit plan or other arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (collectively, a “Plan”), and is not directly or indirectly acquiring a Residual Certificate for, on behalf of or with any assets of any such Plan.

5. That the Purchaser hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, dated as of August 1, 2007, relating to Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

D-1-1

6. That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7. That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate, and that the Purchaser has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificate in order to permit the transferor to assess the financial capability of the Purchaser to pay such taxes.

8. That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Trustee a written statement substantially in the form of Exhibit D-2 to the Agreement.

9. That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10. That the Purchaser (i) is not a Non U.S. Person or (ii) is a Non U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trustee with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non U.S. Person that has delivered to both the transferor and the Trustee an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

D-1-2

11. That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

12. That the Purchaser consents to the designation of the Trustee as its agent to act as “tax matters person” of the Trust Fund pursuant to the Trust Agreement.

D-1-3

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________, 20__.

[name of Purchaser]

By:
Name: Title:

Personally appeared before me the above named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________, 20__.

NOTARY PUBLIC

COUNTY OF_____________________

STATE OF______________________

My commission expires the _____ day of __________, 20__.

D-1-4

EXHIBIT D-2

RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

_________________________________
Date

Re: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

Name:
Title:

D-2-1

EXHIBIT E

SERVICING AGREEMENTS

Reconstituted Servicing Agreement, dated as of August 1, 2007, by and between the Seller and Countrywide Home Loans Servicing LP

See Exhibit 99.2

Servicing Agreement, dated as of August 1, 2007, by and between the Seller and Aurora

See Exhibit 99.4

E-1

EXHIBIT F

FORM OF RULE 144A TRANSFER CERTIFICATE

Re: Lehman XS Trust Mortgage Pass Through Certificates, Series 2007-16N

Reference is hereby made to the Trust Agreement dated as of August 1, 2007 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $__________ initial Certificate Balance of Class Certificates which are held in the form of Definitive Certificates registered in the name of (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Depositor.

[Name of Transferor]

By:
Name: Title:

Dated: ___________, ____

F-1

EXHIBIT G

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Lehman XS Trust Mortgage Pass Through Certificates, Series 2007-16N (the “Privately Offered Certificates”) of the Structured Asset Securities Corporation (the “Depositor”), we confirm that:

(1)
We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any Affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Trustee under the Trust Agreement dated as of August 1, 2007 by and among the Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee (the “Trustee”), a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Trustee and the Depositor a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)
We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring an ERISA-Restricted Certificate, we are not a Plan and we are not acquiring the ERISA-Restricted Certificate for, on behalf of or with any assets of a Plan, except as may be permitted pursuant to Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Depositor are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
Very truly yours,

[Purchaser]

By:
Name: Title:

EXHIBIT H

FORM OF ERISA TRANSFER AFFIDAVIT

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF NEW YORK	)

) ss.:

COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

(1)
The undersigned is the ______________________ of _____________________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

(2)
The Investor in an ERISA-Restricted Certificate (A) is not, and on _______________ [date of transfer] will not be, an employee benefit plan or arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or a plan subject to any provisions under any federal, state, local, non-U.S. or other laws or regulations that are substantively similar to the foregoing provisions of ERISA or the Code (“Similar Law”) (collectively, a “Plan”), and is not directly or indirectly acquiring the Certificate for, on behalf of or with any assets of any such Plan, (B) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is acquiring the Certificate with assets of an “insurance company general account” as defined in Section V(E) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the acquisition and holding of the Certificate are covered and exempt under Sections I and III of PTCE 95-60, or (C) solely in the case of a Definitive Certificate, shall herewith deliver an Opinion of Counsel satisfactory to the Certificate Registrar, the Trustee and the Depositor, and upon which the Trustee, the Certificate Registrar and the Depositor shall be entitled to rely, to the effect that the acquisition and holding of such Certificate by the Investor will not result in a nonexempt prohibited transaction under Title I of ERISA or Section 4975 of the Code, or a violation of Similar Law, and will not subject the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Master Servicer, the Certificate Registrar, any Servicer or the Depositor.

(3)
Either (i) the investor in a Senior Certificate is not, and is not acting for, on behalf of or with any assets of, an employee benefit plan or other arrangement subject to Title I of ERISA or plan subject to Section 4975 of the Code, or (ii) until the termination of the related Swap Agreement, the acquisition and holding of the Senior Certificate by the investor will not constitute or result in a non-exempt prohibited transaction under Title I of ERISA or Section 4975 of the Code. The representations set forth in this paragraph applicable to Exchange Certificates shall also apply to Exchangeable Certificates.

(4)
The Investor hereby acknowledges that under the terms of the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, dated as of August 1, 2007, regarding Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N, no transfer of the Senior Certificates or ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar, Depositor and Trustee have received a certificate from such transferee in the form hereof.

H-1

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________, 20___.

[Investor]

By:
Name: Title:

ATTEST:	)

STATE OF	) ss.:

COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

______________________________________
NOTARY PUBLIC

My commission expires the

_____ day of __________, 20___.

H-2

EXHIBIT I

[RESERVED]

I-1

EXHIBIT J

[RESERVED]

J-1

EXHIBIT K

CUSTODIAL AGREEMENTS

Custodial Agreement, dated as of August 1, 2007, by and between the Trustee and LaSalle Bank National Association

Custodial Agreement, dated as of August 1, 2007, by and between the Trustee and U.S. Bank National Association

[Intentionally Omitted]

K-1

EXHIBIT L

[RESERVED]

L-1

EXHIBIT M

FORM OF CERTIFICATE INSURANCE POLICY

See Exhibit 99.15

M-1

EXHIBIT N

FORMS OF SWAP AGREEMENTS

See Exhibits 99.6 and 99.11

N-1

EXHIBIT O

FORMS OF INTEREST RATE CAP AGREEMENTS

See Exhibits 99.7, 99.8 and 99.12

O-1

EXHIBIT P

[Reserved]

P-1

EXHIBIT Q-1

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by 1121 which is NOT included on the Distribution Date Statement
Master Servicer (as to any Servicer, to the extent provided by such Servicer),

Trustee (if Paying Agent), Paying Agent and Depositor (to the extent of any additional information that has not already been provided by the Master Servicer)

Item 2: Legal Proceedings per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Trustee as to the issuing entity, (iii) the Depositor as to the sponsor, any 1110(b) originator, any 1100(d)(1) party and (iv) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Item 3: Sale of Securities and Use of Proceeds	Depositor

Item 4: Defaults Upon Senior Securities	Trustee

Item 5: Submission of Matters to a Vote of Security Holders	Trustee

Item 6: Significant Obligors of Pool Assets	Depositor

Item 7: Significant Enhancement Provider Information	Depositor

Item 8: Other Information	Any party responsible for disclosure items on Form 8-K

Item 9: Exhibits	Depositor and Master Servicer (on behalf of any Servicer or on its own behalf if acting as a Servicer)

Q-1-1

EXHIBIT Q-2

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor

Item 9B: Other Information	Any party responsible for disclosure items on Form 8-K

Item 15: Exhibits, Financial Statement Schedules	Depositor, Servicer, Master Servicer, Subservicer

Additional Item: Disclosure per Item 1117 of Reg AB
(i) All parties to the Trust Agreement (as to themselves), (ii) the Trustee and the Depositor as to the issuing entity, (iii) the Depositor as to the sponsor, any 1110(b) originator, any 1100(d)(1) party and (iv) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Additional Item: Disclosure per Item 1119 of Reg AB
(i) All parties to the Trust Agreement as to themselves, (ii) the Depositor as to the sponsor, originator, significant obligor, enhancement or support provider and (iii) the Master Servicer, as to any Servicer, to the extent provided by such Servicer

Additional Item: Disclosure per Item 1112(b) of Reg AB	Depositor

Additional Item: Disclosure per Items 1114(b) and 1115(b) of Reg AB	Depositor

Q-2-1

EXHIBIT Q-3

ADDITIONAL FORM 8-K DISCLOSURE

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	Any party to the Trust Agreement which is a party to such agreement

Item 1.02- Termination of a Material Definitive Agreement	Any party to the Trust Agreement which is a party to such agreement

Item 1.03- Bankruptcy or Receivership	Depositor

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor

Item 3.03- Material Modification to Rights of Security Holders	Trustee and Depositor

Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor

Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trustee	Master Servicer (as to itself and as to any Servicer, to the extent provided by such Servicer), Trustee (as to itself), Seller

Item 6.03- Change in Credit Enhancement or External Support	Depositor

Item 6.04- Failure to Make a Required Distribution	Trustee

Item 6.05- Securities Act Updating Disclosure	Depositor

Item 7.01- Reg FD Disclosure	Depositor

Item 8.01	Depositor

Item 9.01	Depositor

Q-3-1

EXHIBIT Q-4

ADDITIONAL DISCLOSURE NOTIFICATION

U.S. Bank National Association,
as Trustee to Lehman XS Trust Mortgage
Pass-Through Certificates, Series 2007-16N
One Federal Street
3rd Floor
Boston, Massachusetts 02110

RE: **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Section [ ] of the Trust Agreement, dated as of August 1, 2007, by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, the undersigned, as [ ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [ ], phone number: [ ]; email address: [ ].

[NAME OF PARTY], as [role]

By:
Name: Title:

Q-4-1

EXHIBIT R

SERVICING CRITERIA TO BE ADDRESSED

IN ASSESSMENT OF COMPLIANCE

Key: X - obligation

Where there are multiple checks for criteria the attesting party will identify in their management assertion that they are attesting only to the portion of the distribution chain they are responsible for in the related transaction agreements. Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Trust Agreement dated as of August 1, 2007 (the “Trust Agreement”), by and among U.S. Bank National Association, (the “Trustee”), Aurora Loan Services LLC, as master servicer (the “Master Servicer”), and Structured Asset Securities Corporation, as depositor (the “Depositor”).

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer
General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.			X

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	If applicable for the transaction participant	If applicable for the transaction participant	If applicable for the transaction participant

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.

1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
X

Cash Collection and Administration

1122(d)(2)(i)
Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
		X		X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X		X

1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
X

1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
		X	X	X

1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
X

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X

1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
		X		X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer

Investor Remittances and Reporting

1122(d)(3)(i)
Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.
			X	X

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.		X	X

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X		X

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X		X

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X

1122(d)(4)(iv)
Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.

1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
X

1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.

1122(d)(4)(x)
Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X

Reg AB Reference	Servicing Criteria	Paying Agent (including the Trustee if acting as Paying Agent)	Trustee	Master Servicer

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	X

EXHIBIT S

TRANSACTION PARTIES

SPONSOR AND SELLER: LEHMAN BROTHERS HOLDINGS INC.

DEPOSITOR: STRUCTURED ASSET SECURITIES CORPORATION

TRUSTEE: U.S. BANK NATIONAL ASSOCIATION

MASTER SERVICER: AURORA LOAN SERVICES LLC

SERVICERS: AURORA LOAN SERVICES LLC AND COUNTRYWIDE HOME LOANS SERVICING LP

ORIGINATORS: GREENPOINT, COUNTRYWIDE HOME LOANS, INC., LEHMAN BROTHERS BANK, FSB AND QUICKEN LOANS, INC.

CUSTODIANS: U.S. BANK NATIONAL ASSOCIATION AND LASALLE BANK NATIONAL ASSOCIATION

SWAP COUNTERPARTIES AND INTEREST RATE CAP PROVIDERS: ABN AMRO BANK N.V. AND SWISS RE FINANCIAL PRODUCTS CORPORATION

CERTIFICATE INSURER: ASSURED GUARANTY CORP.

S-1

EXHIBIT T

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

[]

[]

[]

Re: Lehman XS Trust Mortgage Pass-Through Certificates, Series 2007-16N

[_______], the [_______] of [_______] (the “Company”) hereby certifies to the Depositor, the Master Servicer and the Trustee, and each of their officers, directors and affiliates that:

(1)
I have reviewed [the servicer compliance statement of the Company provided in accordance with Item 1123 of Regulation AB (the “Compliance Statement”),] the report on assessment of the Company’s compliance with the Servicing Criteria set forth in Item 1122(d) of Regulation AB (the “Servicing Criteria”), provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 200[ ] that were delivered by the Company to any of the Depositor, the Master Servicer and the Trustee pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)
Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)	Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Depositor, the Master Servicer and the Trustee;

(4)
I am responsible for reviewing the activities performed by [_______] as [_______] under the [_______] (the “Agreement”), and based on my knowledge [and the compliance review conducted in preparing the Compliance Statement] and except as disclosed in [the Compliance Statement,] the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)
[The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and] [The] [the] Servicing Assessment and Attestation Report required to be provided by the Company and [by any Subservicer or Subcontractor] pursuant to the Agreement, have been provided to the Depositor, the Master Servicer and the Trustee. Any material instances of noncompliance described in such reports have been disclosed to the Depositor, the Master Servicer and the Trustee. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

T-1

Capitalized terms used but not defined herein have the meanings ascribed to them in the Trust Agreement, dated as of August 1, 2007 (the “Trust Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer and U.S. Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

[_______]

as [_______]

By:
Name: Title: Date:

T-2

EXHIBIT U

FORM OF BACK-UP SARBANES-OXLEY CERTIFICATION

TO BE PROVIDED BY THE TRUSTEE

Re:
Lehman XS Trust, Series 2007-16N (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-16N, issued pursuant to the Trust Agreement, dated as of August 1, 2007, among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services, LLC, as Master Servicer, and U.S. Bank National Association, as Trustee

The Trustee hereby certifies to the Depositor and the Master Servicer, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the annual report on Form 10-K for the fiscal year [____] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

(2) To my knowledge, (a) the Reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report, and (b) the Trustee’s assessment of compliance and related attestation report referred to below, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by such assessment of compliance and attestation report;

(3) To my knowledge, the distribution information required to be provided by the Trustee under the Trust Agreement for inclusion in the Reports is included in the Reports;

(4) I am responsible for reviewing the activities performed by the Trustee under the Trust Agreement, and based on my knowledge and the compliance review conducted in preparing the assessment of compliance of the Trustee required by the Trust Agreement, and except as disclosed in the Reports, the Trustee has fulfilled its obligations under the Trust Agreement in all material respects; and

(5) The report on assessment of compliance with servicing criteria applicable to the Trustee for asset-backed securities of the Trustee and each Subcontractor utilized by the Trustee and related attestation report on assessment of compliance with servicing criteria applicable to it required to be included in the Annual Report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 has been included as an exhibit to the Annual Report. Any material instances of non-compliance are described in such report and have been disclosed in the Annual Report.

U-1

In giving the certifications above, the Trustee has reasonably relied on information provided to it by the following unaffiliated parties: [names of servicer(s), master servicer, subservicer(s), depositor, trustee, custodian(s)]

Date: ____________

U.S. Bank National Association, as Trustee

[Signature]
[Title]

U-2

EXHIBIT V-1

FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL SECURITY
TO REGULATION S GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(iii)
of the Agreement)

Re: Lehman XS Trust, Series 2007-16N

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, dated as of August 1, 2007.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                              aggregate principal amount of securities which are held in the form of a Restricted Global Security with DTC in the name of [name of transferor]                                                        (the “Transferor”) to effect the transfer of the Securities in exchange for an equivalent beneficial interest in a Regulation S Global Security.

In connection with such request, the Transferor does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Agreement and the securities and in accordance with Rule 904 of Regulation S, and that:

a. the offer of the securities was not made to a person in the United States;

b. at the time the buy order was originated, the transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the transferee was outside the United States;

c. no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d. the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e. the transferee is not a U.S. person (as defined in Regulation S).

V-1-1

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this certificate have the meanings set forth in Regulation S.

[Name of Transferor]

By:
Name: Title:

Date:                                   ,

V-1-2

EXHIBIT V-2

FORM OF TRANSFER CERTIFICATE FOR TRANSFER
FROM REGULATION S GLOBAL SECURITY
TO RESTRICTED GLOBAL SECURITY
(Transfers pursuant to § 3.03(h)(C)
of the Agreement)

Re: Lehman XS Trust, Series 2007-16N

Reference is hereby made to the Trust Agreement (the “Agreement”) by and among Structured Asset Securities Corporation, as Depositor, Aurora Loan Services LLC, as Master Servicer, and U.S. Bank National Association, as Trustee, dated as of August 1, 2007.  Capitalized terms used but not defined herein shall have the meanings given to them in the Agreement.

This letter relates to U.S. $                             aggregate principal amount of securities which are held in the form of a Regulations S Global Security in the name of [name of transferor]                                                         (the “Transferor”) to effect the transfer of the securities in exchange for an equivalent beneficial interest in a Restricted Global Security.

In connection with such request, and in respect of such securities, the Transferor does hereby certify that such Securities are being transferred in accordance with (i) the transfer restrictions set forth in the Agreement and the Securities and (ii) Rule 144A under the United States Securities Act of 1933, as amended, to a transferee that the Transferor reasonably believes is purchasing the Securities for its own account or an account with respect to which the transferee exercises sole investment discretion, the transferee and any such account is a qualified institutional buyer within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

[Name of Transferor]

By:
Name: Title:

Date:                                   ,

U-1

SCHEDULE A

MORTGAGE LOAN SCHEDULE

On file at the offices of:
Dechert LLP
Cira Centre
2929 Arch Street
Philadelphia, Pennsylvania 19104-2808
Attn: Steven J. Molitor
Telephone: (215) 994-2777
Telecopier: (215) 994-2222

Schedule A-1

SCHEDULE B

SWAP AGREEMENT SCHEDULED NOTIONAL AMOUNTS

AND RATES OF PAYMENT

GROUP I

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
September 25, 2007	0.00	0.00
October 25, 2007	365,342,795.00	5.41
November 25, 2007	355,458,601.00	5.38
December 25, 2007	345,844,833.00	4.77
January 25, 2008	336,494,016.00	4.77
February 25, 2008	327,398,884.00	4.73
March 25, 2008	318,552,373.00	4.68
April 25, 2008	309,947,617.00	4.54
May 25, 2008	301,577,940.00	4.51
June 25, 2008	293,436,852.00	4.47
July 25, 2008	285,518,047.00	4.50
August 25, 2008	277,815,390.00	4.51
September 25, 2008	270,322,920.00	4.53
October 25, 2008	263,034,840.00	4.58
November 25, 2008	255,945,517.00	4.61
December 25, 2008	249,049,473.00	4.63
January 25, 2009	242,341,382.00	4.66
February 25, 2009	235,816,066.00	4.69
March 25, 2009	229,468,493.00	4.71
April 25, 2009	223,293,770.00	4.72
May 25, 2009	217,287,138.00	4.74
June 25, 2009	211,443,973.00	4.76
July 25, 2009	205,759,779.00	4.78
August 25, 2009	200,230,183.00	4.80
September 25, 2009	194,850,935.00	4.84
October 25, 2009	189,617,903.00	4.93
November 25, 2009	184,527,069.00	4.94
December 25, 2009	179,574,528.00	4.96
January 25, 2010	174,756,048.00	4.97
February 25, 2010	170,066,539.00	4.99
March 25, 2010	165,501,927.00	5.00
April 25, 2010	161,060,341.00	5.02
May 25, 2010	156,738,329.00	5.03
June 25, 2010	152,530,156.00	5.05
July 25, 2010	148,434,012.00	5.06
August 25, 2010	144,448,162.00	5.08
September 25, 2010	135,578,703.00	5.09
October 25, 2010	131,950,639.00	5.11

Schedule B1

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
November 25, 2010	128,420,828.00	5.12
December 25, 2010	124,986,263.00	5.14
January 25, 2011	121,644,661.00	5.15
February 25, 2011	118,392,124.00	5.17
March 25, 2011	115,224,414.00	5.18
April 25, 2011	112,142,476.00	5.20
May 25, 2011	109,141,326.00	5.21
June 25, 2011	106,220,449.00	5.23
July 25, 2011	103,377,978.00	5.24
August 25, 2011	100,603,530.00	5.26
September 25, 2011	97,893,600.00	5.27
October 25, 2011	95,245,850.00	5.29
November 25, 2011	92,665,738.00	5.31
December 25, 2011	90,152,197.00	5.32
January 25, 2012	70,465,910.00	5.34
February 25, 2012	68,578,521.00	5.35
March 25, 2012	66,739,444.00	5.36
April 25, 2012	64,937,477.00	5.38
May 25, 2012	63,112,573.00	5.39
June 25, 2012	61,287,187.00	5.40
July 25, 2012	59,508,784.00	5.41
August 25, 2012	57,781,608.00	5.42
September 25, 2012 and thereafter	0.00	0.00

Schedule B-2

GROUP II

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
September 25, 2007	0.00	0.00
October 25, 2007	1,090,344,997.00	5.41
November 25, 2007	1,054,351,476.00	5.38
December 25, 2007	1,019,554,920.00	4.77
January 25, 2008	985,915,249.00	4.77
February 25, 2008	953,393,732.00	4.73
March 25, 2008	921,952,944.00	4.68
April 25, 2008	891,556,721.00	4.54
May 25, 2008	862,170,116.00	4.51
June 25, 2008	833,759,359.00	4.47
July 25, 2008	806,291,817.00	4.50
August 25, 2008	779,735,956.00	4.51
September 25, 2008	754,061,302.00	4.53
October 25, 2008	724,390,410.00	4.58
November 25, 2008	695,893,089.00	4.61
December 25, 2008	668,522,689.00	4.63
January 25, 2009	642,234,425.00	4.66
February 25, 2009	616,985,300.00	4.69
March 25, 2009	592,734,031.00	4.71
April 25, 2009	569,440,986.00	4.72
May 25, 2009	547,068,113.00	4.74
June 25, 2009	525,578,877.00	4.76
July 25, 2009	504,938,204.00	4.78
August 25, 2009	485,112,416.00	4.80
September 25, 2009	466,069,179.00	4.84
October 25, 2009	444,542,380.00	4.93
November 25, 2009	424,013,611.00	4.94
December 25, 2009	404,436,434.00	4.96
January 25, 2010	385,766,576.00	4.97
February 25, 2010	367,959,987.00	4.99
March 25, 2010	350,975,749.00	5.00
April 25, 2010	334,773,457.00	5.02
May 25, 2010	319,318,491.00	5.03
June 25, 2010	304,571,901.00	5.05
July 25, 2010	290,507,748.00	5.06
August 25, 2010	277,094,620.00	5.08
September 25, 2010	257,665,498.00	5.09
October 25, 2010	245,789,159.00	5.11
November 25, 2010	234,462,322.00	5.12
December 25, 2010	223,657,220.00	5.14
January 25, 2011	213,351,827.00	5.15
February 25, 2011	203,521,155.00	5.17
March 25, 2011	194,143,961.00	5.18

Schedule B-3

Distribution Date	Scheduled Notional Amount ($)	Rate of Payment (%)
April 25, 2011	185,199,249.00	5.20
May 25, 2011	176,666,063.00	5.21
June 25, 2011	168,524,999.00	5.23
July 25, 2011	160,758,180.00	5.24
August 25, 2011	153,347,072.00	5.26
September 25, 2011	146,262,312.00	5.27
October 25, 2011	139,465,411.00	5.29
November 25, 2011	132,920,753.00	5.31
December 25, 2011	126,662,624.00	5.32
January 25, 2012	72,316,077.00	5.34
February 25, 2012	68,961,746.00	5.35
March 25, 2012	65,769,139.00	5.36
April 25, 2012	62,522,712.00	5.38
May 25, 2012	59,059,452.00	5.39
June 25, 2012	54,765,778.00	5.40
July 25, 2012	47,021,796.00	5.41
August 25, 2012	7,764,962.00	5.42
September 25, 2012 and thereafter	0.00	0.00

Schedule B-4